As filed with the Securities and Exchange Commission on June 29, 2005.

File Nos. 333-124224

and 333-124224-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Pre-Effective Amendment No. 2

to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Manulife Financial Corporation	(Exact name of each registrant as specified in its charter)	John Hancock Variable Life Insurance Company

Canada	(State or other jurisdiction of incorporation or organization)	Massachusetts

98-0361647	(I.R.S. Employer Identification Number)	04-2664016

200 Bloor Street East Toronto, Ontario, Canada, M4W 1E5 (416) 926-3000	(Address and telephone number of each Registrant’s principal executive offices)	John Hancock Place Boston, Massachusetts 02116 (617) 572-6000

Scott A. Lively, Esq. John Hancock Life Insurance Company 601 Congress Street Boston, Massachusetts 02210-2805 (617) 663-3000	(Name, address and telephone number of agent for service)	Arnold R. Bergman, Esq. John Hancock Variable Life Insurance Company 601 Congress Street Boston, Massachusetts 02210-2805 (617) 663-3000

Copies to:

Michael L. Fantozzi, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, Massachusetts 02111 (617) 542-6000	Andrew J. Beck, Esq. Torys LLP 237 Park Avenue New York, New York 10017 (212) 880-6000	Richard A. Lococo, Esq. Manulife Financial Corporation 200 Bloor Street East Toronto, Ontario, Canada, M4W 1E5 (416) 926-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated June 29, 2005

PRELIMINARY PROSPECTUS

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

REVOLUTION ACCESS VARIABLE ANNUITY

REVOLUTION VALUE VARIABLE ANNUITY

REVOLUTION EXTRA VARIABLE ANNUITY

PATRIOT VARIABLE ANNUITY

and

DECLARATION VARIABLE ANNUITY

market value adjustment interests under

deferred combination fixed and variable annuity contracts issued by JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

JOHN HANCOCK VARIABLE ACCOUNT JF

Guaranteed as described herein by

MANULIFE FINANCIAL CORPORATION

John Hancock Variable Life Insurance Company (“JHVLICO”) is a stock life insurance company chartered under the laws of Massachusetts and is authorized to transact a life insurance and annuity business in all states of the United States other than New York and in the District of Columbia. JHVLICO is an indirect wholly-owned subsidiary of John Hancock Financial Services, Inc. (“JHFS”).

Manulife Financial Corporation (“MFC”) is a publicly-traded life insurance company incorporated under the laws of Canada. On April 28, 2004, JHFS merged with a wholly-owned subsidiary of MFC and, as a result, JHFS and JHVLICO became wholly-owned subsidiaries of MFC.

JHVLICO offers each of the Revolution Access, Revolution Value, Revolution Extra, Patriot, and Declaration annuity contracts (each a “Contract,” and collectively, the “Contracts”) in the United States. Each Contract is called a “combination contract,” because it provides you the option of earning either a “fixed” or a variable investment return on the value accumulating in the Contract. The accompanying Annex to this prospectus describes both the “fixed” and “variable” options for the Contracts. JHVLICO offers the fixed return option in the form of “guarantee periods” which are described in the Annex to this prospectus. The guarantee periods may also be referred to as “market value adjustment interests.”

JHVLICO’s obligations with respect to the guarantee periods beginning on or after                 , 2005 (the effective date of the registration statement to which this prospectus relates) will be fully and unconditionally guaranteed by MFC pursuant to a subordinated guarantee. This subordinated guarantee will apply to any new guarantee periods beginning on or after                 , 2005, unless and until we notify you otherwise (the “MFC Subordinated Guarantee”). See “Description of the Subordinated Guarantee—What Are the Terms of the MFC Subordinated Guarantee?”

JHFS guaranteed JHVLICO guarantee periods under the Contracts that began prior to the date of this prospectus (the “JHFS Guarantee”). The JHFS Guarantee does not apply to guarantee periods beginning on or after                 , 2005 (the effective date of the registration statement to which this prospectus relates). JHFS and JHVLICO implemented the JHFS Guarantee in order to save JHVLICO the expenses of being a company required to periodically file annual and quarterly reports with the United States Securities and Exchange Commission (“SEC”). JHFS had been the ultimate corporate parent of JHVLICO and a publicly-traded company that filed annual and quarterly reports with the SEC. Under the SEC’s rules, the JHFS Guarantee eliminated the need for JHVLICO also to file such reports. As a publicly-traded company whose common shares are listed for trading principally on the Toronto Stock Exchange and the New York Stock Exchange, MFC files annual and other reports with the SEC. Under the SEC’s rules, the MFC Subordinated Guarantee is being offered in order to eliminate the need for JHFS to file such reports and to maintain JHVLICO’s current exemption from filing such reports. See “Description of the Subordinated Guarantee—What Are the Reasons for the Additional MFC Subordinated Guarantee?”

The new MFC Subordinated Guarantee does not relieve JHVLICO of any obligations under the Contracts. Therefore, the MFC Subordinated Guarantee is in addition to all of the rights and benefits that the Contracts otherwise provide.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should be aware that owning these securities may have tax consequences both in the United States and Canada. This prospectus and any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion contained in this prospectus and in any applicable prospectus supplement.

Your ability to enforce civil liabilities under U.S. federal securities laws may be affected adversely by the fact that Manulife Financial Corporation is organized under the laws of Canada, most of its officers and directors and some of the experts named in this prospectus are residents of Canada, and a substantial portion of its assets are located outside the United States.

There is no market through which these securities may be sold and purchasers may not be able to resell securities purchased under this prospectus.

Description of the MFC Subordinated Guarantee	9
Legal Opinions	12
Experts	12
Enforcement of Judgments	14
Annex — Prospectus dated May 2, 2005	A-1

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ABOUT THIS PROSPECTUS

In this prospectus, unless otherwise specified or the context otherwise requires, references to “JHVLICO”, “we”, “our,” “ours” and “us” refer to John Hancock Variable Life Insurance Company, references to “JHFS” refer to John Hancock Financial Services, Inc. and its subsidiaries and references to “MFC” refer to Manulife Financial Corporation. Unless otherwise specified, all dollar amounts contained in this prospectus are expressed in U.S. dollars, and references to “dollars” or “$” are to U.S. dollars and all references to “Cdn$” are to Canadian dollars. JHFS and JHVLICO financial information included and incorporated by reference in this prospectus is prepared using generally accepted accounting principles in the United States, which we refer to as “U.S. GAAP”. Unless otherwise specified, MFC financial information included and incorporated by reference in this prospectus is prepared using generally accepted accounting principles in Canada, which we refer to as “Canadian GAAP”.

This prospectus, which includes the accompanying Annex, is part of a joint registration statement on Form F-3 relating to the Contracts that MFC and JHVLICO filed with the U.S. Securities and Exchange Commission (“SEC”). This prospectus describes information about a new subordinated guarantee of the Contracts. The accompanying Annex provides more general information about the Contracts. The accompanying Annex is dated as of a specific date. To the extent information in a later dated portion of this prospectus is inconsistent with an earlier dated portion of this prospectus, you should rely on the information in the later dated portion of this prospectus. Under the registration statement, JHVLICO may, from time to time, sell the Contracts described in this prospectus.

This prospectus, together with the documents incorporated by reference herein, provides you with a description of the Contracts that JHVLICO may offer. Before you invest, you should read this prospectus together with the additional information described under the heading “Where You Can Find More Information”. This prospectus does not contain all of the information contained in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement and the exhibits to the registration statement for further information with respect to us and the Contracts. See “Accounting Treatment.”

MFC prepares its consolidated financial statements in accordance with Canadian GAAP, which differs from U.S. GAAP. While MFC reconciles its consolidated financial statements to U.S. GAAP to the extent required by applicable SEC rules and guidelines, MFC’s consolidated financial statements incorporated by reference in this prospectus and in the documents incorporated by reference in this

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prospectus may not be comparable to financial statements prepared in accordance with U.S. GAAP. You should refer to note 23 to MFC’s annual audited consolidated financial statements as at and for the year ended December 31, 2004 on Form 40-F/A filed on April 21, 2005 and to note 17 to MFC’s annual audited consolidated financial statements as at and for the year ended December 31, 2003 on Form 40-F/A filed on April 21, 2005 for a discussion of the principal differences between MFC’s financial results calculated under Canadian GAAP and under U.S. GAAP.

WHERE YOU CAN FIND MORE INFORMATION

JHFS files reports, proxy statements and other information with the SEC as required under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). MFC is subject to the information requirements of the U.S. Securities Exchange Act of 1934, and, in accordance with the Exchange Act, files reports and other information with the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States.

You may read and copy any reports, statements or other information filed by MFC or JHFS at the SEC’s Public Reference Room, Station Place, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also inspect reports, proxy statements and other information about MFC at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, Station Place, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

The SEC maintains a website that contains reports, proxy statements and other information, including those filed by MFC and JHFS, at http://www.sec.gov. You may also access the SEC filings and obtain other information about MFC and JHFS through the website maintained by MFC, which is http://www.manulife.com. The information contained in that website is not incorporated by reference into this prospectus.

MFC and JHVLICO filed a joint registration statement on Form F-3 with the SEC in respect of the securities being offered by this prospectus. This prospectus is a part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information you can find in the registration statement. The SEC allows MFC and JHFS to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC.

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The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. These documents contain important information about the companies and their financial condition.

MFC incorporates by reference the documents listed below, which were filed with the SEC.

(a)	MFC’s Reports of Foreign Issuer on Form 6-K filed on April 21, 2005 and May 16, 2005, as amended on June 27, 2005;

(b)	MFC’s Annual Report on Form 40-F for the year ended December 31, 2004, as filed on March 29, 2005 and as amended and filed on Form 40-F/A on April 21, 2005 and June 27, 2005;

(c)	MFC’s Report of Foreign Issuer on Form 6-K filed on March 23, 2005, other than the sections of the Notice of Annual Meeting and Proxy Circular entitled “Report of the Management Resources Committee and Compensation Committee” and “Performance Graph” and other than the 2004 Annual Financial Statements; and

(d)	MFC’s Annual Report on Form 40-F for the year ended December 31, 2003 as filed on April 1, 2004 and as amended and filed on Form 40-F/A on September 16, 2004, February 3, 2005 and April 21, 2005.

JHVLICO incorporates by reference the documents listed below with respect to JHFS and JHVLICO, which were filed with the SEC.

(a)	JHFS’ Annual Report on Form 10-K for the year ended December 31, 2004 as filed on March 16, 2005;

(b)	JHFS’ Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, as filed on May 10, 2005;

(c)	Statement of Additional Information dated May 2, 2005, as filed with the SEC on May 9, 2005 as part B to the following post-effective amendments to Registration Statements filed on Form N-4 by JHVLICO as Depositor of its John Hancock Variable Annuity Account JF (File No. 811-07451): (i) JHVLICO Declaration and Patriot Variable Annuity (PEA No. 12 to Reg. No. 33-64947); (ii) JHVLICO Revolution Access Variable Annuity (PEA No. 7 to Reg. No. 333-84769); (iii) JHVLICO Revolution Extra Variable Annuity (PEA No. 8 to Reg. No. 333-84767); and (iv) JHVLICO Revolution Value Variable Annuity (PEA No. 7 to Reg. No. 333-81127); and

(d)	all of JHVLICO’s and JHFS’ other filings pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the filing of the original registration statement of which this prospectus forms a part, other than current reports furnished to the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

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Copies of the documents incorporated in this prospectus by reference may be obtained on request without charge from:

Manulife Financial Corporation

ATTN: Corporate Secretary

200 Bloor Street East, NT-10

Toronto, Ontario Canada M4W 1E5

Telephone: (416) 926-3000

Any annual reports on Form 20-F, Form 40-F or Form 10-K, any reports on Form 10-Q or Form 8-K, other than current reports furnished to the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K, and any Form 6-K specifying that it is being incorporated by reference in this prospectus, as well as all prospectus supplements disclosing additional or updated information, filed by MFC with the SEC subsequent to the date of this prospectus shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement or document so modified or superseded shall not, except to the extent so modified or superseded, be incorporated by reference and constitute a part of this prospectus.

You should rely on the information contained in or incorporated by reference in this prospectus or any applicable prospectus supplement and on the other information included in the registration statement of which this prospectus forms a part. We have not authorized anyone to provide you with different or additional information. We are not making an offer of the securities covered by this prospectus in any jurisdiction where the offer is not permitted by law. You should not assume that the information contained in or incorporated by reference in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front of this prospectus or any applicable prospectus supplement, as the case may be.

ACCOUNTING TREATMENT

JHVLICO no longer files reports with the SEC. After the date of this prospectus, it is expected that JHFS will no longer file reports with the SEC and there will be no additional separate financial statements of JHFS included in, or incorporated by reference in, this prospectus after such date, other than the historic JHFS financial statements expressly incorporated by reference in the section “Where You Can Find More Information.” JHFS and JHVLICO have been subsidiaries of MFC for financial reporting purposes since

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April 28, 2004 and, as a consequence, JHFS and JHVLICO have been, and will continue to be, included in the consolidated financial statements of MFC in reports filed by MFC since that date. MFC’s financial statements include a footnote containing condensed consolidating financial information with separate columns for MFC, JHFS, JHVLICO, John Hancock Life Insurance Company and other subsidiaries of MFC, together with consolidating adjustments.

DESCRIPTION OF JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

We are John Hancock Variable Life Insurance Company, a stock life insurance company that was organized in 1979 under the laws of the Commonwealth of Massachusetts. We are a wholly-owned subsidiary of John Hancock Life Insurance Company (“John Hancock”), a Massachusetts stock life insurance company. On February 1, 2000, John Hancock Mutual Life Insurance Company (which was chartered in Massachusetts in 1862) converted to a stock company by “demutualizing” and changed its name to John Hancock Life Insurance Company. As part of the demutualization process, John Hancock became a subsidiary of JHFS, which at the time was a newly formed publicly-traded corporation. JHFS, our previous ultimate corporate parent, has operated as a subsidiary of MFC since April 28, 2004, when MFC acquired all of the outstanding capital stock of JHFS that was not already beneficially owned by MFC as general fund assets. The “John Hancock” name is MFC’s primary U.S. brand. We have authority to transact business as a life insurance and annuity company in all states other than New York and in the District of Columbia.

Our principal executive offices are located at John Hancock Place, 200 Clarendon Street, Boston, Massachusetts 02116 (Tel. No. 617-572-6000).

DESCRIPTION OF MANULIFE FINANCIAL CORPORATION

MFC was incorporated under the Insurance Companies Act (Canada) in 1999 for the purpose of becoming the holding company of The Manufacturers Life Insurance Company, which was founded in 1887. As a mutual life insurance company, The Manufacturers Life Insurance Company had no common shareholders and its board of directors was elected by its participating policyholders. In September 1999, The Manufacturers Life Insurance Company implemented a plan of demutualization and converted into a life insurance company with common shares and became a wholly-owned subsidiary of MFC. MFC’s head office and registered office is located at 200 Bloor Street East, Toronto, Ontario, Canada M4W 1E5 (Tel. No. 416-926-3000).

MFC and its subsidiaries provide a wide range of financial products and

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services, including individual life insurance, group life and health insurance, pension products, annuities and mutual funds, to individual and group customers in Canada, the United States, Asia and Japan. Funds under management by MFC were Cdn$350.3 billion as at March 31, 2005. MFC and its subsidiaries also offer reinsurance services, primarily life and accident and health reinsurance, and provide investment management services with respect to MFC’s general fund assets, segregated funds assets and mutual funds and, in Canada and Asia, provide institutional investment services. MFC has directly or indirectly held all of the outstanding shares of JHFS and JHVLICO capital stock since April 28, 2004.

DESCRIPTION OF THE MFC SUBORDINATED GUARANTEE

The information under the headings entitled “What Additional Guarantee Applies to the Guarantee Periods Under My Contract?” and “What Are the Terms of the Additional Guarantee?” in the prospectus contained in the accompanying Annex is hereby deleted in its entirety and replaced with the information below under the headings, “What Additional Guarantee Applies to the Guarantee Periods Under My Contract?”, “What Are the Reasons for the Additional MFC Subordinated Guarantee?” and “What Are the Terms of the MFC Subordinated Guarantee?”.

WHAT ADDITIONAL GUARANTEE APPLIES TO THE GUARANTEE PERIODS UNDER MY CONTRACT?

JHVLICO’s ultimate corporate parent, MFC, guarantees JHVLICO’s obligations with respect to any guarantee periods you elect on or after             , 2005 (the effective date of the registration statement to which this prospectus relates) (the “MFC Subordinated Guarantee”). The MFC Subordinated Guarantee will apply unless and until we notify you otherwise. (If we give you such notice, however, the MFC Subordinated Guarantee would remain in effect for all guarantee periods that had already started, and would be inapplicable only to guarantee periods starting after the date of such notice.) The MFC Subordinated Guarantee does not relieve JHVLICO of any obligations under your contract — it is in addition to all of the rights and benefits that the contract provides. There is no charge or cost to you for the MFC Subordinated Guarantee, and there are no disadvantages to you of having this additional guarantee.

John Hancock Financial Services, Inc. (“JHFS”) guaranteed JHVLICO guarantee periods that began prior to the date of this prospectus (the “JHFS Guarantee”). The JHFS Guarantee continues to apply to the guarantee periods that began prior to the date of this prospectus but does not apply to guarantee periods that began on or after the date of this prospectus.

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WHAT ARE THE REASONS FOR THE ADDITIONAL MFC SUBORDINATED GUARANTEE?

Under the SEC’s rules, the JHFS Guarantee relieved us of our obligation to file with the SEC annual, quarterly and current reports on Form 10-K, Form 10-Q and Form 8-K, respectively, and thereby saved us the expense of being an SEC reporting company. The MFC Subordinated Guarantee is being offered in order to relieve JHFS of the same obligations and thus save JHFS the expense of being an SEC reporting company. MFC, the company that is providing the subordinated guarantee, is the ultimate parent of all of the companies in the John Hancock group of companies, including JHFS and JHVLICO. MFC is a company organized under the laws of Canada and its common shares are listed principally on the Toronto Stock Exchange and the New York Stock Exchange. MFC files with the SEC annual and current reports on Forms 40-F and 6-K, respectively. JHFS and JHVLICO are included in MFC’s consolidated financial statements in a footnote containing condensed consolidating financial information with separate columns for MFC, JHFS, JHVLICO and other subsidiaries of MFC, together with consolidating adjustments.

WHAT ARE THE TERMS OF THE MFC SUBORDINATED GUARANTEE?

MFC guarantees your full interest in any guarantee period beginning on or after                 , 2005 (the effective date of the registration statement to which this prospectus relates). This means that, if JHVLICO fails to honor any valid request to surrender, transfer, or withdraw any amount from a guarantee period, or fails to allocate amounts from a guarantee period to an annuity option when it is obligated to do so, MFC guarantees the full amount that you would have received, or value that you would have been credited with, had JHVLICO fully met its obligations under your Contract with respect to such guarantee period. If JHVLICO fails to pay any amount that becomes payable under the Contract upon the death of an owner or annuitant, MFC guarantees the unpaid amount, up to the Contract value in any guarantee period on the date of death, increased by any accrued but uncredited interest attributable thereto and increased by any upward market value adjustment that would have been payable upon any surrender of the Contract at that time (but not decreased by any negative market value adjustment). There is no charge or cost to you for receiving the MFC Subordinated Guarantee. If JHVLICO fails to make payment when due of any amount that is guaranteed by MFC, you could directly request MFC to satisfy JHVLICO’s obligation, and MFC must do so. You would not have to make any

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other demands on JHVLICO as a precondition to making a claim against MFC under the MFC Subordinated Guarantee.

The MFC Subordinated Guarantee will be issued pursuant to a subordinated guarantee dated the effective date of the registration statement of which this prospectus forms a part, whereby MFC will become guarantor.

Unless otherwise set forth herein, the MFC Subordinated Guarantee will constitute an unsecured obligation of MFC as guarantor, and will be subordinated in right of payment to the prior payment in full of all other obligations of MFC, except for other guarantees or obligations of MFC which by their terms are designated as ranking equally in right of payment with or subordinated to the MFC Subordinated Guarantee, and effectively rank senior to MFC’s preferred and common shares. As a result, in the event of MFC’s bankruptcy, liquidation, dissolution, winding-up or reorganization or upon acceleration of any series of debt securities due to an event also triggering payment obligations on other debt, MFC’s assets will be available to pay its obligations on the MFC Subordinated Guarantee only after all secured indebtedness and other indebtedness senior to the MFC Subordinated Guarantee has been paid in full. There may not be sufficient assets remaining to pay amounts due on all or any portion of the MFC Subordinated Guarantee.

The MFC Subordinated Guarantee will be governed by the laws of the Commonwealth of Massachusetts. The MFC Subordinated Guarantee will provide that any claim or proceeding brought by a holder to enforce the obligations of MFC, as guarantor, may be brought in a court of competent jurisdiction in the City of Boston, Commonwealth of Massachusetts, and that MFC submits to the non-exclusive jurisdiction of such courts in connection with such action or proceeding. MFC has designated John Hancock Financial Services, Inc. as its authorized agent upon whom process may be served in any legal action or proceeding against MFC arising out of or in connection with the MFC Subordinated Guarantee. All payments on the Contracts by MFC under the MFC Subordinated Guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Government of Canada, or any province, territory or political subdivision thereof, or any authority therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges by MFC is required by law or by the administration or interpretation of such law. In the event of any withholding or deduction, MFC will pay such additional amounts as may be necessary in order that the net amounts received by the holders of the Contracts after such withholding or deduction shall equal the respective amounts under the Contracts

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which would have been receivable in respect of the Contracts in the absence of such withholding or deduction (“Guarantor Additional Amounts”), except as described herein and except that no such Guarantor Additional Amounts shall be payable with respect to any Contract:

(a)	by or on behalf of a holder who is liable for such taxes, duties, assessments or governmental charges in respect of such Contract (i) by reason of his being a person with whom JHVLICO or the guarantor is not dealing at arm’s length for the purposes of the Income Tax Act (Canada), or (ii) by reason of his having a connection with Canada or any province or territory thereof other than the mere holding, use or ownership or deemed holding, use or ownership of such Contract;

(b)	by or on behalf of a holder who would not be liable for or subject to such withholding or deduction by making a claim for exemption to the relevant tax authority; or

(c)	more than 10 days after the Relevant Date (as defined below) except to the extent that the holder thereof would have been entitled to Guarantor Additional Amounts on presenting the same for payment on the last day of such period of 10 days.

As used herein “Relevant Date” shall mean the date on which such payment first becomes due.

LEGAL OPINIONS

The validity of the market value adjustment interests under deferred annuity contracts and the MFC Subordinated Guarantee offered in this prospectus will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts. Certain matters regarding Canadian law with respect to the MFC Subordinated Guarantee will be passed upon for MFC by Torys LLP, Toronto, Canada. On the date of this prospectus, the members and associates of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and the partners and associates of Torys LLP own an aggregate of approximately 4,000 and 15,000 MFC common shares, respectively.

EXPERTS

The consolidated financial statements and schedules of John Hancock Variable Annuity Account JF at December 31, 2004 and for each of the periods indicated therein, which are included in the Statement of Additional Information incorporated by reference in this prospectus and in the registration statement of which this prospectus forms a part, have been audited by Ernst & Young LLP, Boston, Massachusetts, independent registered public accounting firm, as set forth in their report appearing therein, and are incorporated in reliance upon such report given on their authority as experts in accounting and auditing.

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The consolidated financial statements of John Hancock Variable Life Insurance Company at December 31, 2004 and for each of the periods indicated therein, which are included in the Statement of Additional Information incorporated by reference in this prospectus and in the registration statement of which this prospectus forms a part, have been audited by Ernst & Young LLP, Boston, Massachusetts, independent registered public accounting firm, as set forth in their report appearing therein, and are incorporated in reliance upon such report given on their authority as experts in accounting and auditing.

The consolidated financial statements of MFC at December 31, 2004 and 2003, and for each of the two years in the period ended December 31, 2004, included in MFC’s First Amended Annual Report on Form 40-F/A for the year ended December 31, 2004, filed with the SEC and the consolidated financial statements of MFC at December 31, 2003 and 2002, and for each of the two years in the period ended December 31, 2003, included in MFC’s Fourth Amended Annual Report on Form 40-F/A for the year ended December 31, 2003, filed with the SEC, which are incorporated by reference in this prospectus and in the registration statement of which this prospectus forms a part, have been audited by Ernst & Young LLP, Toronto, Canada, independent registered public accounting firm, as set forth in their reports appearing therein, and are so incorporated in reliance upon such reports given on their authority as experts in accounting and auditing.

The consolidated balance sheet of JHFS at December 31, 2004 and the consolidated statements of income, changes in shareholder’s equity and comprehensive income, and cash flows for the period April 29, 2004 through December 31, 2004, and the related financial statement schedules, and the consolidated balance sheet at December 31, 2003 and the related consolidated statements of income, changes in shareholder’s equity and comprehensive income, and cash flows for the period January 1, 2004 through April 28, 2004 and for the years ended December 31, 2003 and 2002 and the related financial statement schedules, all included in JHFS’s Annual Report (Form 10-K) for the year ended December 31, 2004, and the consolidated financial statements and schedules of JHFS at December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, included in JHFS’s Annual Report (Form 10-K) for the year ended December 31, 2003 (which are incorporated by reference in MFC’s First Amended Annual Report on Form 40-F/A for the year ended December 31, 2004 and in MFC’s Fourth Amended Annual Report on Form 40-F/A for the year ended December 31, 2003), which are incorporated by reference in this prospectus and in the registration statement of which this prospectus forms a part, have been audited by Ernst &

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Young, LLP, Boston, Massachusetts, independent registered public accounting firm, as set forth in their reports appearing therein, and are so incorporated in reliance upon such reports given on their authority as experts in accounting and auditing.

ENFORCEMENT OF JUDGMENTS

MFC is a corporation incorporated under the laws of Canada. Because a substantial portion of MFC’s assets are located outside the United States and most of its directors and officers are not residents of the United States, any judgment obtained in the United States against MFC or certain of its officers and directors, including a judgment with respect to payments on the MFC Subordinated Guarantee, may not be collectible within the United States.

Pursuant to the MFC Subordinated Guarantee, MFC agrees that any legal action or proceeding against it arising out of or in connection with the MFC Subordinated Guarantee may be brought in any United States federal or Massachusetts state court located in the City of Boston, Commonwealth of Massachusetts (a “Massachusetts Court”) and irrevocably submits to the non- exclusive jurisdiction of such courts in connection with such action or proceeding.

MFC has been informed by its Canadian counsel, Torys LLP, that the laws of the Province of Ontario and the federal laws of Canada applicable therein permit an action to be brought in a court of competent jurisdiction in that province on any final judgment in personam of any Massachusetts Court against MFC, which judgment is subsisting and unsatisfied for a fixed sum of money with respect to the enforcement of the MFC Subordinated Guarantee and that is not impeachable as void or voidable under the internal laws of the Commonwealth of Massachusetts if:

(i)	the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of Ontario (submission by MFC in the MFC Subordinated Guarantee to the non-exclusive jurisdiction of a Massachusetts Court will be sufficient for this purpose);

(ii)	such judgment was not obtained by fraud or in a manner contrary to natural justice or other rule of law, whether equitable, legal or statutory and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of Ontario and the federal laws of Canada applicable therein or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada);

(iii)	the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue or penal laws in the Province of Ontario; and

14

(iv)	the action to enforce such judgment is commenced within the applicable limitation period.

Enforcement of a judgment by a court in the Province of Ontario, as described above, may only be given in Canadian dollars.

In the opinion of Torys LLP, there are currently no reasons under the present laws of the Province of Ontario for avoiding recognition of said judgments of Massachusetts Courts on the MFC Subordinated Guarantee based upon public policy. However, it may be difficult for holders of Contracts to effect service within the United States upon MFC’s directors and officers and the experts named in this prospectus who are not residents of the United States or to enforce against them, both in and outside of the United States, judgments of courts of the United States predicated upon civil liability under United States federal securities laws. MFC has designated John Hancock Financial Services, Inc. as its authorized agent upon whom process may be served in any legal action or proceeding against MFC arising out of or in connection with the MFC Subordinated Guarantee. Based on the opinion of Torys LLP, MFC believes that a monetary judgment of a United States court predicated solely upon the civil liability provisions of United States federal securities laws would likely be enforceable in Canada if the United States court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We cannot assure you that this will be the case since the case law in Canada in respect of this matter is not entirely clear. It is less certain that an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

15

ANNEX

A-1

     ANNUITY SERVICE OFFICE                              MAILING ADDRESS
       601 Congress Street                            Post Office Box 55106
Boston, Massachusetts 02210-2805                Boston, Massachusetts 02205-5106
(617) 663-3000 or (800) 824-0335

                          Prospectus dated May 2, 2005
                                for interests in

                    John Hancock Variable Annuity Account JF

                       Interests are made available under

                        REVOLUTION VALUE VARIABLE ANNUITY

      a deferred combination fixed and variable annuity contract issued by

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

This contract enables you to earn fixed rates of interest that we guarantee for stated periods of time ("guarantee periods") and investment-based returns in the following variable investment options:

                         Health Sciences
                         Small Cap Growth
                         Small Cap Index*
                         Mid Cap Stock
                         Financial Services
                         International Equity Index B
                         Overseas Equity
                         Mid Cap Index
                         Large Cap Growth
                         Total Stock Market Index
                         Blue Chip Growth
                         Real Estate Securities
                         Small Cap Value
                         Mid Value
                         Growth & Income II
                         500 Index B
                         Equity-Income
                         Managed
                         High Yield
                         Global Bond
                         Total Return
                         Bond Index B
                         Active Bond
                         Short-Term Bond
                         Money Market B

* not available for contracts issued after April 30, 2003

CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR INSURED, GUARANTEED OR ENDORSED
BY ANY BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE
BOARD, OR ANY OTHER AGENCY. PLEASE READ THIS PROSPECTUS CAREFULLY AND KEEP IT
FOR FUTURE REFERENCE. IT CONTAINS INFORMATION THAT THE CONTRACT OWNER ("YOU")
SHOULD KNOW BEFORE INVESTING. PLEASE NOTE THAT THE SECURITIES AND EXCHANGE
COMMISSION ("SEC") HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR
DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

Additional information about the contract and the Account is contained in a
Statement of Additional Information, dated the same date as this Prospectus, which has been filed with the SEC and is incorporated herein by reference. The
Statement of Additional Information is available without charge upon request by writing us at the above address or by telephoning (800) 344-1029. The SEC maintains a Web site (http://www.sec.gov) that contains the Statement of
Additional Information and other information about us, the contracts and the
Account. We list the Table of Contents of the Statement of Additional
Information on page 3.

In this Prospectus, we refer to John Hancock Variable Life Insurance Company as
"JHVLICO," "WE," "US," "OUR," or "THE COMPANY." In addition, John Hancock
Variable Annuity Account JF is referred to as the "Account".


   How will the Value of My Investment in the Contract Change Over
      Time?................................................................   10
   What Annuity Benefits does the Contract Provide?........................   11
   To What Extent can JHVLICO Vary the Terms and Conditions of the

   WHAT HAPPENS IF THE OWNER OR THE ANNUITANT DIES BEFORE MY

   WHAT ADDITIONAL GUARANTEE APPLIES TO THE GUARANTEE PERIODS


                                        2


      Puerto Rico Annuity Contracts Purchased to Fund a Tax-Qualified


                                        3

The Table of Contents of the Statement of Additional Information lists the following subjects that it covers:

                                              PAGE OF SAI
                                              -----------

ADDITIONAL INFORMATION ABOUT DETERMINING

                                        4

                            GUIDE TO THIS PROSPECTUS

This is the prospectus - it is not the contract. The prospectus simplifies many contract provisions to better communicate the contract's essential features.
Your rights and obligations under the contract will be determined by the language of the contract itself. On request, we will provide the form of contract for you to review. In any event, when you receive your contract, we suggest you read it promptly.

This prospectus contains information that you should know before you buy a contract or exercise any of your rights under the contract.

The variable investment options shown on page 1 are those available as of the date of this prospectus. We may add, modify or delete variable investment options in the future.

When you select one or more of these variable investment options, we invest your money in NAV shares of a corresponding portfolio of the John Hancock Trust (the
"Series Fund"). In this prospectus, the portfolios of the Series Fund may also be referred to as Funds.

The Series Fund is a so-called "series" type mutual fund registered with the
"SEC". The investment results of each variable investment option you select will depend on those of the corresponding fund of the Series Fund. Each of the funds is separately managed and has its own investment objective and strategies. The
Series Fund prospectus contains detailed information about each available fund.
Be sure to read that prospectus before selecting any of the variable investment options shown on page 1.

For amounts you don't wish to invest in a variable investment option, you currently can select a five year guarantee period. (We may make additional guarantee periods available in the future, each of which would have its own guaranteed interest rate and expiration date, and we may make one or more additional guarantee periods available for contracts issued before September 30,
2002. We cannot provide any assurance that we will make any additional guarantee periods available, however.)

If you remove money from any guarantee period prior to its expiration, however, we may increase or decrease your contract's value to compensate for changes in interest rates that may have occurred subsequent to the beginning of that guarantee period. This is known as a "market value adjustment."

The contracts are not available in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities in any state to any person to whom it is unlawful to make or solicit an offer in that state.

                                        5

                                   FEE TABLES

THE FOLLOWING TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU WILL PAY WHEN
BUYING, OWNING AND SURRENDERING A REVOLUTION VALUE CONTRACT. THE FIRST TABLE
DESCRIBES THE CHARGES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE CONTRACT,
SURRENDER THE CONTRACT, OR TRANSFER ACCOUNT VALUE BETWEEN INVESTMENT OPTIONS.
STATE PREMIUM TAXES MAY ALSO BE DEDUCTED.

CONTRACTOWNER TRANSACTION EXPENSES                 REVOLUTION VALUE
--------------------------------------------   ------------------------
Maximum Withdrawal Charge (as % of amount
   withdrawn or surrendered)(1)                 7% for the first year
                                               6% for the second year
                                                5% for the third year
                                               4% for the fourth year
                                                3% for the fifth year
                                                2% for the sixth year
                                               1% for the seventh year
                                                    0% thereafter
                                               -----------------------
Maximum transfer charge(2)                               $25
                                               ------------------------

(1) This charge is taken upon withdrawal or surrender within the specified period of years measured from the date of premium payment.

(2) This charge is not currently imposed, but we reserve the right to do so in the contract. If we do, it will be taken upon each transfer into or out of any investment option beyond an annual limit of not less than 12.

The next table describes the fees and expenses that you will pay periodically during the time you own the contract. This table does not include fees and expenses paid at the fund level.

                                REVOLUTION VALUE

Maximum Annual Contract Fee(3)     $  50
Current Annual Contract Fee(4)     $  30
Separate Account Annual Expenses
   (as a percentage of average      1.25%
account value)(5)

                        OPTIONAL BENEFIT RIDER CHARGES(6)

Waiver of Withdrawal Charge ("CARESolutions") Rider     0.10% of that portion of your contract's total value
                                                        attributable to premiums that are still subject to
                                                        surrender charges.

Enhanced Death Benefit Rider(7)                         0.25% of your contract's total value

Earnings Enhancement ("Beneficiary Tax Relief") Death
Benefit Rider                                           0.25% of your contract's total value

Accumulated Value Enhancement                           0.35% of your initial premium payment
("CARESolutions Plus") Rider(8)

Guaranteed Retirement Income Benefit Rider(9)           0.30% of your contract's total value

(3) This charge is not currently imposed, and would only apply to contracts of less than $50,000.

(4) This charge applies only to contracts of less than $50,000. It is taken at the end of each contract year but, if you surrender a contract before then, it will be taken at the time of surrender.

(5) This charge only applies to that portion of account value held in the variable investment options. The charge does not apply to amounts in the guarantee periods or in the guarantee rate account under our dollar-cost averaging value program.

(6) Charges for optional benefit riders are assessed monthly. The monthly charge is 1/12th of the annual charge shown in the table.

(7) In certain states (and for riders issued prior to May 1, 2002), the rate for the Enhanced Death Benefit rider may be lower than the amount shown.

(8) This rider is available only if you purchase the Waiver of Withdrawal Charge rider as well. We reserve the right to increase the annual charge shown on a uniform basis for all Accumulated Value Enhancement riders issued in the same state.

(9) This rider is not available for contracts issued after April 30, 2004.

THE NEXT TABLE DESCRIBES THE MINIMUM AND MAXIMUM TOTAL OPERATING EXPENSES
CHARGED BY THE PORTFOLIOS THAT YOU MAY PAY PERIODICALLY DURING THE TIME THAT YOU
OWN THE CONTRACT. MORE DETAIL CONCERNING EACH PORTFOLIO'S FEES AND EXPENSES IS
CONTAINED IN THE PORTFOLIO'S PROSPECTUS.

TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES                      MINIMUM   MAXIMUM
-----------------------------------------------------          -------   -------
Range of expenses that are deducted from fund assets,
   including management fees, and other expenses                0.50%     1.16%

THE FOLLOWING TABLE DESCRIBES THE OPERATING EXPENSES FOR EACH OF THE PORTFOLIOS,
AS A PERCENTAGE OF THE PORTFOLIO'S AVERAGE NET ASSETS FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2004. MORE DETAIL CONCERNING EACH PORTFOLIO'S FEES AND EXPENSES IS
CONTAINED IN THE PORTFOLIO'S PROSPECTUS AND IN THE NOTES FOLLOWING THE TABLE.

                                        6

ALL OF THE PORTFOLIOS SHOWN IN THE TABLE ARE NAV CLASS SHARES THAT ARE NOT
SUBJECT TO RULE 12b-1 FEES THESE NAV CLASS SHARES COMMENCED OPERATIONS ON APRIL
29, 2005. THESE NAV CLASS SHARES OF A PORTFOLIO ARE BASED UPON THE EXPENSE
RATIOS OF THE PORTFOLIO'S SERIES I SHARES FOR THE YEAR ENDED DECEMBER 31, 2004
(ADJUSTED TO REFLECT THE ABSENCE OF ANY RULE 12b-1 FEE APPLICABLE TO THE NAV
SHARES).

                                                                            TOTAL
                                                                  OTHER    ANNUAL
                 PORTFOLIO                    MANAGEMENT FEES   EXPENSES  EXPENSES
-------------------------------------------   ---------------   --------  --------
JOHN HANCOCK TRUST - NAV SHARES
Health Sciences Trust                             1.05%(B)        0.11%     1.16%
Small Cap Growth Trust(A)                         1.08%           0.07%     1.15%
Small Cap Index Trust                             0.49%           0.03%     0.52%
Mid Cap Stock Trust                               0.86%           0.05%     0.91%
Financial Services Trust                          0.88%(C)        0.08%     0.96%
International Equity Index Trust B(A) + (D)       0.55%           0.04%     0.59%
Overseas Equity Trust(A)                          1.05%           0.09%     1.14%
Mid Cap Index Trust                               0.49%           0.03%     0.52%
Large Cap Growth Trust                            0.85%           0.06%     0.91%
Total Stock Market Index Trust                    0.49%           0.03%     0.52%
Blue Chip Growth Trust                            0.82%(B)        0.04%     0.86%
Real Estate Securities Trust                      0.70%           0.05%     0.75%
Small Cap Value Trust(A)                          1.08%           0.08%     1.16%
Mid Value Trust (A) +                             1.01%(B)        0.07%     1.08%
Growth & Income II Trust(A) +                     0.68%           0.03%     0.71%
500 Index Trust B(A) + (D)                        0.47%           0.03%     0.50%
Equity-Income Trust                               0.81%(B)        0.05%     0.86%
Managed Trust (A) +                               0.73%           0.04%     0.77%
High Yield Trust                                  0.68%           0.07%     0.75%
Global Bond Trust                                 0.70%           0.10%     0.80%
Total Return Trust                                0.70%           0.05%     0.75%
Bond Index Trust B (A) + (D)                      0.47%           0.03%     0.50%
Active Bond Trust (A) +                           0.61%           0.04%     0.65%
Short-Term Bond Trust (A) + (D)                   0.58%           0.05%     0.63%
Money Market Trust B (A) +                        0.49%           0.04%     0.53%

+ Commencement of operations -- April 29, 2005

(A) Based on estimates for the current fiscal year

(B) The Adviser has voluntarily agreed to waive a portion of its advisory fee for the Science & Technology Trust, Health Sciences Trust, the Blue Chip Growth
Trust the Equity-Income Trust, the Mid Value Trust, and the Small Company Value
Trust. The waiver is based on the combined assets of these portfolios. Once these combined assets exceed specified amounts, the fee reduction is increased.

The fee reductions are applied to the advisory fees of each of the six portfolios. This voluntary fee waiver may be terminated at any time by the
Adviser. If such advisory fee waiver were reflected, it is estimated that the
"Management Fees" and "Total Annual Expenses" for these portfolios would have been as follows:

                                              TOTAL ANNUAL
        PORTFOLIO           MANAGEMENT FEES     EXPENSES
-------------------------   ---------------   ------------
Health Sciences Trust            1.02%            1.13%
Blue Chip Growth Trust           0.79%            0.83%
Equity-Income Trust              0.78%            0.88%
Mid Value Trust                  0.98%            1.30%

(C) Financial Services Trust. The Adviser has voluntarily agreed to reduce its advisory fee for the Financial Services Trust to the amounts shown below. These advisory fee waivers may be terminated at any time.

                                        7

                                       BETWEEN $50
                                         MILLION     EXCESS OVER
                           FIRST $50     AND $500        $500
        PORTFOLIO           MILLION*     MILLION*      MILLION*
------------------------   ---------   -----------   -----------
Financial Services Trust     0.85%        0.80%         0.75%

* as a percentage of average annual net assets.

If such advisory fee waiver were reflected, it is estimated that the advisory fees ("Management Fees") and "Total Annual Expenses" would have been as follows:

                                             TOTAL ANNUAL
        PORTFOLIO          MANAGEMENT FEES     EXPENSES
------------------------   ---------------   ------------
Financial Services Trust        0.83%            0.91%

(D)The Series Fund sells these portfolios only to certain variable life insurance and variable annuity separate accounts of JHLICO and its affiliates.
Each portfolio is subject to an expense cap pursuant to an agreement between the
Series Fund and the Advisor. The fees in the table reflect such expense cap. The expense cap is as follows: the Adviser has agreed to waive its advisory fee (or, if necessary, reimburse expenses of the portfolio) in an amount so that the rate of the portfolio's "Annual Operating Expenses" does not exceed the rate noted in the table above under "Total Annual Expenses." A portfolio's annual operating
Expenses including advisory fees, but excludes, taxes, brokerage commissions, interest, litigation and indemnification expenses and extraordinary expenses of the portfolio not incurred in the ordinary course of the portfolio's business.
Under the Agreement, the Adviser's obligation to provide the expense cap with respect to a particular portfolio terminates only if the Series Fund, without the prior written consent of the Adviser, sells shares of the portfolio to (or has shares of the portfolio held by) any person other than the variable life or variable annuity insurance separate accounts of JHLICO or any of its affiliates that are specified in the agreement.

EXAMPLES

The following two examples are intended to help you compare the cost of investing in a Revolution Value contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses and fund fees and expenses.

The first example assumes that you invest $10,000 in an "All Rider" contract with the following optional benefit riders: waiver of withdrawal charge rider, enhanced death benefit rider, earnings enhancement death benefit rider, accumulated value enhancement rider and guaranteed retirement income benefit rider. The first example also assumes that your investment has a 5% return each year and assumes the maximum annual contract fee and the maximum fees and expenses of any of the funds. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

Revolution Value - maximum fund-level total operating expenses

                                                     1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                                     ------   -------   -------   --------
If you surrender the contract at the end of the
applicable time period:                              $1,012    $1,607    $2,220    $4,013

If you annuitize, or do not surrender the contract
at the end of the applicable time period:            $  382    $1,158    $1,951    $4,013

The next example assumes that you invest $10,000 in a "No Rider" contract with no optional benefit riders for the time periods indicated. This example also assumes that your investment has a 5% return each year and assumes the average annual contract fee we expect to receive for the contracts and the minimum fees and expenses of any of the funds.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

Revolution Value - minimum fund-level total operating expenses

                                                     1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                                     ------   -------   -------   --------
If you surrender the contract at the end of the
applicable time period:                               $809     $1,003    $1,223    $2,080
If you annuitize, or do not surrender the contract
at the end of the applicable time period:             $179     $  556    $  957    $2,080

                                        8

                                BASIC INFORMATION

WHAT IS THE CONTRACT?

The contract is a deferred payment variable annuity contract. An "annuity contract" provides a person (known as the "annuitant" or "payee") with a series of periodic payments. Because this contract is also a "deferred payment"
contract, the "annuity payments" will begin on a future date, called the contract's "date of maturity." Under a "variable annuity" contract, the amount you have invested can increase or decrease in value daily based upon the value of the variable investment options chosen. If your annuity is provided under a master group contract, the term "contract" as used in this prospectus refers to the certificate you will be issued and not to the master group contract.

WHO OWNS THE CONTRACT?

That's up to you. Unless the contract provides otherwise, the owner of the contract is the person who can exercise the rights under the contract, such as the right to choose the investment options or the right to surrender the contract. In many cases, the person buying the contract will be the owner.
However, you are free to name another person or entity (such as a trust) as owner. In writing this prospectus, we've assumed that you, the reader, are the person or persons entitled to exercise the rights and obligations under discussion. If a contract has joint owners, both must join in any written notice or request.

IS THE OWNER ALSO THE ANNUITANT?

In many cases, the same person is both the annuitant and the owner of a contract. The annuitant is the person whose lifetime is used to measure the period of time when we make various forms of annuity payments. Also, the annuitant receives payments from us under any annuity option that commences during the annuitant's lifetime. We may permit you to name another person as annuitant or joint annuitant if that person meets our underwriting standards. We may also permit you to name as joint annuitants two persons other than yourself if those persons meet our underwriting standards.

HOW CAN I INVEST MONEY IN A CONTRACT?

PREMIUM PAYMENTS

We call the investments you make in your contract premiums or premium payments.
In general, you need at least a $5,000 initial premium payment to purchase a contract. If you purchase your contract under any of the tax-qualified plans shown on page 34 or if you purchase your contract through the automatic investment program, different minimums may apply. If you choose to contribute more money into your contract, each subsequent premium payment must be at least
$200 ($100 for the annuity direct deposit program). If your contract's total value ever falls to zero, we may terminate it. Therefore, you may need to pay more premiums to keep the contract in force.

ALLOCATION OF PREMIUM PAYMENTS

An authorized representative of the broker-dealer or financial institution through whom you purchase your contract will assist you in (1) completing an application or placing an order for a contract and (2) transmitting it, along with your initial premium payment, to the Annuity Service Office.

Once we receive your initial premium payment and all necessary information, we will issue your contract and invest your initial premium payment within two business days. If the information is not in good order, we will contact you to get the necessary information. If for some reason, we are unable to complete this process within 5 business days, we will either send back your money or get your permission to keep it until we get all of the necessary information.

In certain situations, we will issue a contract upon receiving the order of your broker-dealer or financial institution but delay the effectiveness of the contract until we receive your signed application. (What we mean by "delaying effectiveness" is that we will not allow allocations to the variable investment options until we receive your signed application.) In those situations, if we do not receive your signed application within our required time period, we will deem the contract void from the beginning and return your premium payment. We will not issue a contract if any proposed owner or annuitant is older than age
84. We may also limit your ability to purchase multiple contracts on the same annuitants or owners. We may, however, waive either of these underwriting limits.

Once we have issued your contract and it becomes effective, we credit any additional premiums to your contract at the close of the business day in which we receive the payment. A business day is any date on which the New York Stock
Exchange is open for regular trading. Each business day ends at the close of regular trading for the day on that exchange. Usually this is 4:00 p.m., Eastern time. If we receive an additional premium payment after the close of a business day, we will credit it to your contract on the next business day.

                                        9

LIMITS ON PREMIUM PAYMENTS

You can make premium payments of up to $1,000,000 in any one contract year. We measure the years and anniversaries of your contract from its date of issue. We use the term contract year to refer to each period of time between anniversaries of your contract's date of issue.

The total of all new premium payments and transfers that you may allocate to any one variable investment option or guarantee period in any one contract year may not exceed $1,000,000.

While the annuitant is alive and the contract is in force, you can make premium payments at any time before the date of maturity. However,

                                   YOU MAY NOT MAKE ANY PREMIUM PAYMENTS
IF YOUR CONTRACT IS USED TO FUND      AFTER THE ANNUITANT REACHES AGE
--------------------------------   -------------------------------------
a "tax qualified plan"(1)                        70-1/2 (2)
a non-tax qualified plan                             85

(1) as that term is used in "Tax Information," beginning on page 32.

(2) except for a Roth IRA, which has no age limit.

WAYS TO MAKE PREMIUM PAYMENTS

Premium payments made by check or money order should be:

     .    drawn on a U.S. bank,

     .    drawn in U.S. dollars, and

     .    made payable to "John Hancock" and sent to the Annuity Service Center.

We will not accept credit card checks. Nor will we accept starter or third party checks that fail to meet our administrative requirements.

We will accept your initial premium payment by exchange from another insurance company. You can find information about wire payments under "Premium payments by wire," below. You can find information about other methods of premium payment by contacting your broker-dealer or by contacting the John Hancock Annuity
Servicing Office.

PREMIUM PAYMENTS BY WIRE

If you purchase your contract through a broker-dealer firm or financial institution, you may transmit your initial premium payment by wire order. Your wire orders must include information necessary to allocate the premium payment among your selected investment options.

If your wire order is complete, we will invest the premium payment in your selected investment options as of the day we received the wire order. If the wire order is incomplete, we may hold your initial premium payment for up to 5 business days while attempting to obtain the missing information. If we can't obtain the information within 5 business days, we will immediately return your premium payment, unless you tell us to hold the premium payment for 5 more days pending completion of the application. Nevertheless, until we receive and accept a properly completed and signed application, we will not:

     .    issue a contract;

     .    accept premium payments; or

     .    allow other transactions.

After we issue your contract, subsequent premium payments may be transmitted by wire through your bank. Information about our bank, our account number, and the
ABA routing number may be obtained from the John Hancock Annuity Servicing
Office. Banks may charge a fee for wire services.

HOW WILL THE VALUE OF MY INVESTMENT IN THE CONTRACT CHANGE OVER TIME?

Prior to a contract's date of maturity, the amount you've invested in any variable investment option will increase or decrease based upon the investment experience of the corresponding fund. Except for certain charges we deduct, your investment experience will be the same as if you had invested in the fund directly and reinvested all fund dividends and distributions in additional shares.

Like a regular mutual fund, each fund deducts investment management fees and other operating expenses. These expenses are shown in the Fee Tables. However, unlike a mutual fund, we will also deduct charges relating to the annuity guarantees and other features

                                       10

provided by the contract. These charges reduce your investment performance and the amount we have credited to your contract in any variable investment option.
We describe these charges under "What fees and charges will be deducted from my contract?" below.

The amount you've invested in a guarantee period will earn interest at the rate we have set for that period. The interest rate depends upon the length of the guarantee period you select. In states where approved, we currently make available guarantee periods with durations for five years, and we may make one or more additional guarantee periods available for contracts issued before
September 30, 2002. As long as you keep your money in a guarantee period until its expiration date, we bear all the investment risk on that money.

However, if you prematurely transfer, "surrender" or otherwise withdraw money from a guarantee period we will increase or reduce the remaining value in your contract by an amount that approximates the impact that any changes in interest rates would have had on the market value of a debt instrument with terms comparable to that guarantee period. This "market value adjustment" (or "MVA")
imposes investment risks on you. We describe how the market value adjustments work in "Calculation of market value adjustment ("MVA")" beginning on page 27.

At any time before the date of maturity, the total value of your contract equals:

     .    the total amount you invested,

     .    minus all charges we deduct,

     .    minus all withdrawals you have made,

     .    plus or minus any positive or negative MVAs that we have made at the time of any premature withdrawals or transfers you have made from a guarantee period,

     .    plus or minus each variable investment option's positive or negative investment return that we credit daily to any of your contract's value while it is in that option, and

     .    plus the interest we credit to any of your contract's value while it is in a guarantee period or in the guarantee rate account (see
          "Dollar-cost averaging value program" on page 15).

WHAT ANNUITY BENEFITS DOES THE CONTRACT PROVIDE?

If your contract is still in effect on its date of maturity, it enters what is called the annuity period. During the annuity period, we make a series of fixed or variable payments to you as provided under one of our several annuity options. The form in which we will make the annuity payments, and the proportion of such payments that will be on a fixed basis and on a variable basis, depend on the elections that you have in effect on the date of maturity. Therefore, you should exercise care in selecting your date of maturity and your choices that are in effect on that date.

You should carefully review the discussion under "The annuity period," beginning on page 28, for information about all of these choices you can make.

TO WHAT EXTENT CAN JHVLICO VARY THE TERMS AND CONDITIONS OF THE CONTRACTS?

STATE LAW INSURANCE REQUIREMENTS

Insurance laws and regulations apply to us in every state in which our contracts are sold. As a result, various terms and conditions of your contract may vary from the terms and conditions described in this prospectus, depending upon where you reside. These variations will be reflected in your contract or in endorsements attached to your contract.

VARIATIONS IN CHARGES OR RATES

We may vary the charges, guarantee periods, rates and other terms of our contracts where special circumstances result in sales or administrative expenses, mortality risks or other risks that are different from those normally associated with the contracts. These include the types of variations discussed under "Certain changes" in the Additional Information section of this prospectus.

WHAT ARE THE TAX CONSEQUENCES OF OWNING A CONTRACT?

In most cases, no income tax will have to be paid on amounts you earn under a contract until these earnings are paid out. All or part of the following distributions from a contract may constitute a taxable payout of earnings:

     .    partial withdrawal (including systematic withdrawals),

     .    full withdrawal ("surrender"),

     .    payment of any death benefit proceeds, and

     .    periodic payments under one of our annuity payment options.

In addition, if you elect the Accumulated Value Enhancement rider, the Internal
Revenue Service might take the position that the annual charge for this rider is deemed a withdrawal from the contract which is subject to income tax and, if applicable, the special

                                       11

10% penalty tax for withdrawals before the age of 59-1/2.

How much you will be taxed on a distribution is based upon complex tax rules and depends on matters such as:

     .    the type of the distribution,

     .    when the distribution is made,

     .    the nature of any tax qualified retirement plan for which the contract is being used, if any, and

     .    the circumstances under which the payments are made.

If your contract is issued in connection with a tax-qualified retirement plan, all or part of your premium payments may be tax-deductible.

Special 10% tax penalties apply in many cases to the taxable portion of any distributions from a contract before you reach age 59-1/2. Also, most tax-qualified plans require that distributions from a contract commence and/or be completed by a certain period of time. This effectively limits the period of time during which you can continue to derive tax deferral benefits from any tax-deductible premiums you paid or on any earnings under the contract.

The favorable tax benefits available for annuity contracts issued in connection with tax-qualified plans are also generally available for other types of investments of tax-qualified plans, such as investments in mutual funds, equities and debt instruments. You should carefully consider whether the expenses under an annuity contract issued in connection with a tax-qualified plan, and the investment options, death benefits and lifetime annuity income options provided under such an annuity contract, are suitable for your needs and objectives.

HOW CAN I CHANGE MY CONTRACT'S INVESTMENT ALLOCATIONS?

TRANSFERS AMONG INVESTMENT OPTIONS

During the accumulation period, you may transfer amounts held in one investment option to any other investment option, up to the above-mentioned maximum of 18 investment options and subject to the restrictions set forth below. During the annuity period, you may make transfers to or from variable investment options that will result in no more than 4 investment options being used at once, up to the above-mentioned maximum of 18 variable investment options. You may not make any transfers during the annuity period, however, to or from a fixed annuity payment option.

To make a transfer, you must tell us how much to transfer, either as a whole number percentage or as a specific dollar amount. A confirmation of each transfer will be sent to you. Without our approval, the maximum amount you may transfer to or from any one variable investment option or guarantee period in any contract year is $1,000,000.

Currently, we do not impose a charge for transfer requests. The first twelve transfers in a contract year are free of any transfer charge. For each additional transfer in a contract year, we do not currently assess a charge but reserve the right (to the extent permitted by your contract) to impose a charge of up to $25 for any transfer beyond the annual limit (transfers out of a guarantee period may, however, incur a market value adjustment - either positive or negative).

We have adopted a policy and procedures to restrict frequent transfers of contract value among variable investment options.

Investment options in variable annuity and variable life insurance products can be a prime target for abusive transfer activity because these products value their investment options on a daily basis and allow transfers among investment options without immediate tax consequences. As a result, some investors may seek to frequently transfer into and out of Funds underlying investment options in reaction to market news or to exploit some perceived pricing inefficiency.
Whatever the reason, long-term investors in a Fund can be harmed by frequent transfer activity since such activity may expose a Fund to increased portfolio transaction costs (affecting the value of the shares) and disruption to management of a Fund (affecting a subadviser's ability to effectively manage a
Fund's investment portfolio in accordance with the Fund's investment objective and policies), both of which may result in dilution with respect to interests held for long-term investment.

To disruptive discourage frequent trading activity, we have adopted a policy for the Account to restrict transfers to two per month per contract, with certain exceptions, and procedures to count the number of transfers made under a contract. Under the current procedures of the Account, we count all transfers made during the period from the opening of trading each day the net asset value of the shares of a Fund are determined (usually 9 a.m.) to the close of trading that day (the close of day-time trading of the New York Stock Exchange (usually
4 p.m.)) as a SINGLE transfer. We do NOT count: (a) scheduled transfers made pursuant to any of our Dollar Cost Averaging programs or our Strategic
Rebalancing Program, (b) transfers from a fixed account option at the end of its guarantee period, (c) transfers made within a prescribed period before and after a substitution of underlying Funds and (d) transfers made during the annuity period (these transfers are subject to a 30 day notice requirement, however, as described in the "Transfers during the annuity period" section of this
Prospectus). Under the Account's policy and procedures, Contract owners may transfer to a

                                       12

Money Market investment option even if the two transfer per month limit has been reached if 100% of the contract value is transferred to that Money Market investment option. If such a transfer to a Money Market investment option is made, for a 30 calendar day period after such transfer, no subsequent transfers from that Money Market investment option to another variable investment option may be made. We apply the Account's policy and procedures uniformly to all contract owners.

We reserve the right to take other actions at any time to restrict trading, including, but not limited to:

     .    restricting the number of transfers made during a defined period,

     .    restricting the dollar amount of transfers,

     .    restricting the method used to submit transfers (e.g., changing telephone and facsimile procedures to require that transfer requests be submitted in writing via U.S. mail), and

     .    restricting transfers into and out of certain subaccounts.

In addition, we reserve the right to defer a transfer at any time we are unable to purchase or redeem shares of the Funds. We also reserve the right to modify or terminate the transfer privilege at any time (to the extent permitted by applicable law), and to prohibit a transfer less than 30 days prior to the contract's date of maturity.

Contract owners should note that while we seek to identify and prevent disruptive frequent trading activity, it is not always possible to do so.
Therefore, no assurance can be given that we will successfully impose restrictions on all disruptive frequent trading activity. If we are unsuccessful in restricting disruptive frequent trading activity, the Funds may incur higher brokerage costs and may maintain higher cash levels, limiting their ability to achieve their investment objective.

Procedure for Transferring Your Assets

You may request a transfer in writing or, if you have authorized telephone transfers, by telephone or fax. All transfer requests should be directed to the
John Hancock Annuity Service Office. Your request should include:

     .    your name,

     .    daytime telephone number,

     .    contract number,

     .    the names of the investment options being transferred to and from each, and

     .    the amount of each transfer.

The request becomes effective on the day we receive your request, in proper form, at the John Hancock Annuity Service Office.

TELEPHONE AND FACSIMILE TRANSACTIONS

If you complete a special authorization form, you can request transfers among investment options and changes of allocation among investment options simply by telephoning or by faxing us at the John Hancock Annuity Service Office. Any fax
request should include your name, daytime telephone number, contract number and, in the case of transfers and changes of allocation, the names of the investment options involved. We will honor telephone instructions from anyone who provides the correct identifying information, so there is a risk of loss to you if this service is used by an unauthorized person. However, you will receive written confirmation of all telephone transactions. There is also a risk that you will be unable to place your request due to equipment malfunction or heavy phone line usage. If this occurs, you should submit your request in writing.

If you authorize telephone transactions, you will be liable for any loss, expense or cost arising out of any unauthorized or fraudulent telephone instructions which we reasonably believe to be genuine, unless such loss, expense or cost is the result of our mistake or negligence. We employ procedures which provide safeguards against the execution of unauthorized transactions, and which are reasonably designed to confirm that instructions received by telephone are genuine. These procedures include requiring personal identification, tape recording calls, and providing written confirmation to the owner. If we do not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, we may be liable for any loss due to unauthorized or fraudulent instructions.

As stated earlier in this prospectus, we have imposed restrictions on transfers including the right to change our telephone and facsimile transaction procedures at any time. We also reserve the right to suspend or terminate the privilege altogether with respect to any owners who we feel are abusing the privilege to the detriment of other owners.

DOLLAR-COST AVERAGING ("DCA") PROGRAMS

Under our DOLLAR-COST AVERAGING VALUE PROGRAM, you may elect to deposit any new premium payment of $5,000 or more in a guarantee rate account that we call the
"DCA rate account." For contracts issued after April 30, 2004, your deposits under this program will be depleted over a 6 month period. For contracts issued prior to May 1, 2004, the assets in this account attributable to a new premium payment will be transferred automatically to one or more variable investment options over a period that is equal in

                                       13

length (i.e., either 6 months or 12 months) to the period you initially selected. A new period will begin on the date each new premium is deposited in the DCA rate account program with respect to that premium. At the time of each deposit into this program, you must tell us in writing:

     .    that your deposit should be allocated to this program; and

     .    the variable investment options to which assets will be transferred;
          and

     .    the percentage amount to be transferred to each such variable investment option.

Transfers to the guarantee periods are not permitted under this program, and transfers of your account value from a variable investment option are not currently permitted to initiate the program. (You may, however, change your variable investment allocation instructions at any time in writing or, if you have authorized telephone transfers, by telephone.)

Your participation in the dollar-cost averaging value program will end if you request a partial withdrawal from the DCA rate account, or if you request a transfer from the DCA rate account that is in addition to the automatic transfers.

Under our STANDARD DOLLAR-COST AVERAGING PROGRAM, you may elect, at no cost, to automatically transfer assets from any variable investment option to one or more other variable investment options on a monthly, quarterly, semiannual, or annual basis. The following conditions apply to the standard dollar-cost averaging program:

     .    You may elect the program only if the total value of your contract equals $15,000 or more.

     .    The amount of each transfer must equal at least $250.

     .    You may change your variable investment allocation instructions at any time in writing or, if you have authorized telephone transfers, by telephone.

     .    You may not use the standard dollar-cost averaging program and the dollar-cost averaging value program at the same time.

     .    You may discontinue the program at any time.

     .    The program automatically terminates when the variable investment option from which we are taking the transfers has been exhausted.

     .    Automatic transfers to or from guarantee periods are not permitted under this program.

We reserve the right to suspend or terminate the program at any time.

STRATEGIC REBALANCING

This program automatically re-sets the percentage of your account value allocated to the variable investment options. Over time, the variations in the investment results for each variable investment option you've selected for this program will shift the percentage allocations among them. The strategic rebalancing program will periodically transfer your account value among these variable investment options to reestablish the preset percentages you have chosen. (You may, however, change your variable investment allocation instructions at any time in writing or, if you have authorized telephone transfers, by telephone.) Strategic rebalancing would usually result in transferring amounts from a variable investment option with relatively higher investment performance since the last rebalancing to one with relatively lower investment performance. However, rebalancing can also result in transferring amounts from a variable investment option with relatively lower current investment performance to one with relatively higher current investment performance. Automatic transfers to or from guarantee periods or the DCA rate account are not permitted under this program.

This program can be elected by sending the appropriate form to our Annuity
Service Office. You must specify the frequency for rebalancing (monthly, quarterly, semi-annually or annually), the preset percentage for each variable investment option, and a future beginning date.

Once elected, strategic rebalancing will continue until we receive notice of cancellation of the option or notice of the death of the insured person.

We reserve the right to modify, terminate or suspend the strategic rebalancing program at any time.

What Fees and Charges will be Deducted from My Contract?

ANNUAL CONTRACT FEE

We deduct the annual contract fee shown in the Fee Tables at the beginning of each contract year after the first contract year. We also deduct it if you surrender your contract, unless your contract's total value is $50,000 or more at the time of surrender. We take the deduction proportionally from each variable investment option and each guarantee period you are then using. We reserve the right to increase the annual contract fee to up to $50.

                                       14

ASSET-BASED CHARGE

We deduct Separate Account expenses daily, as an asset-based charge shown in the
Fee Tables, to compensate us primarily for our administrative expenses and for the mortality and expense risks that we assume under the contracts. This charge does not apply to assets you have in our guarantee periods. We take the deduction proportionally from each variable investment option you are then using.

In return for the mortality risk charge, we assume the risk that annuitants as a class will live longer than expected, requiring us to pay a greater number of annuity payments. In return for the expense risk charge, we assume the risk that our expenses relating to the contracts may be higher than we expected when we set the level of the contracts' other fees and charges, or that our revenues from such other sources will be less than expected.

PREMIUM TAXES

We make deductions for any applicable premium or similar taxes based on the amount of a premium payment. Currently, certain local jurisdictions assess a tax of up to 5% of each premium payment.

In most cases, we deduct a charge in the amount of the tax from the total value of the contract only at the time of annuitization, death, surrender, or withdrawal. We reserve the right, however, to deduct the charge from each premium payment at the time it is made. We compute the amount of the charge by multiplying the applicable premium tax percentage times the amount you are withdrawing, surrendering, annuitizing or applying to a death benefit.

WITHDRAWAL CHARGE

If you withdraw some of your premiums from your contract prior to the date of maturity ("partial withdrawal") or if you surrender (turn in) your contract, in its entirety, for cash prior to the date of maturity ("total withdrawal" or
"surrender"), we may assess a withdrawal charge. The amount of this charge will depend on the number of years that have passed since we received your premium payments, as shown in the Fee Tables. We use this charge to help defray expenses relating to sales of the contracts, including commissions paid and other distribution costs.

FREE WITHDRAWAL AMOUNTS

If you have any profit in your contract, you can always withdraw that profit without any withdrawal charge. By "profit," we mean the amount by which your contract's total value exceeds the premiums you have paid and have not (as discussed below) already withdrawn. If your contract doesn't have any profit (or you have withdrawn it all) you can still make charge-free withdrawals, unless and until all of your withdrawals during the same contract year exceed 10% of all of the premiums you have paid to date.

How we determine and deduct the charge: If the amount you withdraw or surrender totals more than the free withdrawal amount during the contract year, we will assess a withdrawal charge shown in the Fee Tables on any amount of the excess that we attribute to premium payments you made within a withdrawal charge period. Solely for purposes of determining the amount of the withdrawal charge, we assume that the amount of each withdrawal that exceeds the free withdrawal amount (together with any associated withdrawal charge) is a withdrawal first from the earliest premium payment, and then from the next earliest premium payment, and so forth until all payments have been exhausted. Once a premium payment has been considered to have been "withdrawn" under these procedures, that premium payment will not enter into any future withdrawal charge calculations.

We deduct the withdrawal charge proportionally from each variable investment option and each guarantee period being reduced by the surrender or withdrawal.
For example, if 60% of the withdrawal amount comes from a Growth option and 40%
from the Money Market option, then we will deduct 60% of the withdrawal charge from the Growth option and 40% from the Money Market option. If any such option has insufficient remaining value to cover the charge, we will deduct any shortfall from all of your other investment options, pro-rata based on the value in each. If your contract as a whole has insufficient surrender value to pay the entire charge, we will pay you no more than the surrender value.

You will find examples of how we compute the withdrawal charge in Appendix B to this prospectus.

When withdrawal charges don't apply: We don't assess a withdrawal charge in the following situations:

     .    on amounts applied to an annuity option at the contract's date of maturity or to pay a death benefit;

     .    on certain withdrawals if you have elected the rider that waives the withdrawal charge; and

     .    on amounts withdrawn to satisfy the minimum distribution requirements for tax qualified plans. (Amounts above the minimum distribution requirements are subject to any applicable withdrawal charge, however.)

How an MVA affects the withdrawal charge: If you make a withdrawal from a guarantee period at a time when the related MVA results in an upward adjustment in your remaining value, we will calculate the withdrawal charge as if you had withdrawn that much more. Similarly, if the MVA results in a downward adjustment, we will compute any withdrawal charge as if you had withdrawn that much less.

                                       15

OTHER CHARGES

We deduct the optional benefit rider charges shown in the Fee Tables proportionally from each of your investment options, including the guaranteed periods, based on your value in each.

HOW CAN I WITHDRAW MONEY FROM MY CONTRACT?

SURRENDERS AND PARTIAL WITHDRAWALS

Prior to your contract's date of maturity, if the annuitant is living, you may:

     .    surrender your contract for a cash payment of its "surrender value,"
          or

     .    make a partial withdrawal of the surrender value.

The surrender value of a contract is the total value of a contract, after any market value adjustment, minus the annual contract fee, any applicable premium tax, any withdrawal charges, and any applicable rider charges. We will determine the amount surrendered or withdrawn as of the date we receive your request in proper form at the John Hancock Annuity Service Office.

Certain surrenders and withdrawals may result in taxable income to you or other tax consequences as described under "Tax information," beginning on page 32.
Among other things, if you make a full surrender or partial withdrawal from your contract before you reach age 59-1/2, an additional federal penalty of 10%
generally applies to any taxable portion of the withdrawal.

We will deduct any partial withdrawal proportionally from each of your investment options based on the value in each, unless you direct otherwise.

Without our prior approval, you may not make a partial withdrawal:

     .    for an amount less than $100, or

     .    if the remaining total value of your contract would be less than
          $1,000.

We reserve the right to terminate your contract if the value of your contract becomes zero.

You generally may not make any surrenders or partial withdrawals once we begin making payments under an annuity option.

WAIVER OF WITHDRAWAL CHARGE RIDER

You may purchase an optional waiver of withdrawal charge rider at the time of application. The "covered persons" under the rider are the owner and the owner's spouse, unless the owner is a trust. If the owner is a trust, the "covered persons" are the annuitant and the annuitant's spouse.

Under this rider, we will waive withdrawal charges on any withdrawals, if all the following conditions apply to a "covered person":

     .    a covered person becomes confined to a nursing home beginning at least
          30 days after we issue your contract;

     .    such covered person remains in the nursing home for at least 90 consecutive days receiving nursing care; and

     .    the covered person's confinement is prescribed by a doctor and medically necessary because of a covered physical or mental impairment.

In addition, depending on your state, the rider may also provide for a waiver of withdrawal charges if a covered person has been diagnosed with a chronic, critical or terminal illness to the extent so provided in the rider.

You may not purchase this rider: (1) if either of the covered persons is older than 74 years at application or (2) in most states, if either of the covered persons was confined to a nursing home within the past two years.

There is a charge for this rider, as set forth in the Fee Tables. This rider
(and the related charges) will terminate on the contract's date of maturity, upon your surrendering the contract, or upon your written request that we terminate it.

For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.
In certain marketing materials, this rider may be referred to as
"CARESolutions".

If you purchase this rider:

     .    you and your immediate family will also have access to a national program designed to help the elderly maintain their independent living by providing advice about an array of eldercare services available to seniors, and

                                       16

     .    you will have access to a list of long-term care providers in your area who provide special discounts to persons who belong to the national program.

You should carefully review the tax considerations for optional benefit riders on page 32 before selecting this optional benefit rider.

SYSTEMATIC WITHDRAWAL PLAN

Our optional systematic withdrawal plan enables you to preauthorize periodic withdrawals. If you elect this plan, we will withdraw a percentage or dollar amount from your contract on a monthly, quarterly, semiannual, or annual basis, based upon your instructions. Unless otherwise directed, we will deduct the requested amount from each applicable investment option in the ratio that the value of each bears to the total value of your contract. Each systematic withdrawal is subject to any withdrawal charge or market value adjustment that would apply to an otherwise comparable non-systematic withdrawal. See "How will the value of my investment in the contract change over time?" beginning on page
12, and "What fees and charges will be deducted from my contract?" beginning on page 16. The same tax consequences also generally will apply.

The following conditions apply to systematic withdrawal plans:

     .    You may elect the plan only if the total value of your contract equals
          $25,000 or more.

     .    The amount of each systematic withdrawal must equal at least $100.

     .    If the amount of each withdrawal drops below $100 or the total value of your contract becomes less that $5,000, we will suspend the plan and notify you.

     .    You may cancel the plan at any time.

We reserve the right to modify the terms or conditions of the plan at any time without prior notice.

Telephone Withdrawals

If you complete a separate authorization form, you may make requests to withdraw a portion of your contract value by telephone. We reserve the right to impose maximum withdrawal amount and procedural requirements regarding this privilege.
For additional information regarding telephone procedures, see "Telephone and
Facsimile Transactions" in this prospectus.

WHAT HAPPENS IF THE OWNER OR THE ANNUITANT DIES BEFORE MY CONTRACT'S DATE OF
MATURITY?

We will pay a death benefit to the contract's beneficiary, depending on the form of ownership and whether there is one annuitant or joint annuitants:

     .    If your contract is owned by a single natural person and has a single annuitant, the death benefit is payable on the earlier of the owner's death and the annuitant's death.

     .    If your contract is owned by a single natural person and has joint annuitants, the death benefit is payable on the earliest of the owner's death (whether or not the owner is also an annuitant) and the last annuitant's death.

     .    If your contract is owned by joint owners and has a single annuitant, the death benefit is payable on the earliest of the first owner's death (whether or not the owner is also an annuitant) and the annuitant's death.

     .    If your contract is owned by joint owners and has joint annuitants, the death benefit is payable on the earliest of the first owner's death (whether or not the owner is also an annuitant) and the last annuitant's death.

If your contract has joint owners, each owner will automatically be deemed to be the beneficiary of the other. This means that any death benefit payable upon the death of one owner will be paid to the other owner. In that case, any other beneficiary you have named would receive the death benefit only if neither joint owner remains alive at the time the death benefit becomes payable.

We calculate the death benefit value as of the day we receive, in proper order at the John Hancock Annuity Service Office:

     .    proof of death before the contract's date of maturity, and

     .    the required instructions as to method of settlement.

We will generally pay the death benefit in a single sum to the beneficiary you chose, unless

     .    the death benefit is payable because of the owner's death, the designated beneficiary is the owner's spouse, and he or she elects to continue the contract in force (we explain contract continuation by a spouse in the section entitled "Distributions following death of owner," on page 31); or

     .    an optional method of settlement is in effect. If you have not elected an optional method of settlement, the beneficiary may do so. However, if the death benefit is less than $5,000, we will pay it in a lump sum, regardless of

                                       17

          any election. You can find more information about optional methods of settlement under "Annuity options" on page 30.

STANDARD DEATH BENEFIT

We will pay a "standard" death benefit, unless you have chosen one of our optional death benefit riders. (We describe these riders below. If you choose one of these riders, we calculate the death benefit under the terms of the rider.) The standard death benefit we pay is the greater of:

     .    the total value of your contract, adjusted by any then-applicable market value adjustment, on the date we receive notice of death in proper order, or

     .    the total amount of premium payments made, less any partial withdrawals.

OPTIONAL DEATH BENEFITS

You may elect a death benefit that differs from the standard death benefit by purchasing an optional death benefit rider:

     .    only if the rider is available in your state;

     .    only when you apply for the contract;

     .    if you elect the Enhanced Death Benefit rider, only if each owner and each annuitant is under age 80 at the time you apply for the contract;
          and

     .    if you elect the Earnings Enhancement Death Benefit rider, only if each owner and each annuitant is under age 75 at the time you apply for the contract.

We may waive either or both of the last two restrictions for contracts purchased prior to the date a rider was available in your state.

As long as an optional death benefit rider is in effect, you will pay the monthly charge shown in the Fee Tables for that benefit. The rider and its related charges terminates on:

     .    the contract's date of maturity, or

     .    upon your surrendering the contract, or

     .    a change of ownership, except where a spousal beneficiary continues the rider after an owner's death (we explain contract continuation by a spouse in "Distributions following death of owner" on page 31).

In addition, you may terminate the Enhanced Death Benefit rider at any time by providing written notification to us at the John Hancock Annuity Servicing
Office shown on page 2. If you purchase an Earnings Enhancement Death Benefit rider, however, you cannot request us to terminate the rider and its charges.

ENHANCED DEATH BENEFIT

Under this benefit, we will pay the greatest of:

          (1)  the standard death benefit,

          (2)  the amount of each premium you have paid, accumulated at 5%
               effective annual interest during the rider's measuring period
               (less any partial withdrawals you have taken and not including any interest on such amounts after they are withdrawn); or

          (3)  the highest total value of your contract (adjusted by any market value adjustment) as of any anniversary of your contract during the rider's measuring period, plus any premium payments you have made since that anniversary, minus any withdrawals you have taken since that anniversary.

The benefit's "measuring period" includes only those contract anniversaries that occur (1) before we receive proof of death and (2) before the measuring life attains age 81. The rider's "measuring life" is:

     .    the owner, if there is only one owner under your contract and the death benefit is payable because the owner dies before the Maturity
          Date,

     .    the oldest owner, if there are joint owners under your contract and the death benefit is payable because either owner dies before the
          Maturity Date,

     .    the annuitant, if there is only one annuitant under your contract and the death benefit is payable because the annuitant dies before the
          Maturity Date,

     .    the youngest annuitant, if there are joint annuitants under your contract and the death benefit is payable because the surviving annuitant dies during the owner(s) lifetime(s) but before the Maturity
          Date.

                                       18

If an owner is also an annuitant, we will generally consider that person to be an "owner" instead of an "annuitant" for purposes of determining the rider's measuring life.

For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

You should carefully review the tax considerations for optional benefit riders on page 32 before selecting this optional benefit rider.

EARNINGS ENHANCEMENT DEATH BENEFIT

(not available for contracts issued to tax-qualified plans)

Under this benefit, the death benefit may be increased by an earnings enhancement amount that will vary based on the age of the owners and annuitants when you purchase the benefit. In certain marketing materials, this rider may be referred to as the "Beneficiary Tax Relief" benefit because any amounts paid under this benefit can be used to cover taxes that may be due on death benefit proceeds under your contract. Amounts paid under this benefit, however, may also be subject to tax and may be greater than or less than the amount of taxes due on the death benefits.

The earnings enhancement amount is determined as follows:

     .    if all of the owners and the annuitant are under age 70 on the date your benefit is issued, the earnings enhancement amount will be 40% of the difference between the Standard Death Benefit (or Enhanced Death
          Benefit, if that benefit is in effect) and your "Net Premiums," up to a maximum benefit amount of 80% of your "Adjusted Net Premiums" prior to the date of the decedent's death;

     .    if any of the owners or the annuitant is age 70 or older on the date your benefit is issued, the earnings enhancement amount will be 25% of the difference between the Standard Death Benefit (or Enhanced Death
          Benefit, if that benefit is in effect) and your "Net Premiums," up to a maximum benefit amount of 50% of your "Adjusted Net Premiums" prior to the date of the decedent's death; but

     .    if there are joint annuitants under your contract, we will not count the age of the older annuitant for either of these purposes unless the older annuitant is also an owner.

"Net Premiums," for purposes of this benefit, means premiums you paid for the contract, less any withdrawals in excess of earnings from your contract
(including any surrender charges imposed on these withdrawals). For this purpose, we consider withdrawals to be taken first from earnings on your contract before they are taken from your purchase payments. "Adjusted Net
Premiums" means Net Premiums minus any premiums you paid in the 12 month period prior to the decedent's death (excluding the initial premium).

For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

YOU SHOULD CAREFULLY REVIEW THE TAX CONSIDERATIONS FOR OPTIONAL BENEFIT RIDERS
ON PAGE 32 BEFORE SELECTING ANY OF THESE OPTIONAL DEATH BENEFIT RIDERS. THE
DEATH BENEFITS UNDER THESE RIDERS WILL DECREASE IF YOU MAKE PARTIAL WITHDRAWALS
UNDER YOUR CONTRACT. THE ENHANCED EARNINGS DEATH BENEFIT RIDER MAY NOT BE
APPROPRIATE FOR YOU IF YOU EXPECT TO WITHDRAW EARNINGS.

WHAT OTHER OPTIONS CAN I PURCHASE UNDER A CONTRACT?

In addition to the enhanced death benefit and waiver of withdrawal charge riders discussed above, we currently make available one other optional benefit. You may elect this benefit:

     .    only if your state permits;

     .    only when you apply for a contract; and

     .    only if you are under age 75 when you apply for a contract.

This optional benefit is provided under a rider that contains many terms and conditions not set forth below. Therefore, you should refer directly to the rider for more complete information. We will provide you with a copy on request.
We may make other riders available in the future.

ACCUMULATED VALUE ENHANCEMENT

under this rider, we will make a contribution to the total value of the contract on a monthly basis if the covered person (who must be an owner and the annuitant):

     .    is unable to perform at least 2 activities of daily living without human assistance or has a cognitive impairment, AND

     .    is receiving certain qualified services described in the rider.

                                       19

The amount of the contribution (called the "Monthly Benefit") is shown in the specifications page of the contract. However, the rider contains an inflation protection feature that will increase the Monthly Benefit by 5% each year after the 7th contract year. The specifications page of the contract also contains a limit on how much the total value of the contract can be increased by this rider
(the "benefit limit"). The rider must be in effect for 7 years before any increase will occur.

You may elect this rider only when you apply for the contract. Under our current administrative rules, the Monthly Benefit (without regard to the inflation protection feature) is equivalent to 1% of your initial premium, up to a maximum premium of $300,000. We may reduce this $300,000 limit further, however, if you own additional annuity contracts issued by JHVLICO and its affiliates that provide a similar benefit. The $300,000 limit applies only to the calculation of the Monthly Benefit under the accumulated value enhancement rider. (See "Limits on Premium Payments" on page 11 for a general description of other premium limits under the contract).

You cannot elect this rider unless you have also elected the waiver of withdrawal charge rider. There is a monthly charge for this rider as described in the Fee Tables.

The rider will terminate if the contract terminates, if the covered person dies, if the benefit limit is reached, if the owner is the covered person and the ownership of the contract changes, or if, before annuity payments start, the total value of the contract falls below an amount equal to 25% of your initial premium payment. You may cancel the rider by written notice at any time. The rider charge will terminate when the rider terminates.

If you choose to continue the rider after the contract's date of maturity, charges for the rider will be deducted from annuity payments and any Monthly
Benefit for which the covered person qualifies will be added to the next annuity payment.

In certain marketing materials, this rider may be referred to as "CARESolutions
Plus."

You should carefully review the tax considerations for optional benefit riders on page 32 before selecting this optional benefit rider.

CONTRACTS ISSUED BEFORE MAY 1, 2004 MAY HAVE BEEN ISSUED WITH THE FOLLOWING
OPTIONAL BENEFIT RIDER:

GUARANTEED RETIREMENT INCOME BENEFIT

Under this benefit, we will guarantee the amount of annuity payments you receive, if the following conditions are satisfied:

     .    The date of maturity must be within the 30 day period following a contract anniversary.

     .    If the annuitant was age 45 or older on the date of issue, the contract must have been in effect for at least 10 contract years on the date of maturity and the date of maturity must be on or after the annuitant's 60th birthday and on or before the annuitant's 90th birthday.

     .    If the annuitant was less than age 45 on the date of issue, the contract must have been in effect for at least 15 contract years on the date of maturity and the date of maturity must be on or before the annuitant's 90th birthday.

If your contract was issued with this rider, you need not choose to receive the guaranteed income benefit that it provides. Rather, unless and until such time as you exercise your option to receive a guaranteed income benefit under this rider, you will continue to have the option of exercising any other right or option that you would have under the contract (including withdrawal and annuity payment options) if the rider had not been added to it.

If you do decide to add this rider to your contract, and if you do ultimately decide to take advantage of the guaranteed income it provides, we will automatically provide that guaranteed income in the form of fixed payments under our "Option A: life annuity with payments for guaranteed period" described below under "Annuity options." The guaranteed period will automatically be a number of years that the rider specifies, based on the annuitant's age at the annuity date and whether your contract is purchased in connection with a tax-qualified plan.
(These specified periods range from 5 to 10 years.) You will have no discretion to vary this form of payment, if you choose the guaranteed income benefit under this rider.

We guarantee that the amount you can apply to this annuity payment option will be at least equal to the amount of each premium you have paid, accumulated at the rate(s) specified in the contract, but adjusted for any partial withdrawals you have taken. The accumulation rates differ between (a) contract value allocated to a guaranteed period or Money Market investment option (currently
4%) and (b) contract value allocated to all other variable investment options
(currently 5%). Withdrawals reduce the accumulated amount in direct proportion to the percentage of contract value that was reduced by the withdrawal
(including any withdrawal charges). After a withdrawal, the accumulation rate(s)
will only be applied to the remaining accumulated amount. If your total contract value is higher than the amount we guarantee, we will apply the higher amount to the annuity payment option instead of the guaranteed amount.

                                       20

There is a monthly charge for this rider as described in the Fee Tables. The rider (and the related charges) automatically terminate if your contract is surrendered or the annuitant dies. After you've held your contract for 10 years, you can terminate the rider by written request.

Can I Return My Contract?

In most cases, you have the right to cancel your contract within 10 days (or longer in some states) after you receive it. To cancel your contract, simply deliver or mail it to:

     .    JHVLICO at the address shown on page 2, or

     .    the JHVLICO representative who delivered the contract to you.

In most states, you will receive a refund equal to the total value of your contract on the date of cancellation, adjusted by any then-applicable market value adjustments and increased by any charges for premium taxes deducted by us to that date. In some states, or if your contract was issued as an "IRA," you will receive a refund of any premiums you've paid. The date of cancellation will be the date we receive the contract.

WHAT ADDITIONAL GUARANTEE APPLIES TO THE GUARANTEE PERIODS UNDER MY CONTRACT?

John Hancock Financial Services, Inc. ("JHFS") guarantees JHVLICO's obligations with respect to any guarantee periods you have elected under the contract on the date of this prospectus. JHFS' guarantee will also apply to any new guarantee periods under your contract, unless and until we notify you otherwise. (If we give you such notice, however, the JHFS guarantee would remain in effect for all guarantee periods that had already started, and would be inapplicable only to guarantee periods starting after the date of such notice.) The JHFS guarantee does not relieve JHVLICO of any obligations under your contract - - it is in addition to all of the rights and benefits that the contract provides. There is no charge or cost to you for the JHFS guarantee, nor are there any other disadvantages to you of having this additional guarantee.

Currently, JHVLICO's financial strength rating from A.M. Best Company, Inc. is
A++, the highest, based on the strength its direct parent, John Hancock Life
Insurance Company and the capital guarantee that JHFS (John Hancock Life
Insurance Company's direct parent) has provided to JHVLICO. Standard & Poor's
Corporation and Fitch Ratings have assigned financial strength ratings to
JHVLICO of AA, which place JHVLICO in the third highest rating assigned by these rating agencies. Moody's Investors Service, Inc. has assigned JHVLICO a financial strength rating of Aa3, which is its fourth highest rating.

The additional guarantee saves JHVLICO the considerable expense of being a company required to periodically file Form 10-K and Form 10-Q reports with the
Securities and Exchange Commission ("SEC"). JHFS is a publicly-reporting company and, as such, it also files Forms 10-K and 10-Q with the SEC. Under the SEC's rules, the JHFS guarantee will eliminate the need for JHVLICO also to file such reports. In addition, as discussed above, the additional guarantee has the advantage of making any amounts you have allocated to a guarantee period even more secure, without cost or other disadvantage to you.

WHAT ARE THE TERMS OF THE ADDITIONAL GUARANTEE?

JHFS guarantees your full interest in any guarantee period. This means that, if
JHVLICO fails to honor any valid request to surrender, transfer, or withdraw any amount from a guarantee period, or fails to allocate amounts from a guarantee period to an annuity option when it is obligated to do so, JHFS guarantees the full amount that you would have received, or value that you would have been credited with, had JHVLICO fully met its obligations under your contract. If a benefit becomes payable under the contract upon the death of an owner or annuitant, JHFS guarantees the lesser of (a) the amount of your contract value in any guarantee period on the date of death, increased by any upward market value adjustment (but not decreased by any negative market value adjustment) or
(b) the total amount that the contract obligates JHVLICO to pay by reason of such death. If JHVLICO fails to make payment when due of any amount that is guaranteed by JHFS, you could directly request JHFS to satisfy JHVLICO's obligation, and JHFS must do so. You would not have to make any other demands on
JHVLICO as a precondition to making a claim against JHFS under the guarantee.


DESCRIPTION OF JHVLICO

We are JHVLICO, a stock life insurance company chartered in 1979 under
Massachusetts law, with its home office at 197 Clarendon Street, Boston,
Massachusetts 02117. We are authorized to transact a life insurance and annuity business in all states other than New York and in the District of Columbia.

                                       21

We are regulated and supervised by the Massachusetts Commissioner of Insurance, who periodically examines our affairs. We also are subject to the applicable insurance laws and regulations of all jurisdictions in which we are authorized to do business. We are required to submit annual statements of our operations, including financial statements, to the insurance departments of the various jurisdictions in which we do business for purposes of determining solvency and compliance with local insurance laws and regulations. The regulation to which we are subject, however, does not provide a guarantee as to such matters.

We are a wholly-owned subsidiary of John Hancock Life Insurance Company
("JHLICO"), a Massachusetts stock life insurance company. On February 1, 2000,
John Hancock Mutual Life Insurance Company (which was chartered in Massachusetts in 1862) converted to a stock company by "demutualizing" and changed its name to
John Hancock Life Insurance Company. As part of the demutualization process,
JHLICO became a subsidiary of John Hancock Financial Services, Inc., a newly formed publicly-traded corporation. In April 2004, John Hancock Financial
Services, Inc. was merged with a subsidiary of Manulife Financial Corporation, a publicly-traded corporation organized under the laws of Canada. The merger was effected pursuant to an Agreement and Plan of Merger dated as of September 28,
2003. As a consequence of the merger, JHLICO's ultimate parent is now Manulife
Financial Corporation. JHLICO's home office is at John Hancock Place, Boston,
Massachusetts 02117. As of December 31, 2004, JHLICO's assets were approximately
$100 billion and it had invested approximately $1.9 billion in JHVLICO in connection with JHVLICO's organization and operation. It is anticipated that
JHLICO will from time to time make additional capital contributions to JHVLICO to enable us to meet our reserve requirements and expenses in connection with our business. JHLICO is committed to make additional capital contributions if necessary to ensure that we maintain a positive net worth.

HOW TO FIND ADDITIONAL INFORMATION ABOUT JHVLICO AND JHFS

JHFS files numerous documents and reports with the SEC, under a law commonly known as the "Exchange Act." This includes annual reports on Form 10-K, quarterly reports on Form 10-Q, other reports on Form 8-K, and proxy statements.
JHVLICO and JHFS also file registration statements and other documents with the
SEC, in addition to any that they file under the Exchange Act.

You may read and copy all of the above documents, reports and registration statements at the SEC's public reference room, 450 Fifth Street, N.W.,
Washington, D.C. 20549. You may obtain information about how the public reference room works by calling 1-800-SEC-0330. Most of JHVLICO's and JHFS'
filings with the SEC are also available to the public at the SEC's "web" site:
http://www.sec.gov. Some of the reports and other documents that we file under the Exchange Act are deemed to be part of this prospectus, even though they are not physically included in this prospectus.

These are the following reports and documents, which we "incorporate by reference" into this prospectus:

     .    Form 10-K of JHFS for the year ended December 31, 2004;

     .    All other documents or reports that JHVLICO or JHFS subsequently files with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the
          Exchange Act (Prior to 2003, JHVLICO also filed reports on Forms 10-K and 10-Q. However, as discussed above under "What are the reasons for the additional guarantee?", JHVLICO no longer intends to file such reports.

We will provide to you, free of charge, a copy of any or all of the above documents or reports that are incorporated into this prospectus. To request such copies, please call or write the John Hancock Annuity Servicing Office using the phone number or address shown on page 2 of this prospectus.

HOW WE SUPPORT THE VARIABLE INVESTMENT OPTIONS

We hold the fund shares that support our variable investment options in John
Hancock Variable Annuity Account JF (the "Account"), a separate account established by JHVLICO under Massachusetts law. The Account is registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act").

The Account's assets, including the Series Funds' shares, belong to JHVLICO.
Each contract provides that amounts we hold in the Account pursuant to the contracts cannot be reached by any other persons who may have claims against us.

All of JHVLICO's general assets also support JHVLICO's obligations under the contracts, as well as all of its other obligations and liabilities. These general assets consist of all JHVLICO's assets that are not held in the Account
(or in another separate account) under variable annuity or variable life insurance contracts that give their owners a preferred claim on those assets.

INFORMATION ABOUT THE FUNDS.

The funds available under the contracts are as follows:

                                       22

PORTFOLIO               PORTFOLIO MANAGER  INVESTMENT DESCRIPTION
---------               -----------------  ----------------------
HEALTH SCIENCES TRUST   T. Rowe Price      seeks long-term capital appreciation
                        Associates, Inc.   by investing, under normal market
                                           conditions, at least 80% of its net
                                           assets (plus any borrowings for
                                           investment purposes) in common stocks
                                           of companies engaged in the research,
                                           development, production, or
                                           distribution of products or services
                                           related to health care, medicine, or
                                           the life sciences (collectively
                                           termed "health sciences").

SMALL CAP GROWTH TRUST  Wellington         Seeks long-term capital appreciation
                        Management         by investing, under normal market
                        Company, LLP       conditions, primarily in small-cap
                                           companies that are believed to offer
                                           above average potential for growth in
                                           revenues and earnings.

SMALL CAP INDEX TRUST   MFC Global         seeks to approximate the aggregate
                        Investment         total return of a small cap U.S.
                        Management         domestic equity market index by
                        (U.S.A.) Limited   attempting to track the performance
                                           of the Russell 2000 Index.

MID CAP STOCK TRUST     Wellington         seeks long-term growth of capital by
                        Management         investing primarily in equity
                        Company, LLP       securities of mid-size companies with
                                           significant capital appreciation
                                           potential.

FINANCIAL SERVICES      Davis Advisors     seeks growth of capital by investing
TRUST                                      primarily in common stocks of
                                           financial companies. During normal
                                           market conditions, at least 80% of
                                           the portfolio's net assets (plus any
                                           borrowings for investment purposes)
                                           are invested in companies that are
                                           principally engaged in financial
                                           services. A company is "principally
                                           engaged" in financial services if it
                                           owns financial services-related
                                           assets constituting at least 50% of
                                           the value of its total assets, or if
                                           at least 50% of its revenues are
                                           derived from its provision of
                                           financial services.

INTERNATIONAL EQUITY    SSgA Funds         seeks to track the performance of a
INDEX TRUST B           Management, Inc.   broad-based equity index of foreign
                                           companies primarily in developed
                                           countries and, to a lesser extent, in
                                           emerging market countries by
                                           investing, under normal market
                                           conditions, at least 80% of its
                                           assets in securities listed in the
                                           Morgan Stanley Capital International
                                           All Country World Excluding U.S.
                                           Index

OVERSEAS EQUITY TRUST   Capital Guardian   seeks long-term capital appreciation
                        Trust Company      by investing, under normal market
                                           conditions, at least 80% of its
                                           assets in equity securities of
                                           companies outside the U.S. in a
                                           diversified mix of large established
                                           and medium-sized foreign companies
                                           located primarily in developed
                                           countries and, to a lesser extent, in
                                           emerging markets.

MID CAP INDEX TRUST     MFC Global         seeks to approximate the aggregate
                        Investment         total return of a mid cap U.S.
                        Management         domestic equity market index by
                        (U.S.A.) Limited   attempting to track the performance
                                           of the S&P Mid Cap 400 Index*.

LARGE CAP GROWTH TRUST  Fidelity           seeks long-term growth of capital by
                        Management &       investing, under normal market
                        Research Company   conditions, at least 80% of its net
                                           assets (plus any borrowings for
                                           investment purposes) in equity
                                           securities of companies with large
                                           market capitalizations.

TOTAL STOCK MARKET      MFC Global         seeks to approximate the aggregate
INDEX TRUST             Investment         total return of a broad U.S. domestic
                        Management         equity market index by attempting to
                        (U.S.A.) Limited   track the performance of the Wilshire
                                           5000 Equity Index*

                                       23

PORTFOLIO               PORTFOLIO MANAGER  INVESTMENT DESCRIPTION
---------               -----------------  ----------------------
BLUE CHIP GROWTH TRUST  T. Rowe Price      seeks to achieve long-term growth of
                        Associates, Inc.   capital (current income is a
                                           secondary objective) by investing,
                                           under normal market conditions, at
                                           least 80% of the portfolio's total
                                           assets in the common stocks of large
                                           and medium-sized blue chip growth
                                           companies. Many of the stocks in the
                                           portfolio are expected to pay
                                           dividends.

REAL ESTATE             Deutsche Asset     seeks to achieve a combination of
SECURITIES TRUST        Management Inc.    long-term capital appreciation and
                                           current income by investing, under
                                           normal market conditions, at least
                                           80% of its net assets (plus any
                                           borrowings for investment purposes)
                                           in equity securities of real estate
                                           investment trusts ("REITS") and real
                                           estate companies.

SMALL CAP VALUE TRUST   Wellington         seeks long-term capital appreciation
                        Management         by investing, under normal market
                        Company, LLP       conditions, at least 80% of its
                                           assets in small-cap companies that
                                           are believed to be undervalued by
                                           various measures and offer good
                                           prospects for capital appreciation.

MID VALUE TRUST         T. Rowe Price      seek long-term capital appreciation
                        Associates, Inc.   by investing, under normal market
                                           conditions, primarily in a
                                           diversified mix of common stocks of
                                           mid size U.S. companies that are
                                           believed to be undervalued by various
                                           measures and offer good prospects for
                                           capital appreciation.

GROWTH & Income II      Independence       seeks income and long-term capital
TRUST                   Investment LLC     appreciation by investing, under
                                           normal market conditions, primarily
                                           in a diversified mix of common stocks
                                           of large U.S. companies.

500 INDEX TRUST B       MFC Global         seeks to approximate the aggregate
                        Investment         total return of a broad U.S. domestic
                        Management         equity market index investing, under
                        (U.S.A.) Limited   normal market conditions, at least
                                           80% of its net assets (plus any
                                           borrowings for investment purposes)
                                           in (a) the common stocks that are
                                           included in the S & P 500 Index and
                                           (b) securities (which may or may not
                                           be included in the S & P 500 Index)
                                           that MFC Global (U.S.A.) believes as
                                           a group will behave in a manner
                                           similar to the index.

EQUITY-INCOME TRUST     T. Rowe Price      seeks to provide substantial dividend
                        Associates, Inc.   income and also long-term capital
                                           appreciation by investing primarily
                                           in dividend-paying common stocks,
                                           particularly of established companies
                                           with favorable prospects for both
                                           increasing dividends and capital
                                           appreciation.

MANAGED TRUST           Independence       seeks income and long-term capital
                        Investment LLC     appreciation by investing primarily
                                           in a diversified mix of: (a) common
                        Capital Guardian   stocks of large and mid sized U.S.
                        Trust Company      companies, and (b) bonds with an
                                           overall intermediate term average
                        Declaration        maturity.
                        Management &
                        Research LLC

HIGH YIELD TRUST        Saloman Brothers   seeks to realize an above-average
                        Asset Management   total return over a market cycle of
                        Inc                three to five years, consistent with
                                           reasonable risk, by investing
                                           primarily in high yield debt
                                           securities, including corporate bonds
                                           and other fixed-income securities.

                                       24

PORTFOLIO               PORTFOLIO MANAGER  INVESTMENT DESCRIPTION
---------               -----------------  ----------------------
GLOBAL BOND TRUST       Pacific            seeks to realize maximum total
                        Investment         return, consistent with preservation
                        Management         of capital and prudent investment
                        Company            management by investing the
                                           portfolio's assets primarily in fixed
                                           income securities denominated in
                                           major foreign currencies, baskets of
                                           foreign currencies (such as the ECU),
                                           and the U.S. dollar.

TOTAL RETURN TRUST      Pacific            seeks to realize maximum total
                        Investment         return, consistent with preservation
                        Management         of capital and prudent investment
                        Company            management by investing, under normal
                                           market conditions, at least 65% of
                                           the portfolio's assets in a
                                           diversified portfolio of fixed income
                                           securities of varying maturities. The
                                           average portfolio duration will
                                           normally vary within a three- to
                                           six-year time frame based on the
                                           subadviser's forecast for interest
                                           rates.

BOND INDEX TRUST B      Declaration        seeks to track the performance of the
                        Management &       Lehman Brothers Aggregate Index
                        Research           (which represents the U.S. investment
                                           grade bond market) by investing,
                                           under normal market conditions, at
                                           least 80% of its assets in securities
                                           listed in the Lehman Index.

ACTIVE BOND TRUST       Declaration        seek income and capital appreciation
                        Management &       by investing at least 80% of its
                        Research LLC       assets in a diversified mix of debt
                                           securities and instruments.
                        John Hancock
                        Advisers, LLC

SHORT-TERM BOND TRUST   Declaration        Seeks income and capital appreciation
                        Management &       by investing at least 80% of its
                        Research LLC       assets in a diversified mix of debt
                                           securities and instruments.

MONEY MARKET TRUST B    MFC Global         Seeks to obtain maximum current
                        Investment         income consistent with preservation
                        Management         of principal and liquidity by
                        (U.S.A.) Limited   investing in high quality, U.S.
                                           Dollar denominated money market
                                           instruments.

* "Standard & Poor's(R)," "S&P 500(R)," "Standard and Poor's 500(R)" and "S&P
Mid Cap 400(R)" are trademarks of The McGraw-Hill Companies, Inc. "Russell
2000(R)," "Russell 2000(R) Growth" and "Russell 3000(R)" are trademarks of Frank
Russell Company. "Wilshire 5000(R)" is a trademark of Wilshire Associates. "MSCI
All Country World ex USIndex" and "EAFE(R)" are trademarks of Morgan Stanley &
Co. Incorporated. None of the Index Trusts are sponsored, endorsed, managed, advised, sold or promoted by any of these companies, and none of these companies make any representation regarding the advisability of investing in the Trust.

DESCRIPTION OF CHARGES AT THE FUND LEVEL

The funds must pay investment management fees and other operating expenses.
These fees and expenses, as shown in the fund expense table in the Fee Tables, are different for each fund and reduce the investment return of each fund.
Therefore, they also indirectly reduce the return you will earn on any variable investment options you select. We may also receive payments from a fund or its affiliates at an annual rate of up to approximately 0.35% of the average net assets that holders of our variable life insurance policies and variable annuity contracts have invested in that fund. Any such payments do not, however, result in any charge to you in addition to what is shown in the table.

The figures for the funds shown in the fund expense table are based on historical fund expenses, as a percentage (rounded to two decimal places) of each fund's average daily net assets for 2004, except as indicated in the footnotes appearing at the end of the table. Expenses of the funds are not fixed or specified under the terms of the contract, and those expenses may vary from year to year.

HOW WE SUPPORT THE GUARANTEE PERIODS

All of JHVLICO's general assets (discussed above) support its obligations under the guarantee periods (as well as all of its other obligations and liabilities).
To hold the assets that support primarily the guarantee periods, we have established a "non-unitized" separate account. With a non-unitized separate account, you have no interest in or preferential claim on any of the assets held in the account. The investments we purchase with amounts you allocated to the guarantee periods belong to us; any favorable investment performance on the assets allocated to the guarantee periods belongs to us. Instead, you earn interest at the guaranteed interest rate you selected, provided that you don't surrender, transfer, or withdraw your assets prior to the end of your selected guarantee period.

                                       25

HOW THE GUARANTEE PERIODS WORK

Amounts you allocate to the guarantee periods earn interest at a guaranteed rate commencing with the date of allocation. At the expiration of the guarantee period, we will automatically transfer its total value to the Money Market option under your contract, unless you elect to:

     .    withdraw all or a portion of any such amount from the contract,

     .    allocate all or a portion of such amount to a new guarantee period or periods of the same or different duration as the expiring guarantee period, or

     .    allocate all or a portion of such amount to one or more of the variable investment options.

You must notify us of any such election, by mailing a request to us at the John
Hancock Annuity Servicing Office at least 30 days prior to the end of the expiring guarantee period. We will notify you of the end of the guarantee period at least 30 days prior to its expiration. The first day of the new guarantee period or other reallocation will begin the day after the end of the expiring guarantee period.

We currently make available guarantee periods with durations of five years. For contracts issued before September 30, 2002, however, we may permit you to select different durations.

If you select any guarantee period that extends beyond your contract's date of maturity, your maturity date will automatically be changed to the annuitant's
95th birthday (or a later date, if we approve). We reserve the right to add or delete guarantee periods for new allocations to or from those that are available at any time.

GUARANTEED INTEREST RATES

Each guarantee period has its own guaranteed rate. We may, at our discretion, change the guaranteed rate for future guarantee periods. These changes will not affect the guaranteed rates being paid on guarantee periods that have already commenced. Each time you allocate or transfer money to a guarantee period, a new guarantee period, with a new interest rate, begins to run with respect to that amount. The amount allocated or transferred earns a guaranteed rate that will continue unchanged until the end of that period.

We make the final determination of guaranteed rates and guarantee periods to be declared. We cannot predict or assure the level of any future guaranteed rates or the availability of any future guarantee periods.

You may obtain information concerning the guaranteed rates applicable to the various guarantee periods, and the durations of the guarantee periods offered at any time, by calling the John Hancock Annuity Service Office at the telephone number shown on page 2.

CALCULATION OF MARKET VALUE ADJUSTMENT ("MVA")

If you withdraw, surrender, transfer, or otherwise remove money from a guarantee period prior to its expiration date, we will apply a market value adjustment. A market value adjustment also generally applies to:

     .    death benefits pursuant to your contract,

     .    amounts you apply to an annuity option, and

     .    amounts paid in a single sum in lieu of an annuity.

The market value adjustment increases or decreases your remaining value in the guarantee period. If the value in that guarantee period is insufficient to pay any negative MVA, we will deduct any excess from the value in your other investment options pro-rata based on the value in each. If there is insufficient value in your other investment options, we will in no event pay out more than the surrender value of the contract.

Here is how the MVA works:

We compare:

     .    the guaranteed rate of the guarantee period from which the assets are being taken with

     .    the guaranteed rate we are currently offering for guarantee periods of the same duration as remains on the guarantee period from which the assets are being taken.

If the first rate exceeds the second by more than -1/2%, the market value adjustment produces an increase in your contract's value.

If the first rate does not exceed the second by at least -1/2%, the market value adjustment produces a decrease in your contract's value.

                                       26

For this purpose, we consider that the amount withdrawn from the guarantee period includes the amount of any negative MVA and is reduced by the amount of any positive MVA.

The mathematical formula and sample calculations for the market value adjustment appear in Appendix A.

THE ACCUMULATION PERIOD

YOUR VALUE IN OUR VARIABLE INVESTMENT OPTIONS

Each premium payment or transfer that you allocate to a variable investment option purchases "accumulation units" of that variable investment option.
Similarly, each withdrawal or transfer that you take from a variable investment option (as well as certain charges that may be allocated to that option) result in a cancellation of such accumulation units.

VALUATION OF ACCUMULATION UNITS

To determine the number of accumulation units that a specific transaction will purchase or cancel, we use the following formula:

          dollar amount of transaction

               DIVIDED BY

          value of one accumulation unit for the applicable variable investment option at the time of such transaction

The value of each accumulation unit will change daily depending upon the investment performance of the fund that corresponds to that variable investment option and certain charges we deduct from such investment option. (See below under "Variable investment option valuation procedures.")

Therefore, at any time prior to the date of maturity, the total value of your contract in a variable investment option can be computed according to the following formula:

          number of accumulation units in the variable investment options

               TIMES

          value of one accumulation unit for the applicable variable investment option at that time

YOUR VALUE IN THE GUARANTEE PERIODS

On any date, the total value of your contract in a guarantee period equals:

     .    the amount of premium payments or transferred amounts allocated to the guarantee period, MINUS

     .    the amount of any withdrawals or transfers paid out of the guarantee period, MINUS

     .    the amount of any negative market value adjustments resulting from such withdrawals or transfers, PLUS

     .    the amount of any positive market value adjustments resulting from such withdrawals and transfers, MINUS

     .    the amount of any charges and fees deducted from that guarantee period, PLUS

     .    interest compounded daily on any amounts in the guarantee period from time to time at the effective annual rate of interest we have declared for that guarantee period.

THE ANNUITY PERIOD

Annuity payments are made to the annuitant, if still living. If more than one annuitant is living at the date of maturity, the payments are made to the younger of them.

DATE OF MATURITY

Your contract specifies the date of maturity, when payments from one of our annuity options are scheduled to begin. You initially choose a date of maturity when you complete your application for a contract.

Unless we otherwise permit, the date of maturity must be:

                                       27

     .    at least 6 months after the date the first premium payment is applied to your contract, and

     .    no later than the maximum age specified in your contract (normally age
          95).

Subject always to these requirements, you may subsequently change the date of maturity. The John Hancock Annuity Servicing Office must receive your new selection at least 31 days prior to the new date of maturity, however. Also, if you are selecting or changing your date of maturity for a contract issued under a tax qualified plan, special limits apply. (See "Contracts purchased for a tax qualified plan," beginning on page 34.)

CHOOSING FIXED OR VARIABLE ANNUITY PAYMENTS

During the annuity period, the total value of your contract must be allocated to no more than four investment options. During the annuity period, we do not offer the guarantee periods. Instead, we offer annuity payments on a fixed basis as one investment option, and annuity payments on a variable basis for each variable investment option.

We will generally apply (1) amounts allocated to the guarantee periods as of the date of maturity to provide annuity payments on a fixed basis and (2) amounts allocated to variable investment options to provide annuity payments on a variable basis. If you are using more than four investment options on the date of maturity, we will divide your contract's value among the four investment options with the largest values (considering all guarantee periods as a single option), pro-rata based on the amount of the total value of your contract that you have in each.

We will make a market value adjustment to any remaining guarantee period amounts on the date of maturity, before we apply such amounts to an annuity payment option. We will also deduct any premium tax charge.

Once annuity payments commence, you may not make transfers from fixed to variable or from variable to fixed.

SELECTING AN ANNUITY OPTION

Each contract provides, at the time of its issuance, for annuity payments to commence on the date of maturity pursuant to Option A: "life annuity with 10 years guaranteed" (discussed under "Annuity options" on page 30).

Prior to the date of maturity, you may select a different annuity option.
However, if the total value of your contract on the date of maturity is not at least $5,000, Option A: "life annuity with 10 years guaranteed" will apply, regardless of any other election that you have made. You may not change the form of annuity option once payments commence.

If the initial monthly payment under an annuity option would be less than $50, we may make a single sum payment equal to the total surrender value of your contract on the date the initial payment would be payable. Such single payment would replace all other benefits.

Subject to that $50 minimum limitation, your beneficiary may elect an annuity option if:

     .    you have not made an election prior to the annuitant's death;

     .    the beneficiary is entitled to payment of a death benefit of at least
          $5,000 in a single sum; and

     .    the beneficiary notifies us of the election prior to the date the proceeds become payable.

VARIABLE MONTHLY ANNUITY PAYMENTS

We determine the amount of the first variable monthly payment under any variable investment option by using the applicable annuity purchase rate for the annuity option under which the payment will be made. The contract sets forth these annuity purchase rates. In most cases they vary by the age and gender of the annuitant or other payee.

The amount of each subsequent variable annuity payment under that variable investment option depends upon the investment performance of that variable investment option. Here's how it works:

     .    we calculate the actual net investment return of the variable investment option (after deducting all charges) during the period between the dates for determining the current and immediately previous monthly payments.

     .    if that actual net investment return exceeds the "assumed investment rate" (explained below), the current monthly payment will be larger than the previous one.

     .    if the actual net investment return is less than the assumed investment rate, the current monthly payment will be smaller than the previous one.


ASSUMED INVESTMENT RATE

The assumed investment rate for any variable portion of your annuity payments will be 3-1/2% per year, except as follows.

                                       28

You may elect an assumed investment rate of 5% or 6%, provided such a rate is available in your state. If you elect a higher assumed investment rate, your initial variable annuity payment will also be higher. Eventually, however, the monthly variable annuity payments may be smaller than if you had elected a lower assumed investment rate.

TRANSFERS DURING THE ANNUITY PERIOD

Some transfers are permitted during the annuity period, but subject to different limitations than during the accumulation period. Once annuity payments on a variable basis have begun, you may transfer all or part of the investment upon which those payments are based from one sub-account to another. You must submit your transfer request to our Annuity Service Office at least 30 days before the due date of the first annuity payment to which your transfer will apply.
Transfers after the maturity date will be made by converting the number of annuity units being transferred to the number of annuity units of the sub-account to which the transfer is made, so that the next annuity payment if it were made at that time would be the same amount that it would have been without the transfer. Thereafter, annuity benefit payments will reflect changes in the value of the annuity units for the new sub-account selected. We limit the maximum number of transfers a contract owner may make per contract year, subject to a limit of 4 investment options being used at the same time. Once annuity benefit payments begin, no transfers may be made from payments on a fixed basis to payments on a variable basis or from payments on a variable basis to payments on a fixed basis. In addition, we reserve the right to defer the transfer privilege at any time that we are unable to purchase or redeem shares of a Fund.
We also reserve the right to modify or terminate the transfer privilege at any time in accordance with applicable law.

FIXED MONTHLY ANNUITY PAYMENTS

The dollar amount of each fixed monthly annuity payment is specified during the entire period of annuity payments, according to the provisions of the annuity option selected. To determine such dollar amount we first, in accordance with the procedures described above, calculate the amount to be applied to the fixed annuity option as of the date of maturity. We then divide the difference by
$1,000 and multiply the result by the greater of:

          the applicable fixed annuity purchase rate shown in the appropriate table in the contract; or the rate we currently offer at the time of annuitization. (This current rate may be based on the sex of the annuitant, unless prohibited by law.)

ANNUITY OPTIONS

Here are some of the annuity options that are available, subject to the terms and conditions described above. We reserve the right to make available optional methods of payment in addition to those annuity options listed here and in your contract.

OPTION A - LIFE ANNUITY WITH PAYMENTS FOR A GUARANTEED PERIOD - We will make monthly payments for a guaranteed period of 5, 10, or 20 years, as selected by you or your beneficiary, and after such period for as long as the payee lives.
If the payee dies prior to the end of such guaranteed period, we will continue payments for the remainder of the guarantee period to a contingent payee, subject to the terms of any supplemental agreement issued.

Federal income tax requirements currently applicable to contracts used with H.R.
10 plans and individual retirement annuities provide that the period of years guaranteed under Option A cannot be any greater than the joint life expectancies of the payee and his or her designated beneficiary.

OPTION B - LIFE ANNUITY WITHOUT FURTHER PAYMENT ON DEATH OF PAYEE - We will make monthly payments to the payee as long as he or she lives. We guarantee no minimum number of payments.

OPTION C - JOINT AND LAST SURVIVOR - We will provide payments monthly, quarterly, semiannually, or annually, for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments to the surviving payee. All payments stop at the death of the surviving payee.

OPTION D - JOINT AND 1/2 SURVIVOR; OR JOINT AND 2/3 SURVIVOR - We will provide payments monthly, quarterly, semiannually, and annually for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments (reduced to 1/2 or 2/3 the full payment amount) to the surviving payee. All payments stop at the death of the surviving payee.

OPTION E - LIFE INCOME WITH CASH REFUND - We will provide payments monthly, quarterly, semiannually, or annually for the payee's life. Upon the payee's death, we will provide a contingent payee with a lump-sum payment, if the total payments to the payee were less than the accumulated value at the time of annuitization. The lump-sum payment, if any, will be for the balance.

OPTION F - INCOME FOR A FIXED PERIOD - We will provide payments monthly, quarterly, semiannually, or annually for a pre-determined period of time to a maximum of 30 years. If the payee dies before the end of the fixed period, payments will continue to a contingent payee until the end of the period.

                                       29

OPTION G - INCOME OF A SPECIFIC AMOUNT - We will provide payments for a specific amount. Payments will stop only when the amount applied and earnings have been completely paid out. If the payee dies before receiving all the payments, we will continue payments to a contingent payee until the end of the contract.

With Options A, B, C, and D, we offer both fixed and/or variable annuity payments. With Options E, F, and G, we offer only fixed annuity payments.
Payments under Options F and G must continue for 10 years, unless your contract has been in force for 5 years or more.

If the payee is more than 85 years old on the date of maturity, the following two options are not available without our consent:

     .    Option A: "life annuity with 5 years guaranteed" and

     .    Option B: "life annuity without further payment on the death of payee."

VARIABLE INVESTMENT OPTION VALUATION PROCEDURES

We compute the net investment return and accumulation unit values for each variable investment option as of the end of each business day. On any date other than a business day, the accumulation unit value or annuity unit value will be the same as the value at the close of the next following business day.

DISTRIBUTIONS FOLLOWING DEATH OF OWNER

If you did not purchase your contract under a tax qualified plan (as that term is used below), the Code requires that the following distribution provisions apply if you die. We summarize these provisions and the effect of spousal continuation of the contract below:

IF DEATH BENEFITS ARE PAYABLE UPON YOUR DEATH BEFORE ANNUITY PAYMENTS HAVE
BEGUN:

     .    if the contract's designated beneficiary is your surviving spouse, your spouse may elect to continue the contract in force as the owner.
          In that case:

          (1)  we will not pay a death benefit, but the total value of your contract will equal the death benefit that would have been payable under your contract (including amounts payable under any optional death benefit riders). Any additional amount that we credit to your contract will be allocated to the investment options in the same ratio as the investment allocations held at the time of death and will not be subject to any future surrender or withdrawal charges; and

          (2)  your spouse may elect to add or continue any optional death benefit riders under his or her name, subject to our then current underwriting standards and the deduction of rider charges at our then current rates. For purposes of calculating the amount of your spouse's Death Benefit, we will treat the total value of your contract (including any step-up in value) as the initial premium and the date the rider is added or continued as the rider's date of issue.

     .    if the beneficiary is not your surviving spouse or if the beneficiary is your surviving spouse but chooses not to continue the contract, the
          "entire interest" (as discussed below) in the contract on the date of your death must be:

          (1)  paid out in full within five years of your death or

          (2)  applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

     .    the "entire interest" in the contract on the date of your death equals the standard death benefit (or any enhanced death benefit) and, if an earnings enhancement benefit rider is then in force, any earnings enhancement death benefit amount, that may then be payable.

IF YOU DIE ON OR AFTER ANNUITY PAYMENTS HAVE BEGUN:

     .    any remaining amount that we owe must be paid out at least as rapidly as under the method of making annuity payments that is then in use.

The Code imposes very similar distribution requirements on contracts used to fund tax qualified plans. We provide the required

                                       30

provisions for tax qualified plans in separate disclosures and endorsements.

Notice of the death of an owner or annuitant should be furnished promptly to the
John Hancock Annuity Servicing Office.

MISCELLANEOUS PROVISIONS

ASSIGNMENT; CHANGE OF OWNER OR BENEFICIARY

To qualify for favorable tax treatment, certain contracts can't be sold;
assigned; discounted; or pledged as collateral for a loan, as security for the performance of an obligation, or for any other purpose, unless the owner is a trustee under section 401(a) of the Internal Revenue Code.

Subject to these limits, while the annuitant is alive, you may designate someone else as the owner by written notice to the John Hancock Annuity Servicing
Office. You choose the beneficiary in the application for the contract. You may change the beneficiary by written notice no later than receipt of due proof of the death of the annuitant. Changes of owner or beneficiary will take effect when we receive them, whether or not you or the annuitant is then alive.
However, these changes are subject to:

     .    the rights of any assignees of record and

     .    certain other conditions referenced in the contract.

An assignment, pledge, or other transfer may be a taxable event. See "Tax information" below. Therefore, you should consult a competent tax adviser before taking any such action.

WHO SHOULD PURCHASE A CONTRACT?

We designed these contracts for individuals doing their own retirement planning, including purchases under plans and trusts that do not qualify for special tax treatment under the Internal Revenue Code of 1986 (the "Code"). We also offer the contracts for purchase under:

     .    traditional individual retirement annuity plans ("Traditional IRAs")
          satisfying the requirements of Section 408 of the Code;

     .    non-deductible IRA plans ("Roth IRAs") satisfying the requirements of
          Section 408A of the Code;

     .    SIMPLE IRA plans adopted under Section 408(p) of the Code;

     .    Simplified Employee Pension plans ("SEPs") adopted under Section
          408(k) of the Code; and

     .    annuity purchase plans adopted under Section 403(b) of the Code by public school systems and certain other tax-exempt organizations.

We do not currently offer the contracts to every type of tax-qualified plan, and we may not offer the contracts for all types of tax-qualified plans in the future. In certain circumstances, we may make the contracts available for purchase under deferred compensation plans maintained by a state or political subdivision or tax exempt organization under Section 457 of the Code or by pension or profit-sharing plans qualified under section 401(a) of the Code. We provide general federal income tax information for contracts purchased in connection with tax qualified retirement plans beginning on page 34.

When a contract forms part of a tax-qualified plan it becomes subject to special tax law requirements, as well as the terms of the plan documents themselves, if any. Additional requirements may apply to plans that cover a "self-employed individual" or an "owner-employee". Also, in some cases, certain requirements under "ERISA" (the Employee Retirement Income Security Act of 1974) may apply.
Requirements from any of these sources may, in effect, take precedence over (and in that sense modify) the rights and privileges that an owner otherwise would have under a contract. Some such requirements may also apply to certain retirement plans that are not tax-qualified.

We may include certain requirements from the above sources in endorsements or riders to the affected contracts. In other cases, we do not. In no event, however, do we undertake to assure a contract's compliance with all plan, tax law, and ERISA requirements applicable to a tax-qualified or non tax-qualified retirement plan. Therefore, if you use or plan to use a contract in connection with such a plan, you must consult with competent legal and tax advisers to ensure that you know of (and comply with) all such requirements that apply in your circumstances.

To accommodate "employer-related" pension and profit-sharing plans, we provide
"unisex" purchase rates. That means the annuity purchase rates are the same for males and females. Any questions you have as to whether you are participating in an "employer-related" pension or profit-sharing plan should be directed to your employer. Any question you or your employer have about unisex rates may be directed to the John Hancock Annuity Service Office.

                                       31

TAX INFORMATION

OUR INCOME TAXES

We are taxed as a life insurance company under the Internal Revenue Code (the
"Code"). The Account is taxed as part of our operations and is not taxed separately.

The contracts permit us to deduct a charge for any taxes we incur that are attributable to the operation or existence of the contracts or the Account.
Currently, we do not anticipate making a charge for such taxes. If the level of the current taxes increases, however, or is expected to increase in the future, we reserve the right to make a charge in the future.

SPECIAL CONSIDERATIONS FOR OPTIONAL BENEFIT RIDERS

If you have elected an optional death benefit rider, it is our understanding that the charges relating to these riders are not subject to current taxation.
The Internal Revenue Service ("IRS") might take the position, however, that each charge associated with this rider is deemed a partial withdrawal from the contract subject to current income tax to the extent of any gains and, if applicable, the 10% penalty tax for premature distributions from annuities. We understand that you are not prevented from adding any of our optional death benefit riders to your contract if it is issued as an IRA. However, the law is unclear because IRAs generally may not invest in "life insurance contracts."
Therefore, it is possible that a contract may be disqualified as an IRA if it has an optional death benefit rider added to it. If so, you may be subject to increased taxes.

At present, the IRS has not provided guidance as to the tax effect of adding an optional Accumulated Value Enhancement rider or the optional waiver of withdrawal charge rider to an annuity contract. The IRS might take the position that each charge associated with this rider is deemed a withdrawal from the contract subject to current income tax to the extent of any gains and, if applicable, the 10% penalty tax for premature withdrawals. We do not currently report rider charges as partial withdrawals, but we may do so in the future if we believe that the IRS would require us to report them as such. You should consult a competent tax adviser before electing any of these optional benefit riders.

CONTRACTS NOT PURCHASED TO FUND A TAX QUALIFIED PLAN

UNDISTRIBUTED GAINS

We believe the contracts will be considered annuity contracts under Section 72 of the Code. This means that, ordinarily, you pay no federal income tax on any gains in your contract until we actually distribute assets to you. However, a contract owned other than by a natural person (e.g., corporations, partnerships, limited liability companies and other such entities) does not generally qualify as an annuity for tax purposes. Any increase in value therefore would constitute ordinary taxable income to such an owner in the year earned. In addition, any portion of your contract value that you borrow or pledge will be taxable to the extent of gain in the contract at that time.

ANNUITY PAYMENTS

When we make payments under a contract in the form of an annuity, each payment will result in taxable ordinary income to you, to the extent that each such payment exceeds an allocable portion of your "investment in the contract" (as defined in the Code). In general, your "investment in the contract" equals the aggregate amount of premium payments you have made over the life of the contract, reduced by any amounts previously distributed from the contract that were not subject to tax.

The Code prescribes the allocable portion of each such annuity payment to be excluded from income according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. After the entire "investment in the contract"
has been distributed, any remaining payment is fully taxable.

SURRENDERS, WITHDRAWALS AND DEATH BENEFITS

If we pay the entire value of your contract in a lump sum when we make a single sum payment from a contract, you have ordinary taxable income, to the extent the payment exceeds your "investment in the contract" (discussed above). Such a lump sum payment can occur, for example, if you surrender your contract before the date of maturity or if no annuity payment option is selected for a death benefit payment.

When you take a partial withdrawal from a contract before the date of maturity, including a payment under a systematic withdrawal plan, all or part of the payment may constitute taxable ordinary income to you. If on the date of withdrawal, the total value of your contract exceeds the investment in the contract, the excess will be considered "gain" and the withdrawal will be taxable as ordinary income up to the amount of such "gain." Taxable withdrawals may also be subject to the special penalty tax for premature withdrawals as explained below. When only the investment in the contract remains, any subsequent withdrawal made before the date of maturity

                                       32

will be a tax-free return of investment. If you assign or pledge any part of your contract's value, the value so pledged or assigned is taxed the same way as if it were a partial withdrawal.

For purposes of determining the amount of taxable income resulting from a single sum payment or a partial withdrawal, all annuity contracts issued by John
Hancock or its affiliates to the owner within the same calendar year will be treated as if they were a single contract.

All or part of any death benefit proceeds may constitute a taxable payout of earnings. A death benefit payment generally results in taxable ordinary income to the extent such payment exceeds your "investment in the contract."

Under the Code, an annuity must provide for certain required distributions. For example, if the owner dies on or after the maturity date, and before the entire annuity value has been paid, the remaining value must be distributed at least as rapidly as under the method of distribution being used at the date of the owner's death. We discuss other distribution requirements in the preceding section entitled "Distribution following death of owner."

PENALTY FOR PREMATURE WITHDRAWALS

The taxable portion of any withdrawal, single sum payment and certain death benefit payments may also trigger an additional 10% penalty tax. The penalty tax does not apply to payments made to you after age 59-1/2, or on account of your death or disability. Nor will it apply to withdrawals in substantially equal periodic payments over the life of the payee (or over the joint lives of the payee and the payee's beneficiary).

SPECIAL CONSIDERATIONS FOR PUERTO RICO ANNUITY CONTRACTS

Distributions from Puerto Rico annuity contracts issued by us are subject to federal income taxation, withholding and reporting requirements as well as
Puerto Rico tax laws. Both jurisdictions impose a tax on distributions. Under federal requirements, distributions are deemed to be income first. Under the
Puerto Rico tax laws, however, distributions from a contract not purchased to fund a tax qualified plan ("Non-Qualified Contract") are treated as a non-taxable return of principal until the principal is fully recovered.
Thereafter, all distributions under a Non-Qualified Contact are fully taxable.
Puerto Rico does not currently impose an early withdrawal penalty tax. The
Internal Revenue Code, however, does impose such a penalty and bases it on the amount that is taxable under federal rules.

Distributions under a Non-Qualified Contract after annuitization are treated as part taxable income and part non-taxable return of principal. The amount excluded from gross income after annuitization under Puerto Rico tax law is equal to the amount of the distribution in excess of 3% of the total purchase payments paid, until an amount equal to the total purchase payments paid has been excluded. Thereafter, the entire distribution from a Non-Qualified Contract is included in gross income. For federal income tax purposes, however, the portion of each annuity payment that is subject to tax is computed on the basis of investment in the contract and the annuitant's life expectancy. Generally,
Puerto Rico does not require income tax to be withheld from distributions of income. Although Puerto Rico allows a credit against its income tax for taxes paid to the federal government, you may not be able to use the credit fully. If you are a resident of Puerto Rico, you should consult a competent tax adviser before purchasing an annuity contract.

DIVERSIFICATION REQUIREMENTS

Each of the funds of the Series Funds intends to qualify as a regulated investment company under Subchapter M of the Code and meet the investment diversification tests of Section 817(h) of the Code and the underlying regulations. Failure to do so could result in current taxation to you on gains in your contract for the year in which such failure occurred and thereafter.

The Treasury Department or the Internal Revenue Service may, at some future time, issue a ruling or regulation presenting situations in which it will deem contract owners to exercise "investor control" over the fund shares that are attributable to their contracts. The Treasury Department has said informally that this could limit the number or frequency of transfers among variable investment options. This could cause you to be taxed as if you were the direct owner of your allocable portion of fund shares. We reserve the right to amend the contracts or the choice of investment options to avoid, if possible, current taxation to the owners.

CONTRACTS PURCHASED FOR A TAX QUALIFIED PLAN

We have no responsibility for determining whether a particular retirement plan or a particular contribution to the plan satisfies the applicable requirements of the Code, or whether a particular employee is eligible for inclusion under a plan. In general, the Code imposes limitations on the amount of annual compensation that can be contributed into a tax-qualified plan, and contains rules to limit the amount you can contribute to all of your tax-qualified plans.
Trustees and administrators of tax qualified plans may, however, generally invest and reinvest existing plan assets without regard to such Code imposed limitations on contributions. Certain distributions from tax qualified plans may be transferred directly to another plan, unless funds are added from other sources, without regard to such limitations.

                                       33

The Code generally requires tax-qualified plans (other than Roth IRAs) to begin making annual distributions of at least a minimum amount each year after a specified point. For example, minimum distributions to an employee under an employer's pension and profit sharing plan qualified under Section 401(a) of the
Code must begin no later than April 1 of the year following the year in which the employee reaches age 70-1/2 or, if later, retires. On the other hand, distributions from a traditional IRA, SIMPLE IRA or SEP IRA must begin no later than April 1 of the year following the year in which the contract owner attains age 70-1/2. The minimum amount of a distribution and the time when distributions start will vary by plan.

TAX-FREE ROLLOVERS

If permitted under your plans, you may make a tax-free rollover from:

     .    a traditional IRA to another traditional IRA,

     .    a traditional IRA to another tax-qualified plan, including a Section
          403(b) plan

     .    any tax-qualified plan (other than a Section 457 deferred compensation plan maintained by a tax-exempt organization) to a traditional IRA,

     .    any tax-qualified plan (other than a Section 457 deferred compensation plan maintained by a tax exempt organization) to another tax-qualified plan, including a roll-over of amounts from your prior plan derived from your "after-tax" contributions from "involuntary" distributions,

     .    a Section 457 deferred compensation plan maintained by a tax-exempt organization to another Section 457 deferred compensation plan maintained by a tax-exempt organization and

     .    a traditional IRA to a Roth IRA, subject to special restrictions discussed below.

In addition, if your spouse survives you, he or she is permitted to rollover your tax-qualified retirement account to another tax-qualified retirement account in which your surviving spouse participates, to the extent permitted by your surviving spouse' plan.

TRADITIONAL IRAs

ANNUAL CONTRIBUTION LIMIT. traditional individual retirement annuity (as defined in Section 408 of the Code) generally permits an eligible purchaser to make annual contributions which cannot exceed the lesser of:

     .    100% of compensation includable in your gross income, or

     .    the IRA annual limit for that tax year. For tax years beginning in
          2002, 2003 and 2004, the annual limit is $3,000 per year. For tax years beginning in 2005, 2006 and 2007, the annual limit is $4,000 per year and, for the tax year beginning in 2008, the annual limit is
          $5,000. After that, the annual limit is indexed for inflation in $500 increments as provided in the Code.

CATCH-UP CONTRIBUTIONS. An IRA holder age 50 or older may increase contributions from compensation to an IRA by an amount up to $500 a year for tax years beginning in 2002, 2003, 2004 and 2005, and by an amount up to $1,000 for the tax year beginning in 2006.

SPOUSAL IRA. You may also purchase an IRA contract for the benefit of your spouse (regardless of whether your spouse has a paying job). You can generally contribute up to the annual limit for each of you and your spouse (or, if less, your combined compensation).

DEDUCTIBILITY OF CONTRIBUTIONS. You may be entitled to a full deduction, a partial deduction or no deduction for your traditional IRA contribution on your federal income tax return.

The amount of your deduction is based on the following factors:

     .    whether you or your spouse is an active participant in an employer sponsored retirement plan,

     .    your federal income tax filing status, and

     .    your "Modified Adjusted Gross Income."

Your traditional IRA deduction is subject to phase out limits, based on your
Modified Adjusted Gross Income, which are applicable according to your filing status and whether you or your spouse are active participants in an employer sponsored retirement plan. You can still contribute to a traditional IRA even if your contributions are not deductible.

DISTRIBUTIONS. In general, all amounts paid out from a traditional IRA contract
(in the form of an annuity, a single sum, death benefits or partial withdrawal), are taxable to the payee as ordinary income. As in the case of a contract not purchased under a tax-qualified plan, you may incur additional adverse tax consequences if you make a surrender or withdrawal before you reach age 59-1/2
(unless certain exceptions apply as specified in Code section 72(t)). If you have made any non-deductible contributions to an IRA

                                       34

contract, all or part of any withdrawal or surrender proceeds, single sum death benefit or annuity payment, may be excluded from your taxable income when you receive the proceeds.

The tax law requires that annuity payments under a traditional IRA contract begin no later than April 1 of the year following the year in which the owner attains age 70-1/2.

ROTH IRAs

ANNUAL CONTRIBUTION LIMIT. A Roth IRA is a type of non-deductible IRA. In general, you may make purchase payments of up to the IRA annual limit ($3,000 per year for tax years beginning in 2002, 2003 and 2004; $4,000 per year for tax years beginning in 2005, 2006 and 2007, and $5,000 for the tax year beginning in
2008). After that, the annual limit is indexed for inflation in $500 increments as provided in the Code.

The IRA annual limit for contributions to a Roth IRA phases out (i.e., is reduced) for single taxpayers with adjusted gross incomes between $95,000 and
$110,000, for married taxpayers filing jointly with adjusted gross incomes between $150,000 and $160,000, and for a married taxpayer filing separately with adjusted gross income between $0 and $10,000.

CATCH-UP CONTRIBUTIONS. A Roth IRA holder age 50 or older may increase contributions from compensation to an IRA by an amount up to $500 a year for tax years beginning in 2002, 2003, 2004 and 2005, and by an amount up to $1,000 for the tax year beginning in 2006.

SPOUSAL IRA. You may also purchase a Roth IRA contract for the benefit of your spouse (regardless of whether your spouse has a paying job). You can generally contribute up to the annual limit for each of you and your spouse (or, if less, your combined compensation), subject to the phase-out rules discussed above.

DISTRIBUTIONS. If you hold your Roth IRA for at least five years the payee will not owe any federal income taxes or early withdrawal penalties on amounts paid out from the contract:

     .    after you reach age 59-1/2,

     .    on your death or disability, or

     .    to qualified first-time home buyers (not to exceed a lifetime limitation of $10,000) as specified in the Code.

The Code treats payments you receive from Roth IRAs that do not qualify for the above tax free treatment first as a tax-free return of the contributions you made. However, any amount of such non-qualifying payments or distributions that exceed the amount of your contributions is taxable to you as ordinary income and possibly subject to the 10% penalty tax (unless certain exceptions apply as specified in Code section 72(t).

CONVERSION TO A ROTH IRA. You can convert a traditional IRA to a Roth IRA, unless

     .    you have adjusted gross income over $100,000, or

     .    you are a married taxpayer filing a separate return.

The Roth IRA annual contribution limit does not apply to converted amounts.

You must, however, pay tax on any portion of the converted amount that would have been taxed if you had not converted to a Roth IRA. No similar limitations apply to rollovers from one Roth IRA to another Roth IRA.

SIMPLE IRA PLANS

In general, a small business employer may establish a SIMPLE IRA retirement plan if the employer employed 100 or fewer employees earning at least $5,000 during the preceding year. As an eligible employee of the business, you may make pre-tax contributions to the SIMPLE IRA plan. You may specify the percentage of compensation that you want to contribute under a qualified salary reduction arrangement, provided the amount does not exceed the SIMPLE IRA annual contribution limit. The SIMPLE IRA annual limit is $7,000 for tax years beginning in 2002, $8,000 for 2003, $9,000 for 2004, and $10,000 for 2005. After
that, the annual limit is indexed for inflation in $500 increments as provided in the Code. Your employer must elect to make a matching contribution of up to
3% of your compensation or a non-elective contribution equal to 2% of your compensation.

CATCH-UP CONTRIBUTIONS. A SIMPLE IRA holder age 50 or older may increase contributions of compensation by an amount up to $500 for tax years beginning in
2002, $1,000 for 2003, $1,500 for 2004, $2,000 for 2005 and $2,500 for 2006.
After that, for tax years beginning in 2007, the SIMPLE IRA catch-up contribution limit is indexed annually for inflation in $500 increments as provided in the Code.

                                       35

DISTRIBUTIONS. The requirements for minimum distributions from a SIMPLE IRA retirement plan, and rules on taxation of distributions from a SIMPLE retirement plan, are generally the same as those discussed above for distributions from a traditional IRA.

SIMPLIFIED EMPLOYEE PENSION PLANS (SEPs)

SEPs are employer sponsored plans that may accept an expanded rate of contributions from one or more employers. Employer contributions are flexible, subject to certain limits under the Code, and are made entirely by the business owner directly to a SEP-IRA owned by the employee. Contributions are tax-deductible by the business owner and are not includable in income by employees until withdrawn. The maximum deductible amount that may be contributed to a SEP is 25% of compensation, up to the SEP compensation limit specified in the Code for the year ($200,000 for the year 2002) with a cap of $40,000.

DISTRIBUTIONS. The requirements for minimum distributions from a SEP-IRA, and rules on taxation of distributions from a SEP-IRA, are generally the same as those discussed above for distributions from a traditional IRA.

SECTION 403(b) PLANS

Under these tax-sheltered annuity arrangements, public school systems and certain tax-exempt organizations can make premium payments into "403(b)
contracts" owned by their employees that are not taxable currently to the employee.

ANNUAL CONTRIBUTION LIMIT. In general, the amount of the non-taxable contributions made for a 403(b) contract each year may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed an annual "elective deferral limit" (see "Elective Deferral Limits," below). The annual contribution limit is subject to certain other limits described in
Section 415 of the Code and the regulations thereunder. Special rules apply for certain organizations that permit participants to increase their elective deferrals.

CATCH-UP CONTRIBUTIONS. A Section 403(b) plan participant age 50 or older may increase contributions to a 403(b) plan by an amount that, together with all other catch-up contributions made to other tax-qualified plans, does not exceed an annual "elective catch-up limit." (See "Elective Catch-Up Limits," below.)

DISTRIBUTIONS. When we make payments from a 403(b) contract on surrender of the contract, partial withdrawal, death of the annuitant, or commencement of an annuity option, the payee ordinarily must treat the entire payment as ordinary taxable income. Moreover, the Code prohibits distributions from a 403(b)
contract before the employee reaches age 59-1/2, except:

     .    on the employee's separation from service, death, or disability,

     .    with respect to distributions of assets held under a 403(b) contract as of December 31, 1988, and

     .    transfers and exchanges to other products that qualify under Section
          403(b).

Minimum distributions under a 403(b) contract must begin no later than April 1 of the year following the year in which the employee reaches age 70-1/2 or, if later, retires.

PENSION AND PROFIT SHARING PLANS QUALIFIED UNDER SECTION 401(a)

In general, an employer may deduct from its taxable income premium payments it makes under a qualified pension or profit-sharing plan described in Section
401(a) of the Code. Employees participating in the plan generally do not have to pay tax on such contributions when made. Special requirements apply if a 401(a)
plan covers an employee classified under the Code as a "self-employed individual" or as an "owner-employee."

Annuity payments (or other payments, such as upon withdrawal, death or surrender) generally constitute taxable income to the payee; and the payee must pay income tax on the amount by which a payment exceeds its allocable share of the employee's "investment in the contract" (as defined in the Code), if any. In general, an employee's "investment in the contract" equals the aggregate amount of premium payments made by the employee.

The non-taxable portion of each annuity payment is determined, under the Code, according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. Favorable procedures may also be available to taxpayers who had attained age 50 prior to January 1, 1986.

Minimum distributions to the employee under an employer's pension and profit sharing plan qualified under Section 401(a) of the Code must begin no later than
April 1 of the year following the year in which the employee (except an employee who is a "5-percent owner" as defined in Code section 416) reaches age 70-1/2 or, if later, retires.

"TOP-HEAVY" PLANS

Certain plans may fall within the definition of "top-heavy plans" under Section
416 of the Code. This can happen if the plan holds a significant amount of its assets for the benefit of "key employees" (as defined in the Code). You should consider whether your plan

                                       36

meets the definition. If so, you should take care to consider the special limitations applicable to top-heavy plans and the potentially adverse tax consequences to key employees.

SECTION 457 DEFERRED COMPENSATION PLANS

Under the provisions of Section 457 of the Code, you can exclude a portion of your compensation from gross income if you participate in a deferred compensation plan maintained by:

     .    a state,

     .    a political subdivision of a state,

     .    an agency or instrumentality or a state or political subdivision of a state, or

     .    a tax-exempt organization.

As a "participant" in such a deferred compensation plan, any amounts you exclude
(and any income on such amounts) will be includible in gross income only for the taxable year in which such amounts are paid or otherwise made available to the annuitant or other payee.

The deferred compensation plan must satisfy several conditions, including the following:

     .    the plan must not permit distributions prior to your separation from service (except in the case of an unforeseen emergency), and

     .    all compensation deferred under the plan shall remain solely the employer's property and may be subject to the claims of its creditors.

ANNUAL CONTRIBUTION LIMIT. The amount of the non-taxable contributions made for a Section 457 plan each year may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed an annual "elective deferral limit," and is subject to certain other limits described in Section
402(g) of the Code. (See "Elective Deferral Limits," below.)

CATCH-UP CONTRIBUTIONS. A 457 plan participant age 50 or older may increase contributions to a 457 plan by an amount that, together with all other catch-up contributions made to other tax-qualified plans, does not exceed an annual
"elective catch-up limit." (See "Elective Catch-Up Limits," below.)

DISTRIBUTIONS. When we make payments under your contract in the form of an annuity, or in a single sum such as on surrender, withdrawal or death of the annuitant, the payment is taxed as ordinary income. Minimum distributions under a Section 457 plan must begin no later than April 1 of the year following the year in which the employee reaches age 70-1/2 or, if later, retires.

ELECTIVE DEFERRAL LIMITS

A participant in a Section 403(b) plan, a Section 457 Plan or in certain other types of tax-qualified pension and profit sharing plans that are commonly referred to as "401(k)" plans and "SARSEPS" may elect annually to defer current compensation so that it can be contributed to the applicable plan or plans. The annual elective deferral limit is $11,000 for tax years beginning in 2002,
$12,000 for 2003, $13,000 for 2004, $14,000 for 2005 and $15,000 for 2006. After
that, for the tax years beginning in 2007, 2008 and 2009, the annual elective deferral limit is indexed for inflation in $500 increments as provided in the
Code.

ELECTIVE CATCH-UP LIMITS

A participant in a Section 403(b) plan, a Section 457 Plan or in certain other types of tax-qualified pension and profit sharing plans that are commonly referred to as "401(k)" plans and "SARSEPS" who is age 50 or older may increase contributions by an amount up to $1,000 for tax years beginning in 2002, $2,000 for 2003, $3,000 for 2004, $4,000 for 2005 and $5,000 for 2006. After that, for the tax years beginning in 2007, the elective catch-up contribution limit is indexed for inflation in $500 increments as provided in the Code.

WITHHOLDING ON ROLLOVER DISTRIBUTIONS

The tax law requires us to withhold 20% from certain distributions from tax qualified plans. We do not have to make the withholding, however, if you rollover your entire distribution to another plan and you request us to pay it directly to the successor plan. Otherwise, the 20% mandatory withholding will reduce the amount you can rollover to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before making such a distribution.

PUERTO RICO ANNUITY CONTRACTS PURCHASED TO FUND A TAX-QUALIFIED PLAN

The provisions of the tax laws of Puerto Rico vary significantly from those under the Internal Revenue Code of the United States with respect to the various
"tax qualified" plans described above. Although we may offer variable annuity contracts in Puerto Rico in connection with "tax qualified" plans, the text of the prospectus under the subsection "Contracts purchased for a tax qualified plan" is inapplicable in Puerto Rico and should be disregarded.

                                       37

SEE YOUR OWN TAX ADVISER

The above description of Federal income tax consequences to owners of and payees under contracts, and of the different kinds of tax qualified plans which may be funded by the contracts, is only a brief summary and is not intended as tax advice. It does not include a discussion of federal estate tax and gift tax or state tax consequences. The rules under the Code governing tax qualified plans are extremely complex and often difficult to understand. Changes to the tax laws may be enforced retroactively. Anything less than full compliance with the applicable rules, all of which are subject to change from time to time, can have adverse tax consequences. The taxation of an annuitant or other payee has become so complex and confusing that great care must be taken to avoid pitfalls. For further information you should consult a qualified tax adviser.

PERFORMANCE INFORMATION

We may advertise total return information about investments made in the variable investment options. We refer to this information as "Account level" performance.
In our Account level advertisements, we usually calculate total return for 1, 5, and 10 year periods or since the beginning of the applicable variable investment option.

Total return at the Account level is the percentage change between:

     .    the value of a hypothetical investment in a variable investment option at the beginning of the relevant period, and

     .    the value at the end of such period.

At the Account level, total return reflects adjustments for:

     .    the mortality and expense risk charges,

     .    the annual contract fee, and

     .    any withdrawal charge payable if the owner surrenders his contract at the end of the relevant period.

Total return at the Account level does not, however, reflect any premium tax charges or any charges for optional benefit riders. Total return at the Account level will be lower than that at the Series Fund level where comparable charges are not deducted.

We may also advertise total return in a non-standard format in conjunction with the standard format described above. The non-standard format is generally the same as the standard format except that it will not reflect any contract fee or withdrawal charge and it may be for additional durations.

We may advertise "current yield" and "effective yield" for investments in the
Money Market investment option. Current yield refers to the income earned on your investment in the Money Market investment option over a 7-day period and then annualized. In other words, the income earned in the period is assumed to be earned every 7 days over a 52-week period and stated as a percentage of the investment.

Effective yield is calculated in a similar manner but, when annualized, the income earned by your investment is assumed to be reinvested and thus compounded over the 52-week period. Effective yield will be slightly higher than current yield because of this compounding effect of reinvestment.

Current yield and effective yield reflect all the recurring charges at the
Account level, but will not reflect any premium tax, any withdrawal charge, or any charge for optional benefit riders.

REPORTS

At least annually, we will send you (1) a report showing the number and value of the accumulation units in your contract and (2) the financial statements of the
Series Funds.

VOTING PRIVILEGES

At meetings of the Series Funds' shareholders, we will generally vote all the shares of each Fund that we hold in the Account in accordance with instructions we receive from the owners of contracts that participate in the corresponding variable investment option.

CERTAIN CHANGES

                                       38

CHANGES TO THE ACCOUNT

We reserve the right, subject to applicable law, including any required shareholder approval,

     .    to transfer assets that we determine to be your assets from the
          Account to another separate account or investment option by withdrawing the same percentage of each investment in the Account with proper adjustments to avoid odd lots and fractions,

     .    to add or delete variable investment options,

     .    to change the underlying investment vehicles,

     .    to operate the Account in any form permitted by law, and

     .    to terminate the Account's registration under the 1940 Act, if such registration should no longer be legally required.

Unless otherwise required under applicable laws and regulations, notice to or approval of owners will not be necessary for us to make such changes.

VARIATIONS IN CHARGES OR RATES FOR ELIGIBLE CLASSES

We may allow a reduction in or the elimination of any contract charges, or an increase in a credited interest rate for a guarantee period. The affected contracts would involve sales to groups or classes of individuals under special circumstances that we expect to result in a reduction in our expenses associated with the sale or maintenance of the contracts, or that we expect to result in mortality or other risks that are different from those normally associated with the contracts.

The entitlement to such variation in charges or rates will be determined by us based upon such factors as the following:

     .    the size of the initial premium payment,

     .    the size of the group or class,

     .    the total amount of premium payments expected to be received from the group or class and the manner in which the premium payments are remitted,

     .    the nature of the group or class for which the contracts are being purchased and the persistency expected from that group or class as well as the mortality or morbidity risks associated with that group or class;

     .    the purpose for which the contracts are being purchased and whether that purpose makes it likely that the costs and expenses will be reduced, or

     .    the level of commissions paid to selling broker-dealers or certain financial institutions with respect to contracts within the same group or class.

We will make any reduction in charges or increase in initial guarantee rates according to our rules in effect at the time an application for a contract is approved. We reserve the right to change these rules from time to time. Any variation in charges, rates, or fees will reflect differences in costs and services, will apply uniformly to all prospective contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any owner.

DISTRIBUTION OF CONTRACTS

Signator Investors, Inc. ("Signator") acts as principal distributor of the contracts sold through this prospectus. Signator is registered as a broker-dealer under the Securities Exchange Act of 1934, and a member of the
National Association of Securities Dealers, Inc. Signator's address is 197
Clarendon Street, Boston, Massachusetts 02116. Signator is a subsidiary of John
Hancock.

You can purchase a contract through registered representatives of broker-dealers and certain financial institutions who have entered into selling agreements with
JHVLICO and Signator. We pay broker-dealers compensation for promoting, marketing and selling our variable insurance and variable annuity products. In turn, the broker-dealers pay a portion of the compensation to their registered representatives, under their own arrangements. Signator will also pay its own registered representatives for sales of the contracts to their customers. We do not expect the compensation we pay to such broker-dealers (including Signator)
and financial institutions to exceed 8.0% of premium payments (on a present value basis) for sales of the contracts described in this prospectus. For limited periods of time, we may pay additional compensation to broker-dealers as part of special sales promotions. We offer these contracts on a continuous basis, but neither JHVLICO nor Signator is obligated to sell any particular amount of contracts. We also reimburse Signator for direct and indirect expenses actually incurred in connection with the marketing of these contracts.

Signator representatives may receive additional cash or non-cash incentives
(including expenses for conference or seminar trips and certain gifts) in connection with the sale of contracts issued by JHVLICO From time to time,
Signator, at its expense, may also provide significant additional amounts to broker dealers or other financial services firms which sell or arrange for the sale of the contracts. Such compensation may include, for example, financial assistance to financial services firms in connection with their conferences or seminars, sales or training programs for invited registered representatives and other employees, payment for travel

                                       39

expenses, including lodging, incurred by registered representatives and other employees for such seminars or training programs, seminars for the public, advertising and sales campaigns regarding the contracts, and/or other events or activities sponsored by the financial services firms. As a consequence of such additional compensation, representatives and financial services firms, including but not limited to Signator and its representatives, may be motivated to sell our contracts instead of contracts issued by other insurance companies.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, have audited the consolidated financial statements and schedules of John Hancock Life
Insurance Company at December 31, 2004, and 2003 and for each of the three years in the period ended December 31, 2003, and the financial statements of the
Account at December 31, 2004 and for each of the periods indicated therein, as set forth in their reports. We've included these financial statements in the
Statement of Additional Information, which also is a part of the registration statement that contains this prospectus. These financial statements are included in the registration statement in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

                                       40

                         APPENDIX A: INDEX OF KEY WORDS

We define or explain each of the following key words used in this prospectus on the pages shown below:

KEY WORD                                                                    PAGE
--------                                                                   -----
Accumulation units......................................................     28
Annuitant...............................................................     10
Annuity payments........................................................     13
Annuity period..........................................................     13
Business day............................................................     10
Contract year...........................................................     11
Date of issue...........................................................     11
Date of maturity........................................................     29
Extra Credits...........................................................     13
Free withdrawal amount..................................................     17
Funds...................................................................      2
Guarantee period........................................................     12
Investment options......................................................     14
Market value adjustment.................................................     12
Premium payments........................................................     10
Surrender...............................................................     16
Surrender value.........................................................     17
Total value of your contract............................................     12
Variable investment options.............................................   cover
Withdrawal charge.......................................................     16
Withdrawal..............................................................     16

                                       41

                APPENDIX B : DETAILS ABOUT OUR GUARANTEE PERIODS

INVESTMENTS THAT SUPPORT OUR GUARANTEE PERIODS

We back our obligations under the guarantee periods with JHVLICO's general assets. Subject to applicable law, we have sole discretion over the investment of our general assets (including those held in our "non-unitized" separate account that primarily supports the guarantee periods). We invest these amounts in compliance with applicable state insurance laws and regulations concerning the nature and quality of our general investments.

We invest the non-unitized separate account assets, according to our detailed investment policies and guidelines, in fixed income obligations, including:

     .    corporate bonds,

     .    mortgages,

     .    mortgage-backed and asset-backed securities, and

     .    government and agency issues.

We invest primarily in domestic investment-grade securities. In addition, we use derivative contracts only for hedging purposes, to reduce ordinary business risks associated with changes in interest rates, and not for speculating on future changes in the financial markets. Notwithstanding the foregoing, we are not obligated to invest according to any particular strategy.

GUARANTEED INTEREST RATES

We declare the guaranteed rates from time to time as market conditions and other factors dictate. We advise you of the guaranteed rate for a selected guarantee period at the time we:

     .    receive your premium payment,

     .    effectuate your transfer, or

     .    renew your guarantee period.

We have no specific formula for establishing the guaranteed rates for the guarantee periods. The rates may be influenced by interest rates generally available on the types of investments acquired with amounts allocated to the guarantee period. In determining guarantee rates, we may also consider, among other factors, the duration of the guarantee period, regulatory and tax requirements, sales and administrative expenses we bear, risks we assume, our profitability objectives, and general economic trends.

COMPUTATION OF MARKET VALUE ADJUSTMENT

We determine the amount of the market value adjustment by multiplying the amount being taken from the guarantee period (before any applicable withdrawal charge)
by a factor expressed by the following formula:

                          [(1+g)/(1+c+0.005)](n)/(2)-1

where,

     .    G is the guaranteed rate in effect for the current guarantee period.

     .    C is the current guaranteed rate in effect for new guarantee periods with duration equal to the number of years remaining in the current guarantee period (rounded to the nearest whole number of years). If we are not currently offering such a guarantee period, we will declare a guarantee rate, solely for this purpose, consistent with interest rates currently available.

     .    N is the number of complete months from the date of withdrawal to the end of the current guarantee period. (If less than one complete month remains, N equals one unless the withdrawal is made on the last day of the guarantee period, in which case no adjustment applies.)

SAMPLE CALCULATION 1: POSITIVE ADJUSTMENT

                                       42

Amount withdrawn or transferred                 $10,000
Guarantee period                                5 years
Time of withdrawal or transfer                  beginning of 3rd year of
                                                guaranteed period
Guaranteed rate* (g)                            4%
Guaranteed rate for new 3 year guarantee* (c)   3%
Remaining guarantee period (n)                  36 months

MARKET VALUE ADJUSTMENT:

10,000X[(1+0.04)/(1+0.03+0.005)(36)/(12)-1]=145.63

Amount withdrawn or transferred (adjusted for market value adjustment): $10,000
+ $145.63 = $10,145.63

* All interest rates shown have been arbitrarily chosen for purposes of this example. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

SAMPLE CALCULATION 2: NEGATIVE ADJUSTMENT

Amount withdrawn or transferred                 $10,000
Guarantee period                                5 years
Time of withdrawal or transfer                  beginning of 3rd year of
                                                guaranteed period
Guaranteed rate* (g)                            4%
Guaranteed rate for new 3 year guarantee* (c)   5%
Remaining guarantee period (n)                  36 months

MARKET VALUE ADJUSTMENT:

10,000X[(1+0.04)/(1+0.05+0.005)(36)/(12)-1]=-420.50

Amount withdrawn or transferred (adjusted for market value adjustment): $10,000
- $420.50 = $9,579.50

----------
* All interest rates shown have been arbitrarily chosen for purposes of this example. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

                                       43

              APPENDIX C : EXAMPLE OF WITHDRAWAL CHARGE CALCULATION

ASSUME THE FOLLOWING FACTS:

     .    On January 1, 2001, you make a $5,000 initial premium payment and we issue you a contract.

     .    On January 1, 2002, you make a $1,000 premium payment.

     .    On January 1, 2003, you make a $1,000 premium payment.

     .    On January 1, 2004, the total value of your contract is $7,500 because of favorable investment earnings.

Now assume you make a partial withdrawal of $7,000 (no tax withholding) on
January 2, 2004. In this case, assuming no prior withdrawals, we would deduct a
CDSL of $289.36. We withdraw a total of $7,289.36 from your contract.

          $ 7,000.00 -- withdrawal request payable to you
          +   289.36 -- withdrawal charge payable to us
          ----------
          $ 7,289.36 -- total amount withdrawn from your contract

HERE IS HOW WE DETERMINE THE WITHDRAWAL CHARGE:

     (1) We FIRST distribute to you the $500 profit you have in your contract
($7,500 total contract value less $7,000 of premiums you have paid) under the free withdrawal provision.

Next we repay to you the $5,000 premium you paid in 2001. Under the free withdrawal provision, $200 of that premium is charge free ($7,000 total premiums paid x 10%; less the $500 free withdrawal in the same contract year described in paragraph 1 above). We assess a withdrawal charge on the remaining balance of
$4,800 from your 2001 premium. Because you made that premium payment 3 years ago, the withdrawal charge percentage is 4%. We deduct the resulting $192 from your contract to cover the withdrawal charge on your 2001 premium payment. We pay the remainder of $4,608 to you as a part of your withdrawal request.

          $   5,000
          -     200 -- free withdrawal amount (payable to you)
          ---------
          $   4,800
          x     .04
          ---------
          $     192 -- withdrawal charge on 2001 premium payment (payable to us)

          $   4,800
          -     192
          ---------
          $   4,608 -- part of withdrawal request payable to you

     (2) We NEXT deem the entire amount of your 2002 PREMIUM PAYMENT to be withdrawn and we assess a withdrawal charge on that $1,000 amount. Because you made this premium payment 2 years ago, the withdrawal charge percentage is 5%.
We deduct the resulting $50 from your contract to cover the withdrawal charge on your 2002 premium payment. We pay the remainder of $950 to you as a part of your withdrawal request.

          $   1,000
          x     .05
          ---------
          $      50 -- withdrawal charge on 2002 premium payment (payable to us)

          $   1,000
          -      50
          ---------
          $     950  -- part of withdrawal request payable to you

     (3) We NEXT determine what additional amount we need to withdraw to provide you with the total $7,000 you requested, after the deduction of the withdrawal charge on that additional amount. We have already allocated $500 from profits under paragraph 1 above, $200 of additional free withdrawal amount under paragraph 2, $4,608 from your 2001 premium payment under paragraph 2, and $950 from your 2003 premium payment under paragraph 3. Therefore, $742 is needed to reach $7,000.

          $   7,000 -- total withdrawal amount requested
          -     500 -- profit
          -     200 -- free withdrawal amount
          -   4,608 -- payment deemed from initial premium payment
          -     950 -- payment deemed from 2002 premium payment
          ---------
          $     742 -- additional payment to you needed to reach $7,000

                                       44

     (4) We know that the withdrawal charge percentage for this remaining amount is 6%, because you are already deemed to have withdrawn all premiums you paid prior to 2003. We use the following formula to determine how much more we need to withdraw:

Remainder due to you = Withdrawal needed - [applicable withdrawal charge percentage times withdrawal needed]

          $  742.00    =  x -[.06x]
          $  742.00    =  .94x
          $ 742.00/.94 =  x
          $     789.36 =  x

          $     789.36 -- deemed withdrawn from 2003 premium payment
          $    -742.00 -- part of withdrawal request payable to you
          ------------
          $      47.36 -- withdrawal charge on 2003 premium deemed withdrawn
                          (payable to us)

                                       45

     APPENDIX D : EXAMPLES OF EARNINGS ENHANCEMENT DEATH BENEFIT CALCULATION

The following are examples of the optional earnings enhancement death benefit.
We have assumed that there are earnings under the contracts in each case. Actual investment performance may be greater or lower than the amounts shown.

EXAMPLE 1 - EARNINGS ENHANCEMENT DEATH BENEFIT WITH STANDARD DEATH BENEFIT, NO
ADJUSTMENTS FOR WITHDRAWALS OR ADDITIONAL PREMIUM PAYMENTS

Assume:

     .    You elect the earnings enhancement death benefit rider (but not the enhanced death benefit rider) when you purchase your contract,

     .    At the time of purchase, you and the annuitant are each under age 70 and you pay an initial premium of $100,000,

     .    You allocate the premium to a variable investment option, and make no transfers of contract value to other investment options,

     .    We determine the death benefit before the Maturity Date, in the fourth year of your contract on a day when the total value of your contract is $180,000.

CALCULATION OF STANDARD DEATH BENEFIT

We compare the total value of your contract ($180,000, with no market value adjustment) to the total amount of premiums you paid ($100,000, with no adjustment for withdrawals). The standard death benefit is the higher of the two, or $180,000.

CALCULATION OF EARNINGS ENHANCEMENT AMOUNT

Because you and the annuitant were both under age 70 when the rider was issued, the earnings enhancement amount is 40% of the difference between the standard death benefit and your "Net Premiums," up to a maximum benefit amount equal to
80% of your "Adjusted Net Premiums."

Calculation of Net Premiums and Adjusted Net Premiums - To determine "Net
Premiums," we reduce the premiums you paid ($100,000) by the amount of any withdrawals in excess of earnings ($0, with no adjustment for withdrawal charges). In this example, the Net Premiums is $100,000. To determine "Adjusted
Net Premiums," we reduce the Net Premiums ($100,000) by any premiums you made, other than the initial premium, during the 12 months before we calculated the death benefit ($0). In this example, the "Adjusted Net Premiums" is $100,000.

Calculation of Maximum Benefit Amount - The maximum benefit amount under the earnings enhancement death benefit rider in this example is 80% of the Adjusted
Net Premiums ($100,000), or $80,000.

The earnings enhancement amount is 40% of the difference between the standard death benefit ($180,000) and your Net Premiums ($100,000), up to the maximum benefit amount. In this example, 40% of the difference is $32,000, which is less than the maximum benefit amount ($80,000). The earnings enhancement amount is therefore $32,000.

The total Death Benefit in this example is the standard death benefit ($180,000)
plus the earnings enhancement amount ($32,000), or $212,000.

EXAMPLE 2 - EARNINGS ENHANCEMENT DEATH BENEFIT WITH ENHANCED DEATH BENEFIT,
ADJUSTED FOR WITHDRAWAL AND ADDITIONAL PREMIUM

Assume:

     .    You elect the earnings enhancement death benefit rider and the enhanced death benefit rider when you purchase your contract,

     .    At the time of purchase, you are over age 70 and you pay an initial premium of $100,000,

     .    You allocate the premium to a variable investment option, and make no transfers of contract value to other investment options,

     .    On the seventh anniversary of your contract, your total value in the contract is $175,000, which is the highest value on any anniversary date,

     .    On the day after the seventh anniversary of your contract, you make a withdrawal of $80,000,

     .    On the eighth anniversary of your contract, the total value of your contract is $110,000, and you make an additional premium payment of
          $10,000 at the end of the eighth year of your contract,

     .    We determine the death benefit before the Maturity Date in the middle of the ninth year of your contract, on a day when the total value of your contract is $120,000.

                                       46

CALCULATION OF ENHANCED DEATH BENEFIT. In this example, the enhanced death benefit is the highest of an accumulated premium "roll-up" amount, a "highest anniversary value" amount and the value of your contract on the date the death benefit is determined.

CALCULATION OF PREMIUM ROLL-UP. We calculate the amount of each premium you have paid, accumulated at a 5% effective annual rate, minus any withdrawals. In this example, the accumulated value of your initial premium, after adjustment for the $80,000 withdrawal, is $65,319.75, and the accumulated value of your second premium is $10,246.95. The total amount of the premium "roll-up" is
$75,566.70.

CALCULATION OF HIGHEST ANNIVERSARY VALUE. We determine the highest anniversary value of your contract on any anniversary date during the rider's measuring period ($175,000), plus any premiums since that date ($10,000), minus any withdrawals since that date ($80,000). In this example, the "highest anniversary value" is $105,000.

The total value of your contract on the date the death benefit is determined
($120,000, with no market value adjustment) is higher than the premium roll-up amount ($75,566.70) and higher than the "highest anniversary value" amount
($105,000). The enhanced death benefit is therefore $120,000.

CALCULATION OF EARNINGS ENHANCEMENT AMOUNT. Because you were over age 70 when the rider was issued, the earnings enhancement amount is 25% of the difference between the enhanced death benefit and your "Net Premiums," up to a maximum benefit amount equal to 50% of your "Adjusted Net Premiums."

CALCULATION OF NET PREMIUMS AND ADJUSTED NET PREMIUMS. To determine "Net
Premiums," we reduce the premiums you paid by the amount of any withdrawals in excess of earnings (including withdrawal charges). In this example, you withdrew
$80,000 at a time when your earnings were $75,000 and no withdrawal charges were imposed. The amount withdrawn in excess of earnings is therefore $5,000. Net
Premiums is the amount of premiums paid ($110,000) less amounts withdrawn in excess of earnings ($5,000), or $105,000. To determine "Adjusted Net Premiums,"
we reduce the Net Premiums ($105,000) by any premiums you made during the 12 months before we calculated the death benefit ($10,000). In this example, the
"Adjusted Net Premiums" is $95,000.

CALCULATION OF MAXIMUM BENEFIT AMOUNT. The maximum benefit amount under the earnings enhancement death benefit rider in this example is 50% of your Adjusted
Net Premiums ($95,000), or $47,500.

The earnings enhancement amount is 25% of the difference between the enhanced death benefit ($120,000) and your Net Premiums ($105,000), up to the maximum benefit amount. In this example, 25% of the difference is $3,750, which is less than the maximum benefit amount ($47,500). The earnings enhancement amount is therefore $3,750.

The total Death Benefit in this example is the enhanced death benefit ($120,000)
plus the earnings enhancement amount ($3,750), or $123,750.

                                       47

                   APPENDIX U: ACCUMULATION UNIT VALUE TABLES

                                        1

                         CONDENSED FINANCIAL INFORMATION

                    JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF

The following table provides selected data for Revolution accumulation shares for each investment option that was available during the period shown.
Revolution commenced operations on August 10, 1999.

                                                                   YEAR        YEAR        YEAR        YEAR        YEAR      AUG. 10
                                                                   ENDED      ENDED        ENDED       ENDED       ENDED      1999
                                                                  DEC. 31     DEC. 31     DEC. 31     DEC. 31     DEC. 31    DEC. 31
                                                                   2004        2003        2002        2001        2000       1999
                                                                ----------  ----------  ----------  ----------  ----------  --------
EQUITY INDEX
Accumulation Share Value:
   Beginning of period .......................................  $    17.10  $    13.49  $    17.58  $    20.22  $    22.54  $  10.00
   End of period .............................................  $    18.70  $    17.10  $    13.49  $    17.58  $    20.22  $  22.54
Number of Accumulation Shares outstanding at end of period ...     651,999     728,312     673,856     804,600     507,320    76,098
LARGE CAP VALUE
Accumulation Share Valu
   Beginning of period (Note 3) ..............................  $    12.08  $     9.75  $    11.38  $    10.00          --        --
   End of period .............................................  $    13.72  $    12.08  $     9.75  $    11.38          --        --
Number of Accumulation Shares outstanding at end of period ...     619,096     601,394     483,868     334,667          --        --
FUNDAMENTAL VALUE B (formerly "Large Cap Value CORE (SM)")
Accumulation Share Value:
   Beginning of period .......................................  $    10.35  $     8.13  $    10.07  $    10.71  $    10.31  $  10.00
   End of period .............................................  $    11.08  $    10.35  $     8.13  $    10.07  $    10.71  $  10.31
Number of Accumulation Shares outstanding at end of period ...          --     816,510     826,588   1,056,790     520,128    92,493
LARGE CAP GROWTH
Accumulation Share Value:
   Beginning of period (Note 3) ..............................  $     7.19  $     5.79  $     8.13  $    10.00          --        --
   End of period .............................................  $     7.41  $     7.19  $     5.79  $     8.13          --        --
Number of Accumulation Shares outstanding at end of period ...   1,439,838     540,715     167,749      77,662          --        --
LARGE CAP GROWTH B (formerly "Large Cap Aggressive Growth")
(Effective November 1, 2004, merged into "Large Cap Growth")
Accumulation Share Value:
   Beginning of period .......................................  $     7.13  $     5.48  $     8.09  $     9.60  $    11.97  $  10.00
   End of period .............................................  $     6.81  $     7.13  $     5.48  $     8.09  $     9.60  $  11.97
Number of Accumulation Shares outstanding at end of period ...          --     609,843     681,954   1,205,414   1,040,129   178,388
GROWTH & Income
Accumulation Share Value:
   Beginning of period (Note 2) ..............................  $     6.95  $     5.66  $     7.36  $     8.82  $    10.00        --
   End of period .............................................  $     7.61  $     6.95  $     5.66  $     7.36  $     8.82        --
Number of Accumulation Shares outstanding at end of period ...   2,011,770   2,127,364   1,293,111   1,817,947      12,749        --
FUNDAMENTAL VALUE
Accumulation Share Value:
   Beginning of period .......................................  $    11.12  $     8.75  $    10.73  $    11.68  $    10.43  $  10.00
   End of period .............................................  $    12.70  $    11.12  $     8.75  $    10.73  $    11.68  $  10.43
Number of Accumulation Shares outstanding at end of period ...   1,256,245     603,015     569,649     802,605     347,760    64,904
EARNINGS GROWTH
Accumulation Share Value:
   Beginning of period (Note 1) ..............................  $     3.65  $     2.96  $     4.43  $     7.11  $    10.00        --
   End of period .............................................  $     3.70  $     3.65  $     2.96  $     4.43  $     7.11        --
Number of Accumulation Shares outstanding at end of period ...   1,068,977   1,209,120   1,222,455   1,636,323     629,910        --

                                                          YEAR         YEAR         YEAR         YEAR         YEAR      AUG. 10
                                                         ENDED        ENDED        ENDED        ENDED        ENDED        1999
                                                        DEC. 31      DEC. 31      DEC. 31      DEC. 31      DEC. 31     DEC. 31
                                                          2004         2003         2002         2001         2000        1999
                                                       ----------   ----------   ----------   ----------   ----------   --------
FUNDAMENTAL GROWTH
(Effective November 1, 2004, merged into "Large Cap
   Growth")
Accumulation Share Value:
   Beginning of period .............................   $     8.84   $     6.79   $     9.86   $    14.74   $    15.39   $  10.00
   End of period ...................................   $     8.43   $     8.84   $     6.79   $     9.86   $    14.74   $  15.39
   Number of Accumulation Shares outstanding at
      end of period ................................           --      328,022      337,037      589,572      525,081     38,912
MID CAP VALUE B (formerly "Small/Mid Cap CORE (SM)")
Accumulation Share Value:
   Beginning of period .............................   $    15.68   $    10.94   $    13.06   $    13.16   $    12.73   $  11.00
   End of period ...................................   $    18.39   $    15.68   $    10.94   $    13.06   $    13.16   $  12.73
Number of Accumulation Shares outstanding at end of
   period ..........................................      293,358      231,918      215,620      220,092      114,891      9,532
MID CAP GROWTH (formerly "Small/Mid Cap Growth")
Accumulation Share Value:
   Beginning of period .............................   $    23.49   $    16.19   $    20.79   $    20.47   $    18.98   $  18.07
   End of period ...................................   $    25.90   $    23.49   $    16.19   $    20.79   $    20.47   $  18.98
Number of Accumulation Shares outstanding at end of
   period ..........................................      210,494      228,854      200,020      242,085      136,439     14,779
SMALL CAP EMERGING GROWTH
Accumulation Share Value:
   Beginning of period (Note 2) ....................   $     8.23   $     5.60   $     7.90   $     8.30   $    10.00         --
   End of period ...................................   $     8.90   $     8.23   $     5.60   $     7.90   $     8.30         --
Number of Accumulation Shares outstanding at end of
   period ..........................................      692,587      116,428      110,281       79,406          535         --
SMALL CAP VALUE
Accumulation Share Value:
   Beginning of period .............................   $    20.54   $    15.07   $    16.31   $    13.87   $    10.46   $  10.00
   End of period ...................................   $    25.43   $    20.54   $    15.07   $    16.31   $    13.87   $  10.46
Number of Accumulation Shares outstanding at end of
   period ..........................................      444,257      467,842      467,201      546,648      241,338         --
SMALL CAP GROWTH

(Effective November 1, 2004, merged into "Small Cap
   Emerging Growth")
Accumulation Share Value:
   Beginning of period .............................   $    12.39   $     9.81   $    14.19   $    16.44   $    21.19   $  14.27
   End of period ...................................   $    12.27   $    12.39   $     9.81   $    14.19   $    16.44   $  21.19
Number of Accumulation Shares outstanding at end of
   period ..........................................           --      428,036      448,285      715,728      608,753     59,529
AIM V.I. PREMIER EQUITY - SERIES I CLASS
Accumulation Share Value:
   Beginning of period .............................   $     7.29   $     5.90   $     8.57   $     9.92   $    11.77   $  10.00
   End of period ...................................   $     7.62   $     7.29   $     5.90   $     8.57   $     9.92   $  11.77
Number of Accumulation Shares outstanding at end of
   period ..........................................    1,894,411    2,169,567    1,779,003    3,090,645    2,548,369    302,772
AIM V.I. CAPITAL DEVELOPMENT - SERIES II CLASS
Accumulation Share Value:
   Beginning of period (Note 4) ....................   $     9.93   $     7.45   $    10.00           --           --         --
   End of period ...................................   $    11.31   $     9.93   $     7.45           --           --         --
Number of Accumulation Shares outstanding at end of
   period ..........................................       45,281       37,054       11,177           --           --         --
FIDELITY VIP CONTRAFUND(R) - SERVICE CLASS
Accumulation Share Value:
   Beginning of period .............................   $    10.49   $     8.28   $     9.25   $    10.69   $    11.61   $  10.00
   End of period ...................................   $    11.95   $    10.49   $     8.28   $     9.25   $    10.69   $  11.61
Number of Accumulation Shares outstanding at end of
   period ..........................................    1,199,675    1,230,521    1,168,106    1,645,859    1,447,471    237,990

                                                                   YEAR        YEAR       YEAR       YEAR        YEAR      AUG. 10
                                                                   ENDED       ENDED      ENDED      ENDED       ENDED      1999
                                                                  DEC. 31     DEC. 31    DEC. 31    DEC. 31     DEC. 31    DEC. 31
                                                                   2004        2003       2002       2001        2000       1999
                                                                ----------  ----------  --------  ----------  ----------  --------
FIDELITY VIP GROWTH - SERVICE CLASS
Accumulation Share Value:
   Beginning of period .......................................  $     7.76  $     5.92  $   8.59  $    10.57  $    12.04  $  10.00
   End of period .............................................  $     7.92  $     7.76  $   5.92  $     8.59  $    10.57  $  12.04
Number of Accumulation Shares outstanding at end of period ...   1,424,488   1,601,890   133,140   2,501,361   1,875,307   205,097
MFS INVESTORS GROWTH STOCK - INITIAL CLASS
Accumulation Share Value:
   Beginning of period .......................................  $     7.46  $     6.14  $   8.58  $    11.45  $    12.36  $  10.00
   End of period .............................................  $     8.05  $     7.46  $   6.14  $     8.58  $    11.45  $  12.36
Number of Accumulation Shares outstanding at end of period ...     641,118     715,159   723,032   1,280,675     971,077   158,192
MFS RESEARCH - INITIAL CLASS
Accumulation Share Value:
   Beginning of period .......................................  $     7.95  $     6.46  $   8.67  $    11.14  $    11.86  $  10.00
   End of period .............................................  $     9.10  $     7.95  $   6.46  $     8.67  $    11.14  $  11.86
Number of Accumulation Shares outstanding at end of period ...     517,686     578,045   621,468     970,571     672,010    73,452
INTERNATIONAL EQUITY INDEX
Accumulation Share Value:
   Beginning of period (Note 4) ..............................  $     9.49  $     6.77  $  10.00          --          --        --
   End of period .............................................  $    11.27  $     9.49  $   6.77          --          --        --
Number of Accumulation Shares outstanding at end of period ...     211,686     206,714     9,558          --          --        --
OVERSEAS EQUITY B (formerly "International Opportunities")
Accumulation Share Value:
   Beginning of period (Note 3) ..............................  $     8.79  $     6.72  $   8.33  $    10.00          --        --
   End of period .............................................  $     9.64  $     8.79  $   6.72  $     8.33          --        --
Number of Accumulation Shares outstanding at end of period ...     694,057     301,848   190,914      20,457          --        --
OVERSEAS EQUITY
(Effective November 1, 2004, merged into "Overseas Equity B
(formerly "International Opportunities")")
Accumulation Share Value:
   Beginning of period .......................................  $    13.75  $     9.96  $  10.76  $    11.65  $    12.98  $  12.24
   End of period .............................................  $    14.08  $    13.75  $   9.96  $    10.76  $    11.65  $  12.98
Number of Accumulation Shares outstanding at end of period ...          --     201,570   174,540     128,318      63,735     5,361
FIDELITY VIP OVERSEAS - SERVICE CLASS
Accumulation Share Value:
   Beginning of period .......................................  $     8.62  $     6.10  $   7.73  $     9.97  $    12.48  $  10.00
   End of period .............................................  $     9.66  $     8.62  $   6.10  $     7.73  $     9.97  $  12.48
Number of Accumulation Shares outstanding at end of period ...     470,234     501,964   523,589     960,931   1,107,608    30,517
OVERSEAS EQUITY C (formerly "Emerging Markets Equity")
(Effective November 1, 2004, merged into "Overseas Equity B
(formerly "International Opportunities")")
Accumulation Share Value:
   Beginning of period (Note 3) ..............................  $    14.06  $     9.07  $   9.85  $    10.00          --        --
   End of period .............................................  $    15.37  $    14.06  $   9.07  $     9.85          --        --
Number of Accumulation Shares outstanding at end of period ...          --      33,986    17,395       7,941          --        --
JANUS ASPEN WORLDWIDE GROWTH - SERVICE SHARES CLASS
Accumulation Share Value:
   Beginning of period (Note 2) ..............................  $     6.19  $     5.07  $   6.90  $     9.04  $    10.00        --
   End of period .............................................  $     6.39  $     6.19  $   5.07  $     6.90  $     9.04        --
Number of Accumulation Shares outstanding at end of period ...     178,127     214,502   229,005     322,018     128,709        --

                                                                  YEAR        YEAR        YEAR        YEAR       YEAR     AUG. 10
                                                                  ENDED       ENDED       ENDED       ENDED      ENDED     1999
                                                                 DEC. 31     DEC. 31     DEC. 31     DEC. 31    DEC. 31   DEC. 31
                                                                  2004        2003        2002        2001       2000      1999
                                                               ----------  ----------  ----------  ----------  --------  --------
REAL ESTATE EQUITY
Accumulation Share Value:
  Beginning of period (Note 2) ..............................  $    15.47  $    11.44  $    11.43  $    10.95  $  10.00        --
  End of period .............................................  $    20.85  $    15.47  $    11.44  $    11.43  $  10.95        --
Number of Accumulation Shares outstanding at end of period...     253,425     267,781     217,276     138,332     1,766        --
HEALTH SCIENCES
Accumulation Share Value:
  Beginning of period (Note 3) ..............................  $    10.00  $     7.69  $     9.73  $    10.00        --        --
  End of period .............................................  $    10.98  $    10.00  $     7.69  $     9.73        --        --
Number of Accumulation Shares outstanding at end of period...     127,989     138,303     129,645     100,786        --        --
FINANCIAL INDUSTRIES (NOTE 5)
Accumulation Share Value:
  Beginning of period .......................................  $    14.43  $    11.60  $    14.58  $    17.90  $  14.25  $  10.00
  End of period .............................................  $    15.49  $    14.43  $    11.60  $    14.58  $  17.90  $  14.25
Number of Accumulation Shares outstanding at end of period...     418,976     488,871     542,851     855,100   642,376   113,876
MANAGED
Accumulation Share Value:
  Beginning of period (Note 2) ..............................  $     9.41  $     8.00  $     9.34  $     9.73  $  10.00        --
  End of period .............................................  $    10.05  $     9.41  $     8.00  $     9.34  $   9.73        --
Number of Accumulation Shares outstanding at end of period...   1,168,263   1,277,365   1,159,355     868,814        89        --
SHORT -TERM BOND
Accumulation Share Value:
  Beginning of period .......................................  $    15.04  $    14.82  $    14.20  $    13.30  $  12.48  $  12.34
  End of period .............................................  $    15.07  $    15.04  $    14.82  $    14.20  $  13.30  $  12.48
Number of Accumulation Shares outstanding at end of period...     765,939     884,537     621,051     440,240   126,421    15,433
BOND INDEX
Accumulation Share Value:
  Beginning of period .......................................  $    12.57  $    12.28  $    11.31  $    10.63  $   9.63  $   9.65
  End of period .............................................  $    12.91  $    12.57  $    12.28  $    11.31  $  10.63  $   9.63
Number of Accumulation Shares outstanding at end of period...     731,490     911,341     737,019     833,929   327,502    47,232
ACTIVE BOND
Accumulation Share Value:
  Beginning of period (Note 3) ..............................  $    11.57  $    11.00  $    10.39  $    10.00        --        --
  End of period .............................................  $    11.97  $    11.57  $    11.00  $    10.39        --        --
Number of Accumulation Shares outstanding at end of period...   1,549,579   1,767,167   1,018,456   1,154,989        --        --
HIGH YIELD BOND
Accumulation Share Value:
  Beginning of period .......................................  $     9.90  $     8.60  $     9.12  $     9.04  $  10.27  $  10.00
  End of period .............................................  $    10.57  $     9.90  $     8.60  $     9.12  $   9.04  $  10.27
Number of Accumulation Shares outstanding at end of period...     551,124     626,689     477,166     644,021   333,028    48,898
GLOBAL BOND
Accumulation Share Value:
  Beginning of period (Note 2) ..............................  $    13.85  $    12.10  $    10.31  $    10.60  $  10.00        --
  End of period .............................................  $    15.13  $    13.85  $    12.10  $    10.31  $  10.60        --
Number of Accumulation Shares outstanding at end of period...     150,408     180,511     141,303      71,857        --        --
MONEY MARKET
Accumulation Share Value:
  Beginning of period (Note 3) ..............................  $    10.12  $    10.15  $    10.12  $    10.00        --        --
  End of period .............................................  $    10.10  $    10.12  $    10.15  $    10.12        --        --
Number of Accumulation Shares outstanding at end of period...   1,589,131   2,054,260   2,479,251   4,289,180        --        --

                                                                   YEAR       YEAR       YEAR       YEAR      YEAR     AUG. 10
                                                                   ENDED      ENDED      ENDED      ENDED     ENDED      1999
                                                                  DEC. 31    DEC. 31    DEC. 31    DEC. 31   DEC. 31   DEC. 31
                                                                   2004        2003       2002       2001      2000      1999
                                                                ---------   --------   --------   --------   -------   -------
MID CAP VALUE
(Effective November 1, 2004, merged into "Mid Cap Value B
(formerly "Small/Mid Cap CORE(SM)")")
Accumulation Share Value:
  Beginning of period (Note 6) ..............................   $  13.56    $  10.00         --         --        --        --
  End of period .............................................   $  14.77    $  13.56         --         --        --        --
Number of Accumulation Shares outstanding at end of period...         --      27,470         --         --        --        --
TOTAL RETURN BOND
Accumulation Share Value:
  Beginning of period (Note 6) ..............................   $  10.11    $  10.00         --         --        --        --
  End of period .............................................   $  10.46    $  10.11         --         --        --        --
Number of Accumulation Shares outstanding at end of period...    101,935      85,139         --         --        --        --
MFS NEW DISCOVERY SERIES - INITIAL CLASS
Accumulation Share Value:
  Beginning of period (Note 3) ..............................   $  12.35    $   9.35   $  13.85   $  14.77   $ 15.26   $ 10.00
  End of period .............................................   $  12.99    $  12.35   $   9.35   $  13.85   $ 14.77   $ 15.26
Number of Accumulation Shares outstanding at end of period...    225,250     256,805    277,963    533,377    431.09    36,557
JANUS ASPEN GLOBAL TECHNOLOGY - SERVICE SHARES CLASS
Accumulation Share Value:
  Beginning of period (Note 6) ..............................   $  13.67    $  10.04         --         --        --        --
  End of period .............................................   $  13.58    $  13.67         --         --        --        --
Number of Accumulation Shares outstanding at end of period...     10,639      18,973         --         --        --        --

----------
1)   Values shown for 2000 begin on May 1, 2000.

2)   Values shown for 2000 begin on November 1, 2000.

3)   Values shown for 2001 begin on May 1, 2001.

4)   Values shown for 2002 begin on May 1, 2002.

5)   Values shown for Financial Industries are based on Account holdings of the predecessor fund.

6)   Values shown for 2003 begin on May 1, 2003.

                          SUPPLEMENT DATED MAY 2, 2005

                                       TO

                         PROSPECTUSES DATED MAY 2, 2005

This Supplement is intended to be distributed with prospectuses dated May 1,
2005 for certain variable annuity contracts issued by John Hancock Life
Insurance Company or John Hancock Variable Life Insurance Company. The
prospectuses involved bear the title "REVOLUTION EXTRA VARIABLE ANNUITY,"
"REVOLUTION VALUE VARIABLE ANNUITY," "REVOLUTION ACCESS VARIABLE ANNUITY," or
WEALTH BUILDER VARIABLE ANNUITY." We refer to these prospectuses as the "Product
Prospectuses."

As stated in the Product Prospectuses, various terms and conditions of your contract may vary from the terms and conditions described in the prospectus, depending upon where you reside. This Supplement provides examples of variations for contracts delivered, or issued for delivery, in some of the states in which we do business: Florida ("FL"), Illinois ("IL"), Minnesota ("MN"), North Dakota
("ND"), Oregon ("OR"), Washington ("WA") and, with respect to John Hancock Life
Insurance Company, New York ("NY"). This Supplement is not intended, however, to list all variations in all states. YOU SHOULD REVIEW YOUR CONTRACT, OR CONTACT
THE JOHN HANCOCK ANNUITY SERVICING OFFICE, FOR ADDITIONAL INFORMATION.

NO GUARANTEE PERIODS OR MARKET VALUE ADJUSTMENTS IN OR AND WA CONTRACTS

The "guarantee periods" described in the Product Prospectuses are NOT available as investment options in OR and WA. Owners of affected contracts may allocate premiums and transfer contract value only to the variable investment options. We will not apply a "market value adjustment" or "MVA" to proceeds of such contracts. Owners of such contracts should disregard all references to these terms in the Product Prospectuses.

MODIFIED MARKET VALUE ADJUSTMENT IN FL AND NY CONTRACTS

Contracts issued in NY and FL are subject to a "market value adjustment" or
"MVA" that differs from that described in the Product Prospectuses. We describe these differences beginning on page 4 of this Supplement.

MODIFIED OPTIONAL BENEFIT RIDERS AND REVISED OPTIONAL BENEFIT RIDER CHARGES

The ENHANCED DEATH BENEFIT RIDER that is available in IL, MN, NY and WA differs from that described in the Product Prospectuses, and the charge assesed under your contract for this rider may differ from the current optional benefit rider charge shown in the Fee Tables section of the Product Prospectuses. Under the rider available NY and WA, we will pay an enhanced death benefit (in lieu of the standard death benefit) that is the greater of (i) the highest total value of your contract as of any anniversary of your contract during the rider's measuring period, plus any premium payments you have made since that anniversary, minus any withdrawals you have taken since that anniversary or (ii)
the total value of your contract as of the date we receive proof of death. In IL and MN, the benefit is based on the life of the annuitant.

In IL, MN, NY, ND, OR and WA, the annual charge for the ENHANCED DEATH BENEFIT
RIDER is 0.15% of your contract's total value. We assess 1/12th of this charge monthly. For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request. This rider (and related charges) will terminate on the contract's date of maturity, upon your surrendering the contract, or upon your written request that we terminate it.

The WAIVER OF WITHDRAWAL CHARGE RIDER that is available in your state may differ from that described in the Product Prospectuses for Revolution Extra Variable
Annuity, Revolution Value Variable Annuity and Wealth Builder Variable Annuity
contracts. Although this rider is available only at the time you initially purchase a contract, in NY you may not purchase the rider if either of the covered persons is (1) older than 79 years at application or (2) was confined to a nursing home within the past two years. In FL, the rider does NOT provide a waiver of withdrawal charges if a "covered person" has been diagnosed with a critical illness. The waiver of withdrawal charge rider in FL does provide benefits if a "covered person" satisfies the three conditions listed in the prospectuses, subject to the terms and conditions of this benefit.

UNAVAILABLE OPTIONAL BENEFIT RIDERS

     .    The EARNINGS ENHANCEMENT ("BENEFICIARY TAX RELIEF") DEATH BENEFIT
          RIDER is unavailable in IL, MN, ND, OR, NY and WA.

     .    The ACCUMULATED VALUE ENHANCEMENT ("CARESOLUTIONS PLUS") RIDER is
          unavailable in FL, ND, NY and OR.

You should disregard all references in the prospectus to optional benefit riders that are NOT available in your state.

DATE OF MATURITY

The date of maturity for NY contracts must be, unless we otherwise permit:

                                        2

     .    at least 12 months after the date the first premium is applied to your contract, and

     .    no later than the age specified in your contract (normally the LATER
          OF AGE 90 OR 10 YEARS AFTER THE DATE WE ISSUE YOUR CONTRACT).

(Subject to these requirements, you may subsequently change the date of maturity as described in the prospectus.)

MODIFIED DEATH BENEFITS - IL AND MN

In IL and MN, the death benefit is based on the life of the annuitant. The following response replaces the response to the question "What happens if the owner or the annuitant dies before my contract's date of maturity?" in the
Product Prospectuses:

For IL and MN contracts, If the annuitant dies before your contract's date of maturity, we will pay a death benefit to the contract's beneficiary. If you have named more than one annuitant, the death benefit will be payable upon the death of the surviving annuitant prior to the date of maturity. If any such contract has joint owners, each owner will automatically be deemed to be the beneficiary of the other. This means that any death benefit payable upon the death of one owner who is the annuitant will be paid to the other owner. In that case, any other beneficiary you have named would receive the death benefit only if neither joint owner remains alive at the time the death benefit becomes payable. (For a description of what happens upon the death of an owner who is not the annuitant, see "Distribution requirements following death of owner," on the following page of this Supplement.)

We will pay a "standard" death benefit, unless you have chosen an "Enhanced
Death Benefit rider."

STANDARD DEATH BENEFIT

The standard death benefit for IL and MN contracts is the greater of:

     .    the total value of your contract, adjusted by any then-applicable market value adjustment, or

     .    the total amount of premium payments made, minus any partial withdrawals and related withdrawal charges.

We calculate the death benefit value as of the day we receive, in proper order at the John Hancock Annuity Service Office:

     .    proof of the annuitant's death, and

     .    any required instructions as to method of settlement.

Unless you have elected an optional method of settlement, we will pay the death benefit in a single sum to the beneficiary you chose prior to the annuitant's death. If you have not elected an optional method of settlement, the beneficiary may do so. However, if the death benefit is less than $5,000, we will pay it in a lump sum, regardless of any election.

DISTRIBUTION REQUIREMENTS FOLLOWING DEATH OF OWNER - IL AND MN

In IL and MN, the following information replaces the first two paragraphs in the section of the Product Prospectuses entitled "Distributions following death of owner":

If an IL or MN contract is not purchased under a tax qualified plan (as that term is used in the "Tax Information" section of the prospectus), the Code requires that the following distribution provisions apply if you die. We summarize these provisions in the box below. (If your contract has joint owners, these provisions apply upon the death of the first to die.)

In most cases, these provisions do not cause a problem if the owner is also the annuitant under the contract. If you have designated someone other than yourself as the annuitant, however, your heirs will have less discretion than you would have had in determining when and how the contract's value would be paid out.

IF YOU DIE BEFORE ANNUITY PAYMENTS HAVE BEGUN:

     .    if the contract's designated beneficiary is your surviving spouse, your spouse may continue the contract in force as the owner.

     .    if the beneficiary is not your surviving spouse OR if the beneficiary is your surviving spouse but chooses not to continue the contract, the
          "entire interest" (as discussed below) in the contract on the date of your death must be:

          (1)  paid out in full within five years of your death or

          (2)  applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

If you are the last surviving annuitant, as well as the owner, the entire interest in the contract on the date of your death equals the death benefit that then becomes payable.

                                       3

If you are the owner but not the last surviving annuitant, the entire interest equals:

     .    the surrender value if paid out in full within five years of your death, or

     .    the total value of your contract applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

IF YOU DIE ON OR AFTER ANNUITY PAYMENTS HAVE BEGUN:

     .    any remaining amount that we owe must be paid out at least as rapidly as under the method of making annuity payments that is then in use.

REVISED GUARANTEE PERIODS AND MARKET VALUE ADJUSTMENTS IN NY AND FL

NOTIFICATION AND ADJUSTMENT OF GUARANTEE PERIODS

In NY, John Hancock Life Insurance Company will notify you of the end of a guarantee period under a Revolution Access, Revolution Extra, Revolution Value
or Wealth Builder Variable Annuity contract at least 45 days prior to its expiration. If you select a guarantee period that extends beyond your contract's date of maturity, your maturity date will automatically be changed to the annuitant's 90th birthday.

REVISED MARKET VALUE ADJUSTMENT

In FL and NY, The following information replaces the formula in the box in the
Calculation of Market Value Adjustment ('MVA')" section of the Product
Prospectuses:

Here is how the revised Market Value Adjustment works:

We compare:

               the guaranteed rate of the guarantee period from which the assets are being taken WITH the guaranteed rate we are currently
               offering for guarantee periods of the same duration as remains on the guarantee period from which the assets are being taken.

If the first rate exceeds the second by more than 1/4%, the market value adjustment produces an increase in your contract's value.

If the first rate does not exceed the second by at least 1/4%, the market value adjustment produces a decrease in your contract's value.

In NY, the market value adjustment described in the Product Prospectuses will
NOT apply to death benefits.

REVISIONS TO APPENDIX A TO THE PROSPECTUSES - FL AND NY

REVISED MVA FORMULA

The following factor replaces the factor shown in Appendix A that we will use to compute the Market Value Adjustment:

                         [(1+g)/(1+c+0.0025)](n)/(12)-1

REVISED SAMPLE CALCULATIONS

The following equation replaces the equation in Sample Calculation 1: Positive
Adjustment in Appendix A to determine the MARKET VALUE ADJUSTMENT AND USES A
3.50% ASSUMPTION FOR "G":

             {10,712X[(1+0.035)/(1+0.03+0.0025)](36)/(12)-1}= $78.00

The amount withdrawn or transferred (adjusted for market value adjustment) is
$10,712+ $78 = $10,815

                                        4

The following equation replaces the equation in Sample Calculation 2: Negative
Adjustment in Appendix A to determine the MARKET VALUE ADJUSTMENT:

            {11,025X[(1+0.005)/(1+0.055+0.0025)](36)/(12)-1}= $232.92

The amount withdrawn or transferred (adjusted for market value adjustment) is
$11,025 - $232.92 = $10,792.08

The following equation replaces the equation in Sample Calculation 3: Positive
Adjustment Limited by Amount of Excess Interest in Appendix A to determine the
MARKET VALUE ADJUSTMENT:

            {11,025X[(1+0.005)/(1+0.03+0.0025)](36)/(12)-1}= $570.15

Since the market value adjustment exceeds the amount of excess interest of $416, the actual market value adjustment is $416.

The following equation replaces the equation in Sample Calculation 4: Negative
Adjustment Limited by Amount of Excess Interest in Appendix A to determine the
MARKET VALUE ADJUSTMENT:

             {10,816X[(1+0.04)/(1+0.07+0.0025)](36)/(12)-1}= $953.78

Since the market value adjustment exceeds the amount of excess interest of $207, the actual market value adjustment is -$207.


                                       5

     ANNUITY SERVICE OFFICE                              MAILING ADDRESS
       601 Congress Street                            Post Office Box 55106
Boston, Massachusetts 02210-2805                Boston, Massachusetts 02205-5106
(617) 663-3000 or (800) 824-0335

                          Prospectus dated May 2, 2005
                                for interests in
                    John Hancock Variable Annuity Account JF

                       Interests are made available under

                       REVOLUTION ACCESS VARIABLE ANNUITY

      a deferred combination fixed and variable annuity contract issued by
                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

This contract enables you to earn fixed rates of interest that we guarantee for stated periods of time ("guarantee periods") and investment-based returns in the following variable investment options:

                          Health Sciences
                          Small Cap Growth
                          Small Cap Index*
                          Mid Cap Stock
                          Financial Services
                          International Equity Index B
                          Overseas Equity
                          Mid Cap Index
                          Large Cap Growth
                          Total Stock Market Index
                          Blue Chip Growth
                          Real Estate Securities
                          Small Cap Value
                          Mid Value
                          Growth & Income II
                          500 Index B
                          Equity-Income
                          Managed
                          High Yield
                          Global Bond
                          Total Return
                          Bond Index B
                          Active Bond
                          Short-Term Bond
                          Money Market B

* Not available for contracts issued after April 30, 2003

CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR INSURED, GUARANTEED OR ENDORSED
BY ANY BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE
BOARD, OR ANY OTHER AGENCY. PLEASE READ THIS PROSPECTUS CAREFULLY AND KEEP IT
FOR FUTURE REFERENCE. IT CONTAINS INFORMATION THAT THE CONTRACT OWNER ("YOU")
SHOULD KNOW BEFORE INVESTING. PLEASE NOTE THAT THE SECURITIES AND EXCHANGE
COMMISSION ("SEC") HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR
DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

Additional information about the contract and the Account is contained in a
Statement of Additional Information, dated the same date as this Prospectus, which has been filed with the SEC and is incorporated herein by reference. The
Statement of Additional Information is available without charge upon request by writing us at the above address or by telephoning (800) 344-1029. The SEC maintains a Web site (http://www.sec.gov) that contains the Statement of
Additional Information and other information about us, the contracts and the
Account. We list the Table of Contents of the Statement of Additional
Information on page 3.

In this Prospectus, we refer to John Hancock Variable Life Insurance Company as
"JHVLICO," "WE," "US," "OUR," or "THE COMPANY." In addition, John Hancock
Variable Annuity Account JF is referred to as the "Account".


   TO WHAT EXTENT CAN JHVLICO VARY THE TERMS AND

   WHAT HAPPENS IF THE OWNER OR THE ANNUITANT DIES BEFORE

   WHAT ADDITIONAL GUARANTEE APPLIES TO THE GUARANTEE

      Special Considerations for  Puerto Rico Annuity


                                       2

      Puerto Rico Annuity Contracts Purchased to Fund a


                                       3

The Table of Contents of the Statement of Additional Information lists the following subjects that it covers:

                                                                     page of SAI
                                                                     -----------

                                       2

                            GUIDE TO THIS PROSPECTUS

This is the prospectus - it is not the contract. The prospectus simplifies many contract provisions to better communicate the contract's essential features.
Your rights and obligations under the contract will be determined by the language of the contract itself. On request, we will provide the form of contract for you to review. In any event, when you receive your contract, we suggest you read it promptly.

This prospectus contains information that you should know before you buy a contract or exercise any of your rights under the contract.

The variable investment options shown on page 1 are those available as of the date of this prospectus. We may add, modify or delete variable investment options in the future.

When you select one or more of these variable investment options, we invest your money in NAV shares of a corresponding portfolio of the John Hancock Trust (the
"Series Fund"). In this prospectus, the portfolios of the Series Fund may also be referred to as Funds.

The Series Fund is a so-called "series" type mutual fund registered with the
"SEC". The investment results of each variable investment option you select will depend on those of the corresponding fund of the Series Fund. Each of the funds is separately managed and has its own investment objective and strategies. The
Series Fund prospectus contains detailed information about each available fund.
Be sure to read that prospectus before selecting any of the variable investment options shown on page 1.

For amounts you don't wish to invest in a variable investment option, you currently can select a five year guarantee period. (We may make additional guarantee periods available in the future, each of which would have its own guaranteed interest rate and expiration date, and we may make one or more additional guarantee periods available for contracts issued before September 30,
2002. We cannot provide any assurance that we will make any additional guarantee periods available, however.)

If you remove money from any guarantee period prior to its expiration, however, we may increase or decrease your contract's value to compensate for changes in interest rates that may have occurred subsequent to the beginning of that guarantee period. This is known as a "market value adjustment."

The contracts are not available in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities in any state to any person to whom it is unlawful to make or solicit an offer in that state.

                                       3

                                   FEE TABLES

THE FOLLOWING TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU WILL PAY WHEN
BUYING, OWNING AND SURRENDERING A REVOLUTION ACCESS CONTRACT. THE FIRST TABLE
DESCRIBES THE CHARGES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE CONTRACT,
SURRENDER THE CONTRACT, OR TRANSFER ACCOUNT VALUE BETWEEN INVESTMENT OPTIONS.
STATE PREMIUM TAXES MAY ALSO BE DEDUCTED.

CONTRACTOWNER TRANSACTION EXPENSES                             REVOLUTION ACCESS
----------------------------------                             -----------------
Maximum transfer charge (1)                                           $25

(1) This charge is taken upon withdrawal or surrender within the specified period of years measured from the date of premium payment.

THE NEXT TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY PERIODICALLY
DURING THE TIME YOU OWN THE CONTRACT. THIS TABLE DOES NOT INCLUDE FEES AND
EXPENSES PAID AT THE FUND LEVEL.

                                REVOLUTION ACCESS

Maximum Annual Contract Fee (2)                                           $  50

Current Annual Contract Fee (3)                                           $  30

Separate Account Annual Expenses (as a percentage
   of average account value) (4)                                           1.25%

                       OPTIONAL BENEFIT RIDER CHARGES (5)

Enhanced Death Benefit Rider (6)                        0.25% of your contract's
                                                        total value

Earnings Enhancement ("Beneficiary Tax Relief")         0.25% of your contract's
Death Benefit Rider                                     total value

Accumulated Value Enhancement                           0.40% of your initial
("CARESolutions Plus") Rider (7)                        premium payment

Guaranteed Retirement Income Benefit Rider (8)          0.30% of your contract's
                                                        total value

(2) This charge is not currently imposed, and would only apply to contracts of less than $50,000.

(3) This charge applies only to contracts of less than $50,000. It is taken at the end of each contract year but, if you surrender a contract before then, it will be taken at the time of surrender.

(4) This charge only applies to that portion of account value held in the variable investment options. The charge does not apply to amounts in the guarantee periods or in the guarantee rate account under our dollar-cost averaging value program.

(5) Charges for optional benefit riders are assessed monthly. The monthly charge is 1/12th of the annual charge shown in the table.

(6) In certain states (and for riders issued prior to May 1, 2002), the rate for the Enhanced Death Benefit rider may be lower than the amount shown.

(7) This rider is available only if you purchase the Waiver of Withdrawal Charge rider as well. We reserve the right to increase the annual charge shown on a uniform basis for all Accumulated Value Enhancement riders issued in the same state.

(8) This rider is not available for contracts issued after April 30, 2004.

THE NEXT TABLE DESCRIBES THE MINIMUM AND MAXIMUM TOTAL OPERATING EXPENSES
CHARGED BY THE PORTFOLIOS THAT YOU MAY PAY PERIODICALLY DURING THE TIME THAT YOU
OWN THE CONTRACT. MORE DETAIL CONCERNING EACH PORTFOLIO'S FEES AND EXPENSES IS
CONTAINED IN THE PORTFOLIO'S PROSPECTUS.

TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES                      MINIMUM   MAXIMUM
-----------------------------------------                      -------   -------
Range of expenses that are deducted from
   fund assets, including management fees,
   and other expenses                                           0.50%     1.16%

THE FOLLOWING TABLE DESCRIBES THE OPERATING EXPENSES FOR EACH OF THE PORTFOLIOS,
AS A PERCENTAGE OF THE PORTFOLIO'S AVERAGE NET ASSETS FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2004. MORE DETAIL CONCERNING EACH PORTFOLIO'S FEES AND EXPENSES IS
CONTAINED IN THE PORTFOLIO'S PROSPECTUS AND IN THE NOTES FOLLOWING THE TABLE.

ALL OF THE PORTFOLIOS SHOWN IN THE TABLE ARE NAV CLASS SHARES THAT ARE NOT
SUBJECT TO RULE 12B-1 FEES THESE NAV CLASS SHARES COMMENCED OPERATIONS ON APRIL
29, 2005. THESE NAV CLASS SHARES OF A PORTFOLIO ARE BASED UPON THE EXPENSE
RATIOS OF THE PORTFOLIO'S SERIES I SHARES FOR THE YEAR ENDED DECEMBER 31, 2004
(ADJUSTED TO REFLECT THE ABSENCE OF ANY RULE 12B-1 FEE APPLICABLE TO THE NAV
SHARES).

                                                                         TOTAL
                                                MANAGEMENT     OTHER     ANNUAL
PORTFOLIO                                          FEES      EXPENSES   EXPENSES
---------                                       ----------   --------   --------
JOHN HANCOCK TRUST - NAV SHARES
Health Sciences Trust                            1.05%(B)      0.11%      1.16%
Small Cap Growth Trust(A)                        1.08%         0.07%      1.15%
Small Cap Index Trust                            0.49%         0.03%      0.52%

                                        4

                                                                      TOTAL
                                            MANAGEMENT     OTHER     ANNUAL
PORTFOLIO                                      FEES      EXPENSES   EXPENSES
---------                                   ----------   --------   --------
Mid Cap Stock Trust                           0.86%        0.05%      0.91%
Financial Services Trust                      0.88%(C)     0.08%      0.96%
International Equity Index Trust B(A + D)     0.55%        0.04%      0.59%
Overseas Equity Trust(A)                      1.05%        0.09%      1.14%
Mid Cap Index Trust                           0.49%        0.03%      0.52%
Large Cap Growth Trust                        0.85%        0.06%      0.91%
Total Stock Market Index Trust                0.49%        0.03%      0.52%
Blue Chip Growth Trust                        0.82%B       0.04%      0.86%
Real Estate Securities Trust                  0.70%        0.05%      0.75%
Small Cap Value Trust(A)                      1.08%        0.08%      1.16%
Mid Value Trust (A +)                         1.01%(B)     0.07%      1.08%
Growth & Income II Trust(A +)                 0.68%        0.03%      0.71%
500 Index Trust B(A + D)                      0.47%        0.03%      0.50%
Equity-Income Trust                           0.81%B       0.05%      0.86%
Managed Trust (A +)                           0.73%        0.04%      0.77%
High Yield Trust                              0.68%        0.07%      0.75%
Global Bond Trust                             0.70%        0.10%      0.80%
Total Return Trust                            0.70%        0.05%      0.75%
Bond Index Trust B (A + D)                    0.47%        0.03%      0.50%
Active Bond Trust (A +)                       0.61%        0.04%      0.65%
Short-Term Bond Trust (A + D)                 0.58%        0.05%      0.63%
Money Market Trust B (A +)                    0.49%        0.04%      0.53%

+    Commencement of operations -- April 29, 2005

(A) Based on estimates for the current fiscal year

(B) The Adviser has voluntarily agreed to waive a portion of its advisory fee for the Science & Technology Trust, Health Sciences Trust, the Blue Chip Growth
Trust the Equity-Income Trust , the Mid Value Trust, and the Small Company Value
Trust. The waiver is based on the combined assets of these portfolios. Once these combined assets exceed specified amounts, the fee reduction is increased.

The fee reductions are applied to the advisory fees of each of the portfolios.
This voluntary fee waiver may be terminated at any time by the Adviser. If such advisory fee waiver were reflected, it is estimated that the "Management Fees"
and "Total Annual Expenses" for these portfolios would have been as follows:

                                                                          TOTAL
                                                           MANAGEMENT    ANNUAL
PORTFOLIO                                                     FEES      EXPENSES
---------                                                  ----------   --------
Health Sciences Trust                                         1.02%       1.13%
Blue Chip Growth Trust                                        0.79%       0.83%
Equity-Income Trust                                           0.78%       0.88%
Mid Value Trust                                               0.98%       1.30%

(C) Financial Services Trust. The Adviser has voluntarily agreed to reduce its advisory fee for the Financial Services Trust to the amounts shown below. These advisory fee waivers may be terminated at any time.

                                                    BETWEEN $50
                                       FIRST $50    MILLION AND     EXCESS OVER
PORTFOLIO                               MILLION*   $500 MILLION*   $500 MILLION*
---------                              ---------   -------------   -------------
Financial Services Trust                 0.85%         0.80%           0.75%

*    as a percentage of average annual net assets.

If such advisory fee waiver were reflected, it is estimated that the advisory fees ("Management Fees") and "Total Annual Expenses" would have been as follows:

                                       5

                                                       MANAGEMENT   TOTAL ANNUAL
PORTFOLIO                                                 FEES        EXPENSES
---------                                              ----------   ------------
Financial Services Trust                                  0.83%         0.91%

(D) The Series Fund sells these portfolios only to certain variable life insurance and variable annuity separate accounts of JHLICO and its affiliates.
Each portfolio is subject to an expense cap pursuant to an agreement between the
Series Fund and the Advisor. The fees in the table reflect such expense cap. The expense cap is as follows: the Adviser has agreed to waive its advisory fee (or, if necessary, reimburse expenses of the portfolio) in an amount so that the rate of the portfolio's "Annual Operating Expenses" does not exceed the rate noted in the table above under "Total Annual Expenses." A portfolio's annual operating
Expenses including advisory fees, but excludes, taxes, brokerage commissions, interest, litigation and indemnification expenses and extraordinary expenses of the portfolio not incurred in the ordinary course of the portfolio's business.
Under the Agreement, the Adviser's obligation to provide the expense cap with respect to a particular portfolio terminates only if the Series Fund, without the prior written consent of the Adviser, sells shares of the portfolio to (or has shares of the portfolio held by) any person other than the variable life or variable annuity insurance separate accounts of JHLICO or any of its affiliates that are specified in the agreement.

EXAMPLES

The following two examples are intended to help you compare the cost of investing in a Revolution Access contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses and fund fees and expenses.

The first example assumes that you invest $10,000 in an "All Rider" contract with the following optional benefit riders: enhanced death benefit rider, earnings enhancement death benefit rider, accumulated value enhancement rider and guaranteed retirement income benefit rider. The first example also assumes that your investment has a 5% return each year and assumes the maximum annual contract fee and the maximum fees and expenses of any of the funds. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

Revolution Access - maximum fund-level total operating expenses

                                                     1 YEAR   3 YEARS   5 YEARS  10 YEARS
                                                     ------   -------   -------  --------
If you surrender the contract at the end of the
   applicable time period:                            $366     $1,113    $1,877   $3,873

If you annuitize, or do not surrender the contract
   at the end of the applicable time period:          $366     $1,113    $1,877   $3,873

The next example assumes that you invest $10,000 in a "No Rider" contract with no optional benefit riders for the time periods indicated. This example also assumes that your investment has a 5% return each year and assumes the average annual contract fee we expect to receive for the contracts and the minimum fees and expenses of any of the funds. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

Revolution Access - minimum fund-level total operating expenses

                                                     1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                                     ------   -------   -------   --------
If you surrender the contract at the end of the
   applicable time period:                            $180      $557      $959     $2,083

If you annuitize, or do not surrender the contract
   at the end of the applicable time period           $180      $557      $959     $2,083

                                        6

                                BASIC INFORMATION

WHAT IS THE CONTRACT?

The contract is a deferred payment variable annuity contract. An "annuity contract" provides a person (known as the "annuitant" or "payee") with a series of periodic payments. Because this contract is also a "deferred payment"
contract, the "annuity payments" will begin on a future date, called the contract's "date of maturity." Under a "variable annuity" contract, the amount you have invested can increase or decrease in value daily based upon the value of the variable investment options chosen. If your annuity is provided under a master group contract, the term "contract" as used in this prospectus refers to the certificate you will be issued and not to the master group contract.

WHO OWNS THE CONTRACT?

That's up to you. Unless the contract provides otherwise, the owner of the contract is the person who can exercise the rights under the contract, such as the right to choose the investment options or the right to surrender the contract. In many cases, the person buying the contract will be the owner.
However, you are free to name another person or entity (such as a trust) as owner. In writing this prospectus, we've assumed that you, the reader, are the person or persons entitled to exercise the rights and obligations under discussion. If a contract has joint owners, both must join in any written notice or request.

IS THE OWNER ALSO THE ANNUITANT?

In many cases, the same person is both the annuitant and the owner of a contract. The annuitant is the person whose lifetime is used to measure the period of time when we make various forms of annuity payments. Also, the annuitant receives payments from us under any annuity option that commences during the annuitant's lifetime. We may permit you to name another person as annuitant or joint annuitant if that person meets our underwriting standards. We may also permit you to name as joint annuitants two persons other than yourself if those persons meet our underwriting standards.

HOW CAN I INVEST MONEY IN A CONTRACT?

PREMIUM PAYMENTS

We call the investments you make in your contract premiums or premium payments.
In general, you need at least a $25,000 initial premium payment to purchase a contract. If you purchase your contract through the automatic investment plan, different minumums may apply. If you choose to contribute more money into your contract, each subsequent premium payment must be at least $200 ($100 for the annuity direct deposit program). If your contract's total value ever falls to zero, we may terminate it. Therefore, you may need to pay more premiums to keep the contract in force.

ALLOCATION OF PREMIUM PAYMENTS

An authorized representative of the broker-dealer or financial institution through whom you purchase your contract will assist you in (1) completing an application or placing an order for a contract and (2) transmitting it, along with your initial premium payment, to the John Hancock Annuity Service Office.

Once we receive your initial premium payment and all necessary information, we will issue your contract and invest your initial premium payment within two business days. If the information is not in good order, we will contact you to get the necessary information. If for some reason, we are unable to complete this process within 5 business days, we will either send back your money or get your permission to keep it until we get all of the necessary information.

In certain situations, we will issue a contract upon receiving the order of your broker-dealer or financial institution but delay the effectiveness of the contract until we receive your signed application. (What we mean by "delaying effectiveness" is that we will not allow allocations to the variable investment options until we receive your signed application.) In those situations, if we do not receive your signed application within our required time period, we will deem the contract void from the beginning and return your premium payment. We will not issue a contract if any proposed owner or annuitant is older than age
84. We may also limit your ability to purchase multiple contracts on the same annuitants or owners. We may, however, waive either of these underwriting limits.

Once we have issued your contract and it becomes effective, we credit any additional premiums to your contract at the close of the business day in which we receive the payment. A business day is any date on which the New York Stock
Exchange is open for regular trading. Each business day ends at the close of regular trading for the day on that exchange. Usually this is 4:00 p.m., Eastern time. If we receive an additional premium payment after the close of a business day, we will credit it to your contract on the next business day.

                                        7

LIMITS ON PREMIUM PAYMENTS

You can make premium payments of up to $1,000,000 in any one contract year. We measure the years and anniversaries of your contract from its date of issue. We use the term contract year to refer to each period of time between anniversaries of your contract's date of issue.

The total of all new premium payments and transfers that you may allocate to any one variable investment option or guarantee period in any one contract year may not exceed $1,000,000.

While the annuitant is alive and the contract is in force, you can make premium payments at any time before the date of maturity. However,

                                   YOU MAY NOT MAKE ANY PREMIUM PAYMENTS
IF YOUR CONTRACT IS USED TO FUND      AFTER THE ANNUITANT REACHES AGE
--------------------------------   -------------------------------------
a "tax qualified plan" (1)                       70 1/2 (2)

a non-tax qualified plan                             85

(1)  as that term is used in "Tax Information," beginning on page 32.

(2)  except for a Roth IRA, which has no age limit.

WAYS TO MAKE PREMIUM PAYMENTS

Premium payments made by check or money order should be:

     .    drawn on a U.S. bank,

     .    drawn in U.S. dollars, and

     .    made payable to "John Hancock" and sent to the Annuity Service Center.

We will not accept credit card checks. Nor will we accept starter or third party checks that fail to meet our administrative requirements.


We will accept your initial premium payment by exchange from another insurance company. You can find information about wire payments under "Premium payments by wire," below. You can find information about other methods of premium payment by contacting your broker-dealer or by contacting the John Hancock Annuity Service
Office.

PREMIUM PAYMENTS BY WIRE

If you purchase your contract through a broker-dealer firm or financial institution, you may transmit your initial premium payment by wire order. Your wire orders must include information necessary to allocate the premium payment among your selected investment options.

If your wire order is complete, we will invest the premium payment in your selected investment options as of the day we received the wire order. If the wire order is incomplete, we may hold your initial premium payment for up to 5 business days while attempting to obtain the missing information. If we can't obtain the information within 5 business days, we will immediately return your premium payment, unless you tell us to hold the premium payment for 5 more days pending completion of the application. Nevertheless, until we receive and accept a properly completed and signed application, we will not:

     .    issue a contract;

     .    accept premium payments; or

     .    allow other transactions.

After we issue your contract, subsequent premium payments may be transmitted by wire through your bank. Information about our bank, our account number, and the
ABA routing number may be obtained from the John Hancock Annuity Servicing
Office. Banks may charge a fee for wire services.

How will the Value of My Investment in the Contract Change Over Time?

Prior to a contract's date of maturity, the amount you've invested in any variable investment option will increase or decrease based upon the investment experience of the corresponding fund. Except for certain charges we deduct, your investment experience will be the same as if you had invested in the fund directly and reinvested all fund dividends and distributions in additional shares.

                                        8

Like a regular mutual fund, each fund deducts investment management fees and other operating expenses. These expenses are shown in the Fee Tables. However, unlike a mutual fund, we will also deduct charges relating to the annuity guarantees and other features provided by the contract. These charges reduce your investment performance and the amount we have credited to your contract in any variable investment option. We describe these charges under "What fees and charges will be deducted from my contract?" beginning on page 16.

The amount you've invested in a guarantee period will earn interest at the rate we have set for that period. The interest rate depends upon the length of the guarantee period you select. In states where approved, we currently make available guarantee periods with durations for five years, and we may make one or more additional guarantee periods available for contracts issued before
September 30, 2002. As long as you keep your money in a guarantee period until its expiration date, we bear all the investment risk on that money.

However, if you prematurely transfer, "surrender" or otherwise withdraw money from a guarantee period we will increase or reduce the remaining value in your contract by an amount that approximates the impact that any changes in interest rates would have had on the market value of a debt instrument with terms comparable to that guarantee period. This "market value adjustment" (or "MVA")
imposes investment risks on you. We describe how the market value adjustments work in "Calculation of market value adjustment ("MVA")" beginning on page 26.

At any time before the date of maturity, the total value of your contract equals:

     .    the total amount you invested,

     .    minus all charges we deduct,

     .    minus all withdrawals you have made,

     .    plus or minus any positive or negative MVAs that we have made at the time of any premature withdrawals or transfers you have made from a guarantee period,

     .    plus or minus each variable investment option's positive or negative investment return that we credit daily to any of your contract's value while it is in that option, and

     .    plus the interest we credit to any of your contract's value while it is in a guarantee period.

WHAT ANNUITY BENEFITS DOES THE CONTRACT PROVIDE?

If your contract is still in effect on its date of maturity, it enters what is called the annuity period. During the annuity period, we make a series of fixed or variable payments to you as provided under one of our several annuity options. The form in which we will make the annuity payments, and the proportion of such payments that will be on a fixed basis and on a variable basis, depend on the elections that you have in effect on the date of maturity. Therefore, you should exercise care in selecting your date of maturity and your choices that are in effect on that date.

You should carefully review the discussion under "The annuity period," beginning on page 28, for information about all of these choices you can make.

TO WHAT EXTENT CAN JHVLICO VARY THE TERMS AND CONDITIONS OF ITS CONTRACTS?

STATE LAW INSURANCE REQUIREMENTS

Insurance laws and regulations apply to us in every state in which our contracts are sold. As a result, various terms and conditions of your contract may vary from the terms and conditions described in this prospectus, depending upon where you reside. These variations will be reflected in your contract or in endorsements attached to your contract.

VARIATIONS IN CHARGES OR RATES

We may vary the charges, guarantee periods, rates and other terms of our contracts where special circumstances result in sales or administrative expenses, mortality risks or other risks that are different from those normally associated with the contracts. These include the types of variations discussed under "Certain changes" in the Additional Information section of this prospectus.

WHAT ARE THE TAX CONSEQUENCES OF OWNING A CONTRACT?

In most cases, no income tax will have to be paid on amounts you earn under a contract until these earnings are paid out. All or part of the following distributions from a contract may constitute a taxable payout of earnings:

     .    partial withdrawal (including systematic withdrawals)

     .    full withdrawal ("surrender")

     .    payment of any death benefit proceeds, and

                                        9

     .    periodic payments under one of our annuity payment options.

In addition, if you elect the accumulated value enhancement rider, the Internal
Revenue Service might take the position that the annual charge for this rider is deemed a withdrawal from the contract which is subject to income tax and, if applicable, the special 10% penalty tax for withdrawals before the age of
59-1/2.

How much you will be taxed on a distribution is based upon complex tax rules and depends on matters such as

     .    the type of the distribution,

     .    when the distribution is made,

     .    the nature of any tax qualified retirement plan for which the contract is being used, if any, and

     .    the circumstances under which the payments are made.

If your contract is issued in connection with a tax-qualified retirement plan, all or part of your premium payments may be tax-deductible.

Special 10% tax penalties apply in many cases to the taxable portion of any distributions from a contract before you reach age 59-1/2. Also, most tax-qualified plans require that distributions from a contract commence and/or be completed by a certain period of time. This effectively limits the period of time during which you can continue to derive tax deferral benefits from any tax-deductible premiums you paid or on any earnings under the contract.

The favorable tax benefits available for annuity contracts issued in connection with tax-qualified plans are also generally available for other types of investments of tax-qualified plans, such as investments in mutual funds, equities and debt instruments. You should carefully consider whether the expenses under an annuity contract issued in connection with a tax-qualified plan, and the investment options, death benefits and lifetime annuity income options provided under such an annuity contract, are suitable for your needs and objectives.

HOW CAN I CHANGE MY CONTRACT'S INVESTMENT ALLOCATIONS?

TRANSFERS AMONG INVESTMENT OPTIONS

During the accumulation period, you may transfer amounts held in one investment option to any other investment option, up to the above-mentioned maximum of 18 investment options and subject to the restrictions set forth below. During the annuity period, you may make transfers to or from variable investment options that will result in no more than 4 investment options being used at once, up to the above-mentioned maximum of 18 variable investment options. You may not make any transfers during the annuity period, however, to or from a fixed annuity payment option.

To make a transfer, you must tell us how much to transfer, either as a whole number percentage or as a specific dollar amount. A confirmation of each transfer will be sent to you. Without our approval, the maximum amount you may transfer to or from any one variable investment option or guarantee period in any contract year is $1,000,000 .

Currently, we do not impose a charge for transfer requests. The first twelve transfers in a contract year are free of any transfer charge. For each additional transfer in a contract year, we do not currently assess a charge but reserve the right (to the extent permitted by your contract) to impose a charge of up to $25 for any transfer beyond the annual limit (transfers out of a guarantee period may, however, incur a market value adjustment - either positive or negative) verify this term for Revolution Value II.

We have adopted a policy and procedures to restrict frequent transfers of contract value among variable investment options.

Investment options in variable annuity and variable life insurance products can be a prime target for abusive transfer activity because these products value their investment options on a daily basis and allow transfers among investment options without immediate tax consequences. As a result, some investors may seek to frequently transfer into and out of Funds underlying investment options in reaction to market news or to exploit some perceived pricing inefficiency.
Whatever the reason, long-term investors in a Fund can be harmed by frequent transfer activity since such activity may expose a Fund to increased portfolio transaction costs (affecting the value of the shares) and disruption to management of a Fund (affecting a subadviser's ability to effectively manage a
Fund's investment portfolio in accordance with the Fund's investment objective and policies), both of which may result in dilution with respect to interests held for long-term investment.

To discourage disruptive frequent trading activity, we have adopted a policy for the Account to restrict transfers to two per month per contract, with certain exceptions, and procedures to count the number of transfers made under a contract. Under the current procedures of the Account, we count all transfers made during the period from the opening of trading each day the net asset value of the shares of a Fund are determined (usually 9 a.m.) to the close of trading that day (the close of day-time trading of the New York Stock Exchange (usually
4 p.m.) as a SINGLE transfer. We do NOT count: (a) scheduled transfers made pursuant to our Dollar Cost Averaging program or our Strategic Rebalancing
Program, (b) transfers from a fixed account option at the end of its guarantee period,

                                       10

(c) transfers made within a prescribed period before and after a substitution of underlying Funds and (d) transfers made during the annuity period (these transfers are subject to a 30 day notice requirement, however, as described in the "Transfers during the annuity period" section of this Prospectus). Under the
Account's policy and procedures, Contract owners may transfer to a Money Market investment option even if the two transfer per month limit has been reached if
100% of the contract value is transferred to that Money Market investment option. If such a transfer to a Money Market investment option is made, for a 30 calendar day period after such transfer, no subsequent transfers from that Money
Market investment option to another variable investment option may be made. We apply the Account's policy and procedures uniformly to all contract owners.

We reserve the right to take other actions at any time to restrict trading, including, but not limited to:

     .    restricting the number of transfers made during a defined period,

     .    restricting the dollar amount of transfers,

     .    restricting the method used to submit transfers (e.g., changing telephone and facsimile procedures to require that transfer requests be submitted in writing via U.S. mail), and

     .    restricting transfers into and out of certain subaccounts.

In addition, we reserve the right to defer a transfer at any time we are unable to purchase or redeem shares of the Funds. We also reserve the right to modify or terminate the transfer privilege at any time (to the extent permitted by applicable law), and to prohibit a transfer less than 30 days prior to the contract's date of maturity.

Contract owners should note that while we seek to identify and prevent disruptive frequent trading activity, it is not always possible to do so.
Therefore, no assurance can be given that we will successfully impose restrictions on all disruptive frequent trading activity. If we are unsuccessful in restricting disruptive frequent trading activity, the Funds may incur higher brokerage costs and may maintain higher cash levels, limiting their ability to achieve their investment objective.

PROCEDURE FOR TRANSFERRING YOUR ASSETS

You may request a transfer in writing or, if you have authorized telephone transfers, by telephone or fax. All transfer requests should be directed to the
John Hancock Annuity Service Office at the one of the locations shown on the cover. Your request should include:

     .    your name,

     .    daytime telephone number,

     .    contract number,

     .    the names of the investment options being transferred to and from each, and

     .    the amount of each transfer.

The request becomes effective on the day we receive your request, in proper form, at the John Hancock Annuity Servicing Office.

TELEPHONE AND FACSIMILE TRANSACTIONS

If you complete a special authorization form, you can request transfers among investment options and changes of allocation among investment options simply by telephoning or by faxing us at the John Hancock Annuity Servicing Office. Any fax request should include your name, daytime telephone number, contract number and, in the case of transfers and changes of allocation, the names of the investment options involved. We will honor telephone instructions from anyone who provides the correct identifying information, so there is a risk of loss to you if this service is used by an unauthorized person. However, you will receive written confirmation of all telephone transactions. There is also a risk that you will be unable to place your request due to equipment malfunction or heavy phone line usage. If this occurs, you should submit your request in writing.

If you authorize telephone transactions, you will be liable for any loss, expense or cost arising out of any unauthorized or fraudulent telephone instructions which we reasonably believe to be genuine, unless such loss, expense or cost is the result of our mistake or negligence. We employ procedures which provide safeguards against the execution of unauthorized transactions, and which are reasonably designed to confirm that instructions received by telephone are genuine. These procedures include requiring personal identification, tape recording calls, and providing written confirmation to the owner. If we do not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, we may be liable for any loss due to unauthorized or fraudulent instructions.

As stated earlier in this prospectus, we have imposed restrictions on transfers including the right to change our telephone and facsimile transaction procedures at any time. We also reserve the right to suspend or terminate the privilege altogether with respect to any owners who we feel are abusing the privilege to the detriment of other owners.

                                       11

DOLLAR-COST AVERAGING PROGRAM

You may elect, at no cost, to automatically transfer assets from any variable investment option to one or more other variable investment options on a monthly, quarterly, semiannual, or annual basis.

The following conditions apply to the dollar-cost averaging program:

     .    You may elect the program only if the total value of your contract equals $15,000 or more.

     .    The amount of each transfer must equal at least $250.

     .    You may change your variable investment allocation instructions at any time in writing or, if you have authorized telephone transfers, by telephone.

     .    You may discontinue the program at any time.

     .    The program automatically terminates when the variable investment option from which we are taking the transfers has been exhausted.

     .    Automatic transfers to or from guarantee periods are not permitted.

     .    We reserve the right to suspend or terminate the program at any time.

STRATEGIC REBALANCING

This program automatically re-sets the percentage of your account value allocated to the variable investment options. Over time, the variations in the investment results for each variable investment option you've selected for this program will shift the percentage allocations among them. The strategic rebalancing program will periodically transfer your account value among these variable investment options to reestablish the preset percentages you have chosen. (You may, however, change your variable investment allocation instructions at any time in writing or, if you have authorized telephone transfers, by telephone.) Strategic rebalancing would usually result in transferring amounts from a variable investment option with relatively higher investment performance since the last rebalancing to one with relatively lower investment performance. However, rebalancing can also result in transferring amounts from a variable investment option with relatively lower current investment performance to one with relatively higher current investment performance.

This program can be elected by sending the appropriate form to our Annuity
Servicing Office. You must specify the frequency for rebalancing (monthly, quarterly, semi-annually or annually), the preset percentage for each variable investment option, and a future beginning date.

Once elected, strategic rebalancing will continue until we receive notice of cancellation of the option or notice of the death of the insured person.

The guarantee periods do not participate in and are not affected by strategic rebalancing. We reserve the right to modify, terminate or suspend the strategic rebalancing program at any time.

WHAT FEES AND CHARGES WILL BE DEDUCTED FROM MY CONTRACT?

ASSET-BASED CHARGE

We deduct Separate Account expenses daily, as an asset-based charge shown in the
Fee Tables, to compensate us primarily for our administrative expenses and for the mortality and expense risks that we assume under the contracts. This charge does not apply to assets you have in our guarantee periods. We take the deduction proportionally from each variable investment option you are then using.

In return for the mortality risk charge, we assume the risk that annuitants as a class will live longer than expected, requiring us to pay a greater number of annuity payments. In return for the expense risk charge, we assume the risk that our expenses relating to the contracts may be higher than we expected when we set the level of the contracts' other fees and charges, or that our revenues from such other sources will be less than expected.

ANNUAL CONTRACT FEE

We deduct the annual contract fee shown in the Fee Tables at the beginning of each contract year after the first contract year. We also deduct it if you surrender your contract, unless your total value is $50,000 or more at the time of surrender. We take the deduction proportionally from each variable investment option and each guarantee period you are then using. We reserve the right to increase the annual contract fee to up to $50.

PREMIUM TAXES

We make deductions for any applicable premium or similar taxes based on the amount of a premium payment. Currently, certain local jurisdictions assess a tax of up to 5% of each premium payment.

                                       12

In most cases, we deduct a charge in the amount of the tax from the total value of the contract only at the time of annuitization, death, surrender, or withdrawal. We reserve the right, however, to deduct the charge from each premium payment at the time it is made. We compute the amount of the charge by multiplying the applicable premium tax percentage times the amount you are withdrawing, surrendering, annuitizing or applying to a death benefit.

OTHER CHARGES

We deduct the optional benefit rider charges shown in the Fee Tables proportionally from each of your investment options, including the guaranteed periods, based on your value in each.

HOW CAN I WITHDRAW MONEY FROM MY CONTRACT?

SURRENDERS AND PARTIAL WITHDRAWALS

Prior to your contract's date of maturity, if the annuitant is living, you may:

     .    surrender your contract for a cash payment of its "surrender value,"
          or

     .    make a partial withdrawal of the surrender value.

The surrender value of a contract is the total value of a contract, after any market value adjustment, minus the annual contract fee, any applicable premium tax, and any applicable rider charges. We will determine the amount surrendered or withdrawn as of the date we receive your request in proper form at the John
Hancock Annuity Servicing Office.

Certain surrenders and withdrawals may result in taxable income to you or other tax consequences as described under "Tax information," beginning on page 31.
Among other things, if you make a full surrender or partial withdrawal from your contract before you reach age 59-1/2, an additional federal penalty of 10%
generally applies to any taxable portion of the withdrawal.

We will deduct any partial withdrawal proportionally from each of your investment options based on the value in each, unless you direct otherwise.

Without our prior approval, you may not make a partial withdrawal:

     .    for an amount less than $100, or

     .    if the remaining total value of your contract would be less than
          $1,000.

We reserve the right to terminate your contract if the value of your contract becomes zero.

You generally may not make any surrenders or partial withdrawals once we begin making payments under an annuity option.

SYSTEMATIC WITHDRAWAL PLAN

Our optional systematic withdrawal plan enables you to preauthorize periodic withdrawals. If you elect this plan, we will withdraw a percentage or dollar amount from your contract on a monthly, quarterly, semiannual, or annual basis, based upon your instructions. Unless otherwise directed, we will deduct the requested amount from each applicable investment option in the ratio that the value of each bears to the total value of your contract. Each systematic withdrawal is subject to any market value adjustment that would apply to an otherwise comparable non-systematic withdrawal. See "How will the value of my investment in the contract change over time?" beginning on page 12. The same tax consequences also generally will apply.

The following conditions apply to systematic withdrawal plans:

     .    You may elect the plan only if the total value of your contract equals
          $25,000 or more.

     .    The amount of each systematic withdrawal must equal at least $100.

     .    If the amount of each withdrawal drops below $100 or the total value of your contract becomes less that $5,000, we will suspend the plan and notify you.

     .    You may cancel the plan at any time.

     .    We reserve the right to modify the terms or conditions of the plan at any time without prior notice.

TELEPHONE WITHDRAWALS

If you complete a separate authorization form, you may make requests to withdraw a portion of your contract value by telephone. We reserve the right to impose maximum withdrawal amount and procedural requirements regarding this privilege.
For additional information regarding telephone procedures, see "Telephone and
Facsimile Transactions" in this prospectus.

                                       13

WHAT HAPPENS IF THE OWNER OR THE ANNUITANT DIES BEFORE MY CONTRACT'S DATE OF
MATURITY?

We will pay a death benefit to the contract's beneficiary, depending on the form of ownership and whether there is one annuitant or joint annuitants:

     .    If your contract is owned by a single natural person and has a single annuitant, the death benefit is payable on the earlier of the owner's death and the annuitant's death.

     .    If your contract is owned by a single natural person and has joint annuitants, the death benefit is payable on the earliest of the owner's death (whether or not the owner is also an annuitant) and the last annuitant's death.

     .    If your contract is owned by joint owners and has a single annuitant, the death benefit is payable on the earliest of the first owner's death (whether or not the owner is also an annuitant) and the annuitant's death.

     .    If your contract is owned by joint owners and has joint annuitants, the death benefit is payable on the earliest of the first owner's death (whether or not the owner is also an annuitant) and the last annuitant's death.

If your contract has joint owners, each owner will automatically be deemed to be the beneficiary of the other. This means that any death benefit payable upon the death of one owner will be paid to the other owner. In that case, any other beneficiary you have named would receive the death benefit only if neither joint owner remains alive at the time the death benefit becomes payable.

We calculate the death benefit value as of the day we receive, in proper order at the John Hancock Annuity Servicing Office:

     .    proof of death before the contract's date of maturity, and

     .    the required instructions as to method of settlement.

We will generally pay the death benefit in a single sum to the beneficiary you chose, unless

     .    the death benefit is payable because of the owner's death, the designated beneficiary is the owner's spouse, and he or she elects to continue the contract in force (we explain contract continuation by a spouse in the section entitled "Distributions following death of owner," on page 30); or

     .    an optional method of settlement is in effect. If you have not elected an optional method of settlement, the beneficiary may do so. However, if the death benefit is less than $5,000, we will pay it in a lump sum, regardless of any election. You can find more information about optional methods of settlement under "Annuity options" on page 29.

STANDARD DEATH BENEFIT

We will pay a "standard" death benefit, unless you have chosen one of our optional death benefit riders. (We describe these riders below. If you choose one of these riders, we calculate the death benefit under the terms of the rider.) The standard death benefit we pay is the greater of:

     .    the total value of your contract, adjusted by any then-applicable market value adjustment, on the date we receive notice of death in proper order, or

     .    the total amount of premium payments made, less any partial withdrawals.

OPTIONAL DEATH BENEFITS

You may elect a death benefit that differs from the standard death benefit by purchasing an optional death benefit rider:

     .    only if the rider is available in your state;

     .    only when you apply for the contract;

     .    if you elect the Enhanced Death Benefit, only if each owner and each annuitant is under age 80 at the time you apply for the contract; and

     .    if you elect the Earnings Enhancement Death Benefit only if each owner and each annuitant is under age 75 at the time you apply for the contract.

We may waive either or both of the last two restrictions for contracts purchased prior to the date a rider was available in your state.

As long as an optional death benefit is in effect, you will pay the monthly charge shown in the Fee Tables for that benefit. The benefit and its related charges terminates on:

     .    the contract's date of maturity, or

     .    upon your surrendering the contract, or

                                       14

     .    a change of ownership, except where a spousal beneficiary continues the benefit after an owner's death (we explain contract continuation by a spouse in "Distributions following death of owner" on page 30).

In addition, you may terminate the Enhanced Death Benefit at any time by providing written notification to us at the John Hancock Annuity Servicing
Office shown on page 2. If you purchase an Earnings Enhancement Death Benefit, however, you CANNOT request us to terminate the rider and its charges.

ENHANCED DEATH BENEFIT

Under this benefit, we will pay the greatest of:

     (1)  the standard death benefit,

     (2)  the amount of each premium you have paid, accumulated at 5% effective annual interest during the rider's measuring period (less any partial withdrawals you have taken and not including any interest on such amounts after they are withdrawn); or

     (3)  the highest total value of your contract (adjusted by any market value adjustment) as of any anniversary of your contract during the rider's measuring period, plus any premium payments you have made since that anniversary, minus any withdrawals you have taken since that anniversary.

The benefit's "measuring period" includes only those contract anniversaries that occur (1) before we receive proof of death and (2) before the measuring life attains age 81. The rider's "measuring life" is:

     .    the owner, if there is only one owner under your contract and the death benefit is payable because the owner dies before the Maturity
          Date,

     .    the oldest owner, if there are joint owners under your contract and the death benefit is payable because either owner dies before the
          Maturity Date,

     .    the annuitant, if there is only one annuitant under your contract and the death benefit is payable because the annuitant dies before the
          Maturity Date,

     .    the youngest annuitant, if there are joint annuitants under your contract and the death benefit is payable because the surviving annuitant dies during the owner(s) lifetime(s) but before the Maturity
          Date.

If an owner is also an annuitant, we will generally consider that person to be an "owner" instead of an "annuitant" for purposes of determining the rider's measuring life.

For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

You should carefully review the tax considerations for optional benefit riders on page 32 before selecting this optional benefit rider.

EARNINGS ENHANCEMENT DEATH BENEFIT

(not available for contracts issued to tax-qualified plans)

Under this benefit, the death benefit may be increased by an earnings enhancement amount that will vary based on the age of the owners and annuitants when you purchase the benefit. In certain marketing materials, this rider may be referred to as the "Beneficiary Tax Relief" benefit because any amounts paid under this benefit can be used to cover taxes that may be due on death benefit proceeds under your contract. Amounts paid under this benefit, however, may also be subject to tax and may be greater than or less than the amount of taxes due on the death benefits.

The earnings enhancement amount is determined as follows:

     .    if all of the owners and the annuitant are under age 70 on the date your benefit is issued, the earnings enhancement amount will be 40% of the difference between the Standard Death Benefit (or Enhanced Death
          Benefit, if that benefit is in effect) and your "Net Premiums," up to a maximum benefit amount of 80% of your "Adjusted Net Premiums" prior to the date of the decedent's death;

     .    if any of the owners or the annuitant is age 70 or older on the date your benefit is issued, the earnings enhancement amount will be 25% of the difference between the Standard Death Benefit (or Enhanced Death
          Benefit, if that benefit is in effect) and your "Net Premiums," up to a maximum benefit amount of 50% of your "Adjusted Net Premiums" prior to the date of the decedent's death; but

     .    if there are joint annuitants under your contract, we will not count the age of the older annuitant for either of these purposes unless the older annuitant is also an owner.

"Net Premiums," for purposes of this benefit, means premiums you paid for the contract, less any withdrawals in excess of earnings from your contract
(including any surrender charges imposed on these withdrawals). For this purpose, we consider withdrawals to be

                                       15

taken first from earnings on your contract before they are taken from your purchase payments. "Adjusted Net Premiums" means Net Premiums minus any premiums you paid in the 12 month period prior to the decedent's death (excluding the initial premium).

For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

YOU SHOULD CAREFULLY REVIEW THE TAX CONSIDERATIONS FOR OPTIONAL BENEFIT RIDERS
ON PAGE 32 BEFORE SELECTING ANY OF THESE OPTIONAL DEATH BENEFIT RIDERS. THE
DEATH BENEFITS UNDER THESE RIDERS WILL DECREASE IF YOU MAKE PARTIAL WITHDRAWALS
UNDER YOUR CONTRACT. THE ENHANCED EARNINGS DEATH BENEFIT RIDER MAY NOT BE
APPROPRIATE FOR YOU IF YOU EXPECT TO WITHDRAW EARNINGS.

WHAT OTHER OPTIONS CAN I PURCHASE UNDER A CONTRACT?

In addition to the enhanced death benefit discussed above, we currently make available one other optional benefit. You may elect this rider:

     .    only if your state permits;

     .    only when you apply for a contract; and

     .    only if you are under age 75 when you apply for a contract.

This optional benefit is provided under a rider that contains many terms and conditions not set forth below. Therefore, you should refer directly to the rider for more complete information. We will provide you with a copy on request.
We may make other riders available in the future.

ACCUMULATED VALUE ENHANCEMENT

under this rider, we will make a contribution to the total value of the contract on a monthly basis if the covered person (who must be an owner and the annuitant):

     .    is unable to perform at least 2 activities of daily living without human assistance or has a cognitive impairment, AND

     .    is receiving certain qualified services described in the rider.

The amount of the contribution (called the "Monthly Benefit") is shown in the specifications page of the contract. However, the rider contains an inflation protection feature that will increase the Monthly Benefit by 5% each year after the 7th contract year. The specifications page of the contract also contains a limit on how much the total value of the contract can be increased by this rider
(the "benefit limit"). The rider must be in effect for 7 years before any increase will occur.

You may elect this rider only when you apply for the contract. Under our current administrative rules, the Monthly Benefit (without regard to the inflation protection feature) is equivalent to 1% of your initial premium, up to a maximum premium of $300,000. We may reduce this $300,000 limit further, however, if you own additional annuity contracts issued by JHVLICO and its affiliates that provide a similar benefit. The $300,000 limit applies only to the calculation of the Monthly Benefit under the accumulated value enhancement rider. (See "Limits on Premium Payments" on page 11 for a general description of other premium limits under the contract).

There is a monthly charge for this rider as described in the Fee Tables.

The rider will terminate if the contract terminates, if the covered person dies, if the benefit limit is reached, if the owner is the covered person and the ownership of the contract changes, or if, before annuity payments start, the total value of the contract falls below an amount equal to 25% of your initial premium payment. You may cancel the rider by written notice at any time. The rider charge will terminate when the rider terminates.

If you choose to continue the rider after the contract's date of maturity, charges for the rider will be deducted from annuity payments and any Monthly
Benefit for which the covered person qualifies will be added to the next annuity payment.

In certain marketing materials, this rider may be referred to as "CARESolutions
Plus."

You should carefully review the tax considerations for optional benefit riders on page 32 before selecting this optional benefit rider.

(Contracts issued before May 1, 2004 may have been issued with the following optional benefit rider:)

GUARANTEED RETIREMENT INCOME BENEFIT

Under this benefit, we will guarantee the amount of annuity payments you receive, if the following conditions are satisfied:

                                       16

     .    The date of maturity must be within the 30 day period following a contract anniversary.

     .    If the annuitant was age 45 or older on the date of issue, the contract must have been in effect for at least 10 contract years on the date of maturity and the date of maturity must be on or after the annuitant's 60th birthday and on or before the annuitant's 90th birthday.

     .    If the annuitant was less than age 45 on the date of issue, the contract must have been in effect for at least 15 contract years on the date of maturity and the date of maturity must be on or before the annuitant's 90th birthday.

If your contract was issued with this rider, you need not choose to receive the guaranteed income benefit that it provides. Rather, unless and until such time as you exercise your option to receive a guaranteed income benefit under this rider, you will continue to have the option of exercising any other right or option that you would have under the contract (including withdrawal and annuity payment options) if the rider had not been added to it.

If you do decide to add this rider to your contract, and if you do ultimately decide to take advantage of the guaranteed income it provides, we will automatically provide that guaranteed income in the form of fixed payments under our "Option A: life annuity with payments for guaranteed period" described below under "Annuity options." The guaranteed period will automatically be a number of years that the rider specifies, based on the annuitant's age at the annuity date and whether your contract is purchased in connection with a tax-qualified plan.
(These specified periods range from 5 to 10 years.) You will have no discretion to vary this form of payment, if you choose the guaranteed income benefit under this rider.

We guarantee that the amount you can apply to this annuity payment option will be at least equal to the amount of each premium you have paid, accumulated at the rate(s) specified in the contract, but adjusted for any partial withdrawals you have taken. The accumulation rates differ between (a) contract value allocated to a guaranteed period or Money Market investment option (currently
4%) and (b) contract value allocated to all other variable investment options
(currently 5%). Withdrawals reduce the accumulated amount in direct proportion to the percentage of contract value that was reduced by the withdrawal
(including any withdrawal charges). After a withdrawal, the accumulation rate(s)
will only be applied to the remaining accumulated amount. If your total contract value is higher than the amount we guarantee, we will apply the higher amount to the annuity payment option instead of the guaranteed amount.

There is a monthly charge for this rider as described in the Fee Tables. The rider (and the related charges) automatically terminate if your contract is surrendered or the annuitant dies. After you've held your contract for 10 years, you can terminate the rider by written request.

CAN I RETURN MY CONTRACT?

In most cases, you have the right to cancel your contract within 10 days (or longer in some states) after you receive it. To cancel your contract, simply deliver or mail it to:

     .    JHVLICO at the address shown on page 2, or

     .    the JHVLICO representative who delivered the contract to you.

In most states, you will receive a refund equal to the total value of your contract on the date of cancellation, adjusted by any then-applicable market value adjustments and increased by any charges for premium taxes deducted by us to that date. In some states, or if your contract was issued as an "IRA," you will receive a refund of any premiums you've paid. The date of cancellation will be the date we receive the contract.

WHAT ADDITIONAL GUARANTEE APPLIES TO THE GUARANTEE PERIODS UNDER MY CONTRACT?

John Hancock Financial Services, Inc. ("JHFS") guarantees JHVLICO's obligations with respect to any guarantee periods you have elected under the contract on the date of this prospectus. JHFS' guarantee will also apply to any new guarantee periods under your contract, unless and until we notify you otherwise. (If we give you such notice, however, the JHFS guarantee would remain in effect for all guarantee periods that had already started, and would be inapplicable only to guarantee periods starting after the date of such notice.) The JHFS guarantee does not relieve JHVLICO of any obligations under your contract - it is in addition to all of the rights and benefits that the contract provides. There is no charge or cost to you for the JHFS guarantee, nor are there any other disadvantages to you of having this additional guarantee.

Currently, JHVLICO's financial strength rating from A.M. Best Company, Inc. is
A++, the highest, based on the strength its direct parent, John Hancock Life
Insurance Company and the capital guarantee that JHFS (John Hancock Life
Insurance Company's direct parent) has provided to JHVLICO. Standard & Poor's
Corporation and Fitch Ratings have assigned financial strength ratings to
JHVLICO of AA, which place JHVLICO in the third highest rating assigned by these rating agencies. Moody's Investors Service, Inc. has assigned JHVLICO a financial strength rating of Aa3, which is its fourth highest rating.

                                       17

The additional guarantee saves JHVLICO the considerable expense of being a company required to periodically file Form 10-K and Form 10-Q reports with the
Securities and Exchange Commission ("SEC"). JHFS is a publicly-reporting company and, as such, it also files Forms 10-K and 10-Q with the SEC. Under the SEC's rules, the JHFS guarantee will eliminate the need for JHVLICO also to file such reports. In addition, as discussed above, the additional guarantee has the advantage of making any amounts you have allocated to a guarantee period even more secure, without cost or other disadvantage to you.

WHAT ARE THE TERMS OF THE ADDITIONAL GUARANTEE?

JHFS guarantees your full interest in any guarantee period. This means that, if
JHVLICO fails to honor any valid request to surrender, transfer, or withdraw any amount from a guarantee period, or fails to allocate amounts from a guarantee period to an annuity option when it is obligated to do so, JHFS guarantees the full amount that you would have received, or value that you would have been credited with, had JHVLICO fully met its obligations under your contract. If a benefit becomes payable under the contract upon the death of an owner or annuitant, JHFS guarantees the lesser of (a) the amount of your contract value in any guarantee period on the date of death, increased by any upward market value adjustment (but not decreased by any negative market value adjustment) or
(b) the total amount that the contract obligates JHVLICO to pay by reason of such death. If JHVLICO fails to make payment when due of any amount that is guaranteed by JHFS, you could directly request JHFS to satisfy JHVLICO's obligation, and JHFS must do so. You would not have to make any other demands on
JHVLICO as a precondition to making a claim against JHFS under the guarantee.


DESCRIPTION OF JHVLICO

We are JHVLICO, a stock life insurance company chartered in 1979 under
Massachusetts law, with its home office at 197 Clarendon Street, Boston,
Massachusetts 02117. We are authorized to transact a life insurance and annuity business in all states other than New York and in the District of Columbia.

We are regulated and supervised by the Massachusetts Commissioner of Insurance, who periodically examines our affairs. We also are subject to the applicable insurance laws and regulations of all jurisdictions in which we are authorized to do business. We are required to submit annual statements of our operations, including financial statements, to the insurance departments of the various jurisdictions in which we do business for purposes of determining solvency and compliance with local insurance laws and regulations. The regulation to which we are subject, however, does not provide a guarantee as to such matters.

We are a wholly-owned subsidiary of John Hancock Life Insurance Company
("JHLICO"), a Massachusetts stock life insurance company. On February 1, 2000,
John Hancock Mutual Life Insurance Company (which was chartered in Massachusetts in 1862) converted to a stock company by "demutualizing" and changed its name to
John Hancock Life Insurance Company. As part of the demutualization process,
JHLICO became a subsidiary of John Hancock Financial Services, Inc., a newly formed publicly-traded corporation. In April 2004, John Hancock Financial
Services, Inc. was merged with a subsidiary of Manulife Financial Corporation, a publicly-traded corporation organized under the laws of Canada. The merger was effected pursuant to an Agreement and Plan of Merger dated as of September 28,
2003. As a consequence of the merger, JHLICO's ultimate parent is now Manulife
Financial Corporation. JHLICO's home office is at John Hancock Place, Boston,
Massachusetts 02117. As of December 31, 2004, JHLICO's assets were approximately
$100 billion and it had invested approximately $1.9 billion in JHVLICO in connection with JHVLICO's organization and operation. It is anticipated that
JHLICO will from time to time make additional capital contributions to JHVLICO to enable us to meet our reserve requirements and expenses in connection with our business. JHLICO is committed to make additional capital contributions if necessary to ensure that we maintain a positive net worth.

HOW TO FIND ADDITIONAL INFORMATION ABOUT JHVLICO AND JHFS

JHFS files numerous documents and reports with the SEC, under a law commonly known as the "Exchange Act." This includes annual reports on Form 10-K, quarterly reports on Form 10-Q, other reports on Form 8-K, and proxy statements.
JHVLICO and JHFS also file registration statements and other documents with the
SEC, in addition to any that they file under the Exchange Act.

You may read and copy all of the above documents, reports and registration statements at the SEC's public reference room, 450 Fifth Street, N.W.,
Washington, D.C. 20549. You may obtain information about how the public reference room works by calling 1-800-SEC-0330. Most of JHVLICO's and JHFS'
filings with the SEC are also available to the public at the SEC's "web" site:
http://www.sec.gov. Some of the reports and other documents that we file under the Exchange Act are deemed to be part of this prospectus, even though they are not physically included in this prospectus.

These are the following reports and documents, which we "incorporate by reference" into this prospectus:

                                       18

     .    Form 10-K of JHFS for the year ended December 31, 2004;

     .    All other documents or reports that JHVLICO or JHFS subsequently files with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the
          Exchange Act (Prior to 2003, JHVLICO also filed reports on Forms 10-K and 10-Q. However, as discussed above under "What are the reasons for the additional guarantee?", JHVLICO no longer intends to file such reports.

We will provide to you, free of charge, a copy of any or all of the above documents or reports that are incorporated into this prospectus. To request such copies, please call or write the John Hancock Annuity Servicing Office using the phone number or address shown on page 2 of this prospectus.

HOW WE SUPPORT THE VARIABLE INVESTMENT OPTIONS

We hold the fund shares that support our variable investment options in John
Hancock Variable Annuity Account JF (the "Account"), a separate account established by JHVLICO under Massachusetts law. The Account is registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act").

The Account's assets, including the Series Funds' shares, belong to JHVLICO.
Each contract provides that amounts we hold in the Account pursuant to the contracts cannot be reached by any other persons who may have claims against us.

All of JHVLICO's general assets also support JHVLICO's obligations under the contracts, as well as all of its other obligations and liabilities. These general assets consist of all JHVLICO's assets that are not held in the Account
(or in another separate account) under variable annuity or variable life insurance contracts that give their owners a preferred claim on those assets.

INFORMATION ABOUT THE FUNDS.

The funds available under the contracts are as follows:

PORTFOLIO                    PORTFOLIO MANAGER                     INVESTMENT DESCRIPTION
------------------------   ---------------------   -------------------------------------------------------
HEALTH SCIENCES TRUST      T. Rowe Price           seeks long-term capital appreciation by investing,
                           Associates, Inc.        under normal market conditions, at least 80% of its net
                                                   assets (plus any borrowings for investment purposes) in
                                                   common stocks of companies engaged in the research,
                                                   development, production, or distribution of products or
                                                   services related to health care, medicine, or the life
                                                   sciences (collectively termed "health sciences").

SMALL CAP GROWTH TRUST     Wellington Management   Seeks long-term capital appreciation by investing,
                           Company, LLP            under normal market conditions, primarily in small-cap
                                                   companies that are believed to offer above average
                                                   potential for growth in revenues and earnings.

SMALL CAP INDEX TRUST      MFC Global Investment   seeks to approximate the aggregate total return of a
                           Management (U.S.A.)     small cap U.S. domestic equity market index by
                           Limited                 attempting to track the performance of the Russell 2000
                                                   Index.

MID CAP STOCK TRUST        Wellington Management   seeks long-term growth of capital by investing
                           Company, LLP            primarily in equity securities of mid-size companies
                                                   with significant capital appreciation potential.

FINANCIAL SERVICES TRUST   Davis Advisors          seeks growth of capital by investing primarily in
                                                   common stocks of financial companies. During normal
                                                   market conditions, at least 80% of the portfolio's net
                                                   assets (plus any borrowings for investment purposes)
                                                   are invested in companies that are principally engaged
                                                   in financial services. A company is "principally
                                                   engaged" in financial services if it owns financial
                                                   services-related assets constituting at least 50% of
                                                   the value of its total assets, or if at least 50% of
                                                   its revenues are derived from its provision of
                                                   financial services.

                                       19

PORTFOLIO                    PORTFOLIO MANAGER                     INVESTMENT DESCRIPTION
------------------------   ---------------------   -------------------------------------------------------
INTERNATIONAL EQUITY       SSgA Funds              seeks to track the performance of a broad-based equity
INDEX TRUST B              Management, Inc.        index of foreign companies primarily in developed
                                                   countries and, to a lesser extent, in emerging market
                                                   countries by investing, under normal market conditions,
                                                   at least 80% of its assets in securities listed in the
                                                   Morgan Stanley Capital International All Country World
                                                   Excluding U.S. Index

OVERSEAS EQUITY TRUST      Capital Guardian        seeks long-term capital appreciation by investing,
                           Trust Company           under normal market conditions, at least 80% of its
                                                   assets in equity securities of companies outside the
                                                   U.S. in a diversified mix of large established and
                                                   medium-sized foreign companies located primarily in
                                                   developed countries and, to a lesser extent, in
                                                   emerging markets.

MID CAP INDEX TRUST        MFC Global Investment   seeks to approximate the aggregate total return of a
                           Management (U.S.A.)     mid cap U.S. domestic equity market index by attempting
                           Limited                 to track the performance of the S&P Mid Cap 400 Index*.

LARGE CAP GROWTH TRUST     Fidelity Management &   seeks long-term growth of capital by investing, under
                           Research Company        normal market conditions, at least 80% of its net
                                                   assets (plus any borrowings for investment purposes) in
                                                   equity securities of companies with large market
                                                   capitalizations.

TOTAL STOCK MARKET INDEX   MFC Global Investment   seeks to approximate the aggregate total return of a
TRUST                      Management (U.S.A.)     broad U.S. domestic equity market index by attempting
                           Limited                 to track the performance of the Wilshire 5000 Equity
                                                   Index*

BLUE CHIP GROWTH TRUST     T. Rowe Price           seeks to achieve long-term growth of capital (current
                           Associates, Inc.        income is a secondary objective) by investing, under
                                                   normal market conditions, at least 80% of the
                                                   portfolio's total assets in the common stocks of large
                                                   and medium-sized blue chip growth companies.  Many of
                                                   the stocks in the portfolio are expected to pay
                                                   dividends.

REAL ESTATE SECURITIES     Deutsche Asset          seeks to achieve a combination of long-term capital
TRUST                      Management Inc.         appreciation and current income by investing, under
                                                   normal market conditions, at least 80% of its net
                                                   assets (plus any borrowings for investment purposes) in
                                                   equity securities of real estate investment trusts
                                                   ("REITS") and real estate companies.

SMALL CAP VALUE TRUST      Wellington Management   seeks long-term capital appreciation by investing,
                           Company, LLP            under normal market conditions, at least 80% of its
                                                   assets in small-cap companies that are believed to be
                                                   undervalued by various measures and offer good
                                                   prospects for capital appreciation.

MID VALUE TRUST            T. Rowe Price           seek long-term capital appreciation by investing, under
                           Associates, Inc.        normal market conditions, primarily in a diversified
                                                   mix of common stocks of mid size U.S. companies that
                                                   are believed to be undervalued by various measures and
                                                   offer good prospects for capital appreciation.

GROWTH & INCOME II TRUST   Independence            seeks income and long-term capital appreciation by
                           Investment LLC          investing, under normal market conditions, primarily in
                                                   a diversified mix of common stocks of large U.S.
                                                   companies.

                                       20

PORTFOLIO                    PORTFOLIO MANAGER                     INVESTMENT DESCRIPTION
------------------------   ---------------------   -------------------------------------------------------
500 INDEX TRUST B          MFC Global Investment   seeks to approximate the aggregate total return of a
                           Management (U.S.A.)     broad U.S. domestic equity market index investing,
                           Limited                 under normal market conditions, at least 80% of its net
                                                   assets (plus any borrowings for investment purposes) in
                                                   (a) the common stocks that are included in the S & P
                                                   500 Index and (b) securities (which may or may not be
                                                   included in the S & P 500 Index) that MFC Global
                                                   (U.S.A.) believes as a group will behave in a manner
                                                   similar to the index.

EQUITY-INCOME TRUST        T. Rowe Price           seeks to provide substantial dividend income and also
                           Associates, Inc.        long-term capital appreciation by investing primarily
                                                   in dividend-paying common stocks, particularly of
                                                   established companies with favorable prospects for both
                                                   increasing dividends and capital appreciation.

MANAGED TRUST              Independence            seeks income and long-term capital appreciation by
                           Investment LLC          investing primarily in a diversified mix of: (a) common
                                                   stocks of large and mid sized U.S. companies, and (b)
                           Capital Guardian        bonds with an overall intermediate term average
                           Trust Company           maturity.

                           Declaration
                           Management & Research
                           LLC

HIGH YIELD TRUST           Saloman Brothers        seeks to realize an above-average total return over a
                           Asset Management Inc    market cycle of three to five years, consistent with
                                                   reasonable risk, by investing primarily in high yield
                                                   debt securities, including corporate bonds and other
                                                   fixed-income securities.

GLOBAL BOND TRUST          Pacific Investment      seeks to realize maximum total return, consistent with
                           Management Company      preservation of capital and prudent investment
                                                   management by investing the portfolio's assets
                                                   primarily in fixed income securities denominated in
                                                   major foreign currencies, baskets of foreign currencies
                                                   (such as the ECU), and the U.S. dollar.

TOTAL RETURN TRUST         Pacific Investment      seeks to realize maximum total return, consistent with
                           Management Company      preservation of capital and prudent investment
                                                   management by investing, under normal market
                                                   conditions, at least 65% of the portfolio's assets in a
                                                   diversified portfolio of fixed income securities of
                                                   varying maturities.  The average portfolio duration
                                                   will normally vary within a three- to six-year time
                                                   frame based on the subadviser's forecast for interest
                                                   rates.

BOND INDEX TRUST B         Declaration             seeks to track the performance of the Lehman Brothers
                           Management & Research   Aggregate Index (which represents the U.S. investment
                                                   grade bond market) by investing, under normal market
                                                   conditions, at least 80% of its assets in securities
                                                   listed in the Lehman Index.

ACTIVE BOND TRUST          Declaration             seek income and capital appreciation by investing at
                           Management & Research   least 80% of its assets in a diversified mix of debt
                           LLC                     securities and instruments.

                           John Hancock
                           Advisers, LLC

SHORT-TERM BOND TRUST      Declaration             Seeks income and capital appreciation by investing at
                           Management & Research   least 80% of its assets in a diversified mix of debt
                           LLC                     securities and instruments.

                                       21

PORTFOLIO                    PORTFOLIO MANAGER                     INVESTMENT DESCRIPTION
------------------------   ---------------------   -------------------------------------------------------
MONEY MARKET TRUST B       MFC Global Investment   Seeks to obtain maximum current income consistent with
                           Management (U.S.A.)     preservation of principal and liquidity by investing in
                           Limited                 high quality, U.S. Dollar denominated money market
                                                   instruments.

*"Standard & Poor's(R)," "S&P 500(R)," "Standard and Poor's 500(R)" and "S&P Mid
Cap 400(R)" are trademarks of The McGraw-Hill Companies, Inc. "Russell 2000(R),"
"Russell 2000(R) Growth" and "Russell 3000(R)" are trademarks of Frank Russell
Company. "Wilshire 5000(R)" is a trademark of Wilshire Associates. "MSCI All
Country World ex USIndex" and "EAFE(R)" are trademarks of Morgan Stanley & Co.
Incorporated. None of the Index Trusts are sponsored, endorsed, managed, advised, sold or promoted by any of these companies, and none of these companies make any representation regarding the advisability of investing in the Trust.

DESCRIPTION OF CHARGES AT THE FUND LEVEL

The funds must pay investment management fees and other operating expenses.
These fees and expenses, as shown in the fund expense table in the Fee Tables, are different for each fund and reduce the investment return of each fund.
Therefore, they also indirectly reduce the return you will earn on any variable investment options you select. We may also receive payments from a fund or its affiliates at an annual rate of up to approximately 0.35% of the average net assets that holders of our variable life insurance policies and variable annuity contracts have invested in that fund. Any such payments do not, however, result in any charge to you in addition to what is shown in the table.

The figures for the funds shown in the fund expense table are based on historical fund expenses, as a percentage (rounded to two decimal places) of each fund's average daily net assets for 2004, except as indicated in the footnotes appearing at the end of the table. Expenses of the funds are not fixed or specified under the terms of the contract, and those expenses may vary from year to year.

HOW WE SUPPORT THE GUARANTEE PERIODS

All of JHVLICO's general assets (discussed above) support its obligations under the guarantee periods (as well as all of its other obligations and liabilities).
To hold the assets that support primarily the guarantee periods, we have established a "non-unitized" separate account. With a non-unitized separate account, you have no interest in or preferential claim on any of the assets held in the account. The investments we purchase with amounts you allocated to the guarantee periods belong to us; any favorable investment performance on the assets allocated to the guarantee periods belongs to us. Instead, you earn interest at the guaranteed interest rate you selected, provided that you don't surrender, transfer, or withdraw your assets prior to the end of your selected guarantee period.

HOW THE GUARANTEE PERIODS WORK

Amounts you allocate to the guarantee periods earn interest at a guaranteed rate commencing with the date of allocation. At the expiration of the guarantee period, we will automatically transfer its total value to the Money Market option under your contract, unless you elect to:

     .    withdraw all or a portion of any such amount from the contract,

     .    allocate all or a portion of such amount to a new guarantee period or periods of the same or different duration as the expiring guarantee period, or

     .    allocate all or a portion of such amount to one or more of the variable investment options.

You must notify us of any such election, by mailing a request to us at the John
Hancock Annuity Servicing Office at least 30 days prior to the end of the expiring guarantee period. We will notify you of the end of the guarantee period at least 30 days prior to its expiration. The first day of the new guarantee period or other reallocation will begin the day after the end of the expiring guarantee period.

We currently make available guarantee periods with durations of five years. For contracts issued before September 30, 2002, however, we may permit you to select different durations.

If you select any guarantee period that extends beyond your contract's date of maturity, your maturity date will automatically be changed to the annuitant's
95th birthday (or a later date, if we approve). We reserve the right to add or delete guarantee periods for new allocations to or from those that are available at any time.

                                       22

GUARANTEED INTEREST RATES

Each guarantee period has its own guaranteed rate. We may, at our discretion, change the guaranteed rate for future guarantee periods. These changes will not affect the guaranteed rates being paid on guarantee periods that have already commenced. Each time you allocate or transfer money to a guarantee period, a new guarantee period, with a new interest rate, begins to run with respect to that amount. The amount allocated or transferred earns a guaranteed rate that will continue unchanged until the end of that period.

We make the final determination of guaranteed rates and guarantee periods to be declared. We cannot predict or assure the level of any future guaranteed rates or the availability of any future guarantee periods.

You may obtain information concerning the guaranteed rates applicable to the various guarantee periods, and the durations of the guarantee periods offered at any time, by calling the John Hancock Annuity Servicing Office at the telephone number shown on page 2.

CALCULATION OF MARKET VALUE ADJUSTMENT ("MVA")

If you withdraw, surrender, transfer, or otherwise remove money from a guarantee period prior to its expiration date, we will apply a market value adjustment. A market value adjustment also generally applies to:

     .    death benefits pursuant to your contract,

     .    amounts you apply to an annuity option, and

     .    amounts paid in a single sum in lieu of an annuity.

The market value adjustment increases or decreases your remaining value in the guarantee period. If the value in that guarantee period is insufficient to pay any negative MVA, we will deduct any excess from the value in your other investment options pro-rata based on the value in each. If there is insufficient value in your other investment options, we will in no event pay out more than the surrender value of the contract.

Here is how the MVA works:

We compare:

     .    the guaranteed rate of the guarantee period from which the assets are being taken WITH

     .    the guaranteed rate we are currently offering for guarantee periods of the same duration as remains on the guarantee period from which the assets are being taken.

If the first rate exceeds the second by more than 1/2%, the market value adjustment produces an increase in your contract's value.

If the first rate does not exceed the second by at least 1/2%, the market value adjustment produces a decrease in your contract's value.

For this purpose, we consider that the amount withdrawn from the guarantee period includes the amount of any negative MVA and is reduced by the amount of any positive MVA.

The mathematical formula and sample calculations for the market value adjustment appear in Appendix A.

THE ACCUMULATION PERIOD

YOUR VALUE IN OUR VARIABLE INVESTMENT OPTIONS

Each premium payment or transfer that you allocate to a variable investment option purchases "accumulation units" of that variable investment option.
Similarly, each withdrawal or transfer that you take from a variable investment option (as well as certain charges that may be allocated to that option) result in a cancellation of such accumulation units.

VALUATION OF ACCUMULATION UNITS

To determine the number of accumulation units that a specific transaction will purchase or cancel, we use the following formula:

                          dollar amount of transaction
                                   DIVIDED BY

               value of one accumulation unit for the applicable variable investment option at the time of such transaction

                                       23

The value of each accumulation unit will change daily depending upon the investment performance of the fund that corresponds to that variable investment option and certain charges we deduct from such investment option. (See "Variable investment option valuation procedures" on page 30.)

Therefore, at any time prior to the date of maturity, the total value of your contract in a variable investment option can be computed according to the following formula:

          number of accumulation units in the variable investment options

                                      TIMES

      value of one accumulation unit for the applicable variable investment option at that time

YOUR VALUE IN THE GUARANTEE PERIODS

On any date, the total value of your contract in a guarantee period equals:

     .    the amount of premium payments or transferred amounts allocated to the guarantee period, MINUS

     .    the amount of any withdrawals or transfers paid out of the guarantee period, MINUS

     .    the amount of any negative market value adjustments resulting from such withdrawals or transfers, PLUS

     .    the amount of any positive market value adjustments resulting from such withdrawals and transfers, MINUS

     .    the amount of any charges and fees deducted from that guarantee period, PLUS

     .    interest compounded daily on any amounts in the guarantee period from time to time at the effective annual rate of interest we have declared for that guarantee period.

THE ANNUITY PERIOD

Annuity payments are made to the annuitant, if still living. If more than one annuitant is living at the date of maturity, the payments are made to the younger of them.

DATE OF MATURITY

Your contract specifies the date of maturity, when payments from one of our annuity options are scheduled to begin. You initially choose a date of maturity when you complete your application for a contract.

Unless we otherwise permit, the date of maturity must be:

     .    at least 6 months after the date the first premium payment is applied to your contract, and

     .    no later than the maximum age specified in your contract (normally age
          95).

Subject always to these requirements, you may subsequently change the date of maturity. The John Hancock Annuity Servicing Office must receive your new selection at least 31 days prior to the new date of maturity, however. Also, if you are selecting or changing your date of maturity for a contract issued under a tax qualified plan, special limits apply. (See "Contracts purchased for a tax qualified plan," beginning on page 33.)

CHOOSING FIXED OR VARIABLE ANNUITY PAYMENTS

During the annuity period, the total value of your contract must be allocated to no more than four investment options. During the annuity period, we do not offer the guarantee periods. Instead, we offer annuity payments on a fixed basis as one investment option, and annuity payments on a variable basis for EACH variable investment option.

We will generally apply (1) amounts allocated to the guarantee periods as of the date of maturity to provide annuity payments on a fixed basis and (2) amounts allocated to variable investment options to provide annuity payments on a variable basis. If you are using more than four investment options on the date of maturity, we will divide your contract's value among the four investment options with the largest values (considering all guarantee periods as a single option), pro-rata based on the amount of the total value of your contract that you have in each.

We will make a market value adjustment to any remaining guarantee period amounts on the date of maturity, before we apply such amounts to an annuity payment option. We will also deduct any premium tax charge.

Once annuity payments commence, you may not make transfers from fixed to variable or from variable to fixed.

                                       24

SELECTING AN ANNUITY OPTION

Each contract provides, at the time of its issuance, for annuity payments to commence on the date of maturity pursuant to Option A: "life annuity with 10 years guaranteed" (discussed under "Annuity options" on page 29).

Prior to the date of maturity, you may select a different annuity option.
However, if the total value of your contract on the date of maturity is not at least $5,000, Option A: "life annuity with 10 years guaranteed" will apply, regardless of any other election that you have made. You may not change the form of annuity option once payments commence.

If the initial monthly payment under an annuity option would be less than $50, we may make a single sum payment equal to the total surrender value of your contract on the date the initial payment would be payable. Such single payment would replace all other benefits.

Subject to that $50 minimum limitation, your beneficiary may elect an annuity option if:

     .    you have not made an election prior to the annuitant's death;

     .    the beneficiary is entitled to payment of a death benefit of at least
          $5,000 in a single sum; and

     .    the beneficiary notifies us of the election prior to the date the proceeds become payable.

VARIABLE MONTHLY ANNUITY PAYMENTS

We determine the amount of the first variable monthly payment under any variable investment option by using the applicable annuity purchase rate for the annuity option under which the payment will be made. The contract sets forth these annuity purchase rates. In most cases they vary by the age and gender of the annuitant or other payee.

The amount of each subsequent variable annuity payment under that variable investment option depends upon the investment performance of that variable investment option. Here's how it works:

     .    we calculate the actual net investment return of the variable investment option (after deducting all charges) during the period between the dates for determining the current and immediately previous monthly payments.

     .    if that actual net investment return exceeds the "assumed investment rate" (explained below), the current monthly payment will be larger than the previous one.

     .    if the actual net investment return is less than the assumed investment rate, the current monthly payment will be smaller than the previous one.

TRANSFERS DURING THE ANNUITY PERIOD

Some transfers are permitted during the annuity period, but subject to different limitations than during the accumulation period. Once annuity payments on a variable basis have begun, you may transfer all or part of the investment upon which those payments are based from one sub-account to another. You must submit your transfer request to our Annuity Service Office at least 30 DAYS BEFORE the due date of the first annuity payment to which your transfer will apply.
Transfers after the maturity date will be made by converting the number of annuity units being transferred to the number of annuity units of the sub-account to which the transfer is made, so that the next annuity payment if it were made at that time would be the same amount that it would have been without the transfer. Thereafter, annuity benefit payments will reflect changes in the value of the annuity units for the new sub-account selected. We limit the maximum number of transfers a contract owner may make per contract year subject to a limit of 4 investment options being open at one time. Once annuity benefit payments begin, no transfers may be made from payments on a fixed basis to payments on a variable basis or from payments on a variable basis to payments on a fixed basis. In addition, we reserve the right to defer the transfer privilege at any time that we are unable to purchase or redeem shares of a Fund. We also reserve the right to modify or terminate the transfer privilege at any time in accordance with applicable law.

ASSUMED INVESTMENT RATE

The assumed investment rate for any variable portion of your annuity payments will be 3-1/2% per year, except as follows.

You may elect an assumed investment rate of 5% or 6%, provided such a rate is available in your state. If you elect a higher assumed investment rate, your initial variable annuity payment will also be higher. Eventually, however, the monthly variable annuity payments may be smaller than if you had elected a lower assumed investment rate.

FIXED MONTHLY ANNUITY PAYMENTS

The dollar amount of each fixed monthly annuity payment is specified during the entire period of annuity payments, according to the provisions of the annuity option selected. To determine such dollar amount we first, in accordance with the procedures described above, calculate the amount to be applied to the fixed annuity option as of the date of maturity. We then divide the difference by
$1,000 and multiply the result by the greater of:

                                       25

     .    the applicable fixed annuity purchase rate shown in the appropriate table in the contract; or

     .    the rate we currently offer at the time of annuitization. (This current rate may be based on the sex of the annuitant, unless prohibited by law.)

ANNUITY OPTIONS

Here are some of the annuity options that are available, subject to the terms and conditions described above. We reserve the right to make available optional methods of payment in addition to those annuity options listed here and in your contract.

OPTION A - LIFE ANNUITY WITH PAYMENTS FOR A GUARANTEED PERIOD - We will make monthly payments for a guaranteed period of 5, 10, or 20 years, as selected by you or your beneficiary, and after such period for as long as the payee lives.
If the payee dies prior to the end of such guaranteed period, we will continue payments for the remainder of the guarantee period to a contingent payee, subject to the terms of any supplemental agreement issued.

Federal income tax requirements currently applicable to contracts used with H.R.
10 plans and individual retirement annuities provide that the period of years guaranteed under Option A cannot be any greater than the joint life expectancies of the payee and his or her designated beneficiary.

OPTION B - LIFE ANNUITY WITHOUT FURTHER PAYMENT ON DEATH OF PAYEE - We will make monthly payments to the payee as long as he or she lives. We guarantee no minimum number of payments.

OPTION C - JOINT AND LAST SURVIVOR - We will provide payments monthly, quarterly, semiannually, or annually, for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments to the surviving payee. All payments stop at the death of the surviving payee.

OPTION D - JOINT AND 1/2 SURVIVOR; OR JOINT AND 2/3 SURVIVOR - We will provide payments monthly, quarterly, semiannually, and annually for the PAYEE'S life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments (reduced to 1/2 or 2/3 the full payment amount) to the surviving payee. All payments stop at the death of the surviving payee.

OPTION E - LIFE INCOME WITH CASH REFUND - We will provide payments monthly, quarterly, semiannually, or annually for the payee's life. Upon the payee's death, we will provide a contingent payee with a lump-sum payment, if the total payments to the payee were less than the accumulated value at the time of annuitization. The lump-sum payment, if any, will be for the balance.

OPTION F - INCOME FOR A FIXED PERIOD - We will provide payments monthly, quarterly, semiannually, or annually for a pre-determined period of time to a maximum of 30 years. If the payee dies before the end of the fixed period, payments will continue to a contingent payee until the end of the period.

OPTION G - INCOME OF A SPECIFIC AMOUNT - We will provide payments for a specific amount. Payments will stop only when the amount applied and earnings have been completely paid out. If the payee dies before receiving all the payments, we will continue payments to a contingent payee until the end of the contract.

With Options A, B, C, and D, we offer both fixed and/or variable annuity payments. With Options E, F, and G, we offer only fixed annuity payments.
Payments under Options F and G must continue for 10 years, unless your contract has been in force for 5 years or more.

If the payee is more than 85 years old on the date of maturity, the following two options are not available without our consent:

     .    Option A: "life annuity with 5 years guaranteed" and

     .    Option B: "life annuity without further payment on the death of payee."

VARIABLE INVESTMENT OPTION VALUATION PROCEDURES

We compute the net investment return and accumulation unit values for each variable investment option as of the end of each business day. On any date other than a business day, the accumulation unit value or annuity unit value will be the same as the value at the close of the next following business day.

DISTRIBUTIONS FOLLOWING DEATH OF OWNER

                                       26

If you did not purchase your contract under a tax qualified plan (as that term is used below), the Code requires that the following distribution provisions apply if you die. We summarize these provisions and the effect of spousal continuation of the contract in the following box:

IF DEATH BENEFITS ARE PAYABLE UPON YOUR DEATH BEFORE ANNUITY PAYMENTS HAVE
BEGUN:

     .    if the contract's designated beneficiary is your surviving spouse, your spouse may elect to continue the contract in force as the owner.
          In that case:

          (1)  we will not pay a death benefit, but the total value of your contract will equal the death benefit that would have been payable under your contract (including amounts payable under any optional death benefit riders). Any additional amount that we credit to your contract will be allocated to the investment options in the same ratio as the investment allocations held at the time of death and will not be subject to any future surrender or withdrawal charges; and

          (2)  your spouse may elect to add or continue any optional death benefit riders under his or her name, subject to our then current underwriting standards and the deduction of rider charges at our then current rates. For purposes of calculating the amount of your spouse's Death Benefit, we will treat the total value of your contract (including any step-up in value) as the initial premium and the date the rider is added or continued as the rider's date of issue.

     .    if the beneficiary is not your surviving spouse OR if the beneficiary is your surviving spouse but chooses not to continue the contract, the
          "entire interest" (as discussed below) in the contract on the date of your death must be:

          (1)  paid out in full within five years of your death or

          (2)  applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

     .    the "entire interest" in the contract on the date of your death equals the standard death benefit (or any enhanced death benefit) and, if an earnings enhancement benefit rider is then in force, any earnings enhancement death benefit amount, that may then be payable.

IF YOU DIE ON OR AFTER ANNUITY PAYMENTS HAVE BEGUN:

     .    any remaining amount that we owe must be paid out at least as rapidly as under the method of making annuity payments that is then in use.

The Code imposes very similar distribution requirements on contracts used to fund tax qualified plans. We provide the required provisions for tax qualified plans in separate disclosures and endorsements.

Notice of the death of an owner or annuitant should be furnished promptly to the
John Hancock Annuity Servicing Office.

MISCELLANEOUS PROVISIONS

ASSIGNMENT; CHANGE OF OWNER OR BENEFICIARY

To qualify for favorable tax treatment, certain contracts can't be sold;
assigned; discounted; or pledged as collateral for a loan, as security for the performance of an obligation, or for any other purpose, unless the owner is a trustee under section 401(a) of the Internal Revenue Code.

Subject to these limits, while the annuitant is alive, you may designate someone else as the owner by written notice to the John Hancock Annuity Servicing
Office. You choose the beneficiary in the application for the contract. You may change the beneficiary by written notice no later than receipt of due proof of the death of the annuitant. Changes of owner or beneficiary will take effect when we receive them, whether or not you or the annuitant is then alive.
However, these changes are subject to:

     .    the rights of any assignees of record and

     .    certain other conditions referenced in the contract.

An assignment, pledge, or other transfer may be a taxable event. See "Tax information" below. Therefore, you should consult a competent tax adviser before taking any such action.

                                       27

WHO SHOULD PURCHASE A CONTRACT?

We designed these contracts for individuals doing their own retirement planning, including purchases under plans and trusts that do not qualify for special tax treatment under the Internal Revenue Code of 1986 (the "Code"). We also offer the contracts for purchase under:

     .    traditional individual retirement annuity plans ("Traditional IRAs")
          satisfying the requirements of Section 408 of the Code;

     .    non-deductible IRA plans ("Roth IRAs") satisfying the requirements of
          Section 408A of the Code;

     .    SIMPLE IRA plans adopted under Section 408(p) of the Code;

     .    Simplified Employee Pension plans ("SEPs") adopted under Section
          408(k) of the Code; and

     .    annuity purchase plans adopted under Section 403(b) of the Code by public school systems and certain other tax-exempt organizations.

We do not currently offer the contracts to every type of tax-qualified plan, and we may not offer the contracts for all types of tax-qualified plans in the future. In certain circumstances, we may make the contracts available for purchase under deferred compensation plans maintained by a state or political subdivision or tax exempt organization under Section 457 of the Code or by pension or profit-sharing plans qualified under section 401(a) of the Code. We provide general federal income tax information for contracts purchased in connection with tax qualified retirement plans beginning on page 34.

When a contract forms part of a tax-qualified plan it becomes subject to special tax law requirements, as well as the terms of the plan documents themselves, if any. Additional requirements may apply to plans that cover a "self-employed individual" or an "owner-employee". Also, in some cases, certain requirements under "ERISA" (the Employee Retirement Income Security Act of 1974) may apply.
Requirements from any of these sources may, in effect, take precedence over (and in that sense modify) the rights and privileges that an owner otherwise would have under a contract. Some such requirements may also apply to certain retirement plans that are not tax-qualified.

We may include certain requirements from the above sources in endorsements or riders to the affected contracts. In other cases, we do not. In no event, however, do we undertake to assure a contract's compliance with all plan, tax law, and ERISA requirements applicable to a tax-qualified or non tax-qualified retirement plan. Therefore, if you use or plan to use a contract in connection with such a plan, you must consult with competent legal and tax advisers to ensure that you know of (and comply with) all such requirements that apply in your circumstances.

To accommodate "employer-related" pension and profit-sharing plans, we provide
"unisex" purchase rates. That means the annuity purchase rates are the same for males and females. Any questions you have as to whether you are participating in an "employer-related" pension or profit-sharing plan should be directed to your employer. Any question you or your employer have about unisex rates may be directed to the John Hancock Annuity Servicing Office.

TAX INFORMATION

OUR INCOME TAXES

We are taxed as a life insurance company under the Internal Revenue Code (the
"Code"). The Account is taxed as part of our operations and is not taxed separately.

The contracts permit us to deduct a charge for any taxes we incur that are attributable to the operation or existence of the contracts or the Account.
Currently, we do not anticipate making a charge for such taxes. If the level of the current taxes increases, however, or is expected to increase in the future, we reserve the right to make a charge in the future.

SPECIAL CONSIDERATIONS FOR OPTIONAL BENEFIT RIDERS

If you have elected an optional death benefit rider, it is our understanding that the charges relating to these riders are not subject to current taxation.
The Internal Revenue Service ("IRS") might take the position, however, that each charge associated with this rider is deemed a partial withdrawal from the contract subject to current income tax to the extent of any gains and, if applicable, the 10% penalty tax for premature distributions from annuities. We understand that you are not prevented from adding any of our optional death benefit riders to your contract if it is issued as an IRA. However, the law is unclear because IRAs generally may not invest in "life insurance contracts."
Therefore, it is possible that a contract may be disqualified as an IRA if it has an optional death benefit rider added to it. If so, you may be subject to increased taxes.

At present, the IRS has not provided guidance as to the tax effect of adding an optional Accumulated Value Enhancement rider or the optional waiver of withdrawal charge rider to an annuity contract. The IRS might take the position that each charge associated with

                                       28

this rider is deemed a withdrawal from the contract subject to current income tax to the extent of any gains and, if applicable, the 10% penalty tax for premature withdrawals. We do not currently report rider charges as partial withdrawals, but we may do so in the future if we believe that the IRS would require us to report them as such. You should consult a competent tax adviser before electing any of these optional benefit riders.

CONTRACTS NOT PURCHASED TO FUND A TAX QUALIFIED PLAN

UNDISTRIBUTED GAINS

We believe the contracts will be considered annuity contracts under Section 72 of the Code. This means that, ordinarily, you pay no federal income tax on any gains in your contract until we actually distribute assets to you. However, a contract owned other than by a natural person (e.g., corporations, partnerships, limited liability companies and other such entities) does not generally qualify as an annuity for tax purposes. Any increase in value therefore would constitute ordinary taxable income to such an owner in the year earned. In addition, any portion of your contract value that you borrow or pledge will be taxable to the extent of gain in the contract at that time.

ANNUITY PAYMENTS

When we make payments under a contract in the form of an annuity, each payment will result in taxable ordinary income to you, to the extent that each such payment exceeds an allocable portion of your "investment in the contract" (as defined in the Code). In general, your "investment in the contract" equals the aggregate amount of premium payments you have made over the life of the contract, reduced by any amounts previously distributed from the contract that were not subject to tax.

The Code prescribes the allocable portion of each such annuity payment to be excluded from income according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. After the entire "investment in the contract"
has been distributed, any remaining payment is fully taxable.

SURRENDERS, WITHDRAWALS AND DEATH BENEFITS

If we pay the entire value of your contract in a lump sum when we make a single sum payment from a contract, you have ordinary taxable income, to the extent the payment exceeds your "investment in the contract" (discussed above). Such a lump sum payment can occur, for example, if you surrender your contract before the date of maturity or if no annuity payment option is selected for a death benefit payment.

When you take a partial withdrawal from a contract before the date of maturity, including a payment under a systematic withdrawal plan, all or part of the payment may constitute taxable ordinary income to you. If on the date of withdrawal, the total value of your contract exceeds the investment in the contract, the excess will be considered "gain" and the withdrawal will be taxable as ordinary income up to the amount of such "gain." Taxable withdrawals may also be subject to the special penalty tax for premature withdrawals as explained below. When only the investment in the contract remains, any subsequent withdrawal made before the date of maturity will be a tax-free return of investment. If you assign or pledge any part of your contract's value, the value so pledged or assigned is taxed the same way as if it were a partial withdrawal.

For purposes of determining the amount of taxable income resulting from a single sum payment or a partial withdrawal, all annuity contracts issued by John
Hancock or its affiliates to the owner within the same calendar year will be treated as if they were a single contract.

All or part of any death benefit proceeds may constitute a taxable payout of earnings. A death benefit payment generally results in taxable ordinary income to the extent such payment exceeds your "investment in the contract."

Under the Code, an annuity must provide for certain required distributions. For example, if the owner dies on or after the maturity date, and before the entire annuity value has been paid, the remaining value must be distributed at least as rapidly as under the method of distribution being used at the date of the owner's death. We discuss other distribution requirements in the preceding section entitled "Distribution following death of owner."

PENALTY FOR PREMATURE WITHDRAWALS

The taxable portion of any withdrawal, single sum payment and certain death benefit payments may also trigger an additional 10% penalty tax. The penalty tax does not apply to payments made to you after age 59-1/2, or on account of your death or disability. Nor will it apply to withdrawals in substantially equal periodic payments over the life of the payee (or over the joint lives of the payee and the payee's beneficiary).

SPECIAL CONSIDERATIONS FOR PUERTO RICO ANNUITY CONTRACTS

Distributions from Puerto Rico annuity contracts issued by us are subject to federal income taxation, withholding and reporting requirements as well as
Puerto Rico tax laws. Both jurisdictions impose a tax on distributions. Under federal requirements,

                                       29

distributions are deemed to be income first. Under the Puerto Rico tax laws, however, distributions from a contract not purchased to fund a tax qualified plan ("Non-Qualified Contract") are treated as a non-taxable return of principal until the principal is fully recovered. Thereafter, all distributions under a
Non-Qualified Contact are fully taxable. Puerto Rico does not currently impose an early withdrawal penalty tax. The Internal Revenue Code, however, does impose such a penalty and bases it on the amount that is taxable under federal rules.

Distributions under a Non-Qualified Contract after annuitization are treated as part taxable income and part non-taxable return of principal. The amount excluded from gross income after annuitization under Puerto Rico tax law is equal to the amount of the distribution in excess of 3% of the total purchase payments paid, until an amount equal to the total purchase payments paid has been excluded. Thereafter, the entire distribution from a Non-Qualified Contract is included in gross income. For federal income tax purposes, however, the portion of each annuity payment that is subject to tax is computed on the basis of investment in the contract and the annuitant's life expectancy. Generally,
Puerto Rico does not require income tax to be withheld from distributions of income. Although Puerto Rico allows a credit against its income tax for taxes paid to the federal government, you may not be able to use the credit fully. If you are a resident of Puerto Rico, you should consult a competent tax adviser before purchasing an annuity contract.

DIVERSIFICATION REQUIREMENTS

Each of the funds of the Series Funds intends to qualify as a regulated investment company under Subchapter M of the Code and meet the investment diversification tests of Section 817(h) of the Code and the underlying regulations. Failure to do so could result in current taxation to you on gains in your contract for the year in which such failure occurred and thereafter.

The Treasury Department or the Internal Revenue Service may, at some future time, issue a ruling or regulation presenting situations in which it will deem contract owners to exercise "investor control" over the fund shares that are attributable to their contracts. The Treasury Department has said informally that this could limit the number or frequency of transfers among variable investment options. This could cause you to be taxed as if you were the direct owner of your allocable portion of fund shares. We reserve the right to amend the contracts or the choice of investment options to avoid, if possible, current taxation to the owners.

CONTRACTS PURCHASED FOR A TAX QUALIFIED PLAN

We have no responsibility for determining whether a particular retirement plan or a particular contribution to the plan satisfies the applicable requirements of the Code, or whether a particular employee is eligible for inclusion under a plan. In general, the Code imposes limitations on the amount of annual compensation that can be contributed into a tax-qualified plan, and contains rules to limit the amount you can contribute to all of your tax-qualified plans.
Trustees and administrators of tax qualified plans may, however, generally invest and reinvest existing plan assets without regard to such Code imposed limitations on contributions. Certain distributions from tax qualified plans may be transferred directly to another plan, unless funds are added from other sources, without regard to such limitations.

The Code generally requires tax-qualified plans (other than Roth IRAs) to begin making annual distributions of at least a minimum amount each year after a specified point. For example, minimum distributions to an employee under an employer's pension and profit sharing plan qualified under Section 401(a) of the
Code must begin no later than April 1 of the year following the year in which the employee reaches age 70-1/2 or, if later, retires. On the other hand, distributions from a traditional IRA, SIMPLE IRA or SEP IRA must begin no later than April 1 of the year following the year in which the contract owner attains age 70-1/2. The minimum amount of a distribution and the time when distributions start will vary by plan.

TAX-FREE ROLLOVERS

If permitted under your plans, you may make a tax-free rollover from:

     .    a traditional IRA to another traditional IRA,

     .    a traditional IRA to another tax-qualified plan, including a Section
          403(b) plan

     .    any tax-qualified plan (other than a Section 457 deferred compensation plan maintained by a tax-exempt organization) to a traditional IRA,

     .    any tax-qualified plan (other than a Section 457 deferred compensation plan maintained by a tax exempt organization) to another tax-qualified plan, including a roll-over of amounts from your prior plan derived from your "after-tax" contributions from "involuntary" distributions,

     .    a Section 457 deferred compensation plan maintained by a tax-exempt organization to another Section 457 deferred compensation plan maintained by a tax-exempt organization and

     .    a traditional IRA to a Roth IRA, subject to special restrictions discussed below.

In addition, if your spouse survives you, he or she is permitted to rollover your tax-qualified retirement account to another tax-qualified retirement account in which your surviving spouse participates, to the extent permitted by your surviving spouse' plan.

                                       30

TRADITIONAL IRAS

ANNUAL CONTRIBUTION LIMIT. traditional individual retirement annuity (as defined in Section 408 of the Code) generally permits an eligible purchaser to make annual contributions which cannot exceed the lesser of:

     .    100% of compensation includable in your gross income, or

     .    the IRA annual limit for that tax year. For tax years beginning in
          2002, 2003 and 2004, the annual limit is $3,000 per year. For tax years beginning in 2005, 2006 and 2007, the annual limit is $4,000 per year and, for the tax year beginning in 2008, the annual limit is
          $5,000. After that, the annual limit is indexed for inflation in $500 increments as provided in the Code.

CATCH-UP CONTRIBUTIONS. An IRA holder age 50 or older may increase contributions from compensation to an IRA by an amount up to $500 a year for tax years beginning in 2002, 2003, 2004 and 2005, and by an amount up to $1,000 for the tax year beginning in 2006.

SPOUSAL IRA. You may also purchase an IRA contract for the benefit of your spouse (regardless of whether your spouse has a paying job). You can generally contribute up to the annual limit for each of you and your spouse (or, if less, your combined compensation).

DEDUCTIBILITY OF CONTRIBUTIONS. You may be entitled to a full deduction, a partial deduction or no deduction for your traditional IRA contribution on your federal income tax return.

The amount of your deduction is based on the following factors:

     .    whether you or your spouse is an active participant in an employer sponsored retirement plan,

     .    your federal income tax filing status, and

     .    your "Modified Adjusted Gross Income."

Your traditional IRA deduction is subject to phase out limits, based on your
Modified Adjusted Gross Income, which are applicable according to your filing status and whether you or your spouse are active participants in an employer sponsored retirement plan. You can still contribute to a traditional IRA even if your contributions are not deductible.

DISTRIBUTIONS. In general, all amounts paid out from a traditional IRA contract
(in the form of an annuity, a single sum, death benefits or partial withdrawal), are taxable to the payee as ordinary income. As in the case of a contract not purchased under a tax-qualified plan, you may incur additional adverse tax consequences if you make a surrender or withdrawal before you reach age 59-1/2
(unless certain exceptions apply as specified in Code section 72(t)). If you have made any non-deductible contributions to an IRA contract, all or part of any withdrawal or surrender proceeds, single sum death benefit or annuity payment, may be excluded from your taxable income when you receive the proceeds.

The tax law requires that annuity payments under a traditional IRA contract begin no later than April 1 of the year following the year in which the owner attains age 70-1/2.

ROTH IRAS

ANNUAL CONTRIBUTION LIMIT. A Roth IRA is a type of non-deductible IRA. In general, you may make purchase payments of up to the IRA annual limit ($3,000 per year for tax years beginning in 2002, 2003 and 2004; $4,000 per year for tax years beginning in 2005, 2006 and 2007, and $5,000 for the tax year beginning in
2008). After that, the annual limit is indexed for inflation in $500 increments as provided in the Code.

The IRA annual limit for contributions to a Roth IRA phases out (i.e., is reduced) for single taxpayers with adjusted gross incomes between $95,000 and
$110,000, for married taxpayers filing jointly with adjusted gross incomes between $150,000 and $160,000, and for a married taxpayer filing separately with adjusted gross income between $0 and $10,000.

CATCH-UP CONTRIBUTIONS. A Roth IRA holder age 50 or older may increase contributions from compensation to an IRA by an amount up to $500 a year for tax years beginning in 2002, 2003, 2004 and 2005, and by an amount up to $1,000 for the tax year beginning in 2006.

SPOUSAL IRA. You may also purchase a Roth IRA contract for the benefit of your spouse (regardless of whether your spouse has a paying job). You can generally contribute up to the annual limit for each of you and your spouse (or, if less, your combined compensation), subject to the phase-out rules discussed above.

                                       31

DISTRIBUTIONS. If you hold your Roth IRA for at least five years the payee will not owe any federal income taxes or early withdrawal penalties on amounts paid out from the contract:

     .    after you reach age 59-1/2,

     .    on your death or disability, or

     .    to qualified first-time home buyers (not to exceed a lifetime limitation of $10,000) as specified in the Code.

The Code treats payments you receive from Roth IRAs that do not qualify for the above tax free treatment first as a tax-free return of the contributions you made. However, any amount of such non-qualifying payments or distributions that exceed the amount of your contributions is taxable to you as ordinary income and possibly subject to the 10% penalty tax (unless certain exceptions apply as specified in Code section 72(t).

CONVERSION TO A ROTH IRA. You can convert a traditional IRA to a Roth IRA, unless

     .    you have adjusted gross income over $100,000, or

     .    you are a married taxpayer filing a separate return.

The Roth IRA annual contribution limit does not apply to converted amounts.

You must, however, pay tax on any portion of the converted amount that would have been taxed if you had not converted to a Roth IRA. No similar limitations apply to rollovers from one Roth IRA to another Roth IRA.

SIMPLE IRA PLANS

In general, a small business employer may establish a SIMPLE IRA retirement plan if the employer employed 100 or fewer employees earning at least $5,000 during the preceding year. As an eligible employee of the business, you may make pre-tax contributions to the SIMPLE IRA plan. You may specify the percentage of compensation that you want to contribute under a qualified salary reduction arrangement, provided the amount does not exceed the SIMPLE IRA annual contribution limit. The SIMPLE IRA annual limit is $7,000 for tax years beginning in 2002, $8,000 for 2003, $9,000 for 2004, and $10,000 for 2005. After
that, the annual limit is indexed for inflation in $500 increments as provided in the Code. Your employer must elect to make a matching contribution of up to
3% of your compensation or a non-elective contribution equal to 2% of your compensation.

CATCH-UP CONTRIBUTIONS. A SIMPLE IRA holder age 50 or older may increase contributions of compensation by an amount up to $500 for tax years beginning in
2002, $1,000 for 2003, $1,500 for 2004, $2,000 for 2005 and $2,500 for 2006.
After that, for tax years beginning in 2007, the SIMPLE IRA catch-up contribution limit is indexed annually for inflation in $500 increments as provided in the Code.

DISTRIBUTIONS. The requirements for minimum distributions from a SIMPLE IRA retirement plan, and rules on taxation of distributions from a SIMPLE retirement plan, are generally the same as those discussed above for distributions from a traditional IRA.

SIMPLIFIED EMPLOYEE PENSION PLANS (SEPS)

SEPs are employer sponsored plans that may accept an expanded rate of contributions from one or more employers. Employer contributions are flexible, subject to certain limits under the Code, and are made entirely by the business owner directly to a SEP-IRA owned by the employee. Contributions are tax-deductible by the business owner and are not includable in income by employees until withdrawn. The maximum deductible amount that may be contributed to a SEP is 25% of compensation, up to the SEP compensation limit specified in the Code for the year ($200,000 for the year 2002) with a cap of $40,000.

DISTRIBUTIONS. The requirements for minimum distributions from a SEP-IRA, and rules on taxation of distributions from a SEP-IRA, are generally the same as those discussed above for distributions from a traditional IRA.

SECTION 403(b) PLANS

Under these tax-sheltered annuity arrangements, public school systems and certain tax-exempt organizations can make premium payments into "403(b)
contracts" owned by their employees that are not taxable currently to the employee.

ANNUAL CONTRIBUTION LIMIT. In general, the amount of the non-taxable contributions made for a 403(b) contract each year may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed an annual "elective deferral limit" (see "Elective Deferral Limits," below). The annual contribution limit is subject to certain other limits described in
Section 415 of the Code and the regulations thereunder. Special rules apply for certain organizations that permit participants to increase their elective deferrals.

CATCH-UP CONTRIBUTIONS. A Section 403(b) plan participant age 50 or older may increase contributions to a 403(b) plan by an amount that, together with all other catch-up contributions made to other tax-qualified plans, does not exceed an annual "elective catch-up limit." (See "Elective Catch-Up Limits," below.)

                                       32

DISTRIBUTIONS. When we make payments from a 403(b) contract on surrender of the contract, partial withdrawal, death of the annuitant, or commencement of an annuity option, the payee ordinarily must treat the entire payment as ordinary taxable income. Moreover, the Code prohibits distributions from a 403(b)
contract before the employee reaches age 59-1/2, except:

     .    on the employee's separation from service, death, or disability,

     .    with respect to distributions of assets held under a 403(b) contract as of December 31, 1988, and

     .    transfers and exchanges to other products that qualify under Section
          403(b).

Minimum distributions under a 403(b) contract must begin no later than April 1 of the year following the year in which the employee reaches age 70-1/2 or, if later, retires.

PENSION AND PROFIT SHARING PLANS QUALIFIED UNDER SECTION 401(a)

In general, an employer may deduct from its taxable income premium payments it makes under a qualified pension or profit-sharing plan described in Section
401(a) of the Code. Employees participating in the plan generally do not have to pay tax on such contributions when made. Special requirements apply if a 401(a)
plan covers an employee classified under the Code as a "self-employed individual" or as an "owner-employee."

Annuity payments (or other payments, such as upon withdrawal, death or surrender) generally constitute taxable income to the payee; and the payee must pay income tax on the amount by which a payment exceeds its allocable share of the employee's "investment in the contract" (as defined in the Code), if any. In general, an employee's "investment in the contract" equals the aggregate amount of premium payments made by the employee.

The non-taxable portion of each annuity payment is determined, under the Code, according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. Favorable procedures may also be available to taxpayers who had attained age 50 prior to January 1, 1986.

Minimum distributions to the employee under an employer's pension and profit sharing plan qualified under Section 401(a) of the Code must begin no later than
April 1 of the year following the year in which the employee (except an employee who is a "5-percent owner" as defined in Code section 416) reaches age 70-1/2 or, if later, retires.

"TOP-HEAVY" PLANS

Certain plans may fall within the definition of "top-heavy plans" under Section
416 of the Code. This can happen if the plan holds a significant amount of its assets for the benefit of "key employees" (as defined in the Code). You should consider whether your plan meets the definition. If so, you should take care to consider the special limitations applicable to top-heavy plans and the potentially adverse tax consequences to key employees.

SECTION 457 DEFERRED COMPENSATION PLANS

Under the provisions of Section 457 of the Code, you can exclude a portion of your compensation from gross income if you participate in a deferred compensation plan maintained by:

     .    a state,

     .    a political subdivision of a state,

     .    an agency or instrumentality or a state or political subdivision of a state, or

     .    a tax-exempt organization.

As a "participant" in such a deferred compensation plan, any amounts you exclude
(and any income on such amounts) will be includible in gross income only for the taxable year in which such amounts are paid or otherwise made available to the annuitant or other payee.

The deferred compensation plan must satisfy several conditions, including the following:

     .    the plan must not permit distributions prior to your separation from service (except in the case of an unforeseen emergency), and

     .    all compensation deferred under the plan shall remain solely the employer's property and may be subject to the claims of its creditors.

ANNUAL CONTRIBUTION LIMIT. The amount of the non-taxable contributions made for a Section 457 plan each year may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed an annual "elective deferral limit," and is subject to certain other limits described in Section
402(g) of the Code. (See "Elective Deferral Limits," below.)

                                       33

CATCH-UP CONTRIBUTIONS. A 457 plan participant age 50 or older may increase contributions to a 457 plan by an amount that, together with all other catch-up contributions made to other tax-qualified plans, does not exceed an annual
"elective catch-up limit." (See "Elective Catch-Up Limits," below.)

DISTRIBUTIONS. When we make payments under your contract in the form of an annuity, or in a single sum such as on surrender, withdrawal or death of the annuitant, the payment is taxed as ordinary income. Minimum distributions under a Section 457 plan must begin no later than April 1 of the year following the year in which the employee reaches age 70-1/2 or, if later, retires.

ELECTIVE DEFERRAL LIMITS

A participant in a Section 403(b) plan, a Section 457 Plan or in certain other types of tax-qualified pension and profit sharing plans that are commonly referred to as "401(k)" plans and "SARSEPS" may elect annually to defer current compensation so that it can be contributed to the applicable plan or plans. The annual elective deferral limit is $11,000 for tax years beginning in 2002,
$12,000 for 2003, $13,000 for 2004, $14,000 for 2005 and $15,000 for 2006. After
that, for the tax years beginning in 2007, 2008 and 2009, the annual elective deferral limit is indexed for inflation in $500 increments as provided in the
Code.

ELECTIVE CATCH-UP LIMITS

A participant in a Section 403(b) plan, a Section 457 Plan or in certain other types of tax-qualified pension and profit sharing plans that are commonly referred to as "401(k)" plans and "SARSEPS" who is age 50 or older may increase contributions by an amount up to $1,000 for tax years beginning in 2002, $2,000 for 2003, $3,000 for 2004, $4,000 for 2005 and $5,000 for 2006. After that, for the tax years beginning in 2007, the elective catch-up contribution limit is indexed for inflation in $500 increments as provided in the Code.

WITHHOLDING ON ROLLOVER DISTRIBUTIONS

The tax law requires us to withhold 20% from certain distributions from tax qualified plans. We do not have to make the withholding, however, if you rollover your entire distribution to another plan and you request us to pay it directly to the successor plan. Otherwise, the 20% mandatory withholding will reduce the amount you can rollover to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before making such a distribution.

PUERTO RICO ANNUITY CONTRACTS PURCHASED TO FUND A TAX-QUALIFIED PLAN

The provisions of the tax laws of Puerto Rico vary significantly from those under the Internal Revenue Code of the United States with respect to the various
"tax qualified" plans described above. Although we may offer variable annuity contracts in Puerto Rico in connection with "tax qualified" plans, the text of the prospectus under the subsection "Contracts purchased for a tax qualified plan" is inapplicable in Puerto Rico and should be disregarded.

SEE YOUR OWN TAX ADVISER

The above description of Federal income tax consequences to owners of and payees under contracts, and of the different kinds of tax qualified plans which may be funded by the contracts, is only a brief summary and is not intended as tax advice. It does not include a discussion of federal estate tax and gift tax or state tax consequences. The rules under the Code governing tax qualified plans are extremely complex and often difficult to understand. Changes to the tax laws may be enforced retroactively. Anything less than full compliance with the applicable rules, all of which are subject to change from time to time, can have adverse tax consequences. The taxation of an annuitant or other payee has become so complex and confusing that great care must be taken to avoid pitfalls. For further information you should consult a qualified tax adviser.

PERFORMANCE INFORMATION

We may advertise total return information about investments made in the variable investment options. We refer to this information as "Account level" performance.
In our Account level advertisements, we usually calculate total return for 1, 5, and 10 year periods or since the beginning of the applicable variable investment option.

Total return at the Account level is the percentage change between:

     .    the value of a hypothetical investment in a variable investment option at the beginning of the relevant period, and

     .    the value at the end of such period.

At the Account level, total return reflects adjustments for:

     .    the mortality and expense risk charges, and

     .    the annual contract fee.

                                       34

Total return at the Account level does not, however, reflect any premium tax charges or any charges for optional benefit riders. Total return at the Account level will be lower than that at the Series Fund level where comparable charges are not deducted.

We may advertise "current yield" and "effective yield" for investments in the
Money Market investment option.

Current yield refers to the income earned on your investment in the Money Market investment option over a 7-day period and then annualized. In other words, the income earned in the period is assumed to be earned every 7 days over a 52-week period and stated as a percentage of the investment.

Effective yield is calculated in a similar manner but, when annualized, the income earned by your investment is assumed to be reinvested and thus compounded over the 52-week period. Effective yield will be slightly higher than current yield because of this compounding effect of reinvestment.

Current yield and effective yield reflect all the recurring charges at the
Account level, but will not reflect any premium tax charge or any charge for optional benefit riders.

REPORTS

At least annually, we will send you (1) a report showing the number and value of the accumulation units in your contract and (2) the financial statements of the
Series Funds.

VOTING PRIVILEGES

At meetings of the Series Funds' shareholders, we will generally vote all the shares of each Fund that we hold in the Account in accordance with instructions we receive from the owners of contracts that participate in the corresponding variable investment option.

CERTAIN CHANGES

CHANGES TO THE ACCOUNT

We reserve the right, subject to applicable law, including any required shareholder approval,

     .    to transfer assets that we determine to be your assets from the
          Account to another separate account or investment option by withdrawing the same percentage of each investment in the Account with proper adjustments to avoid odd lots and fractions,

     .    to add or delete variable investment options,

     .    to change the underlying investment vehicles,

     .    to operate the Account in any form permitted by law, and

     .    to terminate the Account's registration under the 1940 Act, if such registration should no longer be legally required.

Unless otherwise required under applicable laws and regulations, notice to or approval of owners will not be necessary for us to make such changes.

VARIATIONS IN CHARGES OR RATES FOR ELIGIBLE CLASSES

We may allow a reduction in or the elimination of any contract charges, or an increase in a credited interest rate for a guarantee period. The affected contracts would involve sales to groups or classes of individuals under special circumstances that we expect to result in a reduction in our expenses associated with the sale or maintenance of the contracts, or that we expect to result in mortality or other risks that are different from those normally associated with the contracts.

The entitlement to such variation in charges or rates will be determined by us based upon such factors as the following:

     .    the size of the initial premium payment,

     .    the size of the group or class,

     .    the total amount of premium payments expected to be received from the group or class and the manner in which the premium payments are remitted,

     .    the nature of the group or class for which the contracts are being purchased and the persistency expected from that group or class as well as the mortality or morbidity risks associated with that group or class;

     .    the purpose for which the contracts are being purchased and whether that purpose makes it likely that the costs and expenses will be reduced, or

                                       35

     .    the level of commissions paid to selling broker-dealers or certain financial institutions with respect to contracts within the same group or class.

We will make any reduction in charges or increase in initial guarantee rates according to our rules in effect at the time an application for a contract is approved. We reserve the right to change these rules from time to time. Any variation in charges, rates, or fees will reflect differences in costs and services, will apply uniformly to all prospective contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any owner.

DISTRIBUTION OF CONTRACTS

Signator Investors, Inc. ("Signator") acts as principal distributor of the contracts sold through this prospectus. Signator is registered as a broker-dealer under the Securities Exchange Act of 1934, and a member of the
National Association of Securities Dealers, Inc. Signator's address is 197
Clarendon Street, Boston, Massachusetts 02116. Signator is a subsidiary of John
Hancock.

You can purchase a contract through registered representatives of broker-dealers and certain financial institutions who have entered into selling agreements with
JHVLICO and Signator. We pay broker-dealers compensation for promoting, marketing and selling our variable insurance and variable annuity products. In turn, the broker-dealers pay a portion of the compensation to their registered representatives, under their own arrangements. Signator will also pay its own registered representatives for sales of the contracts to their customers. We do not expect the compensation we pay to such broker-dealers (including Signator)
and financial institutions to exceed 8.0% of premium payments (on a present value basis) for sales of the contracts described in this prospectus. For limited periods of time, we may pay additional compensation to broker-dealers as part of special sales promotions. We offer these contracts on a continuous basis, but neither JHVLICO nor Signator is obligated to sell any particular amount of contracts. We also reimburse Signator for direct and indirect expenses actually incurred in connection with the marketing of these contracts.

Signator representatives may receive additional cash or non-cash incentives
(including expenses for conference or seminar trips and certain gifts) in connection with the sale of contracts issued by JHVLICO From time to time,
Signator, at its expense, may also provide significant additional amounts to broker dealers or other financial services firms which sell or arrange for the sale of the contracts. Such compensation may include, for example, financial assistance to financial services firms in connection with their conferences or seminars, sales or training programs for invited registered representatives and other employees, payment for travel expenses, including lodging, incurred by registered representatives and other employees for such seminars or training programs, seminars for the public, advertising and sales campaigns regarding the contracts, and/or other events or activities sponsored by the financial services firms. As a consequence of such additional compensation, representatives and financial services firms, including but not limited to Signator and its representatives, may be motivated to sell our contracts instead of contracts issued by other insurance companies.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, have audited the consolidated financial statements and schedules of John Hancock Life
Insurance Company at December 31, 2004, and 2003 and for each of the three years in the period ended December 31, 2003, and the financial statements of the
Account at December 31, 2004 and for each of the periods indicated therein, as set forth in their reports. We've included these financial statements in the
Statement of Additional Information, which also is a part of the registration statement that contains this prospectus. These financial statements are included in the registration statement in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

                                       36

                         APPENDIX A: INDEX OF KEY WORDS

We define or explain each of the following key words used in this prospectus on the pages shown below:

KEY WORD                                                                    PAGE
--------                                                                   -----
Accumulation units......................................................      28
Annuitant...............................................................      10
Annuity payments........................................................      13
Annuity period..........................................................      13
Business day............................................................      10
Contract year...........................................................      11
Date of issue...........................................................      11
Date of maturity........................................................      29
Extra Credits...........................................................      13
Free withdrawal amount..................................................      17
Funds...................................................................       2
Guarantee period........................................................      12
Investment options......................................................      14
Market value adjustment.................................................      12
Premium payments........................................................      10
Surrender...............................................................      16
Surrender value.........................................................      17
Total value of your contract............................................      12
Variable investment options.............................................   cover
Withdrawal charge.......................................................      16
Withdrawal..............................................................      16

                                       37

                 APPENDIX B: DETAILS ABOUT OUR GUARANTEE PERIODS

INVESTMENTS THAT SUPPORT OUR GUARANTEE PERIODS

We back our obligations under the guarantee periods with JHVLICO's general assets. Subject to applicable law, we have sole discretion over the investment of our general assets (including those held in our "non-unitized" separate account that primarily supports the guarantee periods). We invest these amounts in compliance with applicable state insurance laws and regulations concerning the nature and quality of our general investments.

We invest the non-unitized separate account assets, according to our detailed investment policies and guidelines, in fixed income obligations, including:

     .    corporate bonds,

     .    mortgages,

     .    mortgage-backed and asset-backed securities, and

     .    government and agency issues.

We invest primarily in domestic investment-grade securities. In addition, we use derivative contracts only for hedging purposes, to reduce ordinary business risks associated with changes in interest rates, and not for speculating on future changes in the financial markets. Notwithstanding the foregoing, we are not obligated to invest according to any particular strategy.

GUARANTEED INTEREST RATES

We declare the guaranteed rates from time to time as market conditions and other factors dictate. We advise you of the guaranteed rate for a selected guarantee period at the time we:

     .    receive your premium payment,

     .    effectuate your transfer, or

     .    renew your guarantee period

We have no specific formula for establishing the guaranteed rates for the guarantee periods. The rates may be influenced by interest rates generally available on the types of investments acquired with amounts allocated to the guarantee period. In determining guarantee rates, we may also consider, among other factors, the duration of the guarantee period, regulatory and tax requirements, sales and administrative expenses we bear, risks we assume, our profitability objectives, and general economic trends.

COMPUTATION OF MARKET VALUE ADJUSTMENT

We determine the amount of the market value adjustment by multiplying the amount being taken from the guarantee period by a factor expressed by the following formula:

                           [(1+g)/(1+c+0.005)](n/12)-1

where,

     .    G is the guaranteed rate in effect for the current guarantee period.

     .    C is the current guaranteed rate in effect for new guarantee periods with duration equal to the number of years remaining in the current guarantee period (rounded to the nearest whole number of years). If we are not currently offering such a guarantee period, we will declare a guarantee rate, solely for this purpose, consistent with interest rates currently available.

     .    N is the number of complete months from the date of withdrawal to the end of the current guarantee period. (If less than one complete month remains, N equals one unless the withdrawal is made on the last day of the guarantee period, in which case no adjustment applies.)

SAMPLE CALCULATION 1: POSITIVE ADJUSTMENT

                                       38

Amount withdrawn or transferred                 $10,000
Guarantee period                                5 years
Time of withdrawl or transfer                   beginning of 3rd year of guaranteed period
Guaranteed rate* (g)                            4%
Guaranteed rate for new 3 year guarantee* (c)   3%
Remaining guarantee period (n)                  36 months

MARKET VALUE ADJUSTMENT:

             10,000 x [{(1+0.04)/(1+0.03+0.005)}(36/12) -1] = 145.63

Amount withdrawn or transferred (adjusted for market value adjustment): $10,000
+ $145.63 = $10,145.63

*All interest rates shown have been arbitrarily chosen for purposes of this example. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

SAMPLE CALCULATION 2: NEGATIVE ADJUSTMENT

Amount withdrawn or transferred                 $10,000
Guarantee period                                5 years
Time of withdrawl or transfer                   beginning of 3rd year of guaranteed period
Guaranteed rate* (g)                            4%
Guaranteed rate for new 3 year guarantee* (c)   5%
Remaining guarantee period (n)                  36 months

MARKET VALUE ADJUSTMENT:

            10,000 x [{(1+0.04)/(1+0.05+0.005)}(36/12) -1] = -420.50

Amount withdrawn or transferred (adjusted for market value adjustment): $10,000
- $420.50 = $9,579.50

----------
*All interest rates shown have been arbitrarily chosen for purposes of this example. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

                                       39

                  APPENDIX C: EXAMPLES OF EARNINGS ENHANCEMENT

DEATH BENEFIT CALCULATION

The following are examples of the optional earnings enhancement death benefit.
We have assumed that there are earnings under the contracts in each case. Actual investment performance may be greater or lower than the amounts shown.

EXAMPLE 1 - EARNINGS ENHANCEMENT DEATH BENEFIT WITH STANDARD DEATH BENEFIT, NO
ADJUSTMENTS FOR WITHDRAWALS OR ADDITIONAL PREMIUM PAYMENTS

Assume:

     .    You elect the earnings enhancement death benefit rider (but not the enhanced death benefit rider) when you purchase your contract,

     .    At the time of purchase, you and the annuitant are each under age 70 and you pay an initial premium of $100,000,

     .    You allocate the premium to a variable investment option, and make no transfers of contract value to other investment options,

     .    We determine the death benefit before the Maturity Date, in the fourth year of your contract on a day when the total value of your contract is $180,000.

CALCULATION OF STANDARD DEATH BENEFIT

We compare the total value of your contract ($180,000, with no market value adjustment) to the total amount of premiums you paid ($100,000, with no adjustment for withdrawals). The standard death benefit is the higher of the two, or $180,000.

CALCULATION OF EARNINGS ENHANCEMENT AMOUNT

Because you and the annuitant were both under age 70 when the rider was issued, the earnings enhancement amount is 40% of the difference between the standard death benefit and your "Net Premiums," up to a maximum benefit amount equal to
80% of your "Adjusted Net Premiums."

Calculation of Net Premiums and Adjusted Net Premiums - To determine "Net
Premiums," we reduce the premiums you paid ($100,000) by the amount of any withdrawals in excess of earnings ($0). In this example, the Net Premiums is
$100,000. To determine "Adjusted Net Premiums," we reduce the Net Premiums
($100,000) by any premiums you made, other than the initial premium, during the
12 months before we calculated the death benefit ($0). In this example, the
"Adjusted Net Premiums" is $100,000.

Calculation of Maximum Benefit Amount - The maximum benefit amount under the earnings enhancement death benefit rider in this example is 80% of the Adjusted
Net Premiums ($100,000), or $80,000.

The earnings enhancement amount is 40% of the difference between the standard death benefit ($180,000) and your Net Premiums ($100,000), up to the maximum benefit amount. In this example, 40% of the difference is $32,000, which is less than the maximum benefit amount ($80,000). The earnings enhancement amount is therefore $32,000.

The total Death Benefit in this example is the standard death benefit ($180,000)
plus the earnings enhancement amount ($32,000), or $212,000.

EXAMPLE 2 - EARNINGS ENHANCEMENT DEATH BENEFIT WITH ENHANCED DEATH BENEFIT,
ADJUSTED FOR WITHDRAWAL AND ADDITIONAL PREMIUM

Assume:

     .    You elect the earnings enhancement death benefit rider and the enhanced death benefit rider when you purchase your contract,

     .    At the time of purchase, you are over age 70 and you pay an initial premium of $100,000,

     .    You allocate the premium to a variable investment option, and make no transfers of contract value to other investment options,

     .    On the seventh anniversary of your contract, your total value in the contract is $175,000, which is the highest value on any anniversary date

     .    On the day after the seventh anniversary of your contract, you make a withdrawal of $80,000,

     .    On the eighth anniversary of your contract, the total value of your contract is $110,000, and you make an additional premium payment of
          $10,000 at the end of the eighth year of your contract

                                       40

     .    We determine the death benefit before the Maturity Date in the middle of the ninth year of your contract, on a day when the total value of your contract is $120,000.

CALCULATION OF ENHANCED DEATH BENEFIT

In this example, the enhanced death benefit is the highest of an accumulated premium "roll-up" amount, a "highest anniversary value" amount and the value of your contract on the date the death benefit is determined.

Calculation of Premium Roll-up - We calculate the amount of each premium you have paid, accumulated at a 5% effective annual rate, minus any withdrawals. In this example, the accumulated value of your initial premium, after adjustment for the $80,000 withdrawal, is $65,319.75, and the accumulated value of your second premium is $10,246.95. The total amount of the premium "roll-up" is
$75,566.70.

Calculation of Highest Anniversary Value - We determine the highest anniversary value of your contract on any anniversary date during the rider's measuring period ($175,000), plus any premiums since that date ($10,000), minus any withdrawals since that date ($80,000). In this example, the "highest anniversary value" is $105,000.

The total value of your contract on the date the death benefit is determined
($120,000, with no market value adjustment) is higher than the premium roll-up amount ($75,566.70) and higher than the "highest anniversary value" amount
($105,000). The enhanced death benefit is therefore $120,000.

CALCULATION OF EARNINGS ENHANCEMENT AMOUNT

Because you were over age 70 when the rider was issued, the earnings enhancement amount is 25% of the difference between the enhanced death benefit and your "Net
Premiums," up to a maximum benefit amount equal to 50% of your "Adjusted Net
Premiums."

Calculation of Net Premiums and Adjusted Net Premiums - To determine "Net
Premiums," we reduce the premiums you paid by the amount of any withdrawals in excess of earnings . In this example, you withdrew $80,000 at a time when your earnings were $75,000. The amount withdrawn in excess of earnings is therefore
$5,000. Net Premiums is the amount of premiums paid ($110,000) less amounts withdrawn in excess of earnings ($5,000), or $105,000. To determine "Adjusted
Net Premiums," we reduce the Net Premiums ($105,000) by any premiums you made during the 12 months before we calculated the death benefit ($10,000). In this example, the "Adjusted Net Premiums" is $95,000.

Calculation of Maximum Benefit Amount - The maximum benefit amount under the earnings enhancement death benefit rider in this example is 50% of your Adjusted
Net Premiums ($95,000), or $47,500.

The earnings enhancement amount is 25% of the difference between the enhanced death benefit ($120,000) and your Net Premiums ($105,000), up to the maximum benefit amount. In this example, 25% of the difference is $3,750, which is less than the maximum benefit amount ($47,500). The earnings enhancement amount is therefore $3,750.

The total Death Benefit in this example is the enhanced death benefit ($120,000)
plus the earnings enhancement amount ($3,750), or $123,750.

                                       41

                   APPENDIX U: ACCUMULATION UNIT VALUE TABLES

                                       42

                         CONDENSED FINANCIAL INFORMATION

                    JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF

The following table provides selected data for Revolution accumulation shares for each investment option that was available during the period shown.
Revolution commenced operations on August 10, 1999.

                                                                       YEAR      YEAR      YEAR       YEAR        YEAR      AUG. 10
                                                                       ENDED     ENDED     ENDED      ENDED       ENDED      1999
                                                                      DEC. 31   DEC. 31   DEC. 31    DEC. 31     DEC. 31    DEC. 31
                                                                       2004      2003      2002       2001        2000       1999
                                                                     --------  --------  --------  ----------  ----------  --------
EQUITY INDEX
Accumulation Share Value:
   Beginning of period ............................................  $  17.10  $  13.49  $  17.58  $    20.22  $    22.54  $  10.00
   End of period ..................................................  $  18.70  $  17.10  $  13.49  $    17.58  $    20.22  $  22.54
Number of Accumulation Shares outstanding at end of period ........    85,101    85,894    86,077     804,600     507,320    76,098
LARGE CAP VALUE
Accumulation Share Value:
   Beginning of period (Note 3) ...................................  $  12.08  $   9.75  $  11.38  $    10.00          --        --
   End of period ..................................................  $  13.72  $  12.08  $   9.75  $    11.38          --        --
Number of Accumulation Shares outstanding at end of period ........    94,674    91,386    50,708     334,667          --        --
FUNDAMENTAL VALUE B (formerly "Large Cap Value CORE (SM)")
(Effective November 1, 2004, merged into "Fundamental Value")
Accumulation Share Value:
   Beginning of period ............................................  $  10.35  $   8.13  $  10.07  $    10.71  $    10.31  $  10.00
   End of period ..................................................  $  11.08  $  10.35  $   8.13  $    10.07  $    10.71  $  10.31
Number of Accumulation Shares outstanding at end of period ........        --    71,994    80,764   1,056,790     520,128    92,493
LARGE CAP GROWTH
Accumulation Share Value:
   Beginning of period (Note 3) ...................................  $   7.19  $   5.79  $   8.13  $    10.00          --        --
   End of period ..................................................  $   7.41  $   7.19  $   5.79  $     8.13          --        --
Number of Accumulation Shares outstanding at end of period ........   146,532    49,259    10,413      77,662          --        --
LARGE CAP GROWTH B (formerly "Large Cap Aggressive Growth")
   (Effective November 1, 2004, merged into "Large Cap Growth")
Accumulation Share Value:
   Beginning of period ............................................  $   7.13  $   5.48  $   8.09  $     9.60  $    11.97  $  10.00
   End of period ..................................................  $   6.81  $   7.13  $   5.48  $     8.09  $     9.60  $  11.97
Number of Accumulation Shares outstanding at end of period ........        --    45,760    78,966   1,205,414   1,040,129   178,388
GROWTH & INCOME
Accumulation Share Value:
Beginning of period (Note 2) ......................................  $   6.95  $   5.66  $   7.36  $     8.82  $    10.00        --
End of period .....................................................  $   7.61  $   6.95  $   5.66  $     7.36  $     8.82        --
Number of Accumulation Shares outstanding at end of period ........   149,584   160,565   126,954   1,817,947      12,749        --
FUNDAMENTAL VALUE
Accumulation Share Value:
   Beginning of period ............................................  $  11.12  $   8.75  $  10.73  $    11.68  $    10.43  $  10.00
   End of period ..................................................  $  12.70  $  11.12  $   8.75  $    10.73  $    11.68  $  10.43
Number of Accumulation Shares outstanding at end of period ........   143,234    78,791    85,139     802,605     347,760    64,904

                                                                    YEAR      YEAR      YEAR       YEAR        YEAR      AUG. 10
                                                                    ENDED     ENDED     ENDED      ENDED       ENDED      1999
                                                                   DEC. 31   DEC. 31   DEC. 31    DEC. 31     DEC. 31    DEC. 31
                                                                    2004      2003      2002       2001        2000       1999
                                                                  --------  --------  --------  ----------  ----------  --------
EARNINGS GROWTH
Accumulation Share Value:
   Beginning of period (Note 1) ................................  $   3.65  $   2.96  $   4.43  $     7.11  $    10.00        --
   End of period ...............................................  $   3.70  $   3.65  $   2.96  $     4.43  $     7.11        --
Number of Accumulation Shares outstanding at end of period .....   118,540   129,095   154,964   1,636,323     629,910        --
FUNDAMENTAL GROWTH
(Effective November 1, 2004, merged into "Large Cap Growth")
Accumulation Share Value:
   Beginning of period .........................................  $   8.84  $   6.79  $   9.86  $    14.74  $    15.39  $  10.00
   End of period ...............................................  $   8.43  $   8.84  $   6.79  $     9.86  $    14.74  $  15.39
Number of Accumulation Shares outstanding at end of period .....        --    49,535    66,283     589,572     525,081    38,912
MID CAP VALUE B (formerly "Small/Mid Cap CORE (SM)")
Accumulation Share Value:
   Beginning of period .........................................  $  15.68  $  10.94  $  13.06  $    13.16  $    12.73  $  11.00
   End of period ...............................................  $  18.39  $  15.68  $  10.94  $    13.06  $    13.16  $  12.73
Number of Accumulation Shares outstanding at end of period .....    54,371    39,919    41,956     220,092     114,891     9,532
MID CAP GROWTH (formerly "Small/Mid Cap Growth")
Accumulation Share Value:
   Beginning of period .........................................  $  23.49  $  16.19  $  20.79  $    20.47  $    18.98  $  18.07
   End of period ...............................................  $  25.90  $  23.49  $  16.19  $    20.79  $    20.47  $  18.98
Number of Accumulation Shares outstanding at end of period .....    28,188    29,359    29,475     242,085     136,439    14,779
SMALL CAP EMERGING GROWTH
Accumulation Share Value:
   Beginning of period (Note 2) ................................  $   8.23  $   5.60  $   7.90  $     8.30  $    10.00        --
   End of period ...............................................  $   8.90  $   8.23  $   5.60  $     7.90  $     8.30        --
Number of Accumulation Shares outstanding at end of period .....    66,206    12,351     8,332      79,406         535        --
SMALL CAP VALUE
Accumulation Share Value:
   Beginning of period .........................................  $  20.54  $  15.07  $  16.31  $    13.87  $    10.46  $  10.00
   End of period ...............................................  $  25.43  $  20.54  $  15.07  $    16.31  $    13.87  $  10.46
Number of Accumulation Shares outstanding at end of period .....    63,114    79,351    81,318     546,648     241,338        --
SMALL CAP GROWTH
(Effective November 1, 2004, merged into "Small Cap Emerging
   Growth")
Accumulation Share Value:
   Beginning of period .........................................  $  12.39  $   9.81  $  14.19  $    16.44  $    21.19  $  14.27
   End of period ...............................................  $  12.27  $  12.39  $   9.81  $    14.19  $    16.44  $  21.19
Number of Accumulation Shares outstanding at end of period .....        --    41,073    45,628     715,728     608,753    59,529
AIM V.I. PREMIER EQUITY - SERIES I CLASS
Accumulation Share Value:
   Beginning of period .........................................  $   7.29  $   5.90  $   8.57  $     9.92  $    11.77  $  10.00
   End of period ...............................................  $   7.62  $   7.29  $   5.90  $     8.57  $     9.92  $  11.77
Number of Accumulation Shares outstanding at end of period .....   227,332   268,348   230,661   3,090,645   2,548,369   302,772

                                                                  YEAR      YEAR       YEAR      YEAR        YEAR      AUG. 10
                                                                  ENDED     ENDED     ENDED      ENDED       ENDED      1999
                                                                 DEC. 31   DEC. 31   DEC. 31    DEC. 31     DEC. 31    DEC. 31
                                                                  2004      2003       2002      2001        2000       1999
                                                                --------  --------  --------  ----------  ----------  --------
AIM V.I. CAPITAL DEVELOPMENT - SERIES II CLASS
Accumulation Share Value:
   Beginning of period (Note 4)...............................  $   9.93  $   7.45  $  10.00          --          --        --
   End of period..............................................  $  11.31  $   9.93  $   7.45          --          --        --
Number of Accumulation Shares outstanding at end of period....     1,080     6,387     2,620          --          --        --
FIDELITY VIP CONTRAFUND (R) - SERVICE CLASS
Accumulation Share Value:
   Beginning of period........................................  $  10.49  $   8.28  $   9.25  $    10.69  $    11.61  $  10.00
   End of period..............................................  $  11.95  $  10.49  $   8.28  $     9.25  $    10.69  $  11.61
Number of Accumulation Shares outstanding at end of period....   157,444   179,239   202,789   1,645,859   1,447,471   237,990
FIDELITY VIP GROWTH - SERVICE CLASS
Accumulation Share Value:
   Beginning of period........................................  $   7.76  $   5.92  $   8.59  $    10.57  $    12.04  $  10.00
   End of period..............................................  $   7.92  $   7.76  $   5.92  $     8.59  $    10.57  $  12.04
Number of Accumulation Shares outstanding at end of period....   157,843   203,487   198,959   2,501,361   1,875,307   205,097
MFS INVESTORS GROWTH STOCK - INITIAL CLASS
Accumulation Share Value:
   Beginning of period........................................  $   7.46  $   6.14  $   8.58  $    11.45  $    12.36  $  10.00
   End of period..............................................  $   8.05  $   7.46  $   6.14  $     8.58  $    11.45  $  12.36
Number of Accumulation Shares outstanding at end of period....   121,589   132,909   146,522   1,280,675     971,077   158,192
MFS RESEARCH - INITIAL CLASS
Accumulation Share Value:
   Beginning of period........................................  $   7.95  $   6.46  $   8.67  $    11.14  $    11.86  $  10.00
   End of period..............................................  $   9.10  $   7.95  $   6.46  $     8.67  $    11.14  $  11.86
Number of Accumulation Shares outstanding at end of period....    38,062    49,422    68,797     970,571     672,010    73,452
INTERNATIONAL EQUITY INDEX
Accumulation Share Value:
   Beginning of period (Note 4)...............................  $   9.49  $   6.77  $  10.00          --          --        --
   End of period..............................................  $  11.27  $   9.49  $   6.77          --          --        --
Number of Accumulation Shares outstanding at end of period....    34,893    31,853       906          --          --        --
OVERSEAS EQUITY B (formerly "International Opportunities")
Accumulation Share Value:
   Beginning of period (Note 3)...............................  $   8.79  $   6.72  $   8.33  $    10.00          --        --
   End of period..............................................  $   9.64  $   8.79  $   6.72  $     8.33          --        --
Number of Accumulation Shares outstanding at end of period....   102,357    16,942    18,535      20,457          --        --
OVERSEAS EQUITY
(Effective November 1, 2004, merged into "Overseas Equity B
   (formerly "International Opportunities")")
Accumulation Share Value:
   Beginning of period........................................  $  13.75  $   9.96  $  10.76  $    11.65  $    12.98  $  12.24
   End of period..............................................  $  14.08  $  13.75  $   9.96  $    10.76  $    11.65  $  12.98
Number of Accumulation Shares outstanding at end of period....        --    35,964    24,431     128,318      63,735     5,361

                                                                  YEAR      YEAR      YEAR       YEAR       YEAR     AUG. 10
                                                                  ENDED     ENDED    ENDED      ENDED      ENDED      1999
                                                                 DEC. 31   DEC. 31  DEC. 31    DEC. 31    DEC. 31    DEC. 31
                                                                  2004      2003      2002       2001       2000      1999
                                                                --------  --------  --------  --------  ----------  --------
FIDELITY VIP OVERSEAS - SERVICE CLASS
Accumulation Share Value:
   Beginning of period........................................  $   8.62  $   6.10  $   7.73  $   9.97  $    12.48  $  10.00
   End of period..............................................  $   9.66  $   8.62  $   6.10  $   7.73  $     9.97  $  12.48
Number of Accumulation Shares outstanding at end of period....   108,986   126,285   143,079   960,931   1,107,608    30,517
OVERSEAS EQUITY C (formerly "Emerging Markets Equity")
(Effective November 1, 2004, merged into "Overseas Equity B
   (formerly "International Opportunities")")
Accumulation Share Value:
   Beginning of period (Note 3)...............................  $  14.06  $   9.07  $   9.85  $  10.00          --        --
   End of period..............................................  $  15.37  $  14.06  $   9.07  $   9.85          --        --
Number of Accumulation Shares outstanding at end of period....        --     4,792     2,150     7,941          --        --
JANUS ASPEN WORLDWIDE GROWTH - SERVICE SHARES CLASS
Accumulation Share Value:
   Beginning of period (Note 2)...............................  $   6.19  $   5.07  $   6.90  $   9.03  $    10.00        --
   End of period..............................................  $   6.39  $   6.19  $   5.07  $   6.90  $     9.03        --
Number of Accumulation Shares outstanding at end of period....    35,764    47,215    42,016   322,018     128,709        --
REAL ESTATE EQUITY
Accumulation Share Value:
   Beginning of period (Note 2)...............................  $  15.47  $  11.44  $  11.43  $  10.95  $    10.00        --
   End of period..............................................  $  20.85  $  15.47  $  11.44  $  11.43  $    10.95        --
Number of Accumulation Shares outstanding at end of period....    31,913    48,314    48,847   138,332       1,766        --
HEALTH SCIENCES
Accumulation Share Value:
   Beginning of period (Note 3)...............................  $  10.00  $   7.69  $   9.73  $  10.00          --        --
   End of period..............................................  $  10.98  $  10.00  $   7.69  $   9.73          --        --
Number of Accumulation Shares outstanding at end of period....    13,508    15,522    15,340   100,786          --        --
FINANCIAL INDUSTRIES (NOTE 5)
Accumulation Share Value:
   Beginning of period........................................  $  14.43  $  11.60  $  14.58  $  17.90  $    14.25  $  10.00
   End of period..............................................  $  15.49  $  14.43  $  11.60  $  14.58  $    17.90  $  14.25
Number of Accumulation Shares outstanding at end of period....    18,431    21,825    49,964   855,100     642,376   113,876
MANAGED
Accumulation Share Value:
   Beginning of period (Note 2)...............................  $   9.41  $   8.00  $   9.34  $   9.73  $    10.00        --
   End of period..............................................  $  10.05  $   9.41  $   8.00  $   9.34  $     9.73        --
Number of Accumulation Shares outstanding at end of period....    65,821    73,227    80,473   868,814          89        --
SHORT TERM BOND
Accumulation Share Value:
   Beginning of period........................................  $  15.04  $  14.82  $  14.20  $  13.30  $    12.48  $  12.34
   End of period..............................................  $  15.07  $  15.04  $  14.82  $  14.20  $    13.30  $  12.48
Number of Accumulation Shares outstanding at end of period....    98,324   118,364   132,895   440,240     126,421    15,433

                                                                  YEAR      YEAR       YEAR        YEAR        YEAR   AUG. 10
                                                                  ENDED     ENDED      ENDED       ENDED      ENDED    1999
                                                                 DEC. 31   DEC. 31    DEC. 31     DEC. 31    DEC. 31  DEC. 31
                                                                  2004      2003       2002        2001        2000    1999
                                                                --------  --------  ----------  ----------  --------  -------
BOND INDEX
Accumulation Share Value:
   Beginning of period........................................  $  12.57  $  12.28  $    11.31  $    10.63  $   9.63  $  9.65
   End of period..............................................  $  12.91  $  12.57  $    12.28  $    11.31  $  10.63  $  9.63
Number of Accumulation Shares outstanding at end of period....    78,974   105,438     145,149     833,929   327,502   47,232
ACTIVE BOND
Accumulation Share Value:
   Beginning of period (Note 3)...............................  $  11.57  $  11.00  $    10.39  $    10.00        --       --
   End of period..............................................  $  11.97  $  11.57  $    11.00  $    10.39        --       --
Number of Accumulation Shares outstanding at end of period....   152,483   172,975     191,092   1,154,989        --       --
HIGH YIELD BOND
Accumulation Share Value:
   Beginning of period........................................  $   9.90  $   8.60  $     9.12  $     9.04  $  10.27  $ 10.00
   End of period..............................................  $  10.57  $   9.90  $     8.60  $     9.12  $   9.04  $ 10.27
Number of Accumulation Shares outstanding at end of period....    89,295    97,589      77,833     644,021   333,028   48,898
GLOBAL BOND
Accumulation Share Value:
   Beginning of period (Note 2)...............................  $  13.85  $  12.10  $    10.31  $    10.60  $  10.00       --
   End of period..............................................  $  15.13  $  13.85  $    12.10  $    10.31  $  10.60       --
Number of Accumulation Shares outstanding at end of period....    31,596    32,488      28,155      71,857        --       --
MONEY MARKET
Accumulation Share Value:
   Beginning of period (Note 3)...............................  $  10.12  $  10.15  $    10.12  $    10.00        --       --
   End of period..............................................  $  10.10  $  10.12  $    10.15  $    10.12        --       --
Number of Accumulation Shares outstanding at end of period....   333,841   346,239   1,018,815   4,289,180        --       --
MID CAP VALUE
(Effective November 1, 2004, merged into "Mid Cap Value B
   (formerly "Small/Mid Cap CORE SM")")
Accumulation Share Value:
   Beginning of period (Note 6)...............................  $  13.56  $  10.00          --          --        --       --
   End of period..............................................  $  14.77  $  13.56          --          --        --       --
Number of Accumulation Shares outstanding at end of period....         -     8,029          --          --        --       --
TOTAL RETURN
Accumulation Share Value:
   Beginning of period (Note 6)...............................  $  10.11  $  10.00          --          --        --       --
   End of period................................................$  10.46  $  10.11          --          --        --       --
Number of Accumulation Shares outstanding at end of period....     9,789    10,515          --          --        --       --
MFS NEW DISCOVERY SERIES - INITIAL CLASS
Accumulation Share Value:
   Beginning of period (Note 3)...............................  $  12.35  $   9.35  $    13.85  $    14.77  $  15.26  $ 10.00
   End of period..............................................  $  12.99  $  12.35  $     9.35  $    13.85  $  14.77  $ 15.26
Number of Accumulation Shares outstanding at end of period....    57,556    76,297      83,268     533,377   431,090   36,557

                                                                  YEAR      YEAR      YEAR     YEAR     YEAR   AUG. 10
                                                                  ENDED     ENDED    ENDED    ENDED    ENDED     1999
                                                                 DEC. 31   DEC. 31  DEC. 31  DEC. 31  DEC. 31  DEC. 31
                                                                  2004      2003      2002     2001     2000     1999
                                                                --------  --------  -------  -------  -------  -------
JANUS ASPEN GLOBAL TECHNOLOGY - SERVICE SHARES CLASS
Accumulation Share Value:
   Beginning of period (Note 6)...............................   $13.67    $10.04      --       --       --       --
   End of period..............................................   $13.58    $13.67      --       --       --       --
Number of Accumulation Shares outstanding at end of period....    1,095     1,101      --       --       --       --

----------
(1)  Values shown for 2000 begin on May 1, 2000.

(2)  Values shown for 2000 begin on November 1, 2000.

(3)  Values shown for 2001 begin on May 1, 2001.

(4)  Values shown for 2002 begin on May 1, 2002.

(5)  Values shown for Financial Industries are based on Account holdings of the predecessor fund.

(6)  Values shown for 2003 begin on May 1, 2003.

     ANNUITY SERVICE OFFICE                              MAILING ADDRESS
       601 Congress Street                            Post Office Box 55106
Boston, Massachusetts 02210-2805                Boston, Massachusetts 02205-5106
(617) 663-3000 or (800) 824-0335

                          Prospectus Dated May 2, 2005
                                for interests in
                    John Hancock Variable Annuity Account JF

                       Interests are made available under

                          DECLARATION VARIABLE ANNUITY

      a deferred combination fixed and variable annuity contract issued by
            JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY ("JHVLICO")

This contract enables you to earn fixed rates of interest that we guarantee for stated periods of time ("guarantee periods") and investment-based returns in the following variable investment options:

                                Small Cap Growth
                               Financial Services
                                 Overseas Equity
                               Growth & Income II
                                   500 Index B
                                   Active Bond
                                 Money Market B

CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR INSURED, GUARANTEED OR ENDORSED
BY ANY BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE
BOARD, OR ANY OTHER AGENCY. PLEASE READ THIS PROSPECTUS CAREFULLY AND KEEP IT
FOR FUTURE REFERENCE. IT CONTAINS INFORMATION THAT THE CONTRACT OWNER ("YOU")
SHOULD KNOW BEFORE INVESTING. PLEASE NOTE THAT THE SECURITIES AND EXCHANGE
COMMISSION ("SEC") HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR
DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

Additional information about the contract and the Account is contained in a
Statement of Additional Information, dated the same date as this Prospectus, which has been filed with the SEC and is incorporated herein by reference. The
Statement of Additional Information is available without charge upon request by writing us at the above address or by telephoning the number above. The SEC maintains a Web site (http://www.sec.gov) that contains the Statement of
Additional Information and other information about us, the contracts and the
Account. We list the Table of Contents of the Statement of Additional
Information on page 3.

In this Prospectus, we refer to John Hancock Variable Life Insurance Company as
"JHVLICO," "WE," "US," "OUR," or "THE COMPANY." In addition, John Hancock
Variable Annuity Account JF is referred to as the "Account".

                                        2


   HOW WILL THE VALUE OF MY INVESTMENT IN THE CONTRACT
      CHANGE OVER TIME?....................................................   11
   WHAT ANNUITY BENEFITS DOES A CONTRACT PROVIDE?..........................   12
   TO WHAT EXTENT CAN JHVLICO VARY THE TERMS AND

   What Happens if the Annuitant Dies Before My

   What Additional Guarantee Applies to the Guarantee

HOW TO FIND ADDITIONAL INFORMATION ABOUT

DISTRIBUTION REQUIREMENTS FOLLOWING

      Special Considerations for Puerto Rico Annuity


                                        3


      Puerto Rico Annuity Contracts Purchased to Fund a Tax-


                                        4

The Table of Contents of the Statement of Additional Information lists the following subjects that it covers:

                                                                     PAGE OF SAI
                                                                     -----------

                                        5

                            GUIDE TO THIS PROSPECTUS

This is the prospectus - it is not the contract. The prospectus simplifies many contract provisions to better communicate the contract's essential features.
Your rights and obligations under the contract will be determined by the language of the contract itself. On request, we will provide the form of contract for you to review. In any event, when you receive your contract, we suggest you read it promptly.

This prospectus contains information that you should know before you buy a contract or exercise any of your rights under the contract

Prospectuses for policies or contracts often undergo certain changes in their terms from year to year to reflect changes in the policies or contracts. The changes include such things as the liberalization of benefits, the exercise of rights reserved under the policy or contract, the alteration of administrative procedures and changes in the investment options available. Any such change may or may not apply to policies or contracts issued prior to the effective date of the change. This product prospectus reflects the status of the product as of May
1, 2004. Therefore, this prospectus may contain information that is inapplicable to your policy or contract. Moreover, there may be Supplements and fund prospectuses included in this package pertaining to variable investment options that are not available to you. You should consult your policy or contract to verify whether any particular provision applies to you and whether you may elect any particular investment option. In the event of any conflict between this prospectus and your policy or contract, the terms of your policy or contract will control.

The variable investment options shown on page 1 are those available as of the date of this prospectus. We may add, modify or delete variable investment options in the future.

When you select one or more of these variable investment options, we invest your money in NAV shares of a corresponding portfolio of the John Hancock Trust (the
"Series Fund"). In this prospectus, the portfolios of the Series Fund may also be referred to as Funds.

The Series Fund is a so-called "series" type mutual fund registered with the
"SEC". The investment results of each variable investment option you select will depend on those of the corresponding fund of the Series Fund. Each of the funds is separately managed and has its own investment objective and strategies. The
Series Fund prospectus contains detailed information about each available fund.
Be sure to read that prospectus before selecting any of the variable investment options shown on page 1.

For amounts you don't wish to invest in a variable investment option, you can allocate to the fixed investment option if permitted in your local jurisdiction.
We invest the assets allocated to the fixed investment option in our general account and they earn interest at a fixed rate, declared by us, subject to a 3%
minimum. Neither our general account nor any interests in our general account are registered with the SEC or subject to the Federal securities laws.

We refer to the variable investment options and the fixed investment option together as investment options.

The contracts are not available in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities in any state to any person to whom it is unlawful to make or solicit an offer in that state.

                                        6

                                   FEE TABLES

THE FOLLOWING TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU WILL PAY WHEN
BUYING, OWNING AND SURRENDERING A DECLARATION VARIABLE ANNUITY CONTRACT. THE
FIRST TABLE DESCRIBES THE CHARGES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE
CONTRACT, SURRENDER THE CONTRACT, OR TRANSFER ACCOUNT VALUE BETWEEN INVESTMENT
OPTIONS. STATE PREMIUM TAXES MAY ALSO BE DEDUCTED.

          CONTRACTOWNER TRANSACTION EXPENSES                    DECLARATION
------------------------------------------------------   -----------------------
Maximum Withdrawal Charge (as % of amount withdrawn or    6% for the first year
surrendered)(1)                                          6% for the second year
                                                          5% for the third year
                                                         5% for the fourth year
                                                          4% for the fifth year
                                                          3% for the sixth year
                                                         2% for the seventh year
                                                              0% thereafter
Maximum transfer charge(2)                                         $25

(1) This charge is taken upon withdrawal or surrender within the specified period of years measured from the date of premium payment.

THE NEXT TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY PERIODICALLY
DURING THE TIME YOU OWN THE CONTRACT. THIS TABLE DOES NOT INCLUDE FEES AND
EXPENSES PAID AT THE FUND LEVEL.

                          DECLARATION VARIABLE ANNUITY

Maximum Annual Contract Fee (2)  $50
Current Annual Contract Fee (3)  $30

SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE ACCOUNT VALUE)(4)

CONTRACTS WITH INITIAL PREMIUM PAYMENT LESS THAN $250,000:
   Mortality and Expense Risk Charge:                       0.90%
   Administrative Services Charge:                          0.35%
Total Separate Account Expenses                             1.25%

CONTRACTS WITH INITIAL PREMIUM PAYMENT OF $250.000 OR MORE:
   Mortality and Expense Risk Charge:                       0.90%
   Administrative Services Charge:                          0.10%
Total Separate Account Expenses;                            1.00%

                       OPTIONAL BENEFIT RIDER CHARGES (5)

Enhanced "Stepped Up" Death Benefit Rider   0.15% of your contract's total value
Accidental Death Benefit Rider              0.10% of your contract's total value
Nursing Home Waiver                         0.05% of that portion of your
                                            contract's total value attributable
                                            to premiums that are still subject
                                            to withdrawal charges

(2) This charge is not currently imposed, and would only apply to contracts of less than $10,000.

(3) This charge applies only to contracts of less than $10,000. It is taken at the end of each contract year but, if you surrender a contract before then, it will be taken at the time of surrender.

(4) This charge only applies to that portion of account value held in the variable investment options. The charge does not apply to amounts in the guarantee periods.

(5) Charges for optional benefit riders are assessed monthly. The monthly charge is 1/12th of the annual charge shown in the table.

The next table describes the minimum and maximum total operating expenses charged by the portfolios that you may pay periodically during the time that you own the contract. More detail concerning each portfolio's fees and expenses is contained in the portfolio's prospectus.

      TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES         MINIMUM   MAXIMUM
-----------------------------------------------------   -------   -------
Range of expenses that are deducted from fund assets,
   including management fees, and other expenses         0.50%     1.15%

THE FOLLOWING TABLE DESCRIBES THE OPERATING EXPENSES FOR EACH OF THE PORTFOLIOS,
AS A PERCENTAGE OF THE PORTFOLIO'S AVERAGE NET ASSETS FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2004. MORE DETAIL CONCERNING EACH PORTFOLIO'S FEES AND EXPENSES IS
CONTAINED IN THE PORTFOLIO'S PROSPECTUS AND IN THE NOTES FOLLOWING THE TABLE.

                                        7

ALL OF THE PORTFOLIOS SHOWN IN THE TABLE ARE NAV CLASS SHARES THAT ARE NOT
SUBJECT TO RULE 12B-1 FEES THESE NAV CLASS SHARES COMMENCED OPERATIONS ON APRIL
29, 2005. THESE NAV CLASS SHARES OF A PORTFOLIO ARE BASED UPON THE EXPENSE
RATIOS OF THE PORTFOLIO'S SERIES I SHARES FOR THE YEAR ENDED DECEMBER 31, 2004
(ADJUSTED TO REFLECT THE ABSENCE OF ANY RULE 12B-1 FEE APPLICABLE TO THE NAV
SHARES).

                                                            TOTAL
                                  MANAGEMENT     OTHER     ANNUAL
PORTFOLIO                            FEES      EXPENSES   EXPENSES
-------------------------------   ----------   --------   --------
JOHN HANCOCK TRUST - NAV SHARES
Small Cap Growth Trust (A)           1.08%       0.07%      1.15%
Financial Services Trust             0.88%(C)    0.08%      0.96%
Overseas Equity Trust(A)             1.05%       0.09%      1.14%
Blue Chip Growth Trust               0.82%(B)    0.04%      0.86%
Growth & Income II Trust             0.64%       0.03%      0.67%
500 Index Trust B(A)(+)              0.47%       0.03%      0.50%
Active Bond TrustA                   0.61%       0.04%      0.65%
Money Market Trust B (A)(+)          0.49%       0.04%      0.53%

+ Commencement of operations -- April 29, 2005

(A) Based on estimates for the current fiscal year

(B) The Adviser has voluntarily agreed to waive a portion of its advisory fee for the Science & Technology Trust, Health Sciences Trust, the Blue Chip Growth
Trust the Equity-Income Trust and Small Company Value Trust. The waiver is based on the combined assets of these portfolios and the Small Company Value Trust.
Once these combined assets exceed specified amounts, the fee reduction is increased.

The fee reductions are applied to the advisory fees of each of the portfolios.
This voluntary fee waiver may be terminated at any time by the Adviser. If such advisory fee waiver were reflected, it is estimated that the "Management Fees"
and "Total Annual Expenses" for these portfolios would have been as follows:

                         MANAGEMENT   TOTAL ANNUAL
PORTFOLIO                   FEES        EXPENSES
----------------------   ----------   ------------
Blue Chip Growth Trust      0.79%         0.88%

(C) Financial Services Trust. The Adviser has voluntarily agreed to reduce its advisory fee for the Financial Services Trust to the amounts shown below. These advisory fee waivers may be terminated at any time.

                                        BETWEEN $50
                           FIRST $50    MILLION AND     EXCESS OVER
PORTFOLIO                   MILLION*   $500 MILLION*   $500 MILLION*
------------------------   ---------   -------------   -------------
Financial Services Trust     0.85%          0.80%          0.75%

*as a percentage of average annual net assets.

If such advisory fee waiver were reflected, it is estimated that the advisory fees ("Management Fees") and "Total Annual Expenses" would have been as follows:

                           MANAGEMENT   TOTAL ANNUAL
PORTFOLIO                     FEES        EXPENSES
------------------------   ----------   ------------
Financial Services Trust      0.83%         0.96%

(D) The Series Fund sells these portfolios only to certain variable life insurance and variable annuity separate accounts of JHLICO and its affiliates.
Each portfolio is subject to an expense cap pursuant to an agreement between the
Series Fund and the Advisor. The fees in the table reflect such expense cap. The expense cap is as follows: the Adviser has agreed to waive its advisory fee (or, if necessary, reimburse expenses of the portfolio) in an amount so that the rate of the portfolio's "Annual Operating Expenses" does not exceed the rate noted in the table above under "Total Annual Expenses." A portfolio's annual operating
Expenses including advisory fees, but excludes, taxes, brokerage commissions, interest, litigation and indemnification expenses and extraordinary expenses of the portfolio not incurred in the ordinary course of the portfolio's business.
Under the Agreement, the Adviser's obligation to provide the expense cap with respect to a particular portfolio terminates only if the Series Fund, without the prior written consent of the Adviser, sells shares of the portfolio to (or has shares of

                                        8

the portfolio held by) any person other than the variable life or variable annuity insurance separate accounts of JHLICO or any of its affiliates that are specified in the agreement.

EXAMPLES

The following two examples are intended to help you compare the cost of investing in a Declaration Variable Annuity contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses and fund fees and expenses.

The first example assumes that you invest $10,000 in an "All Rider" contract with the following optional benefit riders: enhanced "stepped-up" death benefit rider, accidental death benefit rider and nursing home waiver rider. The first example also assumes that your investment has a 5% return each year and assumes the maximum annual contact fee and the maximum fees and expenses of any of the funds. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

Declaration Variable Annuity - maximum fund-level total operating expenses

                                                     1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                                     ------   -------   -------   --------
If you surrender the contract at the end of the       $818    $1,299     $1,808    $3,075
applicable time period:

If you annuitize, or do not surrender the contract    $278    $  852     $1,452    $3,075
at the end of the applicable time period:

The next example assumes that you invest $10,000 in a "No Rider" contract with no optional benefit riders for the time periods indicated. This example also assumes that your investment has a 5% return each year and assumes the average annual contract fee we expect to receive for the contracts and the minimum fees and expenses of any of the funds.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

Declaration Variable Annuity - minimum fund-level total operating expenses

                                                     1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                                     ------   -------   -------   --------
If you surrender the contract at the end of the       $721     $1,006    $1,318    $2,091
applicable time period:

If you annuitize, or do not surrender the contract    $181     $  559    $  963    $2,091
at the end of the applicable time period:

                                        9

                                BASIC INFORMATION


What is the Contract?

The contract is a deferred payment variable annuity contract. An "annuity contract" provides a person (known as the "annuitant" or "payee") with a series of periodic payments. Because this contract is also a "deferred payment"
contract, the annuity payments will begin on a future date, called the contract's "date of maturity." Under a "variable annuity" contract, the amount you have invested can increase or decrease in value daily based upon the value of the variable investment options chosen. If your annuity is provided under a master group contract, the term "contract" as used in this prospectus refers to the certificate you will be issued and not to the master group contract.

WHO OWNS THE CONTRACT?

That's up to you. Unless the contract provides otherwise, the owner of the contract is the person who can exercise the rights under the contract, such as the right to choose the investment options or the right to surrender the contract. In many cases, the person buying the contract will be the owner.
However, you are free to name another person or entity (such as a trust) as owner. In writing this prospectus, we've assumed that you, the reader, are the person or persons entitled to exercise the rights and obligations under discussion.

IS THE OWNER ALSO THE ANNUITANT?

In many cases, the same person is both the annuitant and the owner of a contract. The annuitant is the person whose lifetime is used to measure the period of time when we make various forms of annuity payments. Also, the annuitant receives payments from us under any annuity option that commences during the annuitant's lifetime. We may permit you to name another person as annuitant or joint annuitant if that person meets our underwriting standards. We may also permit you to name as joint annuitants two persons other than yourself if those persons meet our underwriting standards.

HOW CAN I INVEST MONEY IN A CONTRACT?

PREMIUM PAYMENTS

We call the investments you make in your contract premiums or premium payments.
In general, you need at least a $1,000 initial premium payment to purchase a contract. If you choose to contribute more money into your contract, each subsequent premium payment must also be at least $500. If you deposit money directly from your bank account, your subsequent premium payments can be as small as $100.

APPLYING FOR A CONTRACT

An authorized representative of the broker-dealer or financial institution through whom you purchase your contract will assist you in (1) completing an application or placing an order for a contract and (2) transmitting it, along with your initial premium payment, to the John Hancock Annuity Service Office.

Once we receive your initial premium payment and all necessary information, we will issue your contract and invest your initial premium payment within two business days. If the information is not in good order, we will contact you to get the necessary information. If for some reason, we are unable to complete this process within 5 business days, we will either send back your money or get your permission to keep it until we get all of the necessary information.

In certain situations, we will issue a contract upon receiving the order of your broker-dealer or financial institution, but delay the effectiveness of the contract until we receive your signed application. In those situations, if we do not receive your signed application within our required time period, we will deem the contract void from the beginning and return your premium payment.

We measure the years and anniversaries of your contract from its date of issue.
We use the term contract year to refer to each period of time between anniversaries of your contract's date of issue.

LIMITS ON PREMIUM PAYMENTS

You can make premium payments of up to $1,000,000 in any one contract year. The total of all new premium payments and transfers that you allocate to any one variable investment option in any one contract year may not exceed $1,000,000.
While the annuitant is alive and the contract is in force, you can make premium payments at any time before the date of maturity. However,

                                       10

                                   YOU MAY NOT MAKE ANY PREMIUM
                                   PAYMENTS AFTER THE ANNUITANT
IF YOUR CONTRACT IS USED TO FUND             REACHES AGE
--------------------------------   ----------------------------
a "tax qualified plan"*                       70 1/2**
a non-tax qualified plan                      84 1/2

* as that term is used in "Tax Information," beginning on page 27.

** except for a Roth IRA, which has no age limit.

We will not issue a contract if the proposed annuitant is older than age 84. We may waive any of these limits, however.

Ways to Make Premium Payments

Premium payments made by check or money order should be:

     .    drawn on a U.S. bank,

     .    drawn in U.S. dollars, and

     .    made payable to "John Hancock" and sent to the Annuity Service Center

We will not accept credit card checks. Nor will we accept starter or third party checks that fail to meet our administrative requirements. Premium payments after the initial premium payment should be sent to the John Hancock Annuity Service
Center at the address shown on page 2 of this prospectus. We will also accept premium payments by wire. We will accept your initial premium payment by exchange from another insurance company. You can find information about wire payments under "Premium payments by wire," below. You can find information about other methods of premium payment by contacting your JHVLICO representative or by contacting the John Hancock Annuity Service Center.

Once we have issued your contract and it becomes effective, we credit you with any additional premiums you pay as of the day we receive them at the John
Hancock Annuity Service Center.

PREMIUM PAYMENTS BY WIRE

If you purchase your contract through a broker-dealer firm or financial institution, you may transmit your initial premium payment by wire order. Your wire orders must include information necessary to allocate the premium payment among your selected investment options.

If your wire order is complete, we will invest the premium payment in your selected investment options as of the day we received the wire order. If the wire order is incomplete, we may hold your initial premium payment for up to 5 business days while attempting to obtain the missing information. If we can't obtain the information within 5 business days, we will immediately return your premium payment, unless you tell us to hold the premium payment for 5 more days pending completion of the application. Nevertheless, until we receive and accept a properly completed and signed application, we will not:

     .    issue a contract;

     .    accept premium payments; or

     .    allow other transactions.

After we issue your contract, subsequent premium payments may be transmitted by wire through your bank. Information about our bank, our account number, and the
ABA routing number may be obtained from the John Hancock Annuity Service Center.
Banks may charge a fee for wire services.

HOW WILL THE VALUE OF MY INVESTMENT IN THE CONTRACT CHANGE OVER TIME?

Prior to a contract's date of maturity, the amount you've invested in any variable investment option will increase or decrease based upon the investment experience of the corresponding fund. Except for certain charges we deduct, your investment experience will be the same as if you had invested in the fund directly and reinvested all fund dividends and distributions in additional shares.

Like a regular mutual fund, each fund deducts investment management fees and other operating expenses. These expenses are shown in the Fee Tables. However, unlike a mutual fund, we will also deduct charges relating to the annuity guarantees and other features provided by the contract. These charges reduce your investment performance and the amount we credit to your contract in any variable investment option. We describe these charges under "What fees and charges will be deducted from my contract?" .

                                       11

The amount you've invested in a guarantee period will earn interest at the rate we have set for that period. The interest rate depends upon the length of the guarantee period you select. In states where approved, we currently make available various guarantee periods with durations of up to five years. As long as you keep your money in a guarantee period until its expiration date, we bear all the investment risk on that money.

However, if you prematurely transfer, "surrender" or otherwise withdraw money from a guarantee period we will increase or reduce the remaining value in your contract by an amount that approximates the impact that any changes in interest rates would have had on the market value of a debt instrument with terms comparable to that guarantee period. This "market value adjustment" (or "MVA")
imposes investment risks on you. We describe how the market value adjustments work in "Calculation of market value adjustment ("MVA")" .

At any time before the date of maturity, the total value of your contract equals:

     .    the total amount you invested,

     .    minus all charges we deduct,

     .    minus all withdrawals you have made,

     .    plus or minus any positive or negative MVA's that we have made at the time of any premature withdrawals or transfers you have made from a guarantee period,

     .    plus or minus each variable investment option's positive or negative investment return that we credit daily to any of your contract's value daily while it is in that option, and

     .    plus the interest we credit to any of your contract's value while it is in a guarantee period.

WHAT ANNUITY BENEFITS DOES A CONTRACT PROVIDE?

If your contract is still in effect on its date of maturity, it enters what is called the annuity period. During the annuity period, we make a series of fixed or variable payments to you as provided under one of our several annuity options. The form in which we will make the annuity payments, and the proportion of such payments that will be on a fixed basis and on a variable basis, depend on the elections that you have in effect on the date of maturity. Therefore, you should exercise care in selecting your date of maturity and your choices that are in effect on that date.

You should carefully review the discussion under "The annuity period" for information about all of these choices you can make.

TO WHAT EXTENT CAN JHVLICO VARY THE TERMS AND CONDITIONS OF THE CONTRACTS?

STATE LAW INSURANCE REQUIREMENTS

Insurance laws and regulations apply to us in every state in which our contracts are sold. As a result, various terms and conditions of your contract may vary from the terms and conditions described in this prospectus, depending upon where you reside. These variations will be reflected in your contract or in endorsements attached to your contract.

VARIATIONS IN CHARGES OR RATES

We may vary the charges, guarantee periods, and other terms of our contracts where special circumstances result in sales or administrative expenses, mortality risks or other risks that are different from those normally associated with the contracts. These include the types of variations discussed under
"Certain changes" in the Additional Information section of this prospectus.

WHAT ARE THE TAX CONSEQUENCES OF OWNING A CONTRACT?

In most cases, no income tax will have to be paid on amounts you earn under a contract until these earnings are paid out. All or part of the following distributions from a contract may constitute a taxable payout of earnings:

     .    partial withdrawal (including systematic withdrawals),

     .    full withdrawal ("surrender"),

     .    payment of any death benefit proceeds, and

     .    periodic payments under one of our annuity payment options.

How much you will be taxed on distribution is based upon complex tax rules and depends on matters such as:

     .    the type of the distribution,

     .    when the distribution is made,

     .    the nature of any tax qualified retirement plan for which the contract is being used, if any, and

                                       12

     .    the circumstances under which the payments are made.

If your contract is issued in connection with a tax-qualified retirement plan, all or part of your premium payments may be tax-deductible.

Special 10% tax penalties apply in many cases to the taxable portion of any distributions from a contract before you reach age 59 1/2. Also, most tax-qualified plans require that distributions from a contract commence and/or be completed by a certain period of time. This effectively limits the period of time during which you can continue to derive tax deferral benefits from any tax-deductible premiums you paid or on any earnings under the contract.

The favorable tax benefits available for annuity contracts issued in connection with tax-qualified plans are also generally available for other types of investments of tax-qualified plans, such as investments in mutual funds, equities and debt instruments. You should carefully consider whether the expenses under an annuity contract issued in connection with a tax-qualified plan, and the investment options, death benefits and lifetime annuity income options provided under such an annuity contract, are suitable for your needs and objectives.

HOW CAN I CHANGE MY CONTRACT'S INVESTMENT ALLOCATIONS?

Allocation of Premium Payments

When you apply for your contract, you specify the variable investment options or fixed investment options (together, your investment options) in which your premium payments will be allocated. You may change this investment allocation for future premium payments at any time. Any change in allocation will be effective as of receipt of your request at the John Hancock Annuity Service
Office.

Currently, you may use a maximum of 18 investment options over the life of your contract. For purposes of this limit, each contribution or transfer of assets into a variable investment option or fixed investment option that you are not then using or have not previously used counts as one "use" of an investment option.

TRANSFERS AMONG INVESTMENT OPTIONS

During the accumulation period, you may transfer amounts held in one investment option to any other investment option, up to the above-mentioned maximum of 18 investment options and subject to the restrictions set forth below. During the annuity period, you may make transfers to or from variable investment options that will result in no more than 4 investment options being used at once. You may not make any transfers during the annuity period, however, to or from a fixed annuity payment option.

To make a transfer, you must tell us how much to transfer, either as a whole number percentage or as a specific dollar amount. A confirmation of each transfer will be sent to you. Without our approval, the maximum amount you may transfer to or from any one variable investment option or guarantee period in any contract year is $1,000,000.

We have adopted a policy and procedures to restrict frequent transfers of contract value among variable investment options.

Investment options in variable annuity and variable life insurance products can be a prime target for abusive transfer activity because these products value their investment options on a daily basis and allow transfers among investment options without immediate tax consequences. As a result, some investors may seek to frequently transfer into and out of Funds underlying investment options in reaction to market news or to exploit some perceived pricing inefficiency.
Whatever the reason, long-term investors in a Fund can be harmed by frequent transfer activity since such activity may expose a Fund to increased portfolio transaction costs (affecting the value of the shares) and disruption to management of a Fund (affecting a subadviser's ability to effectively manage a
Fund's investment portfolio in accordance with the Fund's investment objective and policies), both of which may result in dilution with respect to interests held for long-term investment.

To disruptive discourage frequent trading activity, we have adopted a policy for the Account to restrict transfers to two per month per contract, with certain exceptions, and procedures to count the number of transfers made under a contract. Under the current procedures of the Account, we count all transfers made during the period from the opening of trading each day the net asset value of the shares of a Fund are determined (usually 9 a.m.) to the close of trading that day (the close of day-time trading of the New York Stock Exchange (usually
4 p.m.)) as a SINGLE transfer. We do NOT count: (a) scheduled transfers made pursuant to our Dollar Cost Averaging program or our Strategic Rebalancing
Program, (b) transfers from a fixed account option at the end of its guarantee period, (c) transfers made within a prescribed period before and after a substitution of underlying Funds and (d) transfers made during the annuity period (these transfers are subject to a 30 day notice requirement, however, as described in the "Transfers during the annuity period" section of this
Prospectus). Under the Account's policy and procedures, Contract owners may transfer to a Money Market investment option even if the two transfer per month limit has been reached if 100% of the contract value is transferred to that
Money Market investment option. If such a transfer to a Money Market investment option is made, for a 30 calendar day period after such

                                       13

transfer, no subsequent transfers from that Money Market investment option to another variable investment option may be made. We apply the Account's policy and procedures uniformly to all contract owners.

We reserve the right to take other actions at any time to restrict trading, including, but not limited to:

     .    restricting the number of transfers made during a defined period,

     .    restricting the dollar amount of transfers,

     .    restricting the method used to submit transfers (e.g., changing telephone and facsimile procedures to require that transfer requests be submitted in writing via U.S. mail), and

     .    restricting transfers into and out of certain subaccounts.

In addition, we reserve the right to defer a transfer at any time we are unable to purchase or redeem shares of the Funds. We also reserve the right to modify or terminate the transfer privilege at any time (to the extent permitted by applicable law), and to prohibit a transfer less than 30 days prior to the contract's date of maturity.

Contract owners should note that while we seek to identify and prevent disruptive frequent trading activity, it is not always possible to do so.
Therefore, no assurance can be given that we will successfully impose restrictions on all disruptive frequent trading activity. If we are unsuccessful in restricting disruptive frequent trading activity, the Funds may incur higher brokerage costs and may maintain higher cash levels, limiting their ability to achieve their investment objective.

Procedure for Transferring Your Assets

You may request a transfer in writing or, if you have authorized telephone transfers, by telephone or fax. All transfer requests should be directed to the
John Hancock Annuity Service Office. Your request should include:

     .    your name,

     .    daytime telephone number,

     .    contract number,

     .    the names of the investment options being transferred to and from each, and

     .    the amount of each transfer.

The request becomes effective on the day we receive your request, in proper form, at the John Hancock Annuity Service Office.

TELEPHONE AND FACSIMILE TRANSACTIONS

If you complete a special authorization form, you can request transfers among investment options and changes of allocation among investment options simply by telephoning or by faxing us at the John Hancock Annuity Servicing Office. Any fax request should include your name, daytime telephone number, contract number and, in the case of transfers and changes of allocation, the names of the investment options involved. We will honor telephone instructions from anyone who provides the correct identifying information, so there is a risk of loss to you if this service is used by an unauthorized person. However, you will receive written confirmation of all telephone transactions. There is also a risk that you will be unable to place your request due to equipment malfunction or heavy phone line usage. If this occurs, you should submit your request in writing.

If you authorize telephone transactions, you will be liable for any loss, expense or cost arising out of any unauthorized or fraudulent telephone instructions which we reasonably believe to be genuine, unless such loss, expense or cost is the result of our mistake or negligence. We employ procedures which provide safeguards against the execution of unauthorized transactions, and which are reasonably designed to confirm that instructions received by telephone are genuine. These procedures include requiring personal identification, tape recording calls, and providing written confirmation to the owner. If we do not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, we may be liable for any loss due to unauthorized or fraudulent instructions.

As stated earlier in this prospectus, we have imposed restrictions on transfers including the right to change our telephone and facsimile transaction procedures at any time. We also reserve the right to suspend or terminate the privilege altogether with respect to any owners who we feel are abusing the privilege to the detriment of other owners.

DOLLAR COST AVERAGING PROGRAM

You may elect, at no cost, to automatically transfer assets from any variable investment option to one or more other variable investment options on a monthly, quarterly, semiannual, or annual basis. The following conditions apply to the dollar cost averaging program:

                                       14

     .    you may elect the program only if the total value of your contract equals $15,000 or more,

     .    the amount of each transfer must equal at least $250,

     .    you may change your dollar cost averaging instructions at any time in writing or, if you have authorized telephone transfers, by telephone,

     .    you may discontinue the program at any time,

     .    the program automatically terminates when the variable investment option from which we are taking the transfers has been exhausted,

     .    automatic transfers to or from guarantee periods are not permitted.

We reserve the right to suspend or terminate the program at any time.

WHAT FEES AND CHARGES WILL BE DEDUCTED FROM MY CONTRACT?

MORTALITY AND EXPENSE RISK CHARGE

We deduct the Separate Account charge shown in the Fee Tables on a daily basis to compensate us primarily for mortality and expense risks that we assume under the contracts. This charge does not apply to assets you have in our guarantee periods. We take the deduction proportionally from each variable investment option you are then using.

In return for mortality risk charge, we assume the risk that annuitants as a class will live longer than expected, requiring us to a pay greater number of annuity payments. In return for the expense risk charge, we assume the risk that our expenses relating to the contracts may be higher than we expected when we set the level of the contracts' other fees and charges, or that our revenues from such other sources will be less.

ADMINISTRATIVE SERVICES CHARGE

We deduct the Separate Account charge shown in the Fee Tables on a daily basis for administrative and clerical services that the contracts require us to provide. This charge does not apply to assets you have in our guarantee periods.
We take the deduction proportionally from each variable investment option you are then using.

ANNUAL CONTRACT FEE

Prior to the date of maturity of your contract, we will deduct the annual contract fee shown in the Fee Tables. We deduct this annual contract fee at the beginning of each contract year after the first. We also deduct it if you surrender your contract. We take the deduction proportionally from each variable investment option and each guarantee period you are then using. We reserve the right to increase the annual contract fee to $50.

PREMIUM TAXES

We make deductions for any applicable premium or similar taxes based on the amount of a premium payment. Currently, certain local jurisdictions assess a tax of up to 5% of each premium payment.

In most cases, we deduct a charge in the amount of the tax from the total value of the contract only at the time of annuitization, death, surrender, or withdrawal. We reserve the right, however, to deduct the charge from each premium payment at the time it is made. We compute the amount of the charge by multiplying the applicable premium tax percentage times the amount you are withdrawing, surrendering, annuitizing or applying to a death benefit.

WITHDRAWAL CHARGE

If you withdraw some money from your contract prior to the date of maturity
("partial withdrawal") or if you surrender (turn in) your contract, in its entirety, for cash prior to the date of maturity ("total withdrawal" or
"surrender"), we may assess a withdrawal charge. Some people refer to this charge as a "contingent deferred withdrawal load." We use this charge to help defray expenses relating to the sales of the contracts, including commissions paid and other distribution costs.

Here's how we determine the charge: In any contract year, you may withdraw up to
10% of the total value of your contract (computed as of the beginning of the contract year) without the assessment of any withdrawal charge. We refer to this amount as the "free withdrawal amount". However, if the amount you withdraw or surrender totals more than the free withdrawal amount during the contract year, we will assess a withdrawal charge on any amount of the excess that we attribute to premium payments you made within seven years of the date of the withdrawal or surrender.

The withdrawal charge percentage depends upon the number of years that have elapsed from the date you paid the premium to the date of its withdrawal, as shown in the Fee Tables.

Solely for purposes of determining the amount of the withdrawal charge, we assume that each withdrawal (together with any associated withdrawal charge) is a withdrawal first from the earliest premium payment, and then from the next earliest premium

                                       15

payment, and so forth until all payments have been exhausted. Once a premium payment has been considered to have been "withdrawn" under these procedures, that premium payment will not enter into any future withdrawal charge calculations. For this purpose, we also consider any amounts that we deduct for the annual contract charge to have been withdrawals of premium payments (which means that no withdrawal charge will ever be paid on those amounts).

The amount of any withdrawal that exceeds any remaining premium payments that have not already been considered as withdrawn will not be subject to any withdrawal charge. This means that no withdrawal charge will apply to any favorable investment experience that you have earned.

Here's how we deduct the withdrawal charge: We deduct the withdrawal charge proportionally from each variable investment option and each guarantee period being reduced by the surrender or withdrawal. For example, if 60% of the withdrawal amount comes from a "Growth" variable investment option and 40% from a money market variable investment option, then we will deduct 60% of the withdrawal charge from the "Growth" option and 40% from the money market option.
If any such option has insufficient remaining value to cover the charge, we will deduct any shortfall from all of your other investment options, pro-rata based on the value in each. If your contract as a whole has insufficient surrender value to pay the entire charge, we will pay you no more than the surrender value.

You will find examples of how we compute the withdrawal charge in Appendix C to this prospectus.

When withdrawal charges don't apply: We don't assess a withdrawal charge in the following situations:

     .    on amounts applied to an annuity option at the contract's date of maturity or to pay a death benefit;

     .    on certain withdrawals if you have elected the nursing home rider that waives the withdrawal charge; and

     .    on amounts withdrawn to satisfy the minimum distribution requirements for tax qualified plans. (Amounts above the minimum distribution requirements are subject to any applicable withdrawal charge, however.)

How an MVA affects the withdrawal charge: If you make a withdrawal from a guarantee period at a time when the related MVA results in an upward adjustment in your remaining value, we will calculate the withdrawal charge as if you had withdrawn that much less. Similarly, if the MVA results in a downward adjustment, we will compute any withdrawal charge as if you had withdrawn that much more.

OTHER CHARGES

We deduct the optional benefit rider charges shown in the Fee Tables proportionally from each of your investment options, including the guaranteed periods, based on your value in each.

HOW CAN I WITHDRAW MONEY FROM MY CONTRACT?

SURRENDERS AND PARTIAL WITHDRAWALS

Prior to your contract's date of maturity, if the annuitant is living, you may:

     .    surrender your contract for a cash payment of its "surrender value,"
          or

     .    make a partial withdrawal of the surrender value.

The surrender value of a contract is the total value of a contract, after any market value adjustment, MINUS the annual contract fee and any applicable premium tax and withdrawal charges. We will determine the amount surrendered or withdrawn as of the date we receive your request at the John Hancock Annuity
Servicing Office.

Certain surrenders and withdrawals may result in taxable income to you or other tax consequences as described under "Tax information," beginning on page 27.
Among other things, if you make a full surrender or partial withdrawal from your contract before you reach age 59 1/2, an additional federal penalty of 10%
generally applies to any taxable portion of the withdrawal.

We will deduct any partial withdrawal proportionally from each of your investment options based on the value in each, unless you direct otherwise.

Without our prior approval, you may not make a partial withdrawal:

     .    for an amount less than $100, or

     .    if the remaining total value of your contract would be less than
          $1,000.

If your "free withdrawal value" at any time is less than $100, you must withdraw that amount in full, in a single sum, before you make any other partial withdrawals. We reserve the right to terminate your contract if the value of your contract becomes zero.

                                       16

You generally may not make any surrenders or partial withdrawals once we begin making payments under an annuity option.

NURSING HOME WAIVER OF WITHDRAWAL CHARGE

If your state permits, you may purchase an optional nursing home waiver of withdrawal charge rider when you apply for a contract. Under this rider, we will waive the withdrawal charges on any withdrawals, provided all the following conditions apply:

     .    you become confined to a nursing home beginning at least 90 days after we issue your contract.

     .    you remain in the nursing home for at least 90 consecutive days and receive skilled nursing care.

     .    we receive your request for a withdrawal and adequate proof of confinement no later than 90 days after discharge from the facility.

     .    your confinement is prescribed by a doctor and medically necessary.

You may not purchase this rider if (1) you are older than 75 years at application or (2) in most states, if you were confined to a nursing home within the past two years.

You should carefully review the tax considerations for optional benefit riders on page 27 before selecting this optional benefit rider. For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

SYSTEMATIC WITHDRAWAL PLAN

Our optional systematic withdrawal plan enables you to preauthorize periodic withdrawals. If you elect this plan, we will withdraw a percentage or dollar amount from your contract on a monthly, quarterly, semiannual, or annual basis, based upon your instructions. Unless you request otherwise and we agree, we will deduct the requested amount from each applicable investment option in the ratio that the value of each bears to the total value of your contract. Each systematic withdrawal is subject to any withdrawal charge or market value adjustment that would apply to an otherwise comparable non-systematic withdrawal. See "How will the value of my investment in the contract change over time?" beginning on page 11, and "What fees and charges will be deducted from my contract?" beginning on page 14. The same tax consequences also generally will apply.

The following conditions apply to systematic withdrawal plans:

     .    you may elect the plan only if the total value of your contract equals
          $15,000 or more,

     .    the amount of each systematic withdrawal must equal at least $10,

     .    if the amount of each withdrawal drops below $100 or the total value of your contract becomes less that $5,000, we will suspend the plan and notify you,

     .    you may cancel the plan at any time.

We reserve the right to modify the terms or conditions of the plan at any time without prior notice.

Telephone Withdrawals

If you complete a separate authorization form, you may make requests to withdraw a portion of your contract value by telephone. We reserve the right to impose maximum withdrawal amount and procedural requirements regarding this privilege.
For additional information regarding telephone procedures, see "Telephone and
Facsimile Transactions" in this prospectus.

WHAT HAPPENS IF THE ANNUITANT DIES BEFORE MY CONTRACT'S DATE OF MATURITY?

STANDARD DEATH BENEFIT

If the annuitant dies before your contract's date of maturity, we will pay a standard death benefit, unless you have elected an enhanced death benefit rider.
The standard death benefit is the greater of:

     .    the total value of your contract, adjusted by any then-applicable market value adjustment, or

     .    the total amount of premium payments made, minus any partial withdrawals and related withdrawal charges.

We calculate the death benefit value as of the day we receive, in proper order at the John Hancock Annuity Service Center:

     .    proof of the annuitant's death, and

     .    the required instructions as to method of settlement.

                                       17

Unless you have elected an optional method of settlement, we will pay the death benefit in a single sum to the beneficiary you chose prior to the annuitant's death. If you have not elected an optional method of settlement, the beneficiary may do so. However, if the death benefit is less than $5,000, we will pay it in a lump sum, regardless of any election. You can find more information about optional methods of settlement under "Annuity options" .

ENHANCED DEATH BENEFITS

"STEPPED-UP" DEATH BENEFIT

If you are under age 80 when you apply for your contract, you may elect to enhance the standard death benefit by purchasing a stepped-up death benefit rider. Under this rider, if the annuitant dies before the contract's date of maturity, we will pay the beneficiary the greater of:

     .    the standard death benefit (described above) or

     .    the highest total value of your contract (adjusted by any market value adjustment) as of any anniversary of your contract to date, PLUS any premium payments you have made since that anniversary, MINUS any withdrawals you have taken (and any related withdrawal charges) since that anniversary.

For these purposes, however, we count only those contract anniversaries that occur (1) BEFORE we receive proof of death and any required settlement instructions and (2) BEFORE the annuitant attains age 81.

You may elect this rider ONLY when you apply for the contract and ONLY if this rider is available in your state. As long as the rider is in effect, you will pay a monthly charge for this benefit as shown in the Fee Tables.

You should carefully review the tax considerations for optional benefit riders before selecting this optional benefit rider. For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

ACCIDENTAL DEATH BENEFIT

If you are under age 80 when you apply for your contract, you may elect to purchase an accidental death benefit rider. In addition to any other death benefit, this rider provides a benefit upon the accidental death of the annuitant prior to the earlier of:

     .    the contract's date of maturity, and

     .    the annuitant's 80th birthday.

Under this rider, the beneficiary will receive an amount equal to the total value of the contract as of the date of the accident, up to a maximum of
$200,000. We will pay the benefit after we receive, at the John Hancock Annuity
Servicing Office:

     .    proof of the annuitant's death, and

     .    any required instructions as to method of settlement.

You may elect this benefit ONLY when you apply for the contract. As long as the rider is in effect, you will pay a monthly charge for this benefit as shown in the Fee Tables.

You should carefully review the tax considerations for optional benefit riders before selecting this optional benefit rider. For a complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy upon request. Not all states allow this benefit.

WHAT ADDITIONAL GUARANTEE APPLIES TO THE GUARANTEE PERIODS UNDER MY CONTRACT?

John Hancock Financial Services, Inc. ("JHFS") guarantees JHVLICO's obligations with respect to any guarantee periods you have elected under the contract on the date of this prospectus. JHFS' guarantee will also apply to any new guarantee periods under your contract, unless and until we notify you otherwise. (If we give you such notice, however, the JHFS guarantee would remain in effect for all guarantee periods that had already started, and would be inapplicable only to guarantee periods starting after the date of such notice.) The JHFS guarantee does not relieve JHVLICO of any obligations under your contract - it is in addition to all of the rights and benefits that the contract provides. There is no charge or cost to you for the JHFS guarantee, nor are there any other disadvantages to you of having this additional guarantee.

Currently, JHVLICO's financial strength rating from A.M. Best Company, Inc. is
A++, the highest, based on the strength its direct parent, John Hancock Life
Insurance Company and the capital guarantee that JHFS (John Hancock Life
Insurance Company's direct

                                       18

parent) has provided to JHVLICO. Standard & Poor's Corporation and Fitch Ratings
have assigned financial strength ratings to JHVLICO of AA, which place JHVLICO in the third highest rating assigned by these rating agencies. Moody's Investors
Service, Inc. has assigned JHVLICO a financial strength rating of Aa3, which is its fourth highest rating.

The additional guarantee saves JHVLICO the considerable expense of being a company required to periodically file Form 10-K and Form 10-Q reports with the
Securities and Exchange Commission ("SEC"). JHFS is a publicly reporting company and, as such, it also files Forms 10-K and 10-Q with the SEC. Under the SEC's rules, the JHFS guarantee will eliminate the need for JHVLICO also to file such reports. In addition, as discussed above, the additional guarantee has the advantage of making any amounts you have allocated to a guarantee period even more secure, without cost or other disadvantage to you.

WHAT ARE THE TERMS OF THE ADDITIONAL GUARANTEE?

JHFS guarantees your full interest in any guarantee period. This means that, if
JHVLICO fails to honor any valid request to surrender, transfer, or withdraw any amount from a guarantee period, or fails to allocate amounts from a guarantee period to an annuity option when it is obligated to do so, JHFS guarantees the full amount that you would have received, or value that you would have been credited with, had JHVLICO fully met its obligations under your contract. If a benefit becomes payable under the contract upon the death of an owner or annuitant, JHFS guarantees the lesser of (a) the amount of your contract value in any guarantee period on the date of death, increased by any upward market value adjustment (but not decreased by any negative market value adjustment) or
(b) the total amount that the contract obligates JHVLICO to pay by reason of such death. If JHVLICO fails to make payment when due of any amount that is guaranteed by JHFS, you could directly request JHFS to satisfy JHVLICO's obligation, and JHFS must do so. You would not have to make any other demands on
JHVLICO as a precondition to making a claim against JHFS under the guarantee.

DESCRIPTION OF JHVLICO

We are JHVLICO, a stock life insurance company chartered in 1979 under
Massachusetts law, with its home office at 197 Clarendon Street, Boston,
Massachusetts 02117. We are authorized to transact a life insurance and annuity business in all states other than New York and in the District of Columbia.

We are regulated and supervised by the Massachusetts Commissioner of Insurance, who periodically examines our affairs. We also are subject to the applicable insurance laws and regulations of all jurisdictions in which we are authorized to do business. We are required to submit annual statements of our operations, including financial statements, to the insurance departments of the various jurisdictions in which we do business for purposes of determining solvency and compliance with local insurance laws and regulations. The regulation to which we are subject, however, does not provide a guarantee as to such matters.

We are a wholly-owned subsidiary of John Hancock Life Insurance Company ("John
Hancock"), a Massachusetts stock life insurance company. On February 1, 2000,
John Hancock Mutual Life Insurance Company (which was chartered in Massachusetts in 1862) converted to a stock company by "demutualizing" and changed its name to
John Hancock Life Insurance Company. As part of the demutualization process,
John Hancock became a subsidiary of John Hancock Financial Services, Inc., a newly formed publicly-traded corporation. In April 2004, John Hancock Financial
Services, Inc. was merged with a subsidiary of Manulife Financial Corporation, a publicly-traded corporation organized under the laws of Canada. The merger was effected pursuant to an Agreement and Plan of Merger dated as of September 28,
2003. As a consequence of the merger, John Hancock's ultimate parent is now
Manulife Financial Corporation. John Hancock"s home office is at John Hancock
Place, Boston, Massachusetts 02117. As of December 31, 2004, John Hancock's
assets were approximately $100 billion and it had invested approximately $1.9 billion in JHVLICO in connection with JHVLICO's organization and operation. It is anticipated that John Hancock will from time to time make additional capital contributions to JHVLICO to enable us to meet our reserve requirements and expenses in connection with our business. John Hancock is committed to make additional capital contributions if necessary to ensure that we maintain a positive net worth.

HOW TO FIND ADDITIONAL INFORMATION ABOUT JHVLICO AND JHFS

JHFS files numerous documents and reports with the SEC, under a law commonly known as the "Exchange Act." This includes annual reports on Form 10-K, quarterly reports on Form 10-Q, other reports on Form 8-K, and proxy statements.
JHVLICO and JHFS also file registration statements and other documents with the
SEC, in addition to any that they file under the Exchange Act.

You may read and copy all of the above documents, reports and registration statements at the SEC's public reference room, 450 Fifth Street, N.W.,
Washington, D.C. 20549. You may obtain information about how the public reference room works by calling 1-800-SEC-0330. Most of JHVLICO's and JHFS'
filings with the SEC are also available to the public at the SEC's "web" site:
http://www.sec.gov. Some of the reports and other documents that we file under the Exchange Act are deemed to be part of this prospectus, even though they are not physically included in this prospectus.

These are the following reports and documents, which we "incorporate by reference" into this prospectus:

                                       19

     .    Form 10-K of JHFS for the year ended December 31, 2004;

     .    All other documents or reports that JHVLICO or JHFS subsequently files with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the
          Exchange Act (Prior to 2003, JHVLICO also filed reports on Forms 10-K and 10-Q. However, as discussed above under "What are the reasons for the additional guarantee?", JHVLICO no longer intends to file such reports.

We will provide to you, free of charge, a copy of any or all of the above documents or reports that are incorporated into this prospectus. To request such copies, please call or write the John Hancock Annuity Service Center using the phone number or address shown on page 2 of this prospectus.


HOW WE SUPPORT THE VARIABLE INVESTMENT OPTIONS

We hold the fund shares that support our variable investment options in John
Hancock Variable Annuity Account JF (the "Account"), a separate account established by JHVLICO under Massachusetts law. The Account is registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act").

The Account's assets, including each Series Fund's shares, belong to JHVLICO.
Each contract provides that amounts we hold in the Account pursuant to the policies cannot be reached by any other persons who may have claims against us.

All of JHVLICO's general assets also support JHVLICO's obligations under the contracts, as well as all of its other obligations and liabilities. These general assets consist of all JHVLICO's assets that are not held in the Account
(or in another separate account) under variable annuity or variable life insurance contracts that give their owners a preferred claim on those assets.

INFORMATION ABOUT THE FUNDS.

The funds available under the contracts are as follows:

PORTFOLIO           PORTFOLIO MANAGER        INVESTMENT DESCRIPTION
---------           -----------------        ----------------------
SMALL CAP GROWTH    Wellington Management    Seeks long-term capital
TRUST               Company, LLP             appreciation by investing, under
                                             normal market conditions, primarily
                                             in small-cap companies that are
                                             believed to offer above average
                                             potential for growth in revenues
                                             and earnings.

FINANCIAL SERVICES  Davis Advisors           seeks growth of capital by
TRUST                                        investing primarily in common
                                             stocks of financial companies.
                                             During normal market conditions, at
                                             least 80% of the portfolio's net
                                             assets (plus any borrowings for
                                             investment purposes) are invested
                                             in companies that are principally
                                             engaged in financial services. A
                                             company is "principally engaged" in
                                             financial services if it owns
                                             financial services-related assets
                                             constituting at least 50% of the
                                             value of its total assets, or if at
                                             least 50% of its revenues are
                                             derived from its provision of
                                             financial services.

OVERSEAS EQUITY     Capital Guardian         seeks long-term capital
TRUST               Trust Company            appreciation by investing, under
                                             normal market conditions, at least
                                             80% of its assets in equity
                                             securities of companies outside the
                                             U.S. in a diversified mix of large
                                             established and medium-sized
                                             foreign companies located primarily
                                             in developed countries and, to a
                                             lesser extent, in emerging markets.

GROWTH & INCOME II  Independence             seeks income and long-term capital
TRUST               Investment LLC           appreciation by investing, under
                                             normal market conditions,
                                             primarily in a diversified mix of
                                             common stocks of large U.S.
                                             companies.

                                       20

PORTFOLIO           PORTFOLIO MANAGER        INVESTMENT DESCRIPTION
---------           -----------------        ----------------------
500 INDEX TRUST B   MFC Global Investment    seeks to approximate the aggregate
                    Management (U.S.A.)      total return of a broad U.S.
                    Limited                  domestic equity market index
                                             investing, under normal market
                                             conditions, at least 80% of its net
                                             assets (plus any borrowings for
                                             investment purposes) in (a) the
                                             common stocks that are included in
                                             the S & P 500 Index and (b)
                                             securities (which may or may not be
                                             included in the S & P 500 Index)
                                             that MFC Global (U.S.A.) believes
                                             as a group will behave in a manner
                                             similar to the index.

ACTIVE BOND TRUST   Declaration Management   seek income and capital
                    & Research LLC           appreciation by investing at least
                                             80% of its assets in a diversified
                    John Hancock Advisers,   mix of debt securities and
                    LLC                      instruments.

MONEY MARKET TRUST  MFC Global Investment    Seeks to obtain maximum current
B                   Management (U.S.A.)      income consistent with preservation
                    Limited                  of principal and liquidity by
                                             investing in high quality, U.S.
                                             Dollar denominated money market
                                             instruments.

* "Standard & Poor's(R)," "S&P 500(R)," "Standard and Poor's 500(R)" and "S&P
Mid Cap 400(R)" are trademarks of The McGraw-Hill Companies, Inc. "Russell
2000(R)," "Russell 2000(R) Growth" and "Russell 3000(R)" are trademarks of Frank
Russell Company. "Wilshire 5000(R)" is a trademark of Wilshire Associates. "MSCI
All Country World ex USIndex" and "EAFE(R)" are trademarks of Morgan Stanley &
Co. Incorporated. None of the Index Trusts are sponsored, endorsed, managed, advised, sold or promoted by any of these companies, and none of these companies make any representation regarding the advisability of investing in the Trust.

DESCRIPTION OF CHARGES AT THE FUND LEVEL

The funds must pay investment management fees and other operating expenses.
These fees and expenses, as shown in the fund expense table in the Fee Tables, are different for each fund and reduce the investment return of each fund.
Therefore, they also indirectly reduce the return you will earn on any variable investment options you select.

The figures for the funds shown in the fund expense table are based on historical fund expenses, as a percentage (rounded to two decimal places) of each fund's average daily net assets for 2004, except as indicated in the footnotes appearing at the end of the table. Expenses of the funds are not fixed or specified under the terms of the contract, and those expenses may vary from year to year.

HOW WE SUPPORT THE GUARANTEE PERIODS

All of JHVLICO's general assets (discussed above) support its obligations under the guarantee periods (as well as all of its other obligations and liabilities).
To hold the assets that support primarily the guarantee periods, we have established a "non-unitized" separate account. With a non-unitized separate account, you have no interest in or preferential claim on any of the assets held in the account. The investments we purchase with amounts you allocated to the guarantee periods belong to us; any favorable investment performance on the assets allocated to the guarantee periods belongs to us. Instead, you earn interest at the guaranteed interest rate you selected, provided that you don't surrender, transfer, or withdraw your assets prior to the end of your selected guarantee period.

HOW THE GUARANTEE PERIODS WORK

Amounts you allocate to the guarantee periods earn interest at a guaranteed rate commencing with the date of allocation. At the expiration of the guarantee period, we will automatically transfer its accumulated value to a money market variable investment option under your contract, unless you elect to:

     .    withdraw all or a portion of any such amount from the contract,

     .    allocate all or a portion of such amount to a new guarantee period or periods of the same or different duration as the expiring guarantee period, or

     .    allocate all or a portion of such amount to one or more of the variable investment options.

                                       21

You must notify us of any such election, by mailing a request to us at the John
Hancock Annuity Service Office at least 30 days prior to the end of the expiring guarantee period. We will notify you of the end of the guarantee period at least
30 days prior its expiration. The first day of the new guarantee period or other reallocation will begin the day after the end of the expiring guarantee period.

We currently make available guarantee periods with durations up to five years.
You may not select a guarantee period if it extends beyond your contract's date of maturity. We reserve the right to add or delete guarantee periods from those that are available at any time for new allocations.

GUARANTEED INTEREST RATES

Each guarantee period has its own guaranteed rate. We may, at our discretion, change the guaranteed rate for future guarantee periods. These changes will not affect the guaranteed rates being paid on guarantee periods that have already commenced. Each time you allocate or transfer money to a guarantee period, a new guarantee period, with a new interest rate, begins to run with respect to that amount. The amount allocated or transferred earns a guaranteed rate that will continue unchanged until the end of that period. We will not make available any guarantee period offering a guaranteed rate below 3%.

We make the final determination of guaranteed rates to be declared. We cannot predict or assure the level of any future guaranteed rates or the availability of any future guaranteed periods.

You may obtain information concerning the guaranteed rates applicable to the various guarantee periods, and the durations of the guarantee periods offered at any time by calling the John Hancock Annuity Service Office.

Calculation of Market Value Adjustment ("MVA")

If you withdraw, surrender, transfer, or otherwise remove money from a guarantee period prior to its expiration date, we will apply a market value adjustment.

A market value adjustment also generally applies to:

     .    death benefits pursuant to your contract,

     .    amounts you apply to an annuity option, and

     .    amounts paid in a single sum in lieu of an annuity.

The market value adjustment increases or decreases your remaining value in the guarantee period. If the value in that guarantee period is insufficient to pay any negative MVA, we will deduct any excess from the value in your other investment options pro-rata based on the value in each. If there is insufficient value in your other investment options, we will in no event pay out more than the surrender value of the contract.

Here is how the MVA works:

We compare:

     .    the guaranteed rate of the guarantee period from which the assets are being taken WITH

     .    the guaranteed rate we are currently offering for guarantee periods of the same duration as remains in the guarantee period from which the assets are being taken.

If the first rate exceeds the second by more than 1/2%, the market value adjustment produces an increase in your contract's value.

If the first rate does not exceed the second by at least 1/2%, the market value adjustment produces a decrease in your contract's value.

For this purpose, we consider that the amount withdrawn from the guarantee period includes the amount of any negative MVA and is reduced by the amount of any positive MVA.

The mathematical formula and sample calculations for the market value adjustment appear in Appendix A.

THE ACCUMULATION PERIOD

                                       22

YOUR VALUE IN OUR VARIABLE INVESTMENT OPTIONS

Each premium payment or transfer that you allocate to a variable investment option purchases accumulation units of that variable investment option.
Similarly, each withdrawal or transfer that you take from a variable investment option (as well as certain charges that may be allocated to that option) result in a cancellation of such accumulation units.

VALUATION OF ACCUMULATION UNITS

To determine the number of accumulation units that a specific transaction will purchase or cancel, we use the following formula:

                          dollar amount of transaction
                                   DIVIDED BY
              value of one accumulation unit for the applicable
              variable investment option at the time of such
              transaction

The value of each accumulation unit will change daily depending upon the investment performance of the fund that corresponds to that variable investment option and certain charges we deduct from such investment option. (See below under "Variable investment option valuation procedures.")

Therefore, at any time prior to the date of maturity, the total value of your contract in a variable investment option can be computed according to the following formula:

              number of accumulation units in the variable
              investment options
                                      TIMES
              value of one accumulation unit for the applicable variable investment option that time

YOUR VALUE IN THE GUARANTEE PERIODS

On any date, the total value of your contract in a guarantee period equals:

     .    the amount of premium payments or transferred amounts allocated to the guarantee period, MINUS

     .    the amount of any withdrawals or transfers paid out of the guarantee period, MINUS

     .    the amount of any negative market value adjustments resulting from such withdrawals or transfers, PLUS

     .    the amount of any positive market value adjustments resulting from such withdrawals and transfers, MINUS

     .    the amount of any charges and fees deducted from that guarantee period, PLUS

     .    interest compounded daily on any amounts in the guarantee period from time to time at the effective annual rate of interest we have declared for that guarantee period.

THE ANNUITY PERIOD

DATE OF MATURITY

Your contract specifies the date of maturity, when payments from one of our annuity options are scheduled to begin. You initially choose a date of maturity when you complete your application for a contract. Unless we otherwise permit, the date of maturity must be:

     .    at least 6 months after the date the first premium payment is applied to your contract, and

     .    no later than the maximum age specified in your contract (normally age
          95).

Subject always to these requirements, you may subsequently select an earlier date of maturity. The John Hancock Annuity Servicing Office must receive your new selection at least 31 days prior to the new date of maturity, however. Also, if you are selecting or changing your date of maturity for a contract issued under a tax qualified plan, special limits apply. (See "Contracts purchased for a tax-qualified plan," beginning on page 29.)

CHOOSING FIXED OR VARIABLE ANNUITY PAYMENTS

During the annuity period, the total value of your contract must be allocated to no more than four investment options. During the annuity period, we do not offer the guarantee periods. Instead, we offer annuity payments on a fixed basis as one investment option, and annuity payments on a variable basis for EACH variable investment option.

                                       23

We will generally apply (1) amounts allocated to the guarantee periods as of the date of maturity to provide annuity payments on a fixed basis and (2) amounts allocated to variable investment options to provide annuity payments on a variable basis. If you are using more than four investment options on the date of maturity, we will divide your contract's value among the four investment options with the largest values (directing all guarantee periods as a single option), pro-rata based on the amount of the total value of your contract that you have in each.

We will make a market value adjustment to any remaining guarantee period amounts on the date of maturity, before we apply such amounts to an annuity payment option.

Once annuity payments commence, you may not make transfers from fixed to variable or from variable to fixed.

SELECTING AN ANNUITY OPTION

Each contract provides, at the time of its issuance, for annuity payments to commence on the date of maturity pursuant to Option A: "life annuity with 10 years guaranteed" (discussed under "Annuity options" on page 25).

Prior to the date of maturity, you may select a different annuity option.
However, if the total value of your contract on the date of maturity is not at least $5,000, Option A: "life annuity with 10 years guaranteed" will apply, regardless of any other election that you have made. You may not change the form of annuity option once payments commence.

If the initial monthly payment under an annuity option would be less than $50, we may make a single sum payment equal to the total surrender value of your contract on the date the initial payment would be payable. Such single payment would replace all other benefits.

Subject to that $50 minimum limitation, your beneficiary may elect an annuity option if:

     .    you have not made an election prior to the annuitant's death;

     .    the beneficiary is entitled to payment of a death benefit of at least
          $5,000 in a single sum; and

     .    the beneficiary notifies us of the election prior to the date the proceeds become payable.

VARIABLE MONTHLY ANNUITY PAYMENTS

We determine the amount of the first variable monthly payment under any variable investment option by using the applicable annuity purchase rate for the annuity option under which the payment will be made. The contract sets forth these annuity purchase rates. In most cases they vary by the age and gender of the annuitant or other payee.

The amount of each subsequent variable annuity payment under that variable investment option depends upon the investment performance of that variable investment option.

Here's how it works:

     .    we calculate the actual net investment return of the variable investment option (after deducting all charges) during the period between the dates for determining the current and immediately previous monthly payments.

     .    if that actual net investment return exceeds the "assumed investment rate" (explained below), the current monthly payment will be larger than the previous one.

     .    if the actual net investment return is less than the assumed investment rate, the current monthly payment will be smaller than the previous one.


ASSUMED INVESTMENT RATE

The assumed investment rate for any variable portion of your annuity payments will be 3 1/2% per year, except as follows.

You may elect an assumed investment rate of 5% or 6%, provided such a rate is available in your state. If you elect a higher assumed investment rate, your initial variable annuity payment will also be higher. Eventually, however, the monthly variable annuity payments may be smaller than if you had elected a lower assumed investment rate.

TRANSFERS DURING THE ANNUITY PERIOD

Some transfers are permitted during the annuity period, but subject to different limitations than during the accumulation period. Once annuity payments on a variable basis have begun, you may transfer all or part of the investment upon which those payments are based from one sub-account to another. You must submit your transfer request to our Annuity Service Office at least 30 days before the due date of the first annuity payment to which your transfer will apply.
Transfers after the

                                       24

maturity date will be made by converting the number of annuity units being transferred to the number of annuity units of the sub-account to which the transfer is made, so that the next annuity payment if it were made at that time would be the same amount that it would have been without the transfer.
Thereafter, annuity benefit payments will reflect changes in the value of the annuity units for the new sub-account selected. We limit the maximum number of transfers a contract owner may make per contract year to four, subject to a limit of four options being used at once. Once annuity benefit payments begin, no transfers may be made from payments on a fixed basis to payments on a variable basis or from payments on a variable basis to payments on a fixed basis. In addition, we reserve the right to defer the transfer privilege at any time that we are unable to purchase or redeem shares of a Fund. We also reserve the right to modify or terminate the transfer privilege at any time in accordance with applicable law.

FIXED MONTHLY ANNUITY PAYMENTS

The dollar amount of each fixed monthly annuity payment is specified during the entire period of annuity payments, according to the provisions of the annuity option selected. To determine such dollar amounts we first, in accordance with the procedures described above, calculate the amount to be applied to the fixed annuity option as of the date of maturity. We then subtract any applicable premium tax charge and divide the difference by $1,000.

We then multiply the result by the greater of:

     .    the applicable fixed annuity purchase rate shown in the appropriate table in the contract; or

     .    the rate we currently offer at the time of annuitization. (This current rate may be based on the sex of the annuitant, unless prohibited by law.)

ANNUITY OPTIONS

Here are some of the annuity options that are available, subject to the terms and conditions described above. We reserve the right to make available optional methods of payment in addition to those annuity options listed here and in your contract.

OPTION A - LIFE ANNUITY WITH PAYMENTS FOR A GUARANTEED PERIOD - We will make monthly payments for a guaranteed period of 5, 10, or 20 years, as selected by you or your beneficiary, and after such period for as long as the payee lives.
If the payee dies prior to the end of such guaranteed period, we will continue payments for the remainder of the guarantee period to a contingent payee, subject to the terms of any supplemental agreement issued.

Federal income tax requirements currently applicable to contracts used with H.R.
10 plans and individual retirement annuities provide that the period of years guaranteed under Option A cannot be any greater than the joint life expectancies of the payee and his or her designated beneficiary.

OPTION B - LIFE ANNUITY WITHOUT FURTHER PAYMENT ON DEATH OF PAYEE - We will make monthly payments to the payee as long as he or she lives. We guarantee no minimum number of payments.

OPTION C - JOINT AND LAST SURVIVOR - We will provide payments monthly, quarterly, semiannually, or annually, for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments to the surviving payee. All payments stop at the death of the surviving payee.

OPTION D - JOINT AND 1/2 SURVIVOR; OR JOINT AND 2/3 SURVIVOR - We will provide payments monthly, quarterly, semiannually, and annually for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments (reduced to 1/2 or 2/3 the full payment amount) to the surviving payee. All payments stop at the death of the surviving payee.

OPTION E - LIFE INCOME WITH CASH REFUND - We will provide payments monthly, quarterly, semiannually, or annually for the payee's life. Upon the payee's death, we will provide a contingent payee with a lump-sum payment, if the total payments to the payee were less than the accumulated value at the time of annuitization. The lump-sum payment, if any, will be for the balance.

OPTION F - INCOME FOR A FIXED PERIOD - We will provide payments monthly, quarterly, semiannually, or annually for a pre-determined period of time to a maximum of 30 years. If the payee dies before the end of the fixed period, payments will continue to a contingent payee until the end of the period.

OPTION G - INCOME OF A SPECIFIC AMOUNT - We will provide payments for a specific amount. Payments will stop only when the amount applied and earnings have been completely paid out. If the payee dies before receiving all the payments, we will continue payments to a contingent payee until the end of the contract.

                                       25

With Options A, B, C, and D, we offer both fixed and/or variable annuity payments. With Options E, F, and G, we offer only fixed annuity payments.
Payments under Options F and G must continue for 10 years, unless your contract has been in force for 5 years or more.

If the payee is more than 85 years old on the date of maturity, the following two options are not available:

     .    Option A: "life annuity with 5 years guaranteed" and

     .    Option B: "life annuity without further payment on the death of payee."

VARIABLE INVESTMENT OPTION VALUATION PROCEDURES

We compute the net investment return and accumulation unit values for each variable investment option as of the end of each business day. A business day is any date on which the New York Stock Exchange is open for regular trading. Each business day ends at the close of regular trading for the day on that exchange.
Usually this is 4:00 p.m., Eastern time. On any date other than a business day, the accumulation unit value or annuity unit value will be the same as the value at the close of the next following business day.

DISTRIBUTION REQUIREMENTS FOLLOWING DEATH OF OWNER

If you did not purchase your contract under a tax qualified plan (as that term is used below), the Code requires that the following distribution provisions apply if you die. We summarize these provisions in the following box. In most cases, these provisions do not cause a problem if you are also the annuitant under your policy. If you have designated someone other than yourself as the annuitant, however, your heirs will have less discretion than you would have had in determining when and how the contract's value would be paid out.

IF YOU DIE BEFORE ANNUITY PAYMENTS HAVE BEGUN:

     .    if the contract's designated beneficiary is your surviving spouse, your spouse may continue the contract in force as the owner.

     .    if the beneficiary is not your surviving spouse or if the beneficiary is your surviving spouse but chooses not to continue the contract, the
          "entire interest" (as discussed below) in the contract on the date of your death must be:

          (1)  paid out in full within five years of your death or

          (2)  applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

If you are the last surviving annuitant, as well as the owner, the entire interest in the contract on the date of your death equals the death benefit that then becomes payable. If you are the owner but not the last surviving annuitant, the entire interest equals:

     .    the surrender value if paid out in full within five years of your death, or

     .    the total value of your contract applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

IF YOU DIE ON OR AFTER ANNUITY PAYMENTS HAVE BEGUN:

     .    any remaining amount that we owe must be paid out at least as rapidly as under the method of making annuity payments that is then in use.

The Code imposes very similar distribution requirements on contracts used to fund tax qualified plans. We provide the required provisions for tax qualified plans in separate disclosures and endorsements.

Notice of the death of an owner or annuitant should be furnished promptly to the
John Hancock Annuity Servicing Office.

WHO SHOULD PURCHASE A CONTRACT?

We designed these contracts for individuals doing their own retirement planning, including purchases under plans and trusts that do not qualify for special tax treatment under the Internal Revenue Code of 1986 (the "Code"). We also offer the contracts for purchase under:

                                       26

     .    traditional individual retirement annuity plans ("Traditional IRAs")
          satisfying the requirements of Section 408 of the Code;

     .    non-deductible IRA plans ("Roth IRAs") satisfying the requirements of
          Section 408A of the Code;

     .    SIMPLE IRA plans adopted under Section 408(p) of the Code;

     .    Simplified Employee Pension plans ("SEPs") adopted under Section
          408(k) of the Code; and

     .    annuity purchase plans adopted under Section 403(b) of the Code by public school systems and certain other tax-exempt organizations.

We do not currently offer the contracts to every type of tax-qualified plan, and we may not offer the contracts for all types of tax-qualified plans in the future. In certain circumstances, we may make the contracts available for purchase under deferred compensation plans maintained by a state or political subdivision or tax exempt organization under Section 457 of the Code or by pension or profit-sharing plans qualified under section 401(a) of the Code. We provide general federal income tax information for contracts purchased in connection with tax qualified retirement plans beginning on page 34.

When a contract forms part of a tax-qualified plan it becomes subject to special tax law requirements, as well as the terms of the plan documents themselves, if any. Additional requirements may apply to plans that cover a "self-employed individual" or an "owner-employee". Also, in some cases, certain requirements under "ERISA" (the Employee Retirement Income Security Act of 1974) may apply.
Requirements from any of these sources may, in effect, take precedence over (and in that sense modify) the rights and privileges that an owner otherwise would have under a contract. Some such requirements may also apply to certain retirement plans that are not tax-qualified.

We may include certain requirements from the above sources in endorsements or riders to the affected contracts. In other cases, we do not. In no event, however, do we undertake to assure a contract's compliance with all plan, tax law, and ERISA requirements applicable to a tax-qualified or non tax-qualified retirement plan. Therefore, if you use or plan to use a contract in connection with such a plan, you must consult with competent legal and tax advisers to ensure that you know of (and comply with) all such requirements that apply in your circumstances.

To accommodate "employer-related" pension and profit-sharing plans, we provide
"unisex" purchase rates. That means the annuity purchase rates are the same for males and females. Any questions you have as to whether you are participating in an "employer-related" pension or profit-sharing plan should be directed to your employer. Any question you or your employer have about unisex rates may be directed to the John Hancock Annuity Servicing Office.

TAX INFORMATION

OUR INCOME TAXES

We are taxed as a life insurance company under the Internal Revenue Code (the
"Code"). The Account is taxed as part of our operations and is not taxed separately.

The contracts permit us to deduct a charge for any taxes we incur that are attributable to the operation or existence of the contracts or the Account.
Currently, we do not anticipate making a charge for such taxes. If the level of the current taxes increases, however, or is expected to increase in the future, we reserve the right to make a charge in the future.

SPECIAL CONSIDERATIONS FOR OPTIONAL BENEFIT RIDERS

If you have elected an optional death benefit rider, it is our understanding that the charges relating to these riders are not subject to current taxation.
The Internal Revenue Service ("IRS") might take the position, however, that each charge associated with this rider is deemed a partial withdrawal from the contract subject to current income tax to the extent of any gains and, if applicable, the 10% penalty tax for premature distributions from annuities. We understand that you are not prevented from adding any of our optional death benefit riders to your contract if it is issued as an IRA. However, the law is unclear because IRAs generally may not invest in "life insurance contracts."
Therefore, it is possible that a contract may be disqualified as an IRA if it has an optional death benefit rider added to it. If so, you may be subject to increased taxes.

At present, the IRS has not provided guidance as to the tax effect of adding an optional Accumulated Value Enhancement rider or the optional waiver of withdrawal charge rider to an annuity contract. The IRS might take the position that each charge associated with this rider is deemed a withdrawal from the contract subject to current income tax to the extent of any gains and, if applicable, the 10% penalty tax for premature withdrawals. We do not currently report rider charges as partial withdrawals, but we may do so in the future if we believe that the IRS would require us to report them as such. You should consult a competent tax adviser before electing any of these optional benefit riders.

                                       27

CONTRACTS NOT PURCHASED TO FUND A TAX QUALIFIED PLAN

UNDISTRIBUTED GAINS

We believe the contracts will be considered annuity contracts under Section 72 of the Code. This means that, ordinarily, you pay no federal income tax on any gains in your contract until we actually distribute assets to you. However, a contract owned other than by a natural person (e.g., corporations, partnerships, limited liability companies and other such entities) does not generally qualify as an annuity for tax purposes. Any increase in value therefore would constitute ordinary taxable income to such an owner in the year earned. In addition, any portion of your contract value that you borrow or pledge will be taxable to the extent of gain in the contract at that time.

ANNUITY PAYMENTS

When we make payments under a contract in the form of an annuity, each payment will result in taxable ordinary income to you, to the extent that each such payment exceeds an allocable portion of your "investment in the contract" (as defined in the Code). In general, your "investment in the contract" equals the aggregate amount of premium payments you have made over the life of the contract, reduced by any amounts previously distributed from the contract that were not subject to tax.

The Code prescribes the allocable portion of each such annuity payment to be excluded from income according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. After the entire "investment in the contract"
has been distributed, any remaining payment is fully taxable.

SURRENDERS, WITHDRAWALS AND DEATH BENEFITS

If we pay the entire value of your contract in a lump sum when we make a single sum payment from a contract, you have ordinary taxable income, to the extent the payment exceeds your "investment in the contract" (discussed above). Such a lump sum payment can occur, for example, if you surrender your contract before the date of maturity or if no annuity payment option is selected for a death benefit payment.

When you take a partial withdrawal from a contract before the date of maturity, including a payment under a systematic withdrawal plan, all or part of the payment may constitute taxable ordinary income to you. If on the date of withdrawal, the total value of your contract exceeds the investment in the contract, the excess will be considered "gain" and the withdrawal will be taxable as ordinary income up to the amount of such "gain." Taxable withdrawals may also be subject to the special penalty tax for premature withdrawals as explained below. When only the investment in the contract remains, any subsequent withdrawal made before the date of maturity will be a tax-free return of investment. If you assign or pledge any part of your contract's value, the value so pledged or assigned is taxed the same way as if it were a partial withdrawal.

For purposes of determining the amount of taxable income resulting from a single sum payment or a partial withdrawal, all annuity contracts issued by John
Hancock or its affiliates to the owner within the same calendar year will be treated as if they were a single contract.

All or part of any death benefit proceeds may constitute a taxable payout of earnings. A death benefit payment generally results in taxable ordinary income to the extent such payment exceeds your "investment in the contract."

Under the Code, an annuity must provide for certain required distributions. For example, if the owner dies on or after the maturity date, and before the entire annuity value has been paid, the remaining value must be distributed at least as rapidly as under the method of distribution being used at the date of the owner's death. We discuss other distribution requirements in the preceding section entitled "Distribution following death of owner."

PENALTY FOR PREMATURE WITHDRAWALS

The taxable portion of any withdrawal, single sum payment and certain death benefit payments may also trigger an additional 10% penalty tax. The penalty tax does not apply to payments made to you after age 59 1/2, or on account of your death or disability. Nor will it apply to withdrawals in substantially equal periodic payments over the life of the payee (or over the joint lives of the payee and the payee's beneficiary).

SPECIAL CONSIDERATIONS FOR PUERTO RICO ANNUITY CONTRACTS

Distributions from Puerto Rico annuity contracts issued by us are subject to federal income taxation, withholding and reporting requirements as well as
Puerto Rico tax laws. Both jurisdictions impose a tax on distributions. Under federal requirements, distributions are deemed to be income first. Under the
Puerto Rico tax laws, however, distributions from a contract not purchased to fund a tax qualified plan ("Non-Qualified Contract") are treated as a non-taxable return of principal until the principal is fully recovered.
Thereafter, all distributions under a Non-Qualified Contact are fully taxable.
Puerto Rico does not currently impose an

                                       28

early withdrawal penalty tax. The Internal Revenue Code, however, does impose such a penalty and bases it on the amount that is taxable under federal rules.

Distributions under a Non-Qualified Contract after annuitization are treated as part taxable income and part non-taxable return of principal. The amount excluded from gross income after annuitization under Puerto Rico tax law is equal to the amount of the distribution in excess of 3% of the total purchase payments paid, until an amount equal to the total purchase payments paid has been excluded. Thereafter, the entire distribution from a Non-Qualified Contract is included in gross income. For federal income tax purposes, however, the portion of each annuity payment that is subject to tax is computed on the basis of investment in the contract and the annuitant's life expectancy. Generally,
Puerto Rico does not require income tax to be withheld from distributions of income. Although Puerto Rico allows a credit against its income tax for taxes paid to the federal government, you may not be able to use the credit fully. If you are a resident of Puerto Rico, you should consult a competent tax adviser before purchasing an annuity contract.

DIVERSIFICATION REQUIREMENTS

Each of the funds of the Series Funds intends to qualify as a regulated investment company under Subchapter M of the Code and meet the investment diversification tests of Section 817(h) of the Code and the underlying regulations. Failure to do so could result in current taxation to you on gains in your contract for the year in which such failure occurred and thereafter.

The Treasury Department or the Internal Revenue Service may, at some future time, issue a ruling or regulation presenting situations in which it will deem contract owners to exercise "investor control" over the fund shares that are attributable to their contracts. The Treasury Department has said informally that this could limit the number or frequency of transfers among variable investment options. This could cause you to be taxed as if you were the direct owner of your allocable portion of fund shares. We reserve the right to amend the contracts or the choice of investment options to avoid, if possible, current taxation to the owners.

CONTRACTS PURCHASED FOR A TAX QUALIFIED PLAN

We have no responsibility for determining whether a particular retirement plan or a particular contribution to the plan satisfies the applicable requirements of the Code, or whether a particular employee is eligible for inclusion under a plan. In general, the Code imposes limitations on the amount of annual compensation that can be contributed into a tax-qualified plan, and contains rules to limit the amount you can contribute to all of your tax-qualified plans.
Trustees and administrators of tax qualified plans may, however, generally invest and reinvest existing plan assets without regard to such Code imposed limitations on contributions. Certain distributions from tax qualified plans may be transferred directly to another plan, unless funds are added from other sources, without regard to such limitations.

The Code generally requires tax-qualified plans (other than Roth IRAs) to begin making annual distributions of at least a minimum amount each year after a specified point. For example, minimum distributions to an employee under an employer's pension and profit sharing plan qualified under Section 401(a) of the
Code must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires. On the other hand, distributions from a traditional IRA, SIMPLE IRA or SEP IRA must begin no later than April 1 of the year following the year in which the contract owner attains age 70 1/2. The minimum amount of a distribution and the time when distributions start will vary by plan.

TAX-FREE ROLLOVERS

If permitted under your plans, you may make a tax-free rollover from:

     .    a traditional IRA to another traditional IRA,

     .    a traditional IRA to another tax-qualified plan, including a Section
          403(b) plan

     .    any tax-qualified plan (other than a Section 457 deferred compensation plan maintained by a tax-exempt organization) to a traditional IRA,

     .    any tax-qualified plan (other than a Section 457 deferred compensation plan maintained by a tax exempt organization) to another tax-qualified plan, including a roll-over of amounts from your prior plan derived from your "after-tax" contributions from "involuntary" distributions,

     .    a Section 457 deferred compensation plan maintained by a tax-exempt organization to another Section 457 deferred compensation plan maintained by a tax-exempt organization and

     .    a traditional IRA to a Roth IRA, subject to special restrictions discussed below.

In addition, if your spouse survives you, he or she is permitted to rollover your tax-qualified retirement account to another tax-qualified retirement account in which your surviving spouse participates, to the extent permitted by your surviving spouse' plan.

TRADITIONAL IRAS

                                       29

ANNUAL CONTRIBUTION LIMIT. traditional individual retirement annuity (as defined in Section 408 of the Code) generally permits an eligible purchaser to make annual contributions which cannot exceed the lesser of:

     .    100% of compensation includable in your gross income, or

     .    the IRA annual limit for that tax year. For tax years beginning in
          2002, 2003 and 2004, the annual limit is $3,000 per year. For tax years beginning in 2005, 2006 and 2007, the annual limit is $4,000 per year and, for the tax year beginning in 2008, the annual limit is
          $5,000. After that, the annual limit is indexed for inflation in $500 increments as provided in the Code.

CATCH-UP CONTRIBUTIONS. An IRA holder age 50 or older may increase contributions from compensation to an IRA by an amount up to $500 a year for tax years beginning in 2002, 2003, 2004 and 2005, and by an amount up to $1,000 for the tax year beginning in 2006.

SPOUSAL IRA. You may also purchase an IRA contract for the benefit of your spouse (regardless of whether your spouse has a paying job). You can generally contribute up to the annual limit for each of you and your spouse (or, if less, your combined compensation).

DEDUCTIBILITY OF CONTRIBUTIONS. You may be entitled to a full deduction, a partial deduction or no deduction for your traditional IRA contribution on your federal income tax return.

The amount of your deduction is based on the following factors:

     .    whether you or your spouse is an active participant in an employer sponsored retirement plan,

     .    your federal income tax filing status, and

     .    your "Modified Adjusted Gross Income."

Your traditional IRA deduction is subject to phase out limits, based on your
Modified Adjusted Gross Income, which are applicable according to your filing status and whether you or your spouse are active participants in an employer sponsored retirement plan. You can still contribute to a traditional IRA even if your contributions are not deductible.

DISTRIBUTIONS. In general, all amounts paid out from a traditional IRA contract
(in the form of an annuity, a single sum, death benefits or partial withdrawal), are taxable to the payee as ordinary income. As in the case of a contract not purchased under a tax-qualified plan, you may incur additional adverse tax consequences if you make a surrender or withdrawal before you reach age 59 1/2
(unless certain exceptions apply as specified in Code section 72(t)). If you have made any non-deductible contributions to an IRA contract, all or part of any withdrawal or surrender proceeds, single sum death benefit or annuity payment, may be excluded from your taxable income when you receive the proceeds.

The tax law requires that annuity payments under a traditional IRA contract begin no later than April 1 of the year following the year in which the owner attains age 70 1/2.

ROTH IRAS

ANNUAL CONTRIBUTION LIMIT. A Roth IRA is a type of non-deductible IRA. In general, you may make purchase payments of up to the IRA annual limit ($3,000 per year for tax years beginning in 2002, 2003 and 2004; $4,000 per year for tax years beginning in 2005, 2006 and 2007, and $5,000 for the tax year beginning in
2008). After that, the annual limit is indexed for inflation in $500 increments as provided in the Code.

The IRA annual limit for contributions to a Roth IRA phases out (i.e., is reduced) for single taxpayers with adjusted gross incomes between $95,000 and
$110,000, for married taxpayers filing jointly with adjusted gross incomes between $150,000 and $160,000, and for a married taxpayer filing separately with adjusted gross income between $0 and $10,000.

CATCH-UP CONTRIBUTIONS. A Roth IRA holder age 50 or older may increase contributions from compensation to an IRA by an amount up to $500 a year for tax years beginning in 2002, 2003, 2004 and 2005, and by an amount up to $1,000 for the tax year beginning in 2006.

SPOUSAL IRA. You may also purchase a Roth IRA contract for the benefit of your spouse (regardless of whether your spouse has a paying job). You can generally contribute up to the annual limit for each of you and your spouse (or, if less, your combined compensation), subject to the phase-out rules discussed above.

DISTRIBUTIONS. If you hold your Roth IRA for at least five years the payee will not owe any federal income taxes or early withdrawal penalties on amounts paid out from the contract:

                                       30

     .    after you reach age 59 1/2,

     .    on your death or disability, or

     .    to qualified first-time home buyers (not to exceed a lifetime limitation of $10,000) as specified in the Code.

The Code treats payments you receive from Roth IRAs that do not qualify for the above tax free treatment first as a tax-free return of the contributions you made. However, any amount of such non-qualifying payments or distributions that exceed the amount of your contributions is taxable to you as ordinary income and possibly subject to the 10% penalty tax (unless certain exceptions apply as specified in Code section 72(t).

CONVERSION TO A ROTH IRA. You can convert a traditional IRA to a Roth IRA, unless

     .    you have adjusted gross income over $100,000, or

     .    you are a married taxpayer filing a separate return.

The Roth IRA annual contribution limit does not apply to converted amounts.

You must, however, pay tax on any portion of the converted amount that would have been taxed if you had not converted to a Roth IRA. No similar limitations apply to rollovers from one Roth IRA to another Roth IRA.

SIMPLE IRA PLANS

In general, a small business employer may establish a SIMPLE IRA retirement plan if the employer employed 100 or fewer employees earning at least $5,000 during the preceding year. As an eligible employee of the business, you may make pre-tax contributions to the SIMPLE IRA plan. You may specify the percentage of compensation that you want to contribute under a qualified salary reduction arrangement, provided the amount does not exceed the SIMPLE IRA annual contribution limit. The SIMPLE IRA annual limit is $7,000 for tax years beginning in 2002, $8,000 for 2003, $9,000 for 2004, and $10,000 for 2005. After
that, the annual limit is indexed for inflation in $500 increments as provided in the Code. Your employer must elect to make a matching contribution of up to
3% of your compensation or a non-elective contribution equal to 2% of your compensation.

CATCH-UP CONTRIBUTIONS. A SIMPLE IRA holder age 50 or older may increase contributions of compensation by an amount up to $500 for tax years beginning in
2002, $1,000 for 2003, $1,500 for 2004, $2,000 for 2005 and $2,500 for 2006.
After that, for tax years beginning in 2007, the SIMPLE IRA catch-up contribution limit is indexed annually for inflation in $500 increments as provided in the Code.

DISTRIBUTIONS. The requirements for minimum distributions from a SIMPLE IRA retirement plan, and rules on taxation of distributions from a SIMPLE retirement plan, are generally the same as those discussed above for distributions from a traditional IRA.

SIMPLIFIED EMPLOYEE PENSION PLANS (SEPS)

SEPs are employer sponsored plans that may accept an expanded rate of contributions from one or more employers. Employer contributions are flexible, subject to certain limits under the Code, and are made entirely by the business owner directly to a SEP-IRA owned by the employee. Contributions are tax-deductible by the business owner and are not includable in income by employees until withdrawn. The maximum deductible amount that may be contributed to a SEP is 25% of compensation, up to the SEP compensation limit specified in the Code for the year ($200,000 for the year 2002) with a cap of $40,000.

DISTRIBUTIONS. The requirements for minimum distributions from a SEP-IRA, and rules on taxation of distributions from a SEP-IRA, are generally the same as those discussed above for distributions from a traditional IRA.

SECTION 403(b) PLANS

Under these tax-sheltered annuity arrangements, public school systems and certain tax-exempt organizations can make premium payments into "403(b)
contracts" owned by their employees that are not taxable currently to the employee.

ANNUAL CONTRIBUTION LIMIT. In general, the amount of the non-taxable contributions made for a 403(b) contract each year may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed an annual "elective deferral limit" (see "Elective Deferral Limits," below). The annual contribution limit is subject to certain other limits described in
Section 415 of the Code and the regulations thereunder. Special rules apply for certain organizations that permit participants to increase their elective deferrals.

CATCH-UP CONTRIBUTIONS. A Section 403(b) plan participant age 50 or older may increase contributions to a 403(b) plan by an amount that, together with all other catch-up contributions made to other tax-qualified plans, does not exceed an annual "elective catch-up limit." (See "Elective Catch-Up Limits," below.)

                                       31

DISTRIBUTIONS. When we make payments from a 403(b) contract on surrender of the contract, partial withdrawal, death of the annuitant, or commencement of an annuity option, the payee ordinarily must treat the entire payment as ordinary taxable income. Moreover, the Code prohibits distributions from a 403(b)
contract before the employee reaches age 59 1/2, except:

     .    on the employee's separation from service, death, or disability,

     .    with respect to distributions of assets held under a 403(b) contract as of December 31, 1988, and

     .    transfers and exchanges to other products that qualify under Section
          403(b).

Minimum distributions under a 403(b) contract must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires.

PENSION AND PROFIT SHARING PLANS QUALIFIED UNDER SECTION 401(A)

In general, an employer may deduct from its taxable income premium payments it makes under a qualified pension or profit-sharing plan described in Section
401(a) of the Code. Employees participating in the plan generally do not have to pay tax on such contributions when made. Special requirements apply if a 401(a)
plan covers an employee classified under the Code as a "self-employed individual" or as an "owner-employee."

Annuity payments (or other payments, such as upon withdrawal, death or surrender) generally constitute taxable income to the payee; and the payee must pay income tax on the amount by which a payment exceeds its allocable share of the employee's "investment in the contract" (as defined in the Code), if any. In general, an employee's "investment in the contract" equals the aggregate amount of premium payments made by the employee.

The non-taxable portion of each annuity payment is determined, under the Code, according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. Favorable procedures may also be available to taxpayers who had attained age 50 prior to January 1, 1986.

Minimum distributions to the employee under an employer's pension and profit sharing plan qualified under Section 401(a) of the Code must begin no later than
April 1 of the year following the year in which the employee (except an employee who is a "5-percent owner" as defined in Code section 416) reaches age 70 1/2 or, if later, retires.

"TOP-HEAVY" PLANS

Certain plans may fall within the definition of "top-heavy plans" under Section
416 of the Code. This can happen if the plan holds a significant amount of its assets for the benefit of "key employees" (as defined in the Code). You should consider whether your plan meets the definition. If so, you should take care to consider the special limitations applicable to top-heavy plans and the potentially adverse tax consequences to key employees.

SECTION 457 DEFERRED COMPENSATION PLANS

Under the provisions of Section 457 of the Code, you can exclude a portion of your compensation from gross income if you participate in a deferred compensation plan maintained by:

     .    a state,

     .    a political subdivision of a state,

     .    an agency or instrumentality or a state or political subdivision of a state, or

     .    a tax-exempt organization.

As a "participant" in such a deferred compensation plan, any amounts you exclude
(and any income on such amounts) will be includible in gross income only for the taxable year in which such amounts are paid or otherwise made available to the annuitant or other payee.

The deferred compensation plan must satisfy several conditions, including the following:

     .    the plan must not permit distributions prior to your separation from service (except in the case of an unforeseen emergency), and

     .    all compensation deferred under the plan shall remain solely the employer's property and may be subject to the claims of its creditors.

ANNUAL CONTRIBUTION LIMIT. The amount of the non-taxable contributions made for a Section 457 plan each year may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed an annual "elective deferral limit," and is subject to certain other limits described in Section
402(g) of the Code. (See "Elective Deferral Limits," below.)

                                       32

CATCH-UP CONTRIBUTIONS. A 457 plan participant age 50 or older may increase contributions to a 457 plan by an amount that, together with all other catch-up contributions made to other tax-qualified plans, does not exceed an annual
"elective catch-up limit." (See "Elective Catch-Up Limits," below.)

DISTRIBUTIONS. When we make payments under your contract in the form of an annuity, or in a single sum such as on surrender, withdrawal or death of the annuitant, the payment is taxed as ordinary income. Minimum distributions under a Section 457 plan must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires.

ELECTIVE DEFERRAL LIMITS

A participant in a Section 403(b) plan, a Section 457 Plan or in certain other types of tax-qualified pension and profit sharing plans that are commonly referred to as "401(k)" plans and "SARSEPS" may elect annually to defer current compensation so that it can be contributed to the applicable plan or plans. The annual elective deferral limit is $11,000 for tax years beginning in 2002,
$12,000 for 2003, $13,000 for 2004, $14,000 for 2005 and $15,000 for 2006. After
that, for the tax years beginning in 2007, 2008 and 2009, the annual elective deferral limit is indexed for inflation in $500 increments as provided in the
Code.

ELECTIVE CATCH-UP LIMITS

A participant in a Section 403(b) plan, a Section 457 Plan or in certain other types of tax-qualified pension and profit sharing plans that are commonly referred to as "401(k)" plans and "SARSEPS" who is age 50 or older may increase contributions by an amount up to $1,000 for tax years beginning in 2002, $2,000 for 2003, $3,000 for 2004, $4,000 for 2005 and $5,000 for 2006. After that, for the tax years beginning in 2007, the elective catch-up contribution limit is indexed for inflation in $500 increments as provided in the Code.

WITHHOLDING ON ROLLOVER DISTRIBUTIONS

The tax law requires us to withhold 20% from certain distributions from tax qualified plans. We do not have to make the withholding, however, if you rollover your entire distribution to another plan and you request us to pay it directly to the successor plan. Otherwise, the 20% mandatory withholding will reduce the amount you can rollover to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before making such a distribution.

PUERTO RICO ANNUITY CONTRACTS PURCHASED TO FUND A TAX-QUALIFIED PLAN

The provisions of the tax laws of Puerto Rico vary significantly from those under the Internal Revenue Code of the United States with respect to the various
"tax qualified" plans described above. Although we may offer variable annuity contracts in Puerto Rico in connection with "tax qualified" plans, the text of the prospectus under the subsection "Contracts purchased for a tax qualified plan" is inapplicable in Puerto Rico and should be disregarded.

SEE YOUR OWN TAX ADVISER

The above description of Federal income tax consequences to owners of and payees under contracts, and of the different kinds of tax qualified plans which may be funded by the contracts, is only a brief summary and is not intended as tax advice. It does not include a discussion of federal estate tax and gift tax or state tax consequences. The rules under the Code governing tax qualified plans are extremely complex and often difficult to understand. Changes to the tax laws may be enforced retroactively. Anything less than full compliance with the applicable rules, all of which are subject to change from time to time, can have adverse tax consequences. The taxation of an annuitant or other payee has become so complex and confusing that great care must be taken to avoid pitfalls. For further information you should consult a qualified tax adviser.

PERFORMANCE INFORMATION

We may advertise total return information about investments made in the variable investment options. We refer to this information as "Account level" performance.
In our Account level advertisements, we usually calculate total return for 1, 5, and 10 year periods or since the beginning of the applicable variable investment option.

Total return at the Account level is the percentage change between:

     .    the value of a hypothetical investment in a variable investment option at the beginning of the relevant period, and

     .    the value at the end of such period.

At the Account level, total return reflects adjustments for:

     .    the mortality and expense risk charges,

     .    the administrative charge,

                                       33

     .    the annual contract fee, and

     .    any withdrawal payable if the owner surrenders his contract at the end of the relevant period.

Total return at the Account level does not, however, reflect any premium tax charges or any charges for optional benefit riders. Total return at the Account level will be lower than that at the Series Fund level where comparable charges are not deducted.

We may also advertise total return in a non-standard format in conjunction with the standard format described above. The non-standard format is generally the same as the standard format except that it will not reflect any contract fee or withdrawal charge and it may be for additional durations.

We may advertise "current yield" and "effective yield" for investments in the
Money Market investment option. Current yield refers to the income earned on your investment in the Money Market investment option over a 7-day period an then annualized. In other words, the income earned in the period is assumed to be earned every 7 days over a 52-week period and stated as a percentage of the investment.

Effective yield is calculated in a similar manner but, when annualized, the income earned by your investment is assumed to be reinvested and thus compounded over the 52-week period. Effective yield will be slightly higher than current yield because of this compounding effect of reinvestment.

Current yield and effective yield reflect all the recurring charges at the
Account level, but will not reflect any premium tax, any withdrawal charge, or any charge for optional benefit riders.

REPORTS

At least annually, we will send you (1) a report showing the number and value of the accumulation units in your contract and (2) the financial statements of the
Series Funds.

VOTING PRIVILEGES

At meetings of the Series Fund's shareholders, we will generally vote all the shares of each fund that we hold in the Account in accordance with instructions we receive from the owners of contracts that participate in the corresponding variable investment option.

CERTAIN CHANGES

CHANGES TO THE ACCOUNT

We reserve the right, subject to applicable law, including any required shareholder approval,

     .    to transfer assets that we determine to be your assets from the
          Account to another separate account or investment option by withdrawing the same percentage of each investment in the Account with proper adjustments to avoid odd lots and fractions,

     .    to add or delete variable investment options,

     .    to change the underlying investment vehicles,

     .    to operate the Account in any form permitted by law, and

     .    to terminate the Account's registration under the 1940 Act, if such registration should no longer be legally required.

Unless otherwise required under applicable laws and regulations, notice to or approval of owners will not be necessary for us to make such changes.

VARIATIONS IN CHARGES OR RATES FOR ELIGIBLE CLASSES

We may allow a reduction in or the elimination of any contract charges, or an increase in a credited interest rate for a guarantee period. The affected contracts would involve sales to groups or classes of individuals under special circumstances that we expect to result in a reduction in our expenses associated with the sale or maintenance of the contracts, or that we expect to result in mortality or other risks that are different from those normally associated with the contracts.

The entitlement to such variation in charges or rates will be determined by us based upon such factors as the following:

     .    the size of the initial premium payment,

                                       34

     .    the size of the group or class,

     .    the total amount of premium payments expected to be received from the group or class and the manner in which the premium payments are remitted,

     .    the nature of the group or class for which the contracts are being purchased and the persistency expected from that group or class as well as the mortality or morbidity risks associated with that group or class;

     .    the purpose for which the contracts are being purchased and whether that purpose makes it likely that the costs and expenses will be reduced, or - the level of commissions paid to selling broker-dealers or certain financial institutions with respect to contracts within the same group or class.

We will make any reduction in charges or increase in initial guarantee rates according to our rules in effect at the time an application for a contract is approved. We reserve the right to change these rules from time to time. Any variation in charges or rates will reflect differences in costs and services, will apply uniformly to all prospective contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any owner.
Any variation in charges or fees will reflect differences in costs and services, will apply uniformly to all prospective contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any owner.

DISTRIBUTION OF CONTRACTS

Signator Investors, Inc. ("Signator") acts as principal distributor of the contracts sold through this prospectus. Signator is registered as a broker-dealer under the Securities Exchange Act of 1934, and a member of the
National Association of Securities Dealers, Inc. Signator's address is 197
Clarendon Street, Boston, Massachusetts 02116. Signator is a subsidiary of John
Hancock Life Insurance Company.

You can purchase a contract through registered representatives of broker-dealers and certain financial institutions who have entered into selling agreements with
JHVLICO and Signator. We pay broker-dealers compensation for promoting, marketing and selling our variable insurance and variable annuity products. In turn, the broker-dealers pay a portion of the compensation to their registered representatives, under their own arrangements. Signator will also pay its own registered representatives for sales of the contracts to their customers. We do not expect the compensation we pay to such broker-dealers (including Signator)
and financial institutions to exceed 7.0% of premium payments (on a present value basis) for sales of the contracts described in this prospectus. For limited periods of time, we may pay additional compensation to broker-dealers as part of special sales promotions. We offer these contracts on a continuous basis, but neither JHVLICO nor Signator is obligated to sell any particular amount of contracts. We also reimburse Signator for direct and indirect expenses actually incurred in connection with the marketing of these contracts.

Signator representatives may receive additional cash or non-cash incentives
(including expenses for conference or seminar trips and certain gifts) in connection with the sale of contracts issued by us. From time to time, Signator, at its expense, may also provide significant additional amounts to broker dealers or other financial services firms which sell or arrange for the sale of the contracts. Such compensation may include, for example, financial assistance to financial services firms in connection with their conferences or seminars, sales or training programs for invited registered representatives and other employees, payment for travel expenses, including lodging, incurred by registered representatives and other employees for such seminars or training programs, seminars for the public, advertising and sales campaigns regarding the policies, and/or other events or activities sponsored by the financial services firms. As a consequence of such additional compensation, representatives and financial services firms, including but not limited to Signator and its representatives, may be motivated to sell our contracts instead of contracts issued by other insurance companies.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, have audited the consolidated financial statements and schedules of John Hancock Life
Insurance Company at December 31, 2004, and 2003 and for each of the three years in the period ended December 31, 2003, and the financial statements of the
Account at December 31, 2004 and for each of the periods indicated therein, as set forth in their reports. We've included these financial statements in the
Statement of Additional Information, which also is a part of the registration statement that contains this prospectus. These financial statements are included in the registration statement in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

                                       35

                         APPENDIX A: Index of Key Words

We define or explain each of the following key words used in this prospectus on the pages shown below:

KEY WORD                                                                    PAGE
--------                                                                    ----
Accumulation units......................................................      28
Annuitant...............................................................      10
Annuity payments........................................................      13
Annuity period..........................................................      13
Business day............................................................      10
Contract year...........................................................      11
Date of issue...........................................................      11
Date of maturity........................................................      29
Extra Credits...........................................................      13
Free withdrawal amount..................................................      17
Funds...................................................................       2
Guarantee period........................................................      12
Investment options......................................................      14
Market value adjustment.................................................      12
Premium payments........................................................      10
Surrender...............................................................      16
Surrender value.........................................................      17
Total value of your contract............................................      12
Variable investment options.............................................   cover
Withdrawal charge.......................................................      16
Withdrawal..............................................................      16

                                       36

                APPENDIX B: Details About Our Guaranteed Periods

INVESTMENTS THAT SUPPORT OUR GUARANTEE PERIODS

We back our obligations under the guarantee periods with JHVLICO's general assets. Subject to applicable law, we have sole discretion over the investment of our general assets (including those held in our "non-unitized" separate account that primarily supports the guarantee periods). We invest these amounts in compliance with applicable state insurance laws and regulations concerning the nature and quality of our general investments.

We invest the non-unitized separate account assets, according to our detailed investment policies and guidelines, in fixed income obligations, including:

     .    corporate bonds,

     .    mortgages,

     .    mortgage-backed and asset-backed securities, and

     .    government and agency issues.

We invest primarily in domestic investment-grade securities. In addition, we use derivative contracts only for hedging purposes, to reduce ordinary business risks associated with changes in interest rates, and not for speculating on future changes in the financial markets. Notwithstanding the foregoing, we are not obligated to invest according to any particular strategy.

GUARANTEED INTEREST RATES

We declare the guaranteed rates from time to time as market conditions and other factors dictate. We advise you of the guaranteed rate for a selected guarantee period at the time we:

     .    receive your premium payment,

     .    effectuate your transfer, or

     .    renew your guarantee period.

We have no specific formula for establishing the guaranteed rates for the guarantee periods. The rates may be influenced by interest rates generally available on the types of investments acquired with amounts allocated to the guarantee period. In determining guarantee rates, we may also consider, among other factors, the duration of the guarantee period, regulatory and tax requirements, sales and administrative expenses we bear, risks we assume, our profitability objectives, and general economic trends.

COMPUTATION OF MARKET VALUE ADJUSTMENT

We determine the amount of the market value adjustment by multiplying the amount being taken from the guarantee period (before any applicable withdrawal charge)
by a factor expressed by the following formula:

                           [(1+g)/(1+c+0.005)(n/12)-1]

where,

     .    g is the guaranteed rate in effect for the current guarantee period.

     .    c is the current guaranteed rate in effect for new guarantee periods with duration equal to the number of years remaining in the current guarantee period (rounded to the nearest whole number of years). If we are not currently offering such a guarantee period, we will declare a guarantee rate, solely for this purpose, consistent with interest rates currently available.

     .    n is the number of complete months from the date of withdrawal to the end of the current guarantee period. (If less than one complete month remains, n equals one unless the withdrawal is made on the last day of the guarantee period, in which case no adjustment applies.)

SAMPLE CALCULATION 1: POSITIVE ADJUSTMENT

                                       37

Amount withdrawn or transferred              $10,000
Guarantee period                             5 years
Time of withdrawl or transfer                beginning of 3rd year of guarantee period
Guarantee rate(g)                            4%
Guarantee rate for new 3 year guarantee(c)   3%
Remaining guarantee period (n)               36 months

MARKET VALUE ADJUSTMENT:

             10,000 x [(1+0.04)/(1+0.03+0.005)(36/12)] - 1 = 145.63

Amount withdrawn or transferred (adjusted for market value adjustment): $10,000
+ $145.63 = $10,145.63

SAMPLE CALCULATION 2: NEGATIVE ADJUSTMENT

Amount withdrawn or transferred              $10,000
Guarantee period                             5 years
Time of withdrawl or transfer                beginning of 3rd year of guarantee period
Guarantee rate(g)                            4%
Guarantee rate for new 3 year guarantee(c)   5%
Remaining guarantee period (n)               36 months

MARKET VALUE ADJUSTMENT:

            10,000 x [(1+0.04)/(1+0.05+0.005)](36/12)] - 1 = -420.50

Amount withdrawn or transferred (adjusted for money market adjustment): $10,000
- 420.50 = $9,579.50

* All interest rates shown have been arbitrarily chosen for purposes of these examples. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

                                       38

              APPENDIX C: Example of Withdrawal Charge Calculation

ASSUME THE FOLLOWING FACTS:

     .    On January 1, 1997, you make a $5000 initial premium payment and we issue you a contract.

     .    On January 1, 1998, you make a $1000 premium payment.

     .    On January 1, 1999, you make a $1000 premium payment.

     .    On January 1, 2000, the total value of your contract is $9000 because of good investment earnings.

Now assume you make a partial withdrawal of $6000 (no tax withholding) on
January 2, 2000. In this case, assuming no prior withdrawals, we would deduct a
CDSL of $272.23. We withdraw a total of $6272.23 from your contract.

          $6,000.00   --   withdrawal request payable to you
          +  272.23   --   withdrawal charge payable to us
          ---------
          $6,272.23   --   total amount withdrawn from your contract

HERE IS HOW WE DETERMINE THE WITHDRAWAL CHARGE:

          (1) We first reduce your $5000 INITIAL PREMIUM PAYMENT by the three annual $30 contract fees we assessed on January 1, 1998, 1999, and 2000. We withdraw the remaining $4910 from your contract.

          $5,000
          -   30   --   1998 contract fee payable to us
          -   30   --   1999 contract fee payable to us
          -   30   --   2000 contract fee payable to us
          ------
          $4,910   --   amount of your initial premium payment we would
                        consider to be withdrawn

Under the free withdrawal provision, we deduct 10% of the total value of your contract at the beginning of the contract year, or $900 (.10 x $9000). We pay the $900 to you as part of your withdrawal request, and we assess a withdrawal charge on the remaining balance of $4010. Because you made the initial premium payment 3 years ago, the withdrawal charge percentage is 5%. We deduct the resulting $200.50 from your contract to cover the withdrawal charge on your initial premium payment. We pay the remainder of $3809.50 to you as a part of your withdrawal request.

          $4,910.00
          -     900   --   free withdrawal amount (payable to you)
          ---------
          $   4,010
          x     .05
          ---------
          $  200.50   --   withdrawal charge on initial premium payment
                           (payable to us)

          $4,010.00
          -  200.50
          ---------
          $3,809.50   --   part of withdrawal request payable to you

          (2) We NEXT deem the entire amount of your 1998 PREMIUM PAYMENT to be withdrawn and we assess a withdrawal charge on that $1000 amount. Because you made this premium payment 2 years ago, the withdrawal charge percentage is 5%.
We deduct the resulting $50 from your contract to cover the withdrawal charge on your 1998 premium payment. We pay the remainder of $950 to you as a part of your withdrawal request.

          $ 1,000
          x   .05
          -------
          $    50   --   withdrawal charge on 1998 premium payment(payable to
                         us)

          $ 1,000
          -    50
          -------
          $   950   --   part of withdrawal request payable to you

          (3) We NEXT determine what additional amount we need to withdraw to provide you with the total $6000 you requested, after the deduction of the withdrawal charge on that additional amount. We have already allocated $900 from the free withdrawal amount, $3809.50 from your initial premium payment, and $950 from your 1998 premium payment. Therefore, $340.50 is needed to reach $6000.

                                       39

          $ 6,000.00   --   total withdrawal amount requested
          -   900.00   --   free withdrawal amount
          - 3,809.50   --   payment deemed from initial premium payment
          -   950.00   --   payment deemed from 1998 premium payment
          ----------
          $   340.50   --   additional payment to you needed to reach $6000

We know that the withdrawal charge percentage for this remaining amount is 6%, because you are already deemed to have withdrawn all premiums you paid prior to
1999. We use the following formula to determine how much more we need to withdraw:

Remainder due to you = Withdrawal needed - [applicable withdrawal charge percentage times withdrawal needed]

          $  340.50       =    x - [.06x]
          $  340.50       =    .94x
          $ 340.50/0.94   =    x
          $  362.23       =    x

          $  362.23       --   deemed withdrawn from 1999 premium payment
          $- 340.50       --   part of withdrawal request payable to you
          ---------
          $   21.73       --   withdrawal charge on 1999 premium deemed
                               withdrawn (payable to us)

          $  200.50       --   withdrawal charge on the initial premium payment
          $+  50.00       --   withdrawal charge on the 1998 premium payment
          $+  21.73       --   withdrawal charge on the 1999 premium payment
          ---------
          $  272.23       --   Total withdrawal charge

                                       40

                   APPENDIX U: ACCUMULATION UNIT VALUE TABLES


                                        1

                         CONDENSED FINANCIAL INFORMATION

                  FOR JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF

The following table provides selected data for Declaration accumulation shares for contracts with initial premium payments of less than $250,000. Each period begins on January 1, except that the first year of operation of an investment option begins on the date shown in the Notes at the end of this table.

                                                               YEAR ENDED   YEAR ENDED   YEAR ENDED   YEAR ENDED
                                                                 DEC. 31      DEC. 31      DEC. 31      DEC. 31
                                                                  2004         2003         2002         2001
                                                               ----------   ----------   ----------   ----------
EQUITY INDEX
Accumulation Share Value:
   Beginning of period (Note 1)                                $    17.10   $    13.49   $    17.58   $    10.00
   End of period                                               $    18.70   $    17.10   $    13.49   $    17.58
Number of Accumulation Shares outstanding at end of period        279,282      352,181      366,608      447,352
GROWTH & INCOME
Accumulation Share Value:
   Beginning of period (Note 1)                                $     6.95   $     5.66   $     7.36   $    10.00
   End of period                                               $     7.61   $     6.95   $     5.66   $     7.36
Number of Accumulation Shares outstanding at end of period      2,038,882    2,463,202    1,034,165    1,326,556
FUNDAMENTAL GROWTH
(Effective November 1, 2004, merged into "Large Cap Growth")
Accumulation Share Value:
   Beginning of period (Note 1)                                $     8.84   $     6.79   $     9.86   $    10.00
   End of period                                               $     8.43   $     8.84   $     6.79   $     9.86
Number of Accumulation Shares outstanding at end of period             --      117,743      114,921      167,698
SMALL CAP GROWTH

(Effective November 1, 2004, merged into "Small Cap Emerging
   Growth")
Accumulation Share Value:
   Beginning of period (Note 1)                                $    12.39   $     9.81   $    14.19   $    10.00
   End of period                                               $    12.27   $    12.39   $     9.81   $    14.19
Number of Accumulation Shares outstanding at end of period             --      250,519      270,532      334,521
OVERSEAS EQUITY B (formerly "International Opportunities")
Accumulation Share Value:
   Beginning of period                                         $     8.79   $     6.72   $    10.00           --
   End of period                                               $     9.64   $     8.79   $     6.72           --
Number of Accumulation Shares outstanding at end of period         95,289      102,807      103,370           --
FINANCIAL INDUSTRIES (NOTE 2)
Accumulation Share Value:
   Beginning of period                                         $    14.43   $    11.60   $    14.58   $    17.90
   End of period                                               $    15.49   $    14.43   $    11.60   $    14.58
Number of Accumulation Shares outstanding at end of period        656,027      791,313      946,719    1,210,792
ACTIVE BOND
Accumulation Share Value:
   Beginning of period (Note 1)                                $    11.57   $    11.00   $    10.39   $    10.00
   End of period                                               $    11.97   $    11.57   $    11.00   $    10.39
Number of Accumulation Shares outstanding at end of period        534,099      670,444      400,122      341,607
MONEY MARKET
Accumulation Share Value:
   Beginning of period (Note 1)                                $    10.12   $    10.15   $    10.12   $    10.00
   End of period                                               $    10.10   $    10.12   $    10.15   $    10.12
Number of Accumulation Shares outstanding at end of period        288,851      412,229      552,435      457,386

                                                               YEAR ENDED   YEAR ENDED   YEAR ENDED   YEAR ENDED
                                                                 DEC. 31      DEC. 31      DEC. 31      DEC. 31
                                                                  2000         1999         1998         1997
                                                               ----------   ----------   ----------   ----------
EQUITY INDEX
Accumulation Share Value:
   Beginning of period (Note 1)                                        --           --           --          --
   End of period                                                       --           --           --          --
Number of Accumulation Shares outstanding at end of period             --           --           --          --
GROWTH & INCOME
Accumulation Share Value:
   Beginning of period (Note 1)                                        --           --           --          --
   End of period                                                       --           --           --          --
Number of Accumulation Shares outstanding at end of period             --           --           --          --
FUNDAMENTAL GROWTH
(Effective November 1, 2004, merged into "Large Cap Growth")
Accumulation Share Value:
   Beginning of period (Note 1)                                        --           --           --          --
   End of period                                                       --           --           --          --
Number of Accumulation Shares outstanding at end of period             --           --           --          --
SMALL CAP GROWTH
(Effective November 1, 2004, merged into "Small Cap Emerging
   Growth")
Accumulation Share Value:
   Beginning of period (Note 1)                                        --           --           --          --
   End of period                                                       --           --           --          --
Number of Accumulation Shares outstanding at end of period             --           --           --          --
OVERSEAS EQUITY B (formerly "International Opportunities")
Accumulation Share Value:
   Beginning of period                                                 --           --           --          --
   End of period                                                       --           --           --          --
Number of Accumulation Shares outstanding at end of period             --           --           --          --
FINANCIAL INDUSTRIES (NOTE 2)
Accumulation Share Value:
   Beginning of period                                         $    14.25   $    14.36   $    13.39    $  10.00
   End of period                                               $    17.90   $    14.25   $    14.36    $  13.39
Number of Accumulation Shares outstanding at end of period      1,113,582    1,506,906    1,826,652     645,730
ACTIVE BOND
Accumulation Share Value:
   Beginning of period (Note 1)                                        --           --           --          --
   End of period                                                       --           --           --          --
Number of Accumulation Shares outstanding at end of period             --           --           --          --
MONEY MARKET
Accumulation Share Value:
   Beginning of period (Note 1)                                        --           --           --          --
   End of period                                                       --           --           --          --
Number of Accumulation Shares outstanding at end of period             --           --           --          --

                                                             YEAR ENDED   YEAR ENDED   YEAR ENDED   YEAR ENDED
                                                              DEC. 31      DEC. 31       DEC. 31      DEC. 31
                                                                2004         2003         2002         2001
                                                             ----------   ----------   ----------   ----------
LARGE CAP GROWTH
Accumulation Share Value:
   Beginning of period (Note 1)                               $   6.87 Value date 11-1-04
   End of period                                              $   7.41
Number of Accumulation Shares outstanding at end of period     142,526
SMALL CAP EMERGING GROWTH
Accumulation Share Value:
   Beginning of period (Note 1)                               $   8.40 Value date 11-1-04
   End of period                                              $   9.21
Number of Accumulation Shares outstanding at end of period     316,019

                                                             YEAR ENDED   YEAR ENDED   YEAR ENDED   YEAR ENDED
                                                               DEC. 31      DEC. 31      DEC. 31      DEC. 31
                                                                2000         1999         1998         1997
                                                             ----------   ----------   ----------   ----------
LARGE CAP GROWTH
Accumulation Share Value:
   Beginning of period (Note 1)
   End of period
Number of Accumulation Shares outstanding at end of period
SMALL CAP EMERGING GROWTH
Accumulation Share Value:
   Beginning of period (Note 1)
   End of period
Number of Accumulation Shares outstanding at end of period

----------
(1) Values shown for 2001 begin on November 15, 2001.

(2) Values shown for Financial Industries are based on Account holdings of the predecessor fund and begin on April 30, 1997.

                         CONDENSED FINANCIAL INFORMATION

                  FOR JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF

The following table provides selected data for Declaration accumulation shares for contracts with initial premium payments of $250,000 or more. Each period begins on January 1, except that the first year of operation of an investment option begins on the date shown in the Notes at the end of this table.

                                                                          YEAR      YEAR       YEAR      YEAR
                                                                         ENDED      ENDED     ENDED     ENDED
                                                                        DEC. 31    DEC. 31   DEC. 31   DEC. 31
                                                                         2004       2003       2002      2001
                                                                        -------   --------   -------   --------
EQUITY INDEX
Accumulation Share Value:
   Beginning of period (Note 1)                                         $ 14.24   $  11.20   $ 14.56   $  10.00
   End of period                                                        $ 15.61   $  14.24   $ 11.20   $  14.56
Number of Accumulation Shares outstanding at end of period               78,336     52,830    59,634     75,420
GROWTH & INCOME
Accumulation Share Value:
   Beginning of period (Note 1)                                         $ 12.30   $   9.99   $ 12.97   $  10.00
   End of period                                                        $ 13.52   $  12.30   $  9.99   $  12.97
Number of Accumulation Shares outstanding at end of period               54,413    145,833    26,987     92,665
FUNDAMENTAL GROWTH
(Effective November 1, 2004, merged into "Large Cap Growth")
Accumulation Share Value:
   Beginning of period (Note 1)                                         $  9.39   $   7.20   $ 10.43   $  10.00
   End of period                                                        $  8.97   $   9.39   $  7.20   $  10.43
Number of Accumulation Shares outstanding at end of period                   --     46,190    33,826     64,187
SMALL CAP GROWTH
(Effective November 1, 2004, merged into "Small Cap Emerging Growth")
Accumulation Share Value:
   Beginning of period (Note 1)                                         $ 14.55   $  11.49   $ 16.57   $  10.00
   End of period                                                        $ 14.43   $  14.55   $ 11.49   $  16.57
Number of Accumulation Shares outstanding at end of period                   --     24,095    29,369     50,072
OVERSEAS EQUITY B (formerly "International Opportunities" )
Accumulation Share Value:
   Beginning of period (Note 1)                                         $  8.90   $   6.79   $ 10.00
   End of period                                                        $  9.78   $   8.90   $  6.79         --
Number of Accumulation Shares outstanding at end of period                9,076      7,752     7,963         --
FINANCIAL INDUSTRIES (Note 2)
Accumulation Share Value:
   Beginning of period                                                  $ 14.67   $  11.76   $ 14.74   $  18.06
   End of period                                                        $ 15.79   $  14.67   $ 11.76   $  14.74
Number of Accumulation Shares outstanding at end of period               91,290     88,045    95,524    155,926
ACTIVE BOND
Accumulation Share Value:
   Beginning of period (Note 1)                                         $ 14.78   $  14.02   $ 13.20   $  10.00
   End of period                                                        $ 15.33   $  14.78   $ 14.02   $  13.20
Number of Accumulation Shares outstanding at end of period               31,793     36,530     8,785      9,232
MONEY MARKET
Accumulation Share Value:
   Beginning of period (Note 1)                                         $ 12.16   $  12.17   $ 12.11   $  10.00
   End of period                                                        $ 12.17   $  12.16   $ 12.17   $  12.11
Number of Accumulation Shares outstanding at end of period               17,913     23,367    28,641     20,225

                                                                          YEAR       YEAR      YEAR       YEAR
                                                                          ENDED     ENDED      ENDED     ENDED
                                                                         DEC. 31   DEC. 31    DEC. 31   DEC. 31
                                                                          2000       1999      1998       1997
                                                                        --------   -------   --------   -------
EQUITY INDEX
Accumulation Share Value:
   Beginning of period (Note 1)                                               --        --         --        --
   End of period                                                              --        --         --        --
Number of Accumulation Shares outstanding at end of period                    --        --         --        --
GROWTH & INCOME
Accumulation Share Value:
   Beginning of period (Note 1)                                               --        --         --        --
   End of period                                                              --        --         --        --
Number of Accumulation Shares outstanding at end of period                    --        --         --        --
FUNDAMENTAL GROWTH
(Effective November 1, 2004, merged into "Large Cap Growth")
Accumulation Share Value:
   Beginning of period (Note 1)                                               --        --         --        --
   End of period                                                              --        --         --        --
Number of Accumulation Shares outstanding at end of period                    --        --         --        --
SMALL CAP GROWTH
(Effective November 1, 2004, merged into "Small Cap Emerging Growth")
Accumulation Share Value:
   Beginning of period (Note 1)                                               --        --         --        --
   End of period                                                              --        --         --        --
Number of Accumulation Shares outstanding at end of period
OVERSEAS EQUITY B (formerly "International Opportunities" )
Accumulation Share Value:
   Beginning of period (Note 1)                                               --        --         --        --
   End of period                                                              --        --         --        --
Number of Accumulation Shares outstanding at end of period                    --        --         --        --
FINANCIAL INDUSTRIES (Note 2)
Accumulation Share Value:
   Beginning of period                                                  $  14.35   $ 14.42   $  13.41   $ 10.00
   End of period                                                        $  18.06   $ 14.35   $  14.42   $ 13.41
Number of Accumulation Shares outstanding at end of period               115,989    93,950    149,851    73,106
ACTIVE BOND
Accumulation Share Value:
   Beginning of period (Note 1)                                               --        --         --        --
   End of period                                                              --        --         --        --
Number of Accumulation Shares outstanding at end of period                    --        --         --        --
MONEY MARKET
Accumulation Share Value:
   Beginning of period (Note 1)                                               --        --         --        --
   End of period                                                              --        --         --        --
Number of Accumulation Shares outstanding at end of period

                                                              YEAR       YEAR      YEAR     YEAR
                                                              ENDED     ENDED     ENDED     ENDED
                                                             DEC. 31   DEC. 31   DEC. 31   DEC. 31
                                                              2004       2003      2002     2001
                                                             -----     -------   -------   -------
LARGE CAP GROWTH
Accumulation Share Value:
   Beginning of period (Note 1)                              $  6.97 Value date 11-1-04
   End of period                                             $  7.52
Number of Accumulation Shares outstanding at end of period    34,293
SMALL CAP EMERGING GROWTH
Accumulation Share Value:
   Beginning of period (Note 1)                              $  8.52 Value date 11-1-04
   End of period                                             $  9.34
Number of Accumulation Shares outstanding at end of period    23,421

                                                               YEAR      YEAR      YEAR      YEAR
                                                              ENDED     ENDED     ENDED     ENDED
                                                             DEC. 31   DEC. 31   DEC. 31   DEC. 31
                                                               2000      1999      1998      1997
                                                             -------   -------   -------   ------
LARGE CAP GROWTH
Accumulation Share Value:
   Beginning of period (Note 1)
   End of period
Number of Accumulation Shares outstanding at end of period
SMALL CAP EMERGING GROWTH
Accumulation Share Value:
   Beginning of period (Note 1)
   End of period
Number of Accumulation Shares outstanding at end of period

----------
(1) Values shown for 2001 begin on November 15, 2001.

(2) Values shown for Financial Industries begin on April 30, 1997 and are based on Account holdings of the predecessor fund.

      ANNUITY SERVICE OFFICE                             MAILING ADDRESS
        601 Congress Street                          Post Office Box 55106
 Boston, Massachusetts 02210-2805              Boston, Massachusetts 02205- 5106
(617) 663-3000 or (800) 824-0335

                          Prospectus dated May 2, 2005
                                for interests in
                    John Hancock Variable Annuity Account JF

                       Interests are made available under

                            PATRIOT VARIABLE ANNUITY

      a deferred combination fixed and variable annuity contract issued by
                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

This contract enables you to earn fixed rates of interest that we guarantee for stated periods of time ("guarantee periods") and investment-based returns in the following variable investment options:

                                Small Cap Growth
                               Financial Services
                          International Equity Index B
                                Overseas Equity
                                Large Cap Growth
                                Blue Chip Growth
                             Real Estate Securities
                                   Mid Value
                               Growth & Income II
                                  500 Index B
                                 Equity-Income
                                    Managed
                                   High Yield
                                  Global Bond
                                  Bond Index B
                                  Active Bond
                                Short-Term Bond
                                 Money Market B

CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR INSURED, GUARANTEED OR ENDORSED
BY ANY BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE
BOARD, OR ANY OTHER AGENCY. PLEASE READ THIS PROSPECTUS CAREFULLY AND KEEP IT
FOR FUTURE REFERENCE. IT CONTAINS INFORMATION THAT THE CONTRACT OWNER ("YOU")
SHOULD KNOW BEFORE INVESTING. PLEASE NOTE THAT THE SECURITIES AND EXCHANGE
COMMISSION ("SEC") HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR
DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

Additional information about the contract and the Account is contained in a
Statement of Additional Information, dated the same date as this Prospectus, which has been filed with the SEC and is incorporated herein by reference. The
Statement of Additional Information is available without charge upon request by writing us at the above address or by telephoning the number above. The SEC maintains a Web site (http://www.sec.gov) that contains the Statement of
Additional Information and other information about us, the contracts and the
Account. We list the Table of Contents of the Statement of Additional
Information on page 3.

In this Prospectus, we refer to John Hancock Variable Life Insurance Company as
"JHVLICO," "WE," "US," "OUR," or "THE COMPANY." In addition, John Hancock
Variable Annuity Account JF is referred to as the "Account".

                                        2


   To What Extent can JHVLICO Vary the Terms and Conditions of the

   What Happens if the Annuitant Dies Before My Contract's Date of

   What Additional Guarantee Applies to the Guarantee Periods Under My


                                        3



                                        4

The Table of Contents of the Statement of Additional Information lists the following subjects that it covers:

                                                                     PAGE OF SAI
                                                                     -----------

                                       5

                            GUIDE TO THIS PROSPECTUS

This is the prospectus - it is not the contract. The prospectus simplifies many contract provisions to better communicate the contract's essential features.
Your rights and obligations under the contract will be determined by the language of the contract itself. On request, we will provide the form of contract for you to review. In any event, when you receive your contract, we suggest you read it promptly.

This prospectus contains information that you should know before you buy a contract or exercise any of your rights under the contract.

Prospectuses for policies or contracts often undergo certain changes in their terms from year to year to reflect changes in the policies or contracts. The changes include such things as the liberalization of benefits, the exercise of rights reserved under the policy or contract, the alteration of administrative procedures and changes in the investment options available. Any such change may or may not apply to policies or contracts issued prior to the effective date of the change. This product prospectus reflects the status of the product as of May
2, 2005. Therefore, this prospectus may contain information that is inapplicable to your policy or contract. Moreover, there may be Supplements and fund prospectuses included in this package pertaining to variable investment options that are not available to you. You should consult your policy or contract to verify whether any particular provision applies to you and whether you may elect any particular investment option. In the event of any conflict between this prospectus and your policy or contract, the terms of your policy or contract will control.

The variable investment options shown on page 1 are those available as of the date of this prospectus. We may add, modify or delete variable investment options in the future.

When you select one or more of these variable investment options, we invest your money in NAV shares of a corresponding portfolio of the John Hancock Trust (the
"Series Fund"). In this prospectus, the portfolios of the Series Fund may also be referred to as Funds.

The Series Fund is a so-called "series" type mutual fund registered with the
"SEC". The investment results of each variable investment option you select will depend on those of the corresponding fund of the Series Fund. Each of the funds is separately managed and has its own investment objective and strategies. The
Series Fund prospectus contains detailed information about each available fund.
Be sure to read that prospectus before selecting any of the variable investment options shown on page 1.

For amounts you don't wish to invest in a variable investment option, you currently can select a five year guarantee period. (We may make additional guarantee periods available in the future, each of which would have its own guaranteed interest rate and expiration date, and we may make one or more additional guarantee periods available for contracts issued before September 30,
2002. We cannot provide any assurance that we will make any additional guarantee periods available, however.)

If you remove money from any guarantee period prior to its expiration, however, we may increase or decrease your contract's value to compensate for changes in interest rates that may have occurred subsequent to the beginning of that guarantee period. This is known as a "market value adjustment."

The annuity described in this prospectus may be sold on a group basis. If you purchase the annuity under a group contract, you will be issued a group certificate. If that is the case, the word "contract" as used in this prospectus should be interpreted as meaning the certificate issued to you under the group contract.

The contracts are not available in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities in any state to any person to whom it is unlawful to make or solicit an offer in that state.

                                       6

                                   FEE TABLES

THE FOLLOWING TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU WILL PAY WHEN
BUYING, OWNING AND SURRENDERING A PATRIOT VARIABLE ANNUITY CONTRACT. THE FIRST
TABLE DESCRIBES THE CHARGES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE
CONTRACT, SURRENDER THE CONTRACT, OR TRANSFER ACCOUNT VALUE BETWEEN INVESTMENT
OPTIONS. STATE PREMIUM TAXES MAY ALSO BE DEDUCTED.

CONTRACTOWNER TRANSACTION EXPENSES                                              PATRIOT
--------------------------------------------------------------------   ------------------------
Maximum Withdrawal Charge (as % of amount withdrawn or surrendered)      6% for the first year
(1)                                                                     6% for the second year
                                                                         5% for the third year
                                                                        5% for the fourth year
                                                                         4% for the fifth year
                                                                         3% for the sixth year
                                                                        2% for the seventh year
                                                                             0% thereafter

1) This charge is taken upon withdrawal or surrender within the specified period of years measured from the date of premium payment.

THE NEXT TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY PERIODICALLY
DURING THE TIME YOU OWN THE CONTRACT. THIS TABLE DOES NOT INCLUDE FEES AND
EXPENSES PAID AT THE FUND LEVEL.

                            PATRIOT VARIABLE ANNUITY

Maximum Annual Contract Fee (2)   $50
Current Annual Contract Fee (3)   $30

SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE ACCOUNT VALUE)(4)

CONTRACTS WITH INITIAL PREMIUM PAYMENT LESS THAN $250,000:
   Mortality and Expense Risk Charge:                         0.90%
   Administrative Services Charge:                            0.35%
Total Separate Account Expenses                               1.25%

CONTRACTS WITH INITIAL PREMIUM PAYMENT OF $250.000 OR MORE:
   Mortality and Expense Risk Charge:                         0.90%
   Administrative Services Charge:                            0.10%
Total Separate Account Expenses;                              1.00%

                       OPTIONAL BENEFIT RIDER CHARGES(5)

Enhanced "Stepped Up" Death Benefit Rider    0.15% of your contract's total value
Accidental Death Benefit Rider               0.10% of your contract's total value
Nursing Home Waiver                          0.05% of that portion of your contract's total value
                                             attributable to premiums that are still subject to withdrawal charges

(2) This charge is not currently imposed, and would only apply to contracts of less than $10,000.

(3) This charge applies only to contracts of less than $10,000. It is taken at the end of each contract year but, if you surrender a contract before then, it will be taken at the time of surrender.

(4) This charge only applies to that portion of account value held in the variable investment options. The charge does not apply to amounts in the guarantee periods.

(5) Charges for optional benefit riders are assessed monthly. The monthly charge is 1/12th of the annual charge shown in the table.

The next table describes the minimum and maximum total operating expenses charged by the portfolios that you may pay periodically during the time that you own the contract. More detail concerning each portfolio's fees and expenses is contained in the portfolio's prospectus.

TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES                         MINIMUM   MAXIMUM
---------------------------------------------------------------   -------   -------
Range of expenses that are deducted from fund assets, including    0.50%     1.15%
management fees, and other expenses

THE FOLLOWING TABLE DESCRIBES THE OPERATING EXPENSES FOR EACH OF THE PORTFOLIOS,
AS A PERCENTAGE OF THE PORTFOLIO'S AVERAGE NET ASSETS FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2004. MORE DETAIL CONCERNING EACH PORTFOLIO'S FEES AND EXPENSES IS
CONTAINED IN THE PORTFOLIO'S PROSPECTUS AND IN THE NOTES FOLLOWING THE TABLE.

ALL OF THE PORTFOLIOS SHOWN IN THE TABLE ARE NAV CLASS SHARES THAT ARE NOT
SUBJECT TO RULE 12B-1 FEES THESE NAV CLASS SHARES COMMENCED OPERATIONS ON APRIL
29, 2005. THESE NAV CLASS SHARES OF A PORTFOLIO ARE BASED UPON THE EXPENSE
RATIOS OF THE

                                       7

PORTFOLIO'S SERIES I SHARES FOR THE YEAR ENDED DECEMBER 31, 2004 (ADJUSTED TO
REFLECT THE ABSENCE OF ANY RULE 12B-1 FEE APPLICABLE TO THE NAV SHARES).

                                                                         TOTAL
                                               MANAGEMENT     OTHER     ANNUAL
PORTFOLIO                                         FEES      EXPENSES   EXPENSES
--------------------------------------------   ----------   --------   --------
JOHN HANCOCK TRUST - NAV shares
Small Cap Growth Trust(A)                       1.08%         0.07%      1.15%
Financial Services Trust                        0.88%(C)      0.08%      0.96%
International Equity Index Trust B (A) + (D)    0.55%         0.04%      0.59%
Overseas Equity Trust(A)                        1.05%         0.09%      1.14%
Large Cap Growth Trust                          0.85%         0.06%      0.91%
Blue Chip Growth Trust                          0.82%(B)      0.04%      0.86%
Real Estate Securities Trust                    0.70%         0.05%      0.75%
Mid Value Trust                                 1.01%(B)      0.07%      1.08%
Growth & Income II Trust (A) +                  0.68%         0.03%      0.71%
500 Index Trust B(A) + (D)                      0.47%         0.03%      0.50%
Equity-Income Trust                             0.81%(B)      0.05%      0.86%
Managed Trust (A) +                             0.73%         0.04%      0.77%
High Yield Trust                                0.68%         0.07%      0.75%
Global Bond Trust                               0.70%         0.10%      0.80%
   Bond Index Trust B (A) + (D)                 0.47%         0.03%      0.50%
Active Bond Trust (A) +                         0.61%         0.04%      0.65%
Short-Term Bond Trust (A) +                     0.58%         0.05%      0.63%
Money Market Trust B (A) + (D)                  0.49%         0.04%      0.53%

(+) Commencement of operations -- April 29, 2005

(A) Based on estimates for the current fiscal year

(B) The Adviser has voluntarily agreed to waive a portion of its advisory fee for the Science & Technology Trust, Health Sciences Trust, the Blue Chip Growth
Trust the Equity-Income Trust, the Mid Value Trust, and the Small Company Value
Trust. The waiver is based on the combined assets of these portfolios. Once these combined assets exceed specified amounts, the fee reduction is increased.

The fee reductions are applied to the advisory fees of each of the portfolios.
This voluntary fee waiver may be terminated at any time by the Adviser. If such advisory fee waiver were reflected, it is estimated that the "Management Fees"
and "Total Annual Expenses" for these portfolios would have been as follows:

                         MANAGEMENT   TOTAL ANNUAL
PORTFOLIO                   FEES        EXPENSES
----------------------   ----------   ------------
Blue Chip Growth Trust      0.79%         0.83%
Equity-Income Trust         0.78%         0.88%
Mid Value Trust             0.98%         1.30%

(C) Financial Services Trust. The Adviser has voluntarily agreed to reduce its advisory fee for the Financial Services Trust to the amounts shown below. These advisory fee waivers may be terminated at any time.

                                        BETWEEN $50
                           FIRST $50    MILLION AND     EXCESS OVER
PORTFOLIO                   MILLION*   $500 MILLION*   $500 MILLION*
------------------------   ---------   -------------   -------------
Financial Services Trust     0.85%         0.80%           0.75%

* as a percentage of average annual net assets.

If such advisory fee waiver were reflected, it is estimated that the advisory fees ("Management Fees") and "Total Annual Expenses" would have been as follows:

                                       8

                           MANAGEMENT   TOTAL ANNUAL
PORTFOLIO                     FEES        EXPENSES
------------------------   ----------   ------------
Financial Services Trust      0.83%         0.91%

(D) The Series Fund sells these portfolios only to certain variable life insurance and variable annuity separate accounts of JHLICO and its affiliates.
Each portfolio is subject to an expense cap pursuant to an agreement between the
Series Fund and the Advisor. The fees in the table reflect such expense cap. The expense cap is as follows: the Adviser has agreed to waive its advisory fee (or, if necessary, reimburse expenses of the portfolio) in an amount so that the rate of the portfolio's "Annual Operating Expenses" does not exceed the rate noted in the table above under "Total Annual Expenses." A portfolio's annual operating
Expenses including advisory fees, but excludes, taxes, brokerage commissions, interest, litigation and indemnification expenses and extraordinary expenses of the portfolio not incurred in the ordinary course of the portfolio's business.
Under the Agreement, the Adviser's obligation to provide the expense cap with respect to a particular portfolio terminates only if the Series Fund, without the prior written consent of the Adviser, sells shares of the portfolio to (or has shares of the portfolio held by) any person other than the variable life or variable annuity insurance separate accounts of JHLICO or any of its affiliates that are specified in the agreement.

EXAMPLES

The following two examples are intended to help you compare the cost of investing in a Patriot Variable Annuity contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses and fund fees and expenses.

The first example assumes that you invest $10,000 in an "All Rider" contract with the following optional benefit riders: enhanced "stepped-up" death benefit rider, accidental death benefit rider and nursing home waiver rider. The first example also assumes that your investment has a 5% return each year and assumes the maximum annual contact fee and the maximum fees and expenses of any of the funds. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

Patriot Variable Annuity - maximum fund-level total operating expenses

                                                     1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                                     ------   -------   -------   --------
If you surrender the contract at the end of the
applicable time period:                               $816     $1,295    $1,802    $3,062
If you annuitize, or do not surrender the contract
at the end of the applicable time period:             $276     $  848    $1,445    $3,062

The next example assumes that you invest $10,000 in a "No Rider" contract with no optional benefit riders for the time periods indicated. This example also assumes that your investment has a 5% return each year and assumes the average annual contract fee we expect to receive for the contracts and the minimum fees and expenses of any of the funds. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

Patriot Variable Annuity - minimum fund-level total operating expenses

                                                     1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                                     ------   -------   -------   --------
If you surrender the contract at the end of the
   applicable time period:                            $720     $1,004    $1,313    $2,083
If you annuitize, or do not surrender the contract
   at the end of the applicable time period:          $180     $  557    $  959    $2,083

                                        9


                                BASIC INFORMATION

WHAT IS THE CONTRACT?

The contract is a deferred payment variable annuity contract. An "annuity contract" provides a person (known as the "annuitant" or "payee") with a series of periodic payments. Because this contract is also a "deferred payment"
contract, the annuity payments will begin on a future date, called the contract's "date of maturity." Under a "variable annuity" contract, the amount you have invested can increase or decrease in value daily based upon the value of the variable investment options chosen. If your annuity is provided under a master group contract, the term "contract" as used in this prospectus refers to the certificate you will be issued and not to the master group contract.

WHO OWNS THE CONTRACT?

That's up to you. Unless the contract provides otherwise, the owner of the contract is the person who can exercise the rights under the contract, such as the right to choose the investment options or the right to surrender the contract. In many cases, the person buying the contract will be the owner.
However, you are free to name another person or entity (such as a trust) as owner. In writing this prospectus, we've assumed that you, the reader, are the person or persons entitled to exercise the rights and obligations under discussion.

IS THE OWNER ALSO THE ANNUITANT?

In many cases, the same person is both the annuitant and the owner of a contract. The annuitant is the person whose lifetime is used to measure the period of time when we make various forms of annuity payments. Also, the annuitant receives payments from us under any annuity option that commences during the annuitant's lifetime. We may permit you to name another person as annuitant or joint annuitant if that person meets our underwriting standards. We may also permit you to name as joint annuitants two persons other than yourself if those persons meet our underwriting standards.

HOW CAN I INVEST MONEY IN A CONTRACT?

PREMIUM PAYMENTS

We call the investments you make in your contract premiums or premium payments.
In general, you need at least a $1,000 initial premium payment to purchase a contract. If you choose to contribute more money into your contract, each subsequent premium payment must also be at least $500. If you deposit money directly from your bank account, your subsequent premium payments can be as small as $100.

APPLYING FOR A CONTRACT

An authorized representative of the broker-dealer or financial institution through whom you purchase your contract will assist you in (1) completing an application or placing an order for a contract and (2) transmitting it, along with your initial premium payment, to the John Hancock Annuity Service Office.

Once we receive your initial premium payment and all necessary information, we will issue your contract and invest your initial premium payment within two business days. If the information is not in good order, we will contact you to get the necessary information. If for some reason, we are unable to complete this process within 5 business days, we will either send back your money or get your permission to keep it until we get all of the necessary information.

In certain situations, we will issue a contract upon receiving the order from your broker-dealer or financial institution but delay the effectiveness of the contract until we receive your signed application. In those situations, if we do not receive your signed application within our required time period, we will deem the contract void from the beginning and return your premium payment.

We measure the years and anniversaries of your contract from its date of issue.
We use the term contract year to refer to each period of time between anniversaries of your contract's date of issue.

LIMITS ON PREMIUM PAYMENTS

You can make premium payments of up to $1,000,000 in any one contract year. The total of all new premium payments and transfers that you allocate to any one variable investment option or guarantee period in any one contract year may not exceed $1,000,000. While the annuitant is alive and the contract is in force, you can make premium payments at any time until the annuitant reaches age 84
1/2. However,

                                       10

                                   YOU MAY NOT MAKE ANY PREMIUM PAYMENTS
IF YOUR CONTRACT IS USED TO FUND      AFTER THE ANNUITANT REACHES AGE
--------------------------------   -------------------------------------
a "tax qualified plan" (1)                       70 1/2 (2)
a non-tax qualified plan                             85

(1) as that term is used in "Tax Information," beginning on page 32.

(2) except for a Roth IRA, which has no age limit.

We will not issue a contract if the proposed annuitant is older than age 84. We may waive any of these limits, however.

Ways to Make Premium Payments

Premium payments made by check or money order should be:

     .    drawn on a U.S. bank,

     .    drawn in U.S. dollars, and

     .    made payable to "John Hancock" and sent to the Annuity Service Center

We will not accept credit card checks. Nor will we accept starter or third party checks that fail to meet our administrative requirements.

Premium payments after the initial premium payment should be sent to:

We will accept your initial premium payment by exchange from another insurance company. You can find information about wire payments under "Premium payments by wire," below. You can find information about other methods of premium payment by contacting your broker-dealer or by contacting the John Hancock Annuity
Servicing Office.

Once we have issued your contract and it becomes effective, we credit you with any additional premiums you pay as of the day we receive them.

PREMIUM PAYMENTS BY WIRE

If you purchase your contract through a broker-dealer firm or financial institution, you may transmit your initial premium payment by wire order. Your wire orders must include information necessary to allocate the premium payment among your selected investment options.

If your wire order is complete, we will invest the premium payment in your selected investment options as of the day we received the wire order. If the wire order is incomplete, we may hold your initial premium payment for up to 5 business days while attempting to obtain the missing information. If we can't obtain the information within 5 business days, we will immediately return your premium payment, unless you tell us to hold the premium payment for 5 more days pending completion of the application. Nevertheless, until we receive and accept a properly completed and signed application, we will not:

     .    issue a contract;

     .    accept premium payments; or

     .    allow other transactions.

After we issue your contract, subsequent premium payments may be transmitted by wire through your bank. Information about our bank, our account number, and the
ABA routing number may be obtained from the John Hancock Annuity Servicing
Office. Banks may charge a fee for wire services.

HOW WILL THE VALUE OF MY INVESTMENT IN THE CONTRACT CHANGE OVER TIME?

Prior to a contract's date of maturity, the amount you've invested in any variable investment option will increase or decrease based upon the investment experience of the corresponding fund. Except for certain charges we deduct, your investment experience will be the same as if you had invested in the fund directly and reinvested all fund dividends and distributions in additional shares.

Like a regular mutual fund, each fund deducts investment management fees and other operating expenses. These expenses are shown in the Fee Tables. However, unlike a mutual fund, we will also deduct charges relating to the annuity guarantees and other features provided by the contract. These charges reduce your investment performance and the amount we credit to your contract in any variable investment option. We describe these charges under "What fees and charges will be deducted from my contract?" beginning on page 15.

                                       11

The amount you've invested in a guarantee period will earn interest at the rate we have set for that period. The interest rate depends upon the length of the guarantee period you select. In states where approved, we currently make available various guarantee periods with durations of up to ten years. As long as you keep your money in a guarantee period until its expiration date, we bear all the investment risk on that money.

However, if you prematurely transfer, "surrender" or otherwise withdraw money from a guarantee period we will increase or reduce the remaining value in your contract by an amount that approximates the impact that any changes in interest rates would have had on the market value of a debt instrument with terms comparable to that guarantee period. This "market value adjustment" (or "MVA")
imposes investment risks on you. We describe how the market value adjustments work in "Calculation of market value adjustment ("MVA")".

At any time before the date of maturity, the total value of your contract equals

     .    the total amount you invested,

     .    minus all charges we deduct,

     .    minus all withdrawals you have made,

     .    plus or minus any positive or negative MVAs that we have made at the time of any premature withdrawals or transfers you have made from a guarantee period,

     .    plus or minus each variable investment option's positive or negative investment return that we credit daily to any of your contract's value daily while it is in that option, and

     .    plus the interest we credit to any of your contract's value while it is in a guarantee period.

WHAT ANNUITY BENEFITS DOES A CONTRACT PROVIDE?

If your contract is still in effect on its date of maturity, it enters what is called the annuity period. During the annuity period, we make a series of fixed or variable payments to you as provided under one of our several annuity options. The form in which we will make the annuity payments, and the proportion of such payments that will be on a fixed basis and on a variable basis, depend on the elections that you have in effect on the date of maturity. Therefore, you should exercise care in selecting your date of maturity and your choices that are in effect on that date.

You should carefully review the discussion under "The annuity period," beginning on page 25, for information about all of these choices you can make.

TO WHAT EXTENT CAN JHVLICO VARY THE TERMS AND CONDITIONS OF THE CONTRACTS?

STATE LAW INSURANCE REQUIREMENTS

Insurance laws and regulations apply to us in every state in which our contracts are sold. As a result, various terms and conditions of your contract may vary from the terms and conditions described in this prospectus, depending upon where you reside. These variations will be reflected in your contract or in endorsements attached to your contract.

VARIATIONS IN CHARGES OR RATES

We may vary the charges, guarantee periods, and other terms of our contracts where special circumstances result in sales or administrative expenses, mortality risks or other risks that are different from those normally associated with the contracts. These include the types of variations discussed under
"Certain changes" in the Additional Information section of this prospectus.

WHAT ARE THE TAX CONSEQUENCES OF OWNING A CONTRACT?

In most cases, no income tax will have to be paid on amounts you earn under a contract until these earnings are paid out. All or part of the following distributions from a contract may constitute a taxable payout of earnings:

     .    partial withdrawal (including systematic withdrawals),

     .    full withdrawal ("surrender"),

     .    payment of any death benefit proceeds, and

     .    periodic payments under one of our annuity payment options.

How much you will be taxed on distribution is based upon complex tax rules and depends on matters such as:

     .    the type of the distribution,

     .    when the distribution is made,

     .    the nature of any tax qualified retirement plan for which the contract is being used, if any, and

                                       12

     .    the circumstances under which the payments are made.

If your contract is issued in connection with a tax-qualified retirement plan, all or part of your premium payments may be tax-deductible.

Special 10% tax penalties apply in many cases to the taxable portion of any distributions from a contract before you reach age 59 1/2. Also, most tax-qualified plans require that distributions from a contract commence and/or be completed by a certain period of time. This effectively limits the period of time during which you can continue to derive tax deferral benefits from any tax-deductible premiums you paid or on any earnings under the contract.

THE FAVORABLE TAX BENEFITS AVAILABLE FOR ANNUITY CONTRACTS ISSUED IN CONNECTION
WITH TAX-QUALIFIED PLANS ARE ALSO GENERALLY AVAILABLE FOR OTHER TYPES OF
INVESTMENTS OF TAX-QUALIFIED PLANS, SUCH AS INVESTMENTS IN MUTUAL FUNDS,
EQUITIES AND DEBT INSTRUMENTS. YOU SHOULD CAREFULLY CONSIDER WHETHER THE
EXPENSES UNDER AN ANNUITY CONTRACT ISSUED IN CONNECTION WITH A TAX-QUALIFIED
PLAN, AND THE INVESTMENT OPTIONS, DEATH BENEFITS AND LIFETIME ANNUITY INCOME
OPTIONS PROVIDED UNDER SUCH AN ANNUITY CONTRACT, ARE SUITABLE FOR YOUR NEEDS AND
OBJECTIVES.

HOW CAN I CHANGE MY CONTRACT'S INVESTMENT ALLOCATIONS?

Allocation of Premium Payments

When you apply for your contract, you specify the variable investment options or fixed investment options (together, your investment options) in which your premium payments will be allocated. You may change this investment allocation for future premium payments at any time. Any change in allocation will be effective as of receipt of your request at the John Hancock Annuity Service
Office.

Currently, you may use a maximum of 18 investment options over the life of your contract. For purposes of this limit, each contribution or transfer of assets into a variable investment option or fixed investment option that you are not then using or have not previously used counts as one "use" of an investment option.

TRANSFERS AMONG INVESTMENT OPTIONS

During the accumulation period, you may transfer amounts held in one investment option to any other investment option, up to the above-mentioned maximum of 18 investment options and subject to the restrictions set forth below. During the annuity period, you may make transfers to or from variable investment options that will result in no more than 4 investment options being used at once. You may not make any transfers during the annuity period, however, to or from a fixed annuity payment option.

To make a transfer, you must tell us how much to transfer, either as a whole number percentage or as a specific dollar amount. A confirmation of each transfer will be sent to you. Without our approval, the maximum amount you may transfer to or from any one variable investment option or guarantee period in any contract year is $1,000,000.

Currently, we do not impose a charge for transfer requests. The first twelve transfers in a contract year are free of any transfer charge. For each additional transfer in a contract year, we do not currently assess a charge but reserve the right (to the extent permitted by your contract) to impose a charge of up to $25 for any transfer beyond the annual limit (transfers out of a guarantee period may, however, incur a market value adjustment - either positive or negative).

We have adopted a policy and procedures to restrict frequent transfers of contract value among variable investment options. Investment options in variable annuity and variable life insurance products can be a prime target for abusive transfer activity because these products value their investment options on a daily basis and allow transfers among investment options without immediate tax consequences. As a result, some investors may seek to frequently transfer into and out of Funds underlying investment options in reaction to market news or to exploit some perceived pricing inefficiency. Whatever the reason, long-term investors in a Fund can be harmed by frequent transfer activity since such activity may expose a Fund to increased portfolio transaction costs (affecting the value of the shares) and disruption to management of a Fund (affecting a subadviser's ability to effectively manage a Fund's investment portfolio in accordance with the Fund's investment objective and policies), both of which may result in dilution with respect to interests held for long-term investment.

To disruptive discourage frequent trading activity, we have adopted a policy for the Account to restrict transfers to two per month per contract, with certain exceptions, and procedures to count the number of transfers made under a contract. Under the current procedures of the Account, we count all transfers made during the period from the opening of trading each day the net asset value of the shares of a Fund are determined (usually 9 a.m.) to the close of trading that day (the close of day-time trading of the New York Stock Exchange (usually
4 p.m.) as a single transfer. We do not count: (a) scheduled transfers made pursuant to our Dollar Cost Averaging program or our Strategic Rebalancing
Program, (b) transfers from a fixed account option at the end of its guarantee period, (c) transfers made within a prescribed period before and after a substitution of underlying Funds and (d) transfers made during the annuity

                                       13

period (these transfers are subject to a 30 day notice requirement, however, as described in the "Transfers during the annuity period" section of this
Prospectus). Under the Account's policy and procedures, Contract owners may transfer to a Money Market investment option even if the two transfer per month limit has been reached if 100% of the contract value is transferred to that
Money Market investment option. If such a transfer to a Money Market investment option is made, for a 30 calendar day period after such transfer, no subsequent transfers from that Money Market investment option to another variable investment option may be made. We apply the Account's policy and procedures uniformly to all contract owners.

We reserve the right to take other actions at any time to restrict trading, including, but not limited to:

     .    restricting the number of transfers made during a defined period,

     .    restricting the dollar amount of transfers,

     .    restricting the method used to submit transfers (e.g., changing telephone and facsimile procedures to require that transfer requests be submitted in writing via U.S. mail), and

     .    restricting transfers into and out of certain subaccounts.

In addition, we reserve the right to defer a transfer at any time we are unable to purchase or redeem shares of the Funds. We also reserve the right to modify or terminate the transfer privilege at any time (to the extent permitted by applicable law), and to prohibit a transfer less than 30 days prior to the contract's date of maturity.

Contract owners should note that while we seek to identify and prevent disruptive frequent trading activity, it is not always possible to do so.
Therefore, no assurance can be given that we will successfully impose restrictions on all disruptive frequent trading activity. If we are unsuccessful in restricting disruptive frequent trading activity, the Funds may incur higher brokerage costs and may maintain higher cash levels, limiting their ability to achieve their investment objective.

Procedure for Transferring Your Assets

You may request a transfer in writing or, if you have authorized telephone transfers, by telephone or fax. All transfer requests should be directed to the
John Hancock Annuity Servicing Office at the one of the locations shown on page
2. Your request should include:

     .    your name,

     .    daytime telephone number,

     .    contract number,

     .    the names of the investment options being transferred to and from each, and

     .    the amount of each transfer.

The request becomes effective on the day we receive your request, in proper form, at the John Hancock Annuity Servicing Office.

TELEPHONE AND FACSIMILE TRANSACTIONS

If you complete a special authorization form, you can request transfers among investment options and changes of allocation among investment options simply by telephoning or by faxing us at the John Hancock Annuity Servicing Office. Any fax request should include your name, daytime telephone number, contract number and, in the case of transfers and changes of allocation, the names of the investment options involved. We will honor telephone instructions from anyone who provides the correct identifying information, so there is a risk of loss to you if this service is used by an unauthorized person. However, you will receive written confirmation of all telephone transactions. There is also a risk that you will be unable to place your request due to equipment malfunction or heavy phone line usage. If this occurs, you should submit your request in writing.

If you authorize telephone transactions, you will be liable for any loss, expense or cost arising out of any unauthorized or fraudulent telephone instructions which we reasonably believe to be genuine, unless such loss, expense or cost is the result of our mistake or negligence. We employ procedures which provide safeguards against the execution of unauthorized transactions, and which are reasonably designed to confirm that instructions received by telephone are genuine. These procedures include requiring personal identification, tape recording calls, and providing written confirmation to the owner. If we do not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, we may be liable for any loss due to unauthorized or fraudulent instructions.

As stated earlier in this prospectus, we have imposed restrictions on transfers including the right to change our telephone and facsimile transaction procedures at any time. We also reserve the right to suspend or terminate the privilege altogether with respect to any owners who we feel are abusing the privilege to the detriment of other owners.

                                       14

DOLLAR COST AVERAGING PROGRAM

You may elect, at no cost, to automatically transfer assets from any variable investment option to one or more other variable investment options on a monthly, quarterly, semiannual, or annual basis. The following conditions apply to the dollar cost averaging program:

     .    you may elect the program only if the total value of your contract equals $15,000 or more,

     .    the amount of each transfer must equal at least $250,

     .    you may change your variable investment allocation instructions at any time in writing or, if you have authorized telephone transfers, by telephone,

     .    you may discontinue the program at any time,

     .    the program automatically terminates when the variable investment option from which we are taking the transfers has been exhausted,

     .    automatic transfers to or from guarantee periods are not permitted.

We reserve the right to suspend or terminate the program at any time.

WHAT FEES AND CHARGES WILL BE DEDUCTED FROM MY CONTRACT?

MORTALITY AND EXPENSE RISK CHARGE

We deduct the Separate Account charge shown in the Fee Tables on a daily basis to compensate us primarily for mortality and expense risks that we assume under the contracts. This charge does not apply to assets you have in our guarantee periods. We take the deduction proportionally from each variable investment option are then using.

In return for mortality risk charge, we assume the risk that annuitants as a class will live longer than expected, requiring us to a pay greater number of annuity payments. In return for the expense risk charge, we assume the risk that our expenses relating to the contracts may be higher than we expected when we set the level of the contracts' other fees and charges, or that our revenues from such other sources will be less.

ADMINISTRATIVE SERVICES CHARGE

We deduct the Separate Account charge shown in the Fee Tables on a daily basis for administrative and clerical services that the contracts require us to provide. This charge does not apply to assets you have in our guarantee periods.
We take the deduction proportionally from each variable investment option are then using.

ANNUAL CONTRACT FEE

Prior to the date of maturity of your contract, we will deduct the annual contract fee shown in the Fee Tables. We deduct this annual contract fee at the beginning of each contract year after the first contract year. We also deduct it if you surrender your contract. We take the deduction proportionally from each variable investment option and each guarantee period you are then using. We reserve the right to increase the annual contract fee to $50.

PREMIUM TAXES

We make deductions for any applicable premium or similar taxes based on the amount of a premium payment. Currently, certain local jurisdictions assess a tax of up to 5% of each premium payment.

In most cases, we deduct a charge in the amount of the tax from the total value of the contract only at the time of annuitization, death, surrender, or withdrawal. We reserve the right, however, to deduct the charge from each premium payment at the time it is made. We compute the amount of the charge by multiplying the applicable premium tax percentage times the amount you are withdrawing, surrendering, annuitizing or applying to a death benefit.

WITHDRAWAL CHARGE

If you withdraw some money from your contract prior to the date of maturity (a partial withdrawal) or if you surrender (turn in) your contract, in its entirety, for cash prior to the date of maturity (a total withdrawal or surrender), we may assess a withdrawal charge. Some people refer to this charge as a "contingent deferred withdrawal load." We use this charge to help defray expenses relating to the sales of the contracts, including commissions paid and other distribution costs.

Here's how we determine the charge: In any contract year, you may withdraw up to
10% of the total value of your contract (computed as of the beginning of the contract year) without the assessment of any withdrawal charge. We refer to this amount as the free withdrawal amount. However, if the amount you withdraw or surrender totals more than the free withdrawal amount during the contract year, we will assess a withdrawal charge on any amount of the excess that we attribute to premium payments you made within seven years of the date of the withdrawal or surrender.

                                       15

The withdrawal charge percentage depends upon the number of years that have elapsed from the date you paid the premium to the date of its withdrawal, as shown in the Fee Tables.

Solely for purposes of determining the amount of the withdrawal charge, we assume that each withdrawal (together with any associated withdrawal charge) is a withdrawal first from the earliest premium payment, and then from the next earliest premium payment, and so forth until all payments have been exhausted.
Once a premium payment has been considered to have been "withdrawn" under these procedures, that premium payment will not enter into any future withdrawal charge calculations.

For this purpose, we also consider any amounts that we deduct for the annual contract charge to have been withdrawals of premium payments (which means that no withdrawal charge will ever be paid on those amounts).

The amount of any withdrawal that exceeds any remaining premium payments that have not already been considered as withdrawn will not be subject to any withdrawal charge. This means that no withdrawal charge will apply to any favorable investment experience that you have earned.

Here's how we deduct the withdrawal charge: We deduct the withdrawal charge proportionally from each variable investment option and each guarantee period being reduced by the surrender or withdrawal. For example, if 60% of the withdrawal amount comes from a "Growth" option and 40% from the Money Market option, then we will deduct 60% of the withdrawal charge from the Growth option and 40% from the Money Market option. If any such option has insufficient remaining value to cover the charge, we will deduct any shortfall from all of your other investment options, pro-rata based on the value in each. If your contract as a whole has insufficient surrender value to pay the entire charge, we will pay you no more than the surrender value.

You will find examples of how we compute the withdrawal charge in Appendix B to this prospectus.

When withdrawal charges don't apply: We don't assess a withdrawal charge in the following situations:

     .    on amounts applied to an annuity option at the contract's date of maturity or to pay a death benefit;

     .    on certain withdrawals if you have elected the nursing home rider that waives the withdrawal charge; and

     .    on amounts withdrawn to satisfy the minimum distribution requirements for tax qualified plans. (Amounts above the minimum distribution requirements are subject to any applicable withdrawal charge, however.)

How an MVA affects the withdrawal charge: If you make a withdrawal from a guarantee period at a time when the related MVA results in an upward adjustment in your remaining value, we will calculate the withdrawal charge as if you had withdrawn that much less. Similarly, if the MVA results in a downward adjustment, we will compute any withdrawal charge as if you had withdrawn that much more.

OTHER CHARGES

We deduct the optional benefit rider charges shown in the Fee Tables proportionally from each of your investment options, including the guaranteed periods, based on your value in each.

HOW CAN I WITHDRAW MONEY FROM MY CONTRACT?

SURRENDERS AND PARTIAL WITHDRAWALS

Prior to your contract's date of maturity, if the annuitant is living, you may:

     .    surrender your contract for a cash payment of its "surrender value,"
          or

     .    make a partial withdrawal of the surrender value.

The surrender value of a contract is the total value of a contract, after any market value adjustment, minus the annual contract fee and any applicable premium tax and withdrawal charges. We will determine the amount surrendered or withdrawn as of the date we receive your request at the John Hancock Annuity
Servicing Office.

Certain surrenders and withdrawals may result in taxable income to you or other tax consequences as described under "Tax information," beginning on page 29.
Among other things, if you make a full surrender or partial withdrawal from your contract before you reach age 59 1/2, an additional federal penalty of 10%
generally applies to any taxable portion of the withdrawal.

We will deduct any partial withdrawal proportionally from each of your investment options based on the value in each, unless you direct otherwise.

Without our prior approval, you may not make a partial withdrawal:

                                       16

     .    for an amount less than $100, or

     .    if the remaining total value of your contract would be less than
          $1,000.

If your "free withdrawal value" at any time is less than $100, you must withdraw that amount in full, in a single sum, before you make any other partial withdrawals. We reserve the right to terminate your contract if the value of your contract becomes zero.

You generally may not make any surrenders or partial withdrawals once we begin making payments under an annuity option.

NURSING HOME WAIVER OF WITHDRAWAL CHARGE

If your state permits, you may purchase an optional nursing home waiver of withdrawal charge rider when you apply for a contract Under this rider, we will waive withdrawal charge on any withdrawals, provided all the following conditions apply:

     .    you become confined to a nursing home beginning at least 90 days after we issue your contract.

     .    you remain in the nursing home for at least 90 consecutive days and receive skilled nursing care.

     .    we receive your request for a withdrawal and adequate proof of confinement no later than 90 days after discharge from the facility.

     .    your confinement is prescribed by a doctor and medically necessary.

You may not purchase this rider if (1) you are older than 75 years at application or (2) if you were confined to a nursing home within the past two years.

You should carefully review the tax considerations for optional benefit riders on page 29 before selecting this optional benefit rider. For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

SYSTEMATIC WITHDRAWAL PLAN

Our optional systematic withdrawal plan enables you to preauthorize periodic withdrawals. If you elect this plan, we will withdraw a percentage or dollar amount from your contract on a monthly, quarterly, semiannual, or annual basis, based upon your instructions Unless otherwise directed, we will deduct the requested amount from each applicable investment option in the ratio that the value of each bears to the total value of your contract. Each systematic withdrawal is subject to any withdrawal charge or market value adjustment that would apply to an otherwise comparable non-systematic withdrawal. See "How will the value of my investment in the contract change over time?" beginning on page
11, and "What fees and charges will be deducted from my contract?" beginning on page 15. The same tax consequences also generally will apply.

The following conditions apply to systematic withdrawal plans:

     .    you may elect the plan only if the total value of your contract equals
          $15,000 or more,

     .    the amount of each systematic withdrawal must equal at least $100,

     .    if the amount of each withdrawal drops below $100 or the total value of your contract becomes less than $5,000, we will suspend the plan and notify you,

     .    you may cancel the plan at any time.

We reserve the right to modify the terms or conditions of the plan at any time without prior notice.

Telephone Withdrawals

If you complete a separate authorization form, you may make requests to withdraw a portion of your contract value by telephone. We reserve the right to impose maximum withdrawal amount and procedural requirements regarding this privilege.
For additional information regarding telephone procedures, see "Telephone and
Facsimile Transactions" in this prospectus.

WHAT HAPPENS IF THE ANNUITANT DIES BEFORE MY CONTRACT'S DATE OF MATURITY?

STANDARD DEATH BENEFIT

If the annuitant dies before your contract's date of maturity, we will pay a standard death benefit, unless you have elected an enhanced death benefit rider.
The standard death benefit is the greater of:

     .    the total value of your contract, adjusted by any then-applicable market value adjustment, or

     .    the total amount of premium payments made, minus any partial withdrawals and related withdrawal charges.

We calculate the death benefit value as of the day we receive, in proper order at the John Hancock Annuity Servicing Office:

                                       17

     .    proof of the annuitant's death, and

     .    any required instructions as to method of settlement.

Unless you have elected an optional method of settlement, we will pay the death benefit in a single sum to the beneficiary you chose prior to the annuitant's death. If you have not elected an optional method of settlement, the beneficiary may do so. However, if the death benefit is less than $5,000, we will pay it in a lump sum, regardless of any election. You can find more information about optional methods of settlement under "Annuity options," beginning on page 27.

ENHANCED DEATH BENEFITS

"STEPPED-UP" DEATH BENEFIT

If you are under age 80 when you apply for your contract, you may elect to enhance the standard death benefit by purchasing a stepped-up death benefit.
Under this benefit, if the annuitant dies before the contract's date of maturity, we will pay the beneficiary the greater of:

     .    the standard death benefit (described above) or

     .    the highest total value of your contract (adjusted by any market value adjustment) as of any anniversary of your contract to date, PLUS any premium payments you have made since that anniversary, MINUS any withdrawals you have taken (and any related withdrawal charges) since that anniversary.

For these purposes, however, we count only those contract anniversaries that occur (1) BEFORE we receive proof of death and any required settlement instructions and (2) BEFORE the annuitant attains age 80 1/2.

You may elect this benefit ONLY when you apply for the contract and ONLY if this benefit is available in your state. As long as the benefit is in effect, you will pay a monthly charge for this benefit. For a description of this charge, refer to page 15 under "What fees and charges will be deducted from my contract?"

You should carefully review the tax considerations for optional benefit riders on page 29 before selecting this optional benefit rider. For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

ACCIDENTAL DEATH BENEFIT

If you are under age 80 when you apply for your contract, you may elect to purchase an accidental death benefit rider. In addition to any other death benefit, this rider provides a benefit upon the accidental death of the annuitant prior to the earlier of:

     .    the contract's date of maturity, and

     .    the annuitant's 80th birthday.

Under this benefit, the beneficiary will receive an amount equal to the total value of the contract as of the date of the accident, up to a maximum of
$200,000. We will pay the benefit after we receive, at the John Hancock Annuity
Servicing Office:

     .    proof of the annuitant's death, and

     .    any required instructions as to method of settlement.

You may elect this benefit ONLY when you apply for the contract. As long as the benefit is in effect, you will pay a monthly charge for this benefit. For a description of this charge, refer to page 15 under "What fees and charges will be deducted from my contract?"

You should carefully review the tax considerations for optional benefit riders on page 29 before selecting this optional benefit rider. For a complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy upon request. Not all states allow this benefit.

WHAT ADDITIONAL GUARANTEE APPLIES TO THE GUARANTEE PERIODS UNDER MY CONTRACT?

John Hancock Financial Services, Inc. ("JHFS") guarantees JHVLICO's obligations with respect to any guarantee periods you have elected under the contract on the date of this prospectus. JHFS' guarantee will also apply to any new guarantee periods under your contract, unless and until we notify you otherwise. (If we give you such notice, however, the JHFS guarantee would remain in effect for all guarantee periods that had already started, and would be inapplicable only to guarantee periods starting after the date of such notice.) The JHFS guarantee does not relieve JHVLICO of any obligations under your contract - - it is in addition to all of the rights

                                       18

and benefits that the contract provides. There is no charge or cost to you for the JHFS guarantee, nor are there any other disadvantages to you of having this additional guarantee.

Currently, JHVLICO's financial strength rating from A.M. Best Company, Inc. is
A++, the highest, based on the strength its direct parent, John Hancock Life
Insurance Company and the capital guarantee that JHFS (John Hancock Life
Insurance Company's direct parent) has provided to JHVLICO. Standard & Poor's
Corporation and Fitch Ratings have assigned financial strength ratings to
JHVLICO of AA, which place JHVLICO in the third highest rating assigned by these rating agencies. Moody's Investors Service, Inc. has assigned JHVLICO a financial strength rating of Aa3, which is its fourth highest rating.

The additional guarantee saves JHVLICO the considerable expense of being a company required to periodically file Form 10-K and Form 10-Q reports with the
Securities and Exchange Commission ("SEC"). JHFS is a publicly-reporting company and, as such, it also files Forms 10-K and 10-Q with the SEC. Under the SEC's rules, the JHFS guarantee will eliminate the need for JHVLICO also to file such reports. In addition, as discussed above, the additional guarantee has the advantage of making any amounts you have allocated to a guarantee period even more secure, without cost or other disadvantage to you.

WHAT ARE THE TERMS OF THE ADDITIONAL GUARANTEE?

JHFS guarantees your full interest in any guarantee period. This means that, if
JHVLICO fails to honor any valid request to surrender, transfer, or withdraw any amount from a guarantee period, or fails to allocate amounts from a guarantee period to an annuity option when it is obligated to do so, JHFS guarantees the full amount that you would have received, or value that you would have been credited with, had JHVLICO fully met its obligations under your contract. If a benefit becomes payable under the contract upon the death of an owner or annuitant, JHFS guarantees the lesser of (a) the amount of your contract value in any guarantee period on the date of death, increased by any upward market value adjustment (but not decreased by any negative market value adjustment) or
(b) the total amount that the contract obligates JHVLICO to pay by reason of such death. If JHVLICO fails to make payment when due of any amount that is guaranteed by JHFS, you could directly request JHFS to satisfy JHVLICO's obligation, and JHFS must do so. You would not have to make any other demands on
JHVLICO as a precondition to making a claim against JHFS under the guarantee.


DESCRIPTION OF JHVLICO

We are JHVLICO, a stock life insurance company chartered in 1979 under
Massachusetts law, with its home office at 197 Clarendon Street, Boston,
Massachusetts 02117. We are authorized to transact a life insurance and annuity business in all states other than New York and in the District of Columbia.

We are regulated and supervised by the Massachusetts Commissioner of Insurance, who periodically examines our affairs. We also are subject to the applicable insurance laws and regulations of all jurisdictions in which we are authorized to do business. We are required to submit annual statements of our operations, including financial statements, to the insurance departments of the various jurisdictions in which we do business for purposes of determining solvency and compliance with local insurance laws and regulations. The regulation to which we are subject, however, does not provide a guarantee as to such matters.

We are a wholly-owned subsidiary of John Hancock Life Insurance Company
("JHLICO"), a Massachusetts stock life insurance company. On February 1, 2000,
John Hancock Mutual Life Insurance Company (which was chartered in Massachusetts in 1862) converted to a stock company by "demutualizing" and changed its name to
John Hancock Life Insurance Company. As part of the demutualization process,
JHLICO became a subsidiary of John Hancock Financial Services, Inc., a newly formed publicly-traded corporation. In April 2004, John Hancock Financial
Services, Inc. was merged with a subsidiary of Manulife Financial Corporation, a publicly-traded corporation organized under the laws of Canada. The merger was effected pursuant to an Agreement and Plan of Merger dated as of September 28,
2003. As a consequence of the merger, JHLICO's ultimate parent is now Manulife
Financial Corporation. JHLICO's home office is at John Hancock Place, Boston,
Massachusetts 02117. As of December 31, 2003, JHLICO's assets were approximately
$100 billion and it had invested approximately $1.9 billion in JHVLICO in connection with JHVLICO's organization and operation. It is anticipated that
JHLICO will from time to time make additional capital contributions to JHVLICO to enable us to meet our reserve requirements and expenses in connection with our business. JHLICO is committed to make additional capital contributions if necessary to ensure that we maintain a positive net worth.

HOW TO FIND ADDITIONAL INFORMATION ABOUT JHVLICO AND JHFS

JHFS files numerous documents and reports with the SEC, under a law commonly known as the "Exchange Act." This includes annual reports on Form 10-K, quarterly reports on Form 10-Q, other reports on Form 8-K, and proxy statements.
JHVLICO and JHFS also file registration statements and other documents with the
SEC, in addition to any that they file under the Exchange Act.

                                       19

You may read and copy all of the above documents, reports and registration statements at the SEC's public reference room, 450 Fifth Street, N.W.,
Washington, D.C. 20549. You may obtain information about how the public reference room works by calling 1-800-SEC-0330. Most of JHVLICO's and JHFS'
filings with the SEC are also available to the public at the SEC's "web" site:
http://www.sec.gov. Some of the reports and other documents that we file under the Exchange Act are deemed to be part of this prospectus, even though they are not physically included in this prospectus.

These are the following reports and documents, which we "incorporate by reference" into this prospectus:

     .    Form 10-K of JHFS for the year ended December 31, 2004;

     .    All other documents or reports that JHVLICO or JHFS subsequently files with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the
          Exchange Act (Prior to 2003, JHVLICO also filed reports on Forms 10-K and 10-Q. However, as discussed above under "What are the reasons for the additional guarantee?", JHVLICO no longer intends to file such reports.

We will provide to you, free of charge, a copy of any or all of the above documents or reports that are incorporated into this prospectus. To request such copies, please call or write the John Hancock Annuity Servicing Office using the phone number or address shown on page 2 of this prospectus.

HOW WE SUPPORT THE VARIABLE INVESTMENT OPTIONS

We hold the fund shares that support our variable investment options in John
Hancock Variable Annuity Account JF (the "Account"), a separate account established by JHVLICO under Massachusetts law. The Account is registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act").

The Account's assets, including the Series Funds' shares, belong to JHVLICO.
Each contract provides that amounts we hold in the Account pursuant to the policies cannot be reached by any other persons who may have claims against us.

All of JHVLICO's general assets also support JHVLICO's obligations under the contracts, as well as all of its other obligations and liabilities. These general assets consist of all JHVLICO's assets that are not held in the Account
(or in another separate account) under variable annuity or variable life insurance contracts that give their owners a preferred claim on those assets.

INFORMATION ABOUT THE FUNDS.

The funds available under the contracts are as follows:

       PORTFOLIO              PORTFOLIO MANAGER                    INVESTMENT DESCRIPTION
------------------------   -----------------------   -------------------------------------------------
SMALL CAP GROWTH TRUST     Wellington  Management    under normal market conditions, primarily
                           Company, LLP              in small-cap Seeks long-term capital
                                                     appreciation by investing, companies that
                                                     are believed to offer above average
                                                     potential for growth in revenues and
                                                     earnings.

FINANCIAL SERVICES TRUST   Davis Advisors            seeks growth of capital by investing
                                                     primarily in common stocks of financial
                                                     companies. During normal market conditions,
                                                     at least 80% of the portfolio's net assets
                                                     (plus any borrowings for investment
                                                     purposes) are invested in companies that
                                                     are principally engaged in financial
                                                     services. A company is "principally
                                                     engaged" in financial services if it owns
                                                     financial services-related assets
                                                     constituting at least 50% of the value of
                                                     its total assets, or if at least 50% of its
                                                     revenues are derived from its provision of
                                                     financial services.

INTERNATIONAL EQUITY       SSgA Funds                seeks to track the performance of a broad-based
INDEX TRUST B              Management, Inc.          equity index of foreign companies primarily in
                                                     developed countries and, to a lesser
                                                     extent, in emerging market countries by
                                                     investing, under normal market conditions,
                                                     at least 80% of its assets in securities
                                                     listed in the Morgan Stanley Capital
                                                     International All Country World Excluding
                                                     U.S. Index

                                       20

       PORTFOLIO              PORTFOLIO MANAGER                    INVESTMENT DESCRIPTION
------------------------   -----------------------   -------------------------------------------------
OVERSEAS EQUITY TRUST      Capital Guardian          seeks long-term capital appreciation by
                           Trust Company             investing, under normal market conditions, at
                                                     least 80% of its assets in equity securities of
                                                     companies outside the U.S. in a diversified
                                                     mix of large established and medium-sized
                                                     foreign companies located primarily in
                                                     developed countries and, to a lesser
                                                     extent, in emerging markets.

LARGE CAP GROWTH TRUST     Fidelity Management &     seeks long-term growth of capital by investing,
                           Research Company          under normal market conditions, at least 80% of
                                                     its net assets (plus any borrowings for
                                                     investment purposes) in equity securities
                                                     of companies with large market
                                                     capitalizations.

BLUE CHIP GROWTH TRUST     T. Rowe Price             seeks to achieve long-term  growth of capital
                           Associates, Inc.          (current income is a secondary objective) by
                                                     investing, under normal market conditions,
                                                     at least 80% of the portfolio's total
                                                     assets in the common stocks of large and
                                                     medium-sized blue chip growth companies.
                                                     Many of the stocks in the portfolio are
                                                     expected to pay dividends.

REAL ESTATE SECURITIES     Deutsche Asset            seeks to achieve a combination of long-term
TRUST                      Management Inc.           capital appreciation and current income by
                                                     investing, under normal market conditions,
                                                     at least 80% of its net assets (plus any
                                                     borrowings for investment purposes) in
                                                     equity securities of real estate investment
                                                     trusts ("REITS") and real estate companies.

MID VALUE TRUST            T. Rowe Price             seek long-term capital appreciation by investing,
                           Associates, Inc.          under normal market conditions, primarily in a
                                                     diversified mix of common stocks of mid
                                                     size U.S. companies that are believed to be
                                                     undervalued by various measures and offer
                                                     good prospects for capital appreciation.

GROWTH & INCOME II TRUST   Independence              seeks income and long-term capital
                           Investment LLC            appreciation by investing, under normal market
                                                     conditions, primarily in a diversified mix of
                                                     common stocks of large U.S. companies.

500 INDEX TRUST B          MFC Global Investment     seeks to approximate the aggregate total
                           Management (U.S.A.)       return of a broad U.S. domestic equity
                           Limited                   market index investing, under normal market
                                                     conditions, at least 80% of its net assets (plus
                                                     any borrowings for investment purposes) in (a)
                                                     the common stocks that are included in the S & P
                                                     500 Index and (b) securities (which may or may
                                                     not be included in the S & P 500 Index)
                                                     that MFC Global (U.S.A.) believes as a
                                                     group will behave in a manner similar to
                                                     the index.

EQUITY-INCOME TRUST        T. Rowe Price             seeks to provide substantial dividend
                           Associates, Inc.          income and also long-term capital appreciation
                                                     by investing primarily in dividend-paying common
                                                     stocks, particularly of established companies
                                                     with favorable prospects for both increasing
                                                     dividends and capital appreciation.

MANAGED TRUST              Independence              seeks income and long-term capital appreciation
                           Investment LLC            by investing primarily in a diversified mix of:
                                                     (a) common stocks of large and mid sized U.S.
                           Capital Guardian          companies, and (b) bonds with an overall
                           Trust Company             intermediate term average maturity.

                           Declaration
                           Management & Research
                           LLC

                                       21

       PORTFOLIO              PORTFOLIO MANAGER                    INVESTMENT DESCRIPTION
------------------------   -----------------------   -------------------------------------------------
HIGH YIELD TRUST           Saloman Brothers          seeks to realize an above-average total
                           Asset Management Inc      return over a market cycle of three to five
                                                     years, consistent with reasonable risk, by
                                                     investing primarily in high yield debt
                                                     securities, including corporate bonds and
                                                     other fixed-income securities.

GLOBAL BOND TRUST          Pacific Investment        seeks to realize maximum total return,
                           Management Company        consistent with preservation of capital
                                                     and prudent investment management by
                                                     investing the portfolio's assets primarily
                                                     in fixed income securities denominated in major
                                                     foreign currencies, baskets of foreign
                                                     currencies (such as the ECU), and the U.S.
                                                     dollar.

BOND INDEX TRUST B         Declaration               seeks to track the performance of the Lehman
                           Management & Research     Brothers Aggregate Index (which represents the
                                                     U.S. investment grade bond market) by investing,
                                                     under normal market conditions, at least
                                                     80% of its assets in securities listed in
                                                     the Lehman Index.

ACTIVE BOND TRUST          Declaration               seek income and capital appreciation by
                           Management & Research     investing at least 80% of its assets in a
                           LLC                       diversified  mix of debt securities and
                                                     instruments.

                           John Hancock
                           Advisers, LLC

SHORT-TERM BOND TRUST      Declaration               Seeks income and capital appreciation by
                           Management & Research     investing at least 80% of its assets in a
                           LLC                       diversified mix of debt securities and
                                                     instruments.

MONEY MARKET TRUST B       MFC Global Investment     Seeks to obtain maximum current income consistent
                           Management (U.S.A.)       with preservation of principal and liquidity by
                           Limited                   investing in high quality, U.S. Dollar
                                                     denominated money market instruments.

*"Standard & Poor's(R)," "S&P 500(R)," "Standard and Poor's 500(R)" and "S&P Mid
Cap 400(R)" are trademarks of The McGraw-Hill Companies, Inc. "Russell 2000(R),"
"Russell 2000(R) Growth" and "Russell 3000(R)" are trademarks of Frank Russell
Company. "Wilshire 5000(R)" is a trademark of Wilshire Associates. "MSCI All
Country World ex USIndex" and "EAFE(R)" are trademarks of Morgan Stanley & Co.
Incorporated. None of the Index Trusts are sponsored, endorsed, managed, advised, sold or promoted by any of these companies, and none of these companies make any representation regarding the advisability of investing in the Trust.

DESCRIPTION OF CHARGES AT THE FUND LEVEL

The funds must pay investment management fees and other operating expenses.
These fees and expenses, as shown in the fund expense table in the Fee Tables, are different for each fund and reduce the investment return of each fund.
Therefore, they also indirectly reduce the return you will earn on any variable investment options you select. We may also receive payments from a fund or its affiliates at an annual rate of up to approximately 0.35% of the average net assets that holders of our variable life insurance policies and variable annuity contracts have invested in that fund. Any such payments do not, however, result in any charge to you in addition to what is shown in the table.

The figures for the funds shown in the fund expense table are based on historical fund expenses, as a percentage (rounded to two decimal places) of each fund's average daily net assets for 2004, except as indicated in the footnotes appearing at the end of the table. Expenses of the funds are not fixed or specified under the terms of the contract, and those expenses may vary from year to year.

HOW WE SUPPORT THE GUARANTEE PERIODS

All of JHVLICO's general assets (discussed above) support its obligations under the guarantee periods (as well as all of its other obligations and liabilities).
To hold the assets that support primarily the guarantee periods, we have established a "non-unitized" separate account. With a non-unitized separate account, you have no interest in or preferential claim on any of the assets held in the account. The investments we purchase with amounts you allocated to the guarantee periods belong to us; any favorable investment performance on the assets allocated to the guarantee periods belongs to us. Instead, you earn interest at the guaranteed interest rate you selected, provided that you don't surrender, transfer, or withdraw your assets prior to the end of your selected guarantee period.

                                       22

HOW THE GUARANTEE PERIODS WORK

Amounts you allocate to the guarantee periods earn interest at a guaranteed rate commencing with the date of allocation. At the expiration of the guarantee period, we will automatically transfer its accumulated value to the Money Market option under your contract, unless you elect to:

     .    withdraw all or a portion of any such amount from the contract,

     .    allocate all or a portion of such amount to a new guarantee period or periods of the same or different duration as the expiring guarantee period, or

     .    allocate all or a portion of such amount to one or more of the variable investment options.

You must notify us of any such election, by mailing a request to us at the John
Hancock Annuity Servicing Office at least 30 days prior to the end of the expiring guarantee period. We will notify you of the end of the guarantee period at least 30 days prior to its expiration. The first day of the new guarantee period or other reallocation will begin the day after the end of the expiring guarantee period.

We currently make available guarantee periods with durations up to five years.
You may not select a guarantee period if it extends beyond your contract's date of maturity. We reserve the right to add or delete guarantee periods from those that are available at any time for new allocations.

GUARANTEED INTEREST RATES

Each guarantee period has its own guaranteed rate. We may, at our discretion, change the guaranteed rate for future guarantee periods. These changes will not affect the guaranteed rates being paid on guarantee periods that have already commenced. Each time you allocate or transfer money to a guarantee period, a new guarantee period, with a new interest rate, begins to run with respect to that amount. The amount allocated or transferred earns a guaranteed rate that will continue unchanged until the end of that period. We will not make available any guarantee period offering a guaranteed rate below 3%.

We make the final determination of guaranteed rates and guarantee periods to be declared. We cannot predict or assure the level of any future guaranteed rates or the availability of any future guaranteed periods.

You may obtain information concerning the guaranteed rates applicable to the various guarantee periods, and the durations of the guarantee periods offered at any time by calling the John Hancock Annuity Servicing Office at the telephone number on page 2.

CALCULATION OF MARKET VALUE ADJUSTMENT ("MVA")

If you withdraw, surrender, transfer, or otherwise remove money from a guarantee period prior to its expiration date, we will apply a market value adjustment. A market value adjustment also generally applies to:

     .    death benefits pursuant to your contract,

     .    amounts you apply to an annuity option, and

     .    amounts paid in a single sum in lieu of an annuity.

The market value adjustment increases or decreases your remaining value in the guarantee period. If the value in that guarantee period is insufficient to pay any negative MVA, we will deduct any excess from the value in your other investment options pro-rata based on the value in each. If there is insufficient value in your other investment options, we will in no event pay out more than the surrender value of the contract.

Here is how the MVA works:

We compare:

     .    the guaranteed rate of the guarantee period from which the assets are being taken with

     .    the guaranteed rate we are currently offering for guarantee periods of the same duration as remains on the guarantee period from which the assets are being taken.

If the first rate exceeds the second by more than 1/2%, the market value adjustment produces an increase in your contract's value.

If the first rate does not exceed the second by at least 1/2%, the market value adjustment produces a decrease in your contract's value.

For this purpose, we consider that the amount withdrawn from the guarantee period includes the amount of any negative MVA and is reduced by the amount of any positive MVA.

                                       23

The mathematical formula and sample calculations for the market value adjustment appear in Appendix A.

THE ACCUMULATION PERIOD

YOUR VALUE IN OUR VARIABLE INVESTMENT OPTIONS

Each premium payment or transfer that you allocate to a variable investment option purchases accumulation units of that variable investment option.
Similarly, each withdrawal or transfer that you take from a variable investment option (as well as certain charges that may be allocated to that option) result in a cancellation of such accumulation units.

VALUATION OF ACCUMULATION UNITS

To determine the number of accumulation units that a specific transaction will purchase or cancel, we use the following formula:

               dollar amount of transaction
                               DIVIDED BY
               value of one accumulation unit for the
               applicable variable investment option at
               the time of such transaction

The value of each accumulation unit will change daily depending upon the investment performance of the fund that corresponds to that variable investment option and certain charges we deduct from such investment option. (See below under "Variable investment option valuation procedures.")

Therefore, at any time prior to the date of maturity, the total value of your contract in a variable investment option can be computed according to the following formula:

               number of accumulation units in the
               variable investment options
                                 TIMES
               value of one accumulation unit for the
               applicable variable investment option at
               that time

YOUR VALUE IN THE GUARANTEE PERIODS

On any date, the total value of your contract in a guarantee period equals:

     .    the amount of premium payments or transferred amounts allocated to the guarantee period, MINUS

     .    the amount of any withdrawals or transfers paid out of the guarantee period, MINUS

     .    the amount of any negative market value adjustments resulting from such withdrawals or transfers, PLUS

     .    the amount of any positive market value adjustments resulting from such withdrawals and transfers, MINUS

     .    the amount of any charges and fees deducted from that guarantee period, PLUS

     .    interest compounded daily on any amounts in the guarantee period from time to time at the effective annual rate of interest we have declared for that guarantee period.

THE ANNUITY PERIOD

DATE OF MATURITY

Your contract specifies the date of maturity, when payments from one of our annuity options are scheduled to begin. You initially choose a date of maturity when you complete your application for a contract. Unless we otherwise permit, the date of maturity must be

     .    at least 6 months after the date the first premium payment is applied to your contract and

     .    no later than the maximum age specified in your contract (normally age
          95).

Subject always to these requirements, you may subsequently select an earlier date of maturity. The John Hancock Annuity Servicing Office must receive your new selection at least 31 days prior to the new date of maturity, however. Also, if you are selecting or changing your date of maturity for a contract issued under a tax qualified plan, special limits apply. (See "Contracts purchased for a tax-qualified plan," beginning on page 31.)

                                       24

CHOOSING FIXED OR VARIABLE ANNUITY PAYMENTS

During the annuity period, the total value of your contract must be allocated to no more than four investment options. During the annuity period, we do not offer the guarantee periods. Instead, we offer annuity payments on a fixed basis as one investment option, and annuity payments on a variable basis for EACH variable investment option.

We will generally apply (1) amounts allocated to the guarantee periods as of the date of maturity to provide annuity payments on a fixed basis and (2) amounts allocated to variable investment options to provide annuity payments on a variable basis. If you are using more than four investment options on the date of maturity, we will divide your contract's value among the four investment options with the largest values (directing all guarantee periods as a single option), pro-rata based on the amount of the total value of your contract that you have in each.

We will make a market value adjustment to any remaining guarantee period amounts on the date of maturity, before we apply such amounts to an annuity payment option. We will also deduct any premium tax charge, if applicable.

Once annuity payments begin, you may not make transfers from fixed to variable or from variable to fixed.

SELECTING AN ANNUITY OPTION

Each contract provides, at the time of its issuance, for annuity payments to commence on the date of maturity pursuant to Option A: "life annuity with 10 years guaranteed" (discussed under "Annuity options" on page 27).

Prior to the date of maturity, you may select a different annuity option.
However, if the total value of your contract on the date of maturity is not at least $5,000, Option A: "life annuity with 10 years guaranteed" will apply, regardless of any other election that you have made. You may not change the form of annuity option once payments commence.

If the initial monthly payment under an annuity option would be less than $50, we may make a single sum payment equal to the total surrender value of your contract on the date the initial payment would be payable. Such single payment would replace all other benefits.

Subject to that $50 minimum limitation, your beneficiary may elect an annuity option if:

     .    you have not made an election prior to the annuitant's death;

     .    the beneficiary is entitled to payment of a death benefit of at least
          $5,000 in a single sum; and

     .    the beneficiary notifies us of the election prior to the date the proceeds become payable.

VARIABLE MONTHLY ANNUITY PAYMENTS

We determine the amount of the first variable monthly payment under any variable investment option by using the applicable annuity purchase rate for the annuity option under which the payment will be made. The contract sets forth these annuity purchase rates. In most cases they vary by the age and gender of the annuitant or other payee.

The amount of each subsequent variable annuity payment under that variable investment option depends upon the investment performance of that variable investment option.

Here's how it works:

     .    we calculate the actual net investment return of the variable investment option (after deducting all charges) during the period between the dates for determining the current and immediately previous monthly payments.

     .    if that actual net investment return exceeds the "assumed investment rate" (explained below), the current monthly payment will be larger than the previous one.

     .    if the actual net investment return is less than the assumed investment rate, the current monthly payment will be smaller than the previous one.

Assumed Investment Rate:

The assumed investment rate for any variable portion of your annuity payments will be 3 1/2% per year, except as follows.

You may elect an assumed investment rate of 5% or 6%, provided such a rate is available in your state. If you elect a higher assumed investment rate, your initial variable annuity payment will also be higher. Eventually, however, the monthly variable annuity payments may be smaller than if you had elected a lower assumed investment rate.

Transfers During the Annuity Period

Some transfers are permitted during the annuity period, but subject to different limitations than during the accumulation period.

                                       25

Once annuity payments on a variable basis have begun, you may transfer all or part of the investment upon which those payments are based from one sub-account to another. You must submit your transfer request to our Annuity Service Office at least 30 days before the due date of the first annuity payment to which your transfer will apply. Transfers after the maturity date will be made by converting the number of annuity units being transferred to the number of annuity units of the sub-account to which the transfer is made, so that the next annuity payment if it were made at that time would be the same amount that it would have been without the transfer. Thereafter, annuity benefit payments will reflect changes in the value of the annuity units for the new sub-account selected. We limit the maximum number of transfers a contract owner may make per contract year , subject to a limit of 4 investment options being open at once.
Once annuity benefit payments begin, no transfers may be made from payments on a fixed basis to payments on a variable basis or from payments on a variable basis to payments on a fixed basis. In addition, we reserve the right to defer the transfer privilege at any time that we are unable to purchase or redeem shares of a Fund. We also reserve the right to modify or terminate the transfer privilege at any time in accordance with applicable law.


FIXED MONTHLY ANNUITY PAYMENTS

The dollar amount of each fixed monthly annuity payment is specified during the entire period of annuity payments, according to the provisions of the annuity option selected. To determine such dollar amount we first, in accordance with the procedures described above, calculate the amount to be applied to the fixed annuity option as of the date of maturity. We then subtract any applicable premium tax charge and divide the difference by $1,000.

We then multiply the result by the greater of:

     .    the applicable fixed annuity purchase rate shown in the appropriate table in the contract; or

     .    the rate we currently offer at the time of annuitization. (This current rate may be based on the sex of the annuitant, unless prohibited by law.)

ANNUITY OPTIONS

Here are some of the annuity options that are available, subject to the terms and conditions described above. We reserve the right to make available optional methods of payment in addition to those annuity options listed here and in your contract.

OPTION A - LIFE ANNUITY WITH PAYMENTS FOR A GUARANTEED PERIOD - We will make monthly payments for a guaranteed period of 5, 10, or 20 years, as selected by you or your beneficiary, and after such period for as long as the payee lives.
If the payee dies prior to the end of such guaranteed period, we will continue payments for the remainder of the guarantee period to a contingent payee, subject to the terms of any supplemental agreement issued.

Federal income tax requirements currently applicable to contracts used with H.R.
10 plans and individual retirement annuities provide that the period of years guaranteed under Option A cannot be any greater than the joint life expectancies of the payee and his or her designated beneficiary.

OPTION B - LIFE ANNUITY WITHOUT FURTHER PAYMENT ON DEATH OF PAYEE - We will make monthly payments to the payee as long as he or she lives. We guarantee no minimum number of payments.

OPTION C - JOINT AND LAST SURVIVOR - We will provide payments monthly, quarterly, semiannually, or annually, for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments to the surviving payee. All payments stop at the death of the surviving payee.

OPTION D - JOINT AND 1/2 SURVIVOR; OR JOINT AND 2/3 SURVIVOR - We will provide payments monthly, quarterly, semiannually, and annually for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments (reduced to 1/2 or 2/3 the full payment amount) to the surviving payee. All payments stop at the death of the surviving payee.

OPTION E - LIFE INCOME WITH CASH REFUND - We will provide payments monthly, quarterly, semiannually, or annually for the payee's life. Upon the payee's death, we will provide a contingent payee with a lump-sum payment, if the total payments to the payee were less than the accumulated value at the time of annuitization. The lump-sum payment, if any, will be for the balance.

OPTION F - INCOME FOR A FIXED PERIOD - We will provide payments monthly, quarterly, semiannually, or annually for a pre-determined period of time to a maximum of 30 years. If the payee dies before the end of the fixed period, payments will continue to a contingent payee until the end of the period.

OPTION G - INCOME OF A SPECIFIC AMOUNT - We will provide payments for a specific amount. Payments will stop only when the amount applied and earnings have been completely paid out. If the payee dies before receiving all the payments, we will continue payments to a contingent payee until the end of the contract.

                                       26

With Options A, B, C, and D, we offer both fixed and/or variable annuity payments. With Options E, F, and G, we offer only fixed annuity payments.
Payments under Options F and G must continue for 10 years, unless your contract has been in force for 5 years or more.

If the payee is more than 85 years old on the date of maturity, the following two options are not available:

     .    Option A: "life annuity with 5 years guaranteed" and

     .    Option B: "life annuity without further payment on the death of payee."

VARIABLE INVESTMENT OPTION VALUATION PROCEDURES

We compute the net investment return and accumulation unit values for each variable investment option as of the end of each business day. A business day is any date on which the New York Stock Exchange is open for regular trading. Each business day ends at the close of regular trading for the day on that exchange.
Usually this is 4:00 p.m., Eastern time. On any date other than a business day, the accumulation unit value or annuity unit value will be the same as the value at the close of the next following business day.

DISTRIBUTION REQUIREMENTS FOLLOWING DEATH OF OWNER

If you did not purchase your contract under a tax qualified plan (as that term is used below), the Code requires that the following distribution provisions apply if you die. We summarize these provisions in the following box. (If your contract has joint owners, these provisions apply upon the death of the first to die.)

In most cases, these provisions do not cause a problem if you are also the annuitant under your policy. If you have designated someone other than yourself as the annuitant, however, your heirs will have less discretion than you would have had in determining when and how the contract's value would be paid out.

IF YOU DIE BEFORE ANNUITY PAYMENTS HAVE BEGUN:

     .    if the contract's designated beneficiary is your surviving spouse, your spouse may continue the contract in force as the owner.

     .    if the beneficiary is not your surviving spouse OR if the beneficiary is your surviving spouse but chooses not to continue the contract, the
          "entire interest" (as discussed below) in the contract on the date of your death must be:

          (1)  paid out in full within five years of your death or

          (2)  applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

If you are the last surviving annuitant, as well as the owner, the entire interest in the contract on the date of your death equals the death benefit that then becomes payable. If you are the owner but not the last surviving annuitant, the entire interest equals:

     .    the surrender value if paid out in full within five years of your death, or

     .    the total value of your contract applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

IF YOU DIE ON OR AFTER ANNUITY PAYMENTS HAVE BEGUN:

     .    any remaining amount that we owe must be paid out at least as rapidly as under the method of making annuity payments that is then in use.

The Code imposes very similar distribution requirements on contracts used to fund tax qualified plans. We provide the required provisions for tax qualified plans in separate disclosures and endorsements.

Notice of the death of an owner or annuitant should be furnished promptly to the
John Hancock Annuity Servicing Office.

MISCELLANEOUS PROVISIONS

                                       27

ASSIGNMENT; CHANGE OF OWNER OR BENEFICIARY

To qualify for favorable tax treatment, certain contracts can't be sold;
assigned; discounted; or pledged as collateral for a loan, as security for the performance of an obligation, or for any other purpose, unless the owner is a trustee under section 401(a) of the Internal Revenue Code.

Subject to these limits, while the annuitant is alive, you may designate someone else as the owner by written notice to the John Hancock Annuity Servicing
Office. You choose the beneficiary in the application for the contract. You may change the beneficiary by written notice no later than receipt of due proof of the death of the annuitant. Changes of owner or beneficiary will take effect when we receive them, whether or not you or the annuitant is then alive.
However, these changes are subject to:

     .    the rights of any assignees of record and

     .    certain other conditions referenced in the contract.

An assignment, pledge, or other transfer may be a taxable event. See "Tax information" below. Therefore, you should consult a competent tax adviser before taking any such action.

Who Should Purchase A Contract?

We designed these contracts for individuals doing their own retirement planning, including purchases under plans and trusts that do not qualify for special tax treatment under the Internal Revenue Code of 1986 (the "Code"). We also offer the contracts for purchase under:

      .     traditional individual retirement annuity plans ("Traditional IRAs")
            satisfying the requirements of Section 408 of the Code;

      .     non-deductible IRA plans ("Roth IRAs") satisfying the requirements of Section 408A of the Code;

      .     SIMPLE IRA plans adopted under Section 408(p) of the Code;

      .     Simplified Employee Pension plans ("SEPs") adopted under Section
            408(k) of the Code; and

      .     annuity purchase plans adopted under Section 403(b) of the Code by public school systems and certain other tax-exempt organizations.

We do not currently offer the contracts to every type of tax-qualified plan, and we may not offer the contracts for all types of tax-qualified plans in the future. In certain circumstances, we may make the contracts available for purchase under deferred compensation plans maintained by a state or political subdivision or tax exempt organization under Section 457 of the Code or by pension or profit-sharing plans qualified under section 401(a) of the Code. We provide general federal income tax information for contracts purchased in connection with tax qualified retirement plans beginning on page 34.

When a contract forms part of a tax-qualified plan it becomes subject to special tax law requirements, as well as the terms of the plan documents themselves, if any. Additional requirements may apply to plans that cover a "self-employed individual" or an "owner-employee". Also, in some cases, certain requirements under "ERISA" (the Employee Retirement Income Security Act of 1974) may apply.
Requirements from any of these sources may, in effect, take precedence over (and in that sense modify) the rights and privileges that an owner otherwise would have under a contract. Some such requirements may also apply to certain retirement plans that are not tax-qualified.

We may include certain requirements from the above sources in endorsements or riders to the affected contracts. In other cases, we do not. In no event, however, do we undertake to assure a contract's compliance with all plan, tax law, and ERISA requirements applicable to a tax-qualified or non tax-qualified retirement plan. Therefore, if you use or plan to use a contract in connection with such a plan, you must consult with competent legal and tax advisers to ensure that you know of (and comply with) all such requirements that apply in your circumstances.

To accommodate "employer-related" pension and profit-sharing plans, we provide
"unisex" purchase rates. That means the annuity purchase rates are the same for males and females. Any questions you have as to whether you are participating in an "employer-related" pension or profit-sharing plan should be directed to your employer. Any question you or your employer have about unisex rates may be directed to the John Hancock Annuity Servicing Office

TAX INFORMATION

OUR INCOME TAXES

We are taxed as a life insurance company under the Internal Revenue Code (the
"Code"). The Account is taxed as part of our operations and is not taxed separately.

                                       28

The contracts permit us to deduct a charge for any taxes we incur that are attributable to the operation or existence of the contracts or the Account.
Currently, we do not anticipate making a charge for such taxes. If the level of the current taxes increases, however, or is expected to increase in the future, we reserve the right to make a charge in the future.

SPECIAL CONSIDERATIONS FOR OPTIONAL BENEFIT RIDERS

If you have elected an optional death benefit rider, it is our understanding that the charges relating to these riders are not subject to current taxation.
The Internal Revenue Service ("IRS") might take the position, however, that each charge associated with this rider is deemed a partial withdrawal from the contract subject to current income tax to the extent of any gains and, if applicable, the 10% penalty tax for premature distributions from annuities. We understand that you are not prevented from adding any of our optional death benefit riders to your contract if it is issued as an IRA. However, the law is unclear because IRAs generally may not invest in "life insurance contracts."
Therefore, it is possible that a contract may be disqualified as an IRA if it has an optional death benefit rider added to it. If so, you may be subject to increased taxes.

At present, the IRS has not provided guidance as to the tax effect of adding an optional Accumulated Value Enhancement rider or the optional waiver of withdrawal charge rider to an annuity contract. The IRS might take the position that each charge associated with this rider is deemed a withdrawal from the contract subject to current income tax to the extent of any gains and, if applicable, the 10% penalty tax for premature withdrawals. We do not currently report rider charges as partial withdrawals, but we may do so in the future if we believe that the IRS would require us to report them as such. You should consult a competent tax adviser before electing any of these optional benefit riders.

CONTRACTS NOT PURCHASED TO FUND A TAX QUALIFIED PLAN

UNDISTRIBUTED GAINS

We believe the contracts will be considered annuity contracts under Section 72 of the Code. This means that, ordinarily, you pay no federal income tax on any gains in your contract until we actually distribute assets to you. However, a contract owned other than by a natural person (e.g., corporations, partnerships, limited liability companies and other such entities) does not generally qualify as an annuity for tax purposes. Any increase in value therefore would constitute ordinary taxable income to such an owner in the year earned. In addition, any portion of your contract value that you borrow or pledge will be taxable to the extent of gain in the contract at that time.

ANNUITY PAYMENTS

When we make payments under a contract in the form of an annuity, each payment will result in taxable ordinary income to you, to the extent that each such payment exceeds an allocable portion of your "investment in the contract" (as defined in the Code). In general, your "investment in the contract" equals the aggregate amount of premium payments you have made over the life of the contract, reduced by any amounts previously distributed from the contract that were not subject to tax.

The Code prescribes the allocable portion of each such annuity payment to be excluded from income according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. After the entire "investment in the contract"
has been distributed, any remaining payment is fully taxable.

SURRENDERS, WITHDRAWALS AND DEATH BENEFITS

If we pay the entire value of your contract in a lump sum when we make a single sum payment from a contract, you have ordinary taxable income, to the extent the payment exceeds your "investment in the contract" (discussed above). Such a lump sum payment can occur, for example, if you surrender your contract before the date of maturity or if no annuity payment option is selected for a death benefit payment.

When you take a partial withdrawal from a contract before the date of maturity, including a payment under a systematic withdrawal plan, all or part of the payment may constitute taxable ordinary income to you. If on the date of withdrawal, the total value of your contract exceeds the investment in the contract, the excess will be considered "gain" and the withdrawal will be taxable as ordinary income up to the amount of such "gain." Taxable withdrawals may also be subject to the special penalty tax for premature withdrawals as explained below. When only the investment in the contract remains, any subsequent withdrawal made before the date of maturity will be a tax-free return of investment. If you assign or pledge any part of your contract's value, the value so pledged or assigned is taxed the same way as if it were a partial withdrawal.

For purposes of determining the amount of taxable income resulting from a single sum payment or a partial withdrawal, all annuity contracts issued by John
Hancock or its affiliates to the owner within the same calendar year will be treated as if they were a single contract.

                                       29

All or part of any death benefit proceeds may constitute a taxable payout of earnings. A death benefit payment generally results in taxable ordinary income to the extent such payment exceeds your "investment in the contract."

Under the Code, an annuity must provide for certain required distributions. For example, if the owner dies on or after the maturity date, and before the entire annuity value has been paid, the remaining value must be distributed at least as rapidly as under the method of distribution being used at the date of the owner's death. We discuss other distribution requirements in the preceding section entitled "Distribution following death of owner."

PENALTY FOR PREMATURE WITHDRAWALS

The taxable portion of any withdrawal, single sum payment and certain death benefit payments may also trigger an additional 10% penalty tax. The penalty tax does not apply to payments made to you after age 59 1/2, or on account of your death or disability. Nor will it apply to withdrawals in substantially equal periodic payments over the life of the payee (or over the joint lives of the payee and the payee's beneficiary).

SPECIAL CONSIDERATIONS FOR PUERTO RICO ANNUITY CONTRACTS

Distributions from Puerto Rico annuity contracts issued by us are subject to federal income taxation, withholding and reporting requirements as well as
Puerto Rico tax laws. Both jurisdictions impose a tax on distributions. Under federal requirements, distributions are deemed to be income first. Under the
Puerto Rico tax laws, however, distributions from a contract not purchased to fund a tax qualified plan ("Non-Qualified Contract") are treated as a non-taxable return of principal until the principal is fully recovered.
Thereafter, all distributions under a Non-Qualified Contact are fully taxable.
Puerto Rico does not currently impose an early withdrawal penalty tax. The
Internal Revenue Code, however, does impose such a penalty and bases it on the amount that is taxable under federal rules.

Distributions under a Non-Qualified Contract after annuitization are treated as part taxable income and part non-taxable return of principal. The amount excluded from gross income after annuitization under Puerto Rico tax law is equal to the amount of the distribution in excess of 3% of the total purchase payments paid, until an amount equal to the total purchase payments paid has been excluded. Thereafter, the entire distribution from a Non-Qualified Contract is included in gross income. For federal income tax purposes, however, the portion of each annuity payment that is subject to tax is computed on the basis of investment in the contract and the annuitant's life expectancy. Generally,
Puerto Rico does not require income tax to be withheld from distributions of income. Although Puerto Rico allows a credit against its income tax for taxes paid to the federal government, you may not be able to use the credit fully. If you are a resident of Puerto Rico, you should consult a competent tax adviser before purchasing an annuity contract.

DIVERSIFICATION REQUIREMENTS

Each of the funds of the Series Funds intends to qualify as a regulated investment company under Subchapter M of the Code and meet the investment diversification tests of Section 817(h) of the Code and the underlying regulations. Failure to do so could result in current taxation to you on gains in your contract for the year in which such failure occurred and thereafter.

The Treasury Department or the Internal Revenue Service may, at some future time, issue a ruling or regulation presenting situations in which it will deem contract owners to exercise "investor control" over the fund shares that are attributable to their contracts. The Treasury Department has said informally that this could limit the number or frequency of transfers among variable investment options. This could cause you to be taxed as if you were the direct owner of your allocable portion of fund shares. We reserve the right to amend the contracts or the choice of investment options to avoid, if possible, current taxation to the owners.

CONTRACTS PURCHASED FOR A TAX QUALIFIED PLAN

We have no responsibility for determining whether a particular retirement plan or a particular contribution to the plan satisfies the applicable requirements of the Code, or whether a particular employee is eligible for inclusion under a plan. In general, the Code imposes limitations on the amount of annual compensation that can be contributed into a tax-qualified plan, and contains rules to limit the amount you can contribute to all of your tax-qualified plans.
Trustees and administrators of tax qualified plans may, however, generally invest and reinvest existing plan assets without regard to such Code imposed limitations on contributions. Certain distributions from tax qualified plans may be transferred directly to another plan, unless funds are added from other sources, without regard to such limitations.

The Code generally requires tax-qualified plans (other than Roth IRAs) to begin making annual distributions of at least a minimum amount each year after a specified point. For example, minimum distributions to an employee under an employer's pension and profit sharing plan qualified under Section 401(a) of the
Code must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires. On the other hand, distributions from a traditional IRA, SIMPLE IRA or SEP IRA must begin no later than April 1 of the year following the year in which the contract owner attains age 70 1/2. The minimum amount of a distribution and the time when distributions start will vary by plan.

                                       30

TAX-FREE ROLLOVERS

If permitted under your plans, you may make a tax-free rollover from:

     .    a traditional IRA to another traditional IRA,

     .    a traditional IRA to another tax-qualified plan, including a Section
          403(b) plan

     .    any tax-qualified plan (other than a Section 457 deferred compensation plan maintained by a tax-exempt organization) to a traditional IRA,

     .    any tax-qualified plan (other than a Section 457 deferred compensation plan maintained by a tax exempt organization) to another tax-qualified plan, including a roll-over of amounts from your prior plan derived from your "after-tax" contributions from "involuntary" distributions,

     .    a Section 457 deferred compensation plan maintained by a tax-exempt organization to another Section 457 deferred compensation plan maintained by a tax-exempt organization and

     .    a traditional IRA to a Roth IRA, subject to special restrictions discussed below.

In addition, if your spouse survives you, he or she is permitted to rollover your tax-qualified retirement account to another tax-qualified retirement account in which your surviving spouse participates, to the extent permitted by your surviving spouse' plan.

TRADITIONAL IRAS

ANNUAL CONTRIBUTION LIMIT. traditional individual retirement annuity (as defined in Section 408 of the Code) generally permits an eligible purchaser to make annual contributions which cannot exceed the lesser of:

     .    100% of compensation includable in your gross income, or

     .    the IRA annual limit for that tax year. For tax years beginning in
          2002, 2003 and 2004, the annual limit is $3,000 per year. For tax years beginning in 2005, 2006 and 2007, the annual limit is $4,000 per year and, for the tax year beginning in 2008, the annual limit is
          $5,000. After that, the annual limit is indexed for inflation in $500 increments as provided in the Code.

CATCH-UP CONTRIBUTIONS. An IRA holder age 50 or older may increase contributions from compensation to an IRA by an amount up to $500 a year for tax years beginning in 2002, 2003, 2004 and 2005, and by an amount up to $1,000 for the tax year beginning in 2006.

SPOUSAL IRA. You may also purchase an IRA contract for the benefit of your spouse (regardless of whether your spouse has a paying job). You can generally contribute up to the annual limit for each of you and your spouse (or, if less, your combined compensation).

DEDUCTIBILITY OF CONTRIBUTIONS. You may be entitled to a full deduction, a partial deduction or no deduction for your traditional IRA contribution on your federal income tax return.

The amount of your deduction is based on the following factors:

     .    whether you or your spouse is an active participant in an employer sponsored retirement plan,

     .    your federal income tax filing status, and

     .    your "Modified Adjusted Gross Income."

Your traditional IRA deduction is subject to phase out limits, based on your
Modified Adjusted Gross Income, which are applicable according to your filing status and whether you or your spouse are active participants in an employer sponsored retirement plan. You can still contribute to a traditional IRA even if your contributions are not deductible.

DISTRIBUTIONS. In general, all amounts paid out from a traditional IRA contract
(in the form of an annuity, a single sum, death benefits or partial withdrawal), are taxable to the payee as ordinary income. As in the case of a contract not purchased under a tax-qualified plan, you may incur additional adverse tax consequences if you make a surrender or withdrawal before you reach age 59 1/2
(unless certain exceptions apply as specified in Code section 72(t)). If you have made any non-deductible contributions to an IRA contract, all or part of any withdrawal or surrender proceeds, single sum death benefit or annuity payment, may be excluded from your taxable income when you receive the proceeds.

The tax law requires that annuity payments under a traditional IRA contract begin no later than April 1 of the year following the year in which the owner attains age 70 1/2.

                                       31

ROTH IRAS

ANNUAL CONTRIBUTION LIMIT. A Roth IRA is a type of non-deductible IRA. In general, you may make purchase payments of up to the IRA annual limit ($3,000 per year for tax years beginning in 2002, 2003 and 2004; $4,000 per year for tax years beginning in 2005, 2006 and 2007, and $5,000 for the tax year beginning in
2008). After that, the annual limit is indexed for inflation in $500 increments as provided in the Code.

The IRA annual limit for contributions to a Roth IRA phases out (i.e., is reduced) for single taxpayers with adjusted gross incomes between $95,000 and
$110,000, for married taxpayers filing jointly with adjusted gross incomes between $150,000 and $160,000, and for a married taxpayer filing separately with adjusted gross income between $0 and $10,000.

CATCH-UP CONTRIBUTIONS. A Roth IRA holder age 50 or older may increase contributions from compensation to an IRA by an amount up to $500 a year for tax years beginning in 2002, 2003, 2004 and 2005, and by an amount up to $1,000 for the tax year beginning in 2006.

SPOUSAL IRA. You may also purchase a Roth IRA contract for the benefit of your spouse (regardless of whether your spouse has a paying job). You can generally contribute up to the annual limit for each of you and your spouse (or, if less, your combined compensation), subject to the phase-out rules discussed above.

DISTRIBUTIONS. If you hold your Roth IRA for at least five years the payee will not owe any federal income taxes or early withdrawal penalties on amounts paid out from the contract:

     .    after you reach age 59 1/2,

     .    on your death or disability, or

     .    to qualified first-time home buyers (not to exceed a lifetime limitation of $10,000) as specified in the Code.

The Code treats payments you receive from Roth IRAs that do not qualify for the above tax free treatment first as a tax-free return of the contributions you made. However, any amount of such non-qualifying payments or distributions that exceed the amount of your contributions is taxable to you as ordinary income and possibly subject to the 10% penalty tax (unless certain exceptions apply as specified in Code section 72(t).

CONVERSION TO A ROTH IRA. You can convert a traditional IRA to a Roth IRA, unless

     .    you have adjusted gross income over $100,000, or

     .    you are a married taxpayer filing a separate return.

The Roth IRA annual contribution limit does not apply to converted amounts.

You must, however, pay tax on any portion of the converted amount that would have been taxed if you had not converted to a Roth IRA. No similar limitations apply to rollovers from one Roth IRA to another Roth IRA.

SIMPLE IRA PLANS

In general, a small business employer may establish a SIMPLE IRA retirement plan if the employer employed 100 or fewer employees earning at least $5,000 during the preceding year. As an eligible employee of the business, you may make pre-tax contributions to the SIMPLE IRA plan. You may specify the percentage of compensation that you want to contribute under a qualified salary reduction arrangement, provided the amount does not exceed the SIMPLE IRA annual contribution limit. The SIMPLE IRA annual limit is $7,000 for tax years beginning in 2002, $8,000 for 2003, $9,000 for 2004, and $10,000 for 2005. After
that, the annual limit is indexed for inflation in $500 increments as provided in the Code. Your employer must elect to make a matching contribution of up to
3% of your compensation or a non-elective contribution equal to 2% of your compensation.

CATCH-UP CONTRIBUTIONS. A SIMPLE IRA holder age 50 or older may increase contributions of compensation by an amount up to $500 for tax years beginning in
2002, $1,000 for 2003, $1,500 for 2004, $2,000 for 2005 and $2,500 for 2006.
After that, for tax years beginning in 2007, the SIMPLE IRA catch-up contribution limit is indexed annually for inflation in $500 increments as provided in the Code.

DISTRIBUTIONS. The requirements for minimum distributions from a SIMPLE IRA retirement plan, and rules on taxation of distributions from a SIMPLE retirement plan, are generally the same as those discussed above for distributions from a traditional IRA.

SIMPLIFIED EMPLOYEE PENSION PLANS (SEPS)

SEPs are employer sponsored plans that may accept an expanded rate of contributions from one or more employers. Employer contributions are flexible, subject to certain limits under the Code, and are made entirely by the business owner directly to a SEP-IRA

                                       32

owned by the employee. Contributions are tax-deductible by the business owner and are not includable in income by employees until withdrawn. The maximum deductible amount that may be contributed to a SEP is 25% of compensation, up to the SEP compensation limit specified in the Code for the year ($200,000 for the year 2002) with a cap of $40,000.

DISTRIBUTIONS. The requirements for minimum distributions from a SEP-IRA, and rules on taxation of distributions from a SEP-IRA, are generally the same as those discussed above for distributions from a traditional IRA.

SECTION 403(b) PLANS

Under these tax-sheltered annuity arrangements, public school systems and certain tax-exempt organizations can make premium payments into "403(b)
contracts" owned by their employees that are not taxable currently to the employee.

ANNUAL CONTRIBUTION LIMIT. In general, the amount of the non-taxable contributions made for a 403(b) contract each year may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed an annual "elective deferral limit" (see "Elective Deferral Limits," below). The annual contribution limit is subject to certain other limits described in
Section 415 of the Code and the regulations thereunder. Special rules apply for certain organizations that permit participants to increase their elective deferrals.

CATCH-UP CONTRIBUTIONS. A Section 403(b) plan participant age 50 or older may increase contributions to a 403(b) plan by an amount that, together with all other catch-up contributions made to other tax-qualified plans, does not exceed an annual "elective catch-up limit." (See "Elective Catch-Up Limits," below.)

DISTRIBUTIONS. When we make payments from a 403(b) contract on surrender of the contract, partial withdrawal, death of the annuitant, or commencement of an annuity option, the payee ordinarily must treat the entire payment as ordinary taxable income. Moreover, the Code prohibits distributions from a 403(b)
contract before the employee reaches age 59 1/2, except:

     .    on the employee's separation from service, death, or disability,

     .    with respect to distributions of assets held under a 403(b) contract as of December 31, 1988, and

     .    transfers and exchanges to other products that qualify under Section
          403(b).

Minimum distributions under a 403(b) contract must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires.

PENSION AND PROFIT SHARING PLANS QUALIFIED UNDER SECTION 401(a)

In general, an employer may deduct from its taxable income premium payments it makes under a qualified pension or profit-sharing plan described in Section
401(a) of the Code. Employees participating in the plan generally do not have to pay tax on such contributions when made. Special requirements apply if a 401(a)
plan covers an employee classified under the Code as a "self-employed individual" or as an "owner-employee."

Annuity payments (or other payments, such as upon withdrawal, death or surrender) generally constitute taxable income to the payee; and the payee must pay income tax on the amount by which a payment exceeds its allocable share of the employee's "investment in the contract" (as defined in the Code), if any. In general, an employee's "investment in the contract" equals the aggregate amount of premium payments made by the employee.

The non-taxable portion of each annuity payment is determined, under the Code, according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. Favorable procedures may also be available to taxpayers who had attained age 50 prior to January 1, 1986.

Minimum distributions to the employee under an employer's pension and profit sharing plan qualified under Section 401(a) of the Code must begin no later than
April 1 of the year following the year in which the employee (except an employee who is a "5-percent owner" as defined in Code section 416) reaches age 70 1/2 or, if later, retires.

"TOP-HEAVY" PLANS

Certain plans may fall within the definition of "top-heavy plans" under Section
416 of the Code. This can happen if the plan holds a significant amount of its assets for the benefit of "key employees" (as defined in the Code). You should consider whether your plan meets the definition. If so, you should take care to consider the special limitations applicable to top-heavy plans and the potentially adverse tax consequences to key employees.

SECTION 457 DEFERRED COMPENSATION PLANS

Under the provisions of Section 457 of the Code, you can exclude a portion of your compensation from gross income if you participate in a deferred compensation plan maintained by:

                                       33

     .    a state,

     .    a political subdivision of a state,

     .    an agency or instrumentality or a state or political subdivision of a state, or

     .    a tax-exempt organization.

As a "participant" in such a deferred compensation plan, any amounts you exclude
(and any income on such amounts) will be includible in gross income only for the taxable year in which such amounts are paid or otherwise made available to the annuitant or other payee.

The deferred compensation plan must satisfy several conditions, including the following:

     .    the plan must not permit distributions prior to your separation from service (except in the case of an unforeseen emergency), and

     .    all compensation deferred under the plan shall remain solely the employer's property and may be subject to the claims of its creditors.

ANNUAL CONTRIBUTION LIMIT. The amount of the non-taxable contributions made for a Section 457 plan each year may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed an annual "elective deferral limit," and is subject to certain other limits described in Section
402(g) of the Code. (See "Elective Deferral Limits," below.)

CATCH-UP CONTRIBUTIONS. A 457 plan participant age 50 or older may increase contributions to a 457 plan by an amount that, together with all other catch-up contributions made to other tax-qualified plans, does not exceed an annual
"elective catch-up limit." (See "Elective Catch-Up Limits," below.)

DISTRIBUTIONS. When we make payments under your contract in the form of an annuity, or in a single sum such as on surrender, withdrawal or death of the annuitant, the payment is taxed as ordinary income. Minimum distributions under a Section 457 plan must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires.

ELECTIVE DEFERRAL LIMITS

A participant in a Section 403(b) plan, a Section 457 Plan or in certain other types of tax-qualified pension and profit sharing plans that are commonly referred to as "401(k)" plans and "SARSEPS" may elect annually to defer current compensation so that it can be contributed to the applicable plan or plans. The annual elective deferral limit is $11,000 for tax years beginning in 2002,
$12,000 for 2003, $13,000 for 2004, $14,000 for 2005 and $15,000 for 2006. After
that, for the tax years beginning in 2007, 2008 and 2009, the annual elective deferral limit is indexed for inflation in $500 increments as provided in the
Code.

ELECTIVE CATCH-UP LIMITS

A participant in a Section 403(b) plan, a Section 457 Plan or in certain other types of tax-qualified pension and profit sharing plans that are commonly referred to as "401(k)" plans and "SARSEPS" who is age 50 or older may increase contributions by an amount up to $1,000 for tax years beginning in 2002, $2,000 for 2003, $3,000 for 2004, $4,000 for 2005 and $5,000 for 2006. After that, for the tax years beginning in 2007, the elective catch-up contribution limit is indexed for inflation in $500 increments as provided in the Code.

WITHHOLDING ON ROLLOVER DISTRIBUTIONS

The tax law requires us to withhold 20% from certain distributions from tax qualified plans. We do not have to make the withholding, however, if you rollover your entire distribution to another plan and you request us to pay it directly to the successor plan. Otherwise, the 20% mandatory withholding will reduce the amount you can rollover to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before making such a distribution.

PUERTO RICO ANNUITY CONTRACTS PURCHASED TO FUND A TAX-QUALIFIED PLAN

The provisions of the tax laws of Puerto Rico vary significantly from those under the Internal Revenue Code of the United States with respect to the various
"tax qualified" plans described above. Although we may offer variable annuity contracts in Puerto Rico in connection with "tax qualified" plans, the text of the prospectus under the subsection "Contracts purchased for a tax qualified plan" is inapplicable in Puerto Rico and should be disregarded.

SEE YOUR OWN TAX ADVISER

The above description of Federal income tax consequences to owners of and payees under contracts, and of the different kinds of tax qualified plans which may be funded by the contracts, is only a brief summary and is not intended as tax advice. It does not include a discussion of federal estate tax and gift tax or state tax consequences. The rules under the Code governing tax qualified plans are extremely complex and often difficult to understand. Changes to the tax laws may be enforced retroactively. Anything less than full compliance with the applicable rules, all of which are subject to change from time to time, can have adverse tax consequences. The

                                       34

taxation of an annuitant or other payee has become so complex and confusing that great care must be taken to avoid pitfalls. For further information you should consult a qualified tax adviser.

PERFORMANCE INFORMATION

We may advertise total return information about investments made in the variable investment options. We refer to this information as "Account level" performance.
In our Account level advertisements, we usually calculate total return for 1, 5, and 10 year periods or since the beginning of the applicable variable investment option.

Total return at the Account level is the percentage change between:

     .    the value of a hypothetical investment in a variable investment option at the beginning of the relevant period, and

     .    the value at the end of such period.

At the Account level, total return reflects adjustments for:

     .    the mortality and expense risk charges,

     .    the administrative charge,

     .    the annual contract fee, and

     .    any withdrawal payable if the owner surrenders his contract at the end of the relevant period.

Total return at the Account level does not, however, reflect any premium tax charges or any charges for optional benefit riders. Total return at the Account level will be lower than that at the Series Fund level where comparable charges are not deducted.

We may also advertise total return in a non-standard format in conjunction with the standard format described above. The non-standard format is generally the same as the standard format except that it will not reflect any contract fee or withdrawal charge and it may be for additional durations.

We may advertise "current yield" and "effective yield" for investments in a money market variable investment option. Current yield refers to the income earned on your investment in the money market investment option over a 7-day period and then annualized. In other words, the income earned in the period is assumed to be earned every 7 days over a 52-week period and stated as a percentage of the investment.

Effective yield is calculated in a similar manner but, when annualized, the income earned by your investment is assumed to be reinvested and thus compounded over the 52-week period. Effective yield will be slightly higher than current yield because of this compounding effect of reinvestment.

Current yield and effective yield reflect all the recurring charges at the
Account level, but will not reflect any premium tax, any withdrawal charge, or any charge for optional benefit riders.

REPORTS

At least annually, we will send you (1) a report showing the number and value of the accumulation units in your contract and (2) the financial statements of the
Series Funds.

VOTING PRIVILEGES

At meetings of the Series Funds' shareholders, we will generally vote all the shares of each Fund that we hold in the Account in accordance with instructions we receive from the owners of contracts that participate in the corresponding variable investment option.

CERTAIN CHANGES

CHANGES TO THE ACCOUNT

We reserve the right, subject to applicable law, including any required shareholder approval,

                                       35

     .    to transfer assets that we determine to be your assets from the
          Account to another separate account or investment option by withdrawing the same percentage of each investment in the Account with proper adjustments to avoid odd lots and fractions,

     .    to add or delete variable investment options,

     .    to change the underlying investment vehicles,

     .    to operate the Account in any form permitted by law, and

     .    to terminate the Account's registration under the 1940 Act, if such registration should no longer be legally required.

Unless otherwise required under applicable laws and regulations, notice to or approval of owners will not be necessary for us to make such changes.

VARIATIONS IN CHARGES OR RATES FOR ELIGIBLE CLASSES

We may allow a reduction in or the elimination of any contract charges, or an increase in a credited interest rate for a guarantee period. The affected contracts would involve sales to groups or classes of individuals under special circumstances that we expect to result in a reduction in our expenses associated with the sale or maintenance of the contracts, or that we expect to result in mortality or other risks that are different from those normally associated with the contracts.

The entitlement to such variation in charges or rates will be determined by us based upon such factors as the following:

     .    the size of the initial premium payment,

     .    the size of the group or class,

     .    the total amount of premium payments expected to be received from the group or class and the manner in which the premium payments are remitted,

     .    the nature of the group or class for which the contracts are being purchased and the persistency expected from that group or class as well as the mortality or morbidity risks associated with that group or class;

     .    the purpose for which the contracts are being purchased and whether that purpose makes it likely that the costs and expenses will be reduced, or

     .    the level of commissions paid to selling broker-dealers or certain financial institutions with respect to contracts within the same group or class.

We will make any reduction in charges or increase in initial guarantee rates according to our rules in effect at the time an application for a contract is approved. We reserve the right to change these rules from time to time. Any variation in charges or rates will reflect differences in costs and services, will apply uniformly to all prospective contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any owner.
Any variation in charges or fees will reflect differences in costs and services, will apply uniformly to all prospective contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any owner.

DISTRIBUTION OF CONTRACTS

Signator Investors, Inc. ("Signator") acts as principal distributor of the contracts sold through this prospectus. Signator is registered as a broker-dealer under the Securities Exchange Act of 1934, and a member of the
National Association of Securities Dealers, Inc. Signator's address is 197
Clarendon Street, Boston, Massachusetts 02116. Signator is a subsidiary of John
Hancock Life Insurance Company.

You can purchase a contract through registered representatives of broker-dealers and certain financial institutions who have entered into selling agreements with
JHVLICO and Signator. We pay broker-dealers compensation for promoting, marketing and selling our variable insurance and variable annuity products. In turn, the broker-dealers pay a portion of the compensation to their registered representatives, under their own arrangements. Signator will also pay its own registered representatives for sales of the contracts to their customers. We do not expect the compensation we pay to such broker-dealers (including Signator)
and financial institutions to exceed 7.0% of premium payments (on a present value basis) for sales of the contracts described in this prospectus. For limited periods of time, we may pay additional compensation to broker-dealers as part of special sales promotions. We offer these contracts on a continuous basis, but neither JHVLICO nor Signator is obligated to sell any particular amount of contracts. We also reimburse Signator for direct and indirect expenses actually incurred in connection with the marketing of these contracts.

Signator representatives may receive additional cash or non-cash incentives
(including expenses for conference or seminar trips and certain gifts) in connection with the sale of contracts issued by us. From time to time, Signator, at its expense, may also provide significant additional amounts to broker dealers or other financial services firms which sell or arrange for the sale of the contracts. Such compensation may include, for example, financial assistance to financial services firms in connection with their conferences or

                                       36

seminars, sales or training programs for invited registered representatives and other employees, payment for travel expenses, including lodging, incurred by registered representatives and other employees for such seminars or training programs, seminars for the public, advertising and sales campaigns regarding the policies and/or other events or activities sponsored by the financial services firms. As a consequence of such additional compensation, representatives and financial services, including but not limited to Signator and its representatives, may be motivated to sell our contracts instead of contracts issued by other insurance companies.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, have audited the consolidated financial statements and schedules of John Hancock Variable
Life Insurance Company at December 31, 2004, and 2003 and for each of the three years in the period ended December 31, 2003, and the financial statements of the
Account at December 31, 2004 and for each of the periods indicated therein, as set forth in their reports. We've included these financial statements in the
Statement of Additional Information, which also is a part of the registration statement that contains this prospectus. These financial statements are included in the registration statement in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

REGISTRATION STATEMENT

This prospectus omits certain information contained in the registration statement filed with the SEC. Among other things, the registration statement contains a "Statement of Additional Information" that we will send you without charge upon request. The Table of Contents of the Statement of Additional
Information lists the following subjects that it covers:

                                       37

                         APPENDIX A: Index of Key Words

We define or explain each of the following key words used in this prospectus on the pages shown below:

KEY WORD                                                                    PAGE
--------                                                                   -----
Accumulation units......................................................      28
Annuitant...............................................................      10
Annuity payments........................................................      13
Annuity period..........................................................      13
Business day............................................................      10
Contract year...........................................................      11
Date of issue...........................................................      11
Date of maturity........................................................      29
Extra Credits...........................................................      13
Free withdrawal amount..................................................      17
Funds...................................................................       2
Guarantee period........................................................      12
Investment options......................................................      14
Market value adjustment.................................................      12
Premium payments........................................................      10
Surrender...............................................................      16
Surrender value.........................................................      17
Total value of your contract............................................      12
Variable investment options.............................................   cover
Withdrawal charge.......................................................      16
Withdrawal..............................................................      16

                                       38

                APPENDIX B: Details About Our Guaranteed Periods

INVESTMENTS THAT SUPPORT OUR GUARANTEE PERIODS

We back our obligations under the guarantee periods with JHVLICO's general assets. Subject to applicable law, we have sole discretion over the investment of our general assets (including those held in our "non-unitized" separate account that primarily supports the guarantee periods). We invest these amounts in compliance with applicable state insurance laws and regulations concerning the nature and quality of our general investments.

We invest the non-unitized separate account assets, according to our detailed investment policies and guidelines, in fixed income obligations, including:

     .    corporate bonds,

     .    mortgages,

     .    mortgage-backed and asset-backed securities, and

     .    government and agency issues.

We invest primarily in domestic investment-grade securities. In addition, we use derivative contracts only for hedging purposes, to reduce ordinary business risks associated with changes in interest rates, and not for speculating on future changes in the financial markets. Notwithstanding the foregoing, we are not obligated to invest according to any particular strategy.

GUARANTEED INTEREST RATES

We declare the guaranteed rates from time to time as market conditions and other factors dictate. We advise you of the guaranteed rate for a selected guarantee period at the time we:

     .    receive your premium payment,

     .    effectuate your transfer, or

     .    renew your guarantee period

We have no specific formula for establishing the guaranteed rates for the guarantee periods. The rates may be influenced by interest rates generally available on the types of investments acquired with amounts allocated to the guarantee period. In determining guarantee rates, we may also consider, among other factors, the duration of the guarantee period, regulatory and tax requirements, sales and administrative expenses we bear, risks we assume, our profitability objectives, and general economic trends.

COMPUTATION OF MARKET VALUE ADJUSTMENT

We determine the amount of the market value adjustment by multiplying the amount being taken from the guarantee period (before any applicable withdrawal charge)
by a factor expressed by the following formula:

                           [(1+g)/(1+c+0.005)](n/12)-1

where,

     .    g is the guaranteed rate in effect for the current guarantee period.

     .    c is the current guaranteed rate in effect for new guarantee periods with duration equal to the number of years remaining in the current guarantee period (rounded to the nearest whole number of years). If we are not currently offering such a guarantee period, we will declare a guarantee rate, solely for this purpose, consistent with interest rates currently available.

     .    n is the number of complete months from the date of withdrawal to the end of the current guarantee period. (If less than one complete month remains, n equals one unless the withdrawal is made on the last day of the guarantee period, in which case no adjustment applies.)

SAMPLE CALCULATION 1: POSITIVE ADJUSTMENT

                                       39

Amount withdrawn or transferred                $10,000
Guarantee period                               5 years
Time of withdrawal or transfer                 beginning of 3rd year of
                                               guaranteed period
Guaranteed rate (g)                            4%
Guaranteed rate for new 3 year guarantee (c)   3%
Remaining guarantee period (n)                 36 months

MARKET VALUE ADJUSTMENT:

              10,000*[{(1+0.04)/(1+0.03+0.005)}(36/12)-1] = 145.63

Amount withdrawn or transferred (adjusted for market value adjustment): $10,000
+ $145.63 = $10,145.63

SAMPLE CALCULATION 2: NEGATIVE ADJUSTMENT

Amount withdrawn or transferred                $10,000
Guarantee period                               5 years
Time of withdrawal or transfer                 beginning of 3rd year of
                                               guaranteed period
Guaranteed rate (g)                            4%
Guaranteed rate for new 3 year guarantee (c)   5%
Remaining guarantee period (n)                 36 months

MARKET VALUE ADJUSTMENT:

              10,000*[{(1+0.04)/(1+0.05+0.005)}(36/12)-1] = 420.50

Amount withdrawn or transferred (adjusted for money market adjustment): $10,000
- 420.50 = $9,579.50

*    All interest rates shown have been arbitrarily chosen for purposes of these examples. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

                                       40

              APPENDIX C: EXAMPLE OF WITHDRAWAL CHARGE CALCULATION

ASSUME THE FOLLOWING FACTS:

     .    On January 1, 1997, you make a $5000 initial premium payment and we issue you a contract.

     .    On January 1, 1998, you make a $1000 premium payment.

     .    On January 1, 1999, you make a $1000 premium payment.

     .    On January 1, 2000, the total value of your contract is $9000 because of good investment earnings.

Now assume you make a partial withdrawal of $6000 (no tax withholding) on
January 2, 2000. In this case, assuming no prior withdrawals, we would deduct a
CDSL of $272.23. We withdraw a total of $6272.23 from your contract.

          $6,000.00   --   withdrawal request payable to you
          +  272.23   --   withdrawal charge payable to us
          ---------
          $6,272.23   --   total amount withdrawn from your contract

HERE IS HOW WE DETERMINE THE WITHDRAWAL CHARGE:

     (1)  We first reduce your $5000 initial premium payment by the three annual
          $30 contract fees we assessed on January 1, 1998, 1999, and 2000. We withdraw the remaining $4910 from your contract.

          $5,000

          -   30   --   1998 contract fee payable to us
          -   30   --   1999 contract fee payable to us
          -   30   --   2000 contract fee payable to us
          ------
          $4,910   --   amount of your initial premium payment we would
                        consider to be withdrawn

Under the free withdrawal provision, we deduct 10% of the total value of your contract at the beginning of the contract year, or $900 (.10 x $9000). We pay the $900 to you as part of your withdrawal request, and we assess a withdrawal charge on the remaining balance of $4010. Because you made the initial premium payment 3 years ago, the withdrawal charge percentage is 5%. We deduct the resulting $200.50 from your contract to cover the withdrawal charge on your initial premium payment. We pay the remainder of $3809.50 to you as a part of your withdrawal request.

          $4,910.00

          -  900.00   --   free withdrawal amount (payable to you)
          ---------
          $4,010.00
          x     .05
          ---------
          $  200.50   --   withdrawal charge on initial premium payment
                           (payable to us)

          $4,010.00
          -  200.50
          ---------
          $3,809.50   --   part of withdrawal request payable to you

     (2)  We next deem the entire amount of your 1998 premium payment to be withdrawn and we assess a withdrawal charge on that $1000 amount.
          Because you made this premium payment 2 years ago, the withdrawal charge percentage is 5%. We deduct the resulting $50 from your contract to cover the withdrawal charge on your 1998 premium payment.
          We pay the remainder of $950 to you as a part of your withdrawal request.

          $1,000
          x  .05
          ------
          $   50   --   withdrawal charge on 1998 premium payment (payable
                        to us)

          $1,000
          -   50
          ------
          $  950   --   part of withdrawal request payable to you

     (3)  We next determine what additional amount we need to withdraw to provide you with the total $6000 you requested, after the deduction of the withdrawal charge on that additional amount. We have already allocated $900 from the free withdrawal amount, $3809.50 from your initial premium payment, and $950 from your 1999 premium payment.
          Therefore, $340.50 is needed to reach $6000.

                                       41

          $6,000.00 -- total withdrawal amount requested
          -  900.00 -- free withdrawal amount
          -3,809.50 -- payment deemed from initial premium payment
          -  950.00 -- payment deemed from 1998 premium payment
          ---------
          $  340.50 -- additional payment to you needed to reach $ 6000

We know that the withdrawal charge percentage for this remaining amount is 6%, because you are already deemed to have withdrawn all premiums you paid prior to
1999. We use the following formula to determine how much more we need to withdraw:

Remainder due to you = Withdrawal needed - applicable withdrawal charge percentage times withdrawal needed

          $       340.50 =  x - .06x
          $       340.50 =  .94x

          $  340.50/0.94 =  x

          $       362.23 =  x

          $       362.23 -- deemed withdrawn from 1999 premium payment
          $      -340.50 -- part of withdrawal request payable to you
          --------------
          $        21.73 -- withdrawal charge on 1999 premium deemed
                            withdrawn (payable to us)

          $       200.50 -- withdrawal charge on the INITIAL PREMIUM
                            PAYMENT
          $ ++     50.00 -- withdrawal charge on the 1998 PREMIUM PAYMENT
          $ ++     21.73 -- withdrawal charge on the 1999 PREMIUM PAYMENT
          --------------
          $       272.23 -- Total withdrawal charge

                                       42

                   APPENDIX U: ACCUMULATION UNIT VALUE TABLES


                                        2

                         CONDENSED FINANCIAL INFORMATION

                    JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF

The following table provides selected data for Patriot accumulation shares for contracts with initial premium payments of less than $250,000. Each period begins on January 1, except that the first year of operation of an investment option begins on the date shown in the Notes at the end of this table.

                                                   YEAR      YEAR       YEAR       YEAR       YEAR        YEAR      YEAR      YEAR
                                                  ENDED      ENDED      ENDED      ENDED      ENDED      ENDED     ENDED     ENDED
                                                 DEC. 31   DEC. 31     DEC. 31    DEC. 31    DEC. 31    DEC. 31   DEC. 31   DEC. 31
                                                   2004      2003        2002       2001       2000       1999      1998      1997
                                                --------   --------   --------   --------   --------   --------   -------   -------
EQUITY INDEX
Accumulation Share Value:
   Beginning of period (Note 1) .............   $   9.08   $   7.16   $   9.33   $  10.74   $  11.97   $  10.00      --        --
   End of period ............................   $   9.93   $   9.08   $   7.16   $   9.33   $  10.74   $ 11 .97      --        --
Number of Accumulation Shares outstanding
   at end of period .........................     47,638     51,022     60,758     84,207    115,506    110,398      --        --
LARGE CAP VALUE
Accumulation Share Value:
   Beginning of period (Note 1) .............   $  12.08   $   9.75   $  11.38   $  11.38   $  10.20   $  10.00      --        --
   End of period ............................   $  13.72   $  12.08   $   9.75   $  11.38   $  11.38   $  10.20      --        --
Number of Accumulation Shares outstanding
   at end of period .........................     35,552     40,103     45,084     69,954     80,984    101,992      --        --
LARGE CAP GROWTH
Accumulation Share Value:
   Beginning of period (Note 1) .............   $   7.19   $   5.79   $   8.13   $   9.98   $  12.31   $  10.00      --        --
   End of period ............................   $   7.41   $   7.19   $   5.79   $   8.13   $   9.98   $  12.31      --        --
Number of Accumulation Shares outstanding
   at end of period .........................     59,258     50,560     53,908     74,845     86,341     72,822      --        --
EARNINGS GROWTH
Accumulation Share Value:
   Beginning of period (Note 1) .............   $   7.10   $   5.76   $   8.63   $  13.85   $  21.87   $  10.00      --        --
   End of period ............................   $   7.20   $   7.10   $   5.76   $   8.63   $  13.85   $  21.87      --        --
Number of Accumulation Shares outstanding
   at end of period .........................     78,767     90,017     98,370    112,159    154,934    143,380
GROWTH & INCOME
Accumulation Share Value:
   Beginning of period (Note 2) .............   $   6.95   $   5.66   $   7.36   $  10.00         --         --      --        --
   End of period ............................   $   7.61   $   6.95   $   5.66   $   7.36         --         --      --        --
Number of Accumulation Shares outstanding
   at end of period .........................    283,703    306,082    182,202    225,112         --         --      --        --
FUNDAMENTAL VALUE
Accumulation Share Value:
   Beginning of period (Note 2) .............   $  11.12   $   8.75   $  10.73   $  10.00         --         --      --        --
   End of period ............................   $  12.70   $  11.12   $   8.75   $  10.73         --         --      --        --
Number of Accumulation Shares outstanding
   at end of period .........................     22,289     21,714     23,612     30,710         --         --      --        --
FUNDAMENTAL GROWTH
(Effective November 1, 2004, merged into
 "Large Cap Growth")
Accumulation Share Value:
   Beginning of period (Note 2) .............   $   8.84   $   6.79   $   9.86   $  10.00         --         --      --        --
   End of period ............................   $   8.43   $   8.84   $   6.79   $   9.86         --         --      --        --
Number of Accumulation Shares outstanding
   at end of period .........................         --     11,404     10,008     24,747         --         --      --        --

                                                 YEAR      YEAR       YEAR      YEAR      YEAR      YEAR      YEAR      YEAR
                                                 ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED
                                                DEC. 31   DEC. 31   DEC. 31   DEC. 31   DEC. 31   DEC. 31   DEC. 31   DEC. 31
                                                  2004      2003      2002      2001      2000      1999      1998      1997
                                                -------   -------   -------   -------   -------   -------   -------   -------
MID CAP VALUE B (formerly
   "Small/Mid Cap CORE")
Accumulation Share Value:
   Beginning of period (Note 1) .............   $ 14.73   $ 10.27   $ 12.27   $ 12.36   $ 11.96   $ 10.00      --        --
   End of period ............................   $ 17.27   $ 14.73   $ 10.27   $ 12.27   $ 12.36   $ 11.96      --        --
Number of Accumulation Shares outstanding
   at end of period .........................    16,112    16,311    15,084    19,421    16,718    12,272      --        --
SMALL CAP GROWTH
(Effective November 1, 2004, merged into
   "Small Cap Emerging Growth")
Accumulation Share Value:
   Beginning of period (Note 2) .............   $ 12.39   $  9.81   $ 14.19   $ 10.00        --        --      --        --
   End of period ............................   $ 12.27   $ 12.39   $  9.81   $ 14.19        --        --      --        --
Number of Accumulation Shares outstanding
   at end of period .........................        --    29,375    31,651    35,009        --        --      --        --
SMALL CAP EMERGING GROWTH
Accumulation Share Value:
   Beginning of period (Note 1) .............   $  8.52   $  5.79   $  8.17   $  8.60   $  9.56   $ 10.00      --        --
   End of period ............................   $  9.21   $  8.52   $  5.79   $  8.17   $  8.60   $  9.56      --        --
Number of Accumulation Shares outstanding
   at end of period .........................    48,346    12,101    14,125    12,245    16,236    14,326      --        --
INTERNATIONAL EQUITY INDEX
Accumulation Share Value:
   Beginning of period (Note 1) .............   $  9.49   $  6.77   $  8.08   $ 10.27   $ 12.59   $ 10.00      --        --
   End of period ............................   $ 11.27   $  9.49   $  6.77   $  8.08   $ 10.27   $ 12.59      --        --
Number of Accumulation Shares outstanding
   at end of period .........................    10,689    10,664    13,070    14,510    19,558    18,759      --        --
OVERSEAS EQUITY B (formerly "International
   Opportunities")
Accumulation Share Value:
   Beginning of period (Note 1) .............   $  8.79   $  6.72   $  8.33   $ 10.66   $ 12.91   $ 10.00      --        --
   End of period ............................   $  9.64   $  8.79   $  6.72   $  8.33   $ 10.66   $ 12.91      --        --
Number of Accumulation Shares outstanding
   at end of period .........................    43,870    38,739    42,177    48,242    50,459    21,856      --        --
OVERSEAS EQUITY
(Effective November 1, 2004, merged into
   "Overseas Equity B
(formerly"International Opportunities")")
Accumulation Share Value:
   Beginning of period (Note 1) .............   $ 10.76   $  7.79   $  8.42   $  9.12   $ 10.16   $ 10.00      --        --
   End of period ............................   $ 11.01   $ 10.76   $  7.79   $  8.42   $  9.12   $ 10.16      --        --
Number of Accumulation Shares outstanding
   at end of period .........................        --     6,486     4,448     4,508     5,357     6,608      --        --
OVERSEAS EQUITY C (formerly "Emerging
   Markets Equity")
(Effective November 1, 2004, merged into
   "Overseas Equity B
(formerly"International Opportunities")")
Accumulation Share Value:
   Beginning of period (Note 1) .............   $ 14.06   $  9.07   $  9.85   $ 10.35   $ 17.48   $ 10.00      --        --
   End of period ............................   $ 15.37   $ 14.06   $  9.07   $  9.85   $ 10.35   $ 17.48      --        --
Number of Accumulation Shares outstanding
   at end of period .........................        --     6,003     8,809     7,313     7,636     8,609      --        --
REAL ESTATE EQUITY
Accumulation Share Value:
   Beginning of period (Note 1) .............   $ 17.72   $ 13.11   $ 13.10   $ 12.54   $  9.60   $ 10.00      --        --
   End of period ............................   $ 23.89   $ 17.72   $ 13.11   $ 13.10   $ 12.54   $  9.60      --        --
Number of Accumulation Shares outstanding
   at end of period .........................     6,087     6,937     3,182     2,869     2,599     2,363      --        --

                                                 YEAR      YEAR     YEAR     YEAR     YEAR     YEAR      YEAR       YEAR
                                                 ENDED    ENDED    ENDED    ENDED    ENDED    ENDED      ENDED      ENDED
                                                DEC. 31  DEC. 31  DEC. 31  DEC. 31  DEC. 31  DEC. 31    DEC. 31    DEC. 31
                                                 2004     2003      2002     2001     2000     1999      1998       1997
                                               --------  -------  -------  -------  -------  -------  ----------  --------
FINANCIAL INDUSTRIES (NOTE 3)
Accumulation Share Value:
   Beginning of period .....................   $ 14.43   $ 11.60  $ 14.58  $ 17.90  $ 14.25  $ 14.36  $    13.39  $  10.00
   End of period ...........................   $ 15.49   $ 14.43  $ 11.60  $ 14.58  $ 17.90  $ 14.25  $    14.36  $  13.39
Number of Accumulation Shares outstanding
   at end of period ........................    22,357    24,757   29,786   44,296   59,272   59,300   1,826,652   645,730
MANAGED
Accumulation Share Value:
   Beginning of period (Note 1) ............   $ 10.31   $  8.77  $ 10.24  $ 10.67  $ 10.80  $ 10.00          --        --
   End of period ...........................   $ 11.02   $ 10.31  $  8.77  $ 10.24  $ 10.67  $ 10.80          --        --
Number of Accumulation Shares outstanding
   at end of period ........................    16,131    17,668   19,124   20,975   26,890   25,357          --        --
SHORT-TERM BOND
Accumulation Share Value:
   Beginning of period (Note 1) ............   $ 12.26   $ 12.08  $ 11.57  $ 10.84  $ 10.17  $ 10.00          --        --
   End of period ...........................   $ 12.28   $ 12.26  $ 12.08  $ 11.57  $ 10.84  $ 10.17          --        --
Number of Accumulation Shares outstanding
   at end of period ........................     7,734     7,829    5,826    6,019    6,207    5,058          --        --
BOND INDEX
Accumulation Share Value:
   Beginning of period (Note 1) ............   $ 12.58   $ 12.29  $ 11.32  $ 10.64  $  9.63  $ 10.00          --        --
   End of period ...........................   $ 12.92   $ 12.58  $ 12.29  $ 11.32  $ 10.64  $  9.63          --        --
Number of Accumulation Shares outstanding
   at end of period ........................     7,901     9,232   18,388   14,281   19,106   22,733          --        --
ACTIVE BOND
Accumulation Share Value:
   Beginning of period (Note 2) ............   $ 11.57   $ 11.00  $ 10.39  $ 10.00       --       --          --        --
   End of period ...........................   $ 11.97   $ 11.57  $ 11.00  $ 10.39       --       --          --        --
Number of Accumulation Shares outstanding
   at end of period ........................    55,188    65,067   22,897   22,387       --       --          --        --
HIGH YIELD BOND
Accumulation Share Value:
   Beginning of period (Note 1) ............   $  9.98   $  8.67  $  9.19  $  9.11  $ 10.35  $ 10.00          --        --
   End of period ...........................   $ 10.66   $  9.98  $  8.67  $  9.19  $  9.11  $ 10.35          --        --
Number of Accumulation Shares outstanding
   at end of period ........................     5,093     6,395   11,108    9,657   10,644   11,541          --        --
GLOBAL BOND
Accumulation Share Value:
   Beginning of period (Note 1) ............   $ 13.96   $ 12.20  $ 10.39  $ 10.68  $  9.65  $ 10.00          --        --
   End of period ...........................   $ 15.26   $ 13.96  $ 12.20  $ 10.39  $ 10.68  $  9.65          --        --
Number of Accumulation Shares outstanding
   at end of period ........................     9,431     9,647   11,396    5,140    8,203    8,837          --        --
MONEY MARKET
Accumulation Share Value:
   Beginning of period (Note 2) ............   $ 10.12   $ 10.15  $ 10.12  $ 10.00       --       --          --        --
   End of period ...........................   $ 10.10   $ 10.12  $ 10.15  $ 10.12       --       --          --        --
Number of Accumulation Shares outstanding
   at end of period ........................    63,446    62,638   67,782   53,661       --       --          --        --

----------
(1)  Values shown for 1999 begin on May 3, 1999.

(2)  Values shown for 2001 begin on November 15, 2001.

(3)  Values shown for Financial Industries begin on April 30, 1997 and are based on Account holdings of the predecessor fund.

                         CONDENSED FINANCIAL INFORMATION

                    JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF

The following table provides selected data for accumulation shares for contracts with initial premium payments of $250,000 or more. Each period begins on January
1, except that the first year of operation of an investment option begins on the date shown in the Notes at the end of this table.

                                                YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR
                                               ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED
                                              DEC. 31   DEC. 31   DEC. 31   DEC. 31   DEC. 31   DEC. 31   DEC. 31   DEC. 31
                                                2004      2003      2002      2001      2000      1999      1998      1997
                                              -------   -------   -------   -------   -------   -------   -------   -------
EQUITY INDEX
Accumulation Share Value:
   Beginning of period (Note 1) ...........   $  9.20   $  7.23   $  9.41   $ 10.79   $ 12.00   $ 10.00      --        --
   End of period ..........................   $ 10.08   $  9.20   $  7.23   $  9.41   $ 10.79   $ 12.00      --        --
Number of Accumulation Shares
   outstanding at end of period ...........     4,262    75,959    75,959    79,909    79,917    61,962      --        --
LARGE CAP VALUE
Accumulation Share Value:
   Beginning of period (Note 1) ...........   $ 12.23   $  9.84   $ 11.46   $ 11.44   $ 10.22   $ 10.00      --        --
   End of period ..........................   $ 13.93   $ 12.23   $  9.84   $ 11.46   $ 11.44   $ 10.22      --        --
Number of Accumulation Shares
   outstanding at end of period ...........    22,174    54,141    54,818    47,784    47,784    36,375      --        --
LARGE CAP GROWTH
Accumulation Share Value:
   Beginning of period (Note 1) ...........   $  7.28   $  5.85   $  8.19   $ 10.03   $ 12.34   $ 10.00      --        --
   End of period ..........................   $  7.52   $  7.28   $  5.85   $  8.19   $ 10.03   $ 12.34      --        --
Number of Accumulation Shares
   outstanding at end of period ...........    17,276    12,579    13,586    48,418    49,959    38,907      --        --
EARNINGS GROWTH
Accumulation Share Value:
   Beginning of period (Note 1) ...........   $  7.19   $  5.82   $  8.69   $ 13.92   $ 21.92   $ 10.00      --        --
   End of period ..........................   $  7.31   $  7.19   $  5.82   $  8.69   $ 13.92   $ 21.92      --        --
Number of Accumulation Shares
   outstanding at end of period ...........     7,532    20,004    20,872    14,866    20,511    27,163      --        --
GROWTH & INCOME
Accumulation Share Value:
   Beginning of period (Note 2) ...........   $ 12.30   $  9.99   $ 12.97   $ 10.00        --        --      --        --
   End of period ..........................   $ 13.52   $ 12.30   $  9.99   $ 12.97        --        --      --        --
Number of Accumulation Shares
   outstanding at end of period ...........    15,633    16,765    11,472    17,169        --        --      --        --
FUNDAMENTAL VALUE
Accumulation Share Value:
   Beginning of period (Note 2) ...........   $  9.76   $  7.66   $  9.37   $ 10.00        --        --      --        --
   End of period ..........................   $ 11.17   $  9.76   $  7.66   $  9.37        --        --      --        --
Number of Accumulation Shares
   outstanding at end of period ...........        --    50,632    50,632    50,632        --        --      --        --
FUNDAMENTAL GROWTH
(Effective November 1, 2004, merged into
   "Large Cap Growth")
Accumulation Share Value:
   Beginning of period (Note 2) ...........   $  9.39   $  7.20   $ 10.43   $ 10.00        --        --      --        --
   End of period ..........................   $  8.97   $  9.39   $  7.20   $ 10.43        --        --      --        --
Number of Accumulation Shares
   outstanding at end of period ...........        --     5,248     5,264     8,119        --        --      --        --

                                                                YEAR     YEAR     YEAR     YEAR     YEAR     YEAR     YEAR     YEAR
                                                               ENDED    ENDED    ENDED    ENDED    ENDED    ENDED    ENDED    ENDED
                                                              DEC. 31  DEC. 31  DEC. 31  DEC. 31  DEC. 31  DEC. 31  DEC. 31  DEC. 31
                                                                2004    2003     2002     2001      2000     1999    1998     1997
                                                              -------  -------  -------  -------  -------  -------  -------  -------
MID CAP VALUE B (formerly "Small/Mid Cap CORE")
Accumulation Share Value:
   Beginning of period (Note 1) ............................   $14.91   $10.38   $12.36   $12.42   $11.99   $10.00     --       --
   End of period ...........................................   $17.53   $14.91   $10.38   $12.36   $12.42   $11.99     --       --
Number of Accumulation Shares outstanding at end of
   period ..................................................    9,924    4,305    5,358    6,506    6,516    5,870     --       --
SMALL CAP GROWTH
(Effective November 1, 2004, merged into "Small Cap
   Emerging Growth")
Accumulation Share Value:
   Beginning of period (Note 2) ............................   $14.55   $11.49   $16.57   $10.00       --       --     --       --
   End of period ...........................................   $14.43   $14.55   $11.49   $16.57       --       --     --       --
Number of Accumulation Shares outstanding at end of
   period ..................................................       --    2,478    2,478    2,702       --       --     --       --
SMALL CAP EMERGING GROWTH
Accumulation Share Value:
   Beginning of period (Note 1) ............................   $ 8.62   $ 5.85   $ 8.23   $ 8.64   $ 9.58   $10.00     --       --
   End of period ...........................................   $ 9.34   $ 8.62   $ 5.85   $ 8.23   $ 8.64   $ 9.58     --       --
Number of Accumulation Shares outstanding at end of
   period ..................................................    4,203    7,749    8,574       --       --    1,452     --       --
INTERNATIONAL EQUITY INDEX
Accumulation Share Value:
   Beginning of period (Note 1) ............................   $ 9.61   $ 6.84   $ 8.14   $10.32   $12.62   $10.00     --       --
   End of period ...........................................   $11.44   $ 9.61   $ 6.84   $ 8.14   $10.32   $12.62     --       --
Number of Accumulation Shares outstanding at end of
   period ..................................................    8,050    8,075    8,099    8,123    8,148       --     --       --
OVERSEAS EQUITY B (formerly "International Opportunities")
Accumulation Share Value:
   Beginning of period (Note 1) ............................   $ 8.90   $ 6.79   $ 8.39   $10.72   $12.94   $10.00     --       --
   End of period ...........................................   $ 9.78   $ 8.90   $ 6.79   $ 8.39   $10.72   $12.94     --       --
Number of Accumulation Shares outstanding at end of
   period ..................................................    5,820    4,791    6,084    7,494    7,506    5,408     --       --
OVERSEAS EQUITY
(Effective November 1, 2004, merged into "Overseas Equity B
   (formerly"International Opportunities")")
Accumulation Share Value:
   Beginning of period (Note 1) ............................   $10.90   $ 7.87   $ 8.49   $ 9.16   $10.18   $10.00     --       --
   End of period ...........................................   $11.18   $10.90   $ 7.87   $ 8.49   $ 9.16   $10.18     --       --
Number of Accumulation Shares outstanding at end of
   period ..................................................       --       --       --       --       --       --     --       --
OVERSEAS EQUITY C (formerly "Emerging Markets Equity")
  (Effective November 1, 2004, merged into "Overseas
   Equity B (formerly"International Opportunities")")
Accumulation Share Value:
   Beginning of period (Note 1) ............................   $14.24   $ 9.17   $ 9.93   $10.40   $17.52   $10.00     --       --
   End of period ...........................................   $15.60   $14.24   $ 9.17   $ 9.93   $10.40   $17.52     --       --
Number of Accumulation Shares outstanding at end of
   period ..................................................       --       --       --       --       --       --     --       --

                                                           YEAR     YEAR     YEAR     YEAR     YEAR     YEAR      YEAR     YEAR
                                                          ENDED    ENDED    ENDED    ENDED    ENDED    ENDED     ENDED    ENDED
                                                         DEC. 31  DEC. 31  DEC. 31  DEC. 31  DEC. 31  DEC. 31   DEC. 31  DEC. 31
                                                           2004     2003     2002     2001     2000     1999      1998     1997
                                                         -------  -------  -------  -------  -------  -------  --------  -------
REAL ESTATE EQUITY
Accumulation Share Value:
   Beginning of period (Note 1) .......................  $ 17.95  $ 13.24  $ 13.20  $ 12.61  $  9.63  $ 10.00        --       --
   End of period ......................................  $ 24.26  $ 17.95  $ 13.24  $ 13.20    12.61  $  9.63        --       --
Number of Accumulation Shares outstanding at end of
   period .............................................   10,542   11,719   11,722   11,726   11,730   11,845        --       --
FINANCIAL INDUSTRIES (NOTE 3)
Accumulation Share Value:
   Beginning of period ................................  $ 14.67  $ 11.76  $ 14.75  $ 18.06  $ 14.35  $ 14.42  $  13.41  $ 10.00
   End of period ......................................  $ 15.79  $ 14.67  $ 11.76  $ 14.75  $ 18.06  $ 14.35  $  14.42  $ 13.41
Number of Accumulation Shares outstanding at end of
   period .............................................    5,074    7,562   10,776   15,026   13,558   17,470   149,851   73,106
MANAGED
Accumulation Share Value:
   Beginning of period (Note 1) .......................  $ 10.44  $  8.86  $ 10.32  $ 10.72  $ 10.83  $ 10.00        --       --
   End of period ......................................  $ 11.18  $ 10.44  $  8.86  $ 10.32  $ 10.72  $ 10.83        --       --
Number of Accumulation Shares outstanding at end of
   period .............................................       --       --       --       --       --       --        --       --
SHORT-TERM BOND
Accumulation Share Value:
   Beginning of period (Note 1) .......................  $ 12.41  $ 12.20  $ 11.66  $ 10.89  $ 10.19  $ 10.00        --       --
   End of period ......................................  $ 12.46  $ 12.41  $ 12.20  $ 11.66  $ 10.89  $ 10.19        --       --
Number of Accumulation Shares outstanding at end of
   period .............................................       --       --       --       --       --    4,987        --       --
BOND INDEX
Accumulation Share Value:
   Beginning of period (Note 1) .......................  $ 12.74  $ 12.42  $ 11.41  $ 10.66  $  9.66  $ 10.00        --       --
   End of period ......................................  $ 13.12  $ 12.74  $ 12.42  $ 11.41  $ 10.66  $  9.66        --       --
Number of Accumulation Shares outstanding at end of
   period .............................................    9,826    9,826    9,826    9,826    9,826    9,826        --       --
ACTIVE BOND
Accumulation Share Value:
   Beginning of period (Note 2) .......................  $ 14.78  $ 14.02  $ 13.20  $ 10.00       --       --        --       --
   End of period ......................................  $ 15.33  $ 14.78  $ 14.02  $ 13.20       --       --        --       --
Number of Accumulation Shares outstanding at end of
   period .............................................   13,113   24,515   24,867   12,777       --       --        --       --
HIGH YIELD BOND
Accumulation Share Value:
   Beginning of period (Note 1) .......................  $ 10.10  $  8.76  $  9.26  $  9.16  $ 10.38  $ 10.00        --       --
   End of period ......................................  $ 10.82  $ 10.10  $  8.76  $  9.26  $  9.16  $ 10.38        --       --
Number of Accumulation Shares outstanding at end of
   period .............................................       --    6,229    2,466    2,470    2,473    2,423        --       --
GLOBAL BOND
Accumulation Share Value:
   Beginning of period (Note 1) .......................  $ 14.14  $ 12.32  $ 10.47  $ 10.73  $  9.68  $ 10.00        --       --
   End of period ......................................  $ 15.49  $ 14.14  $ 12.32  $ 10.47  $ 10.73  $  9.68        --       --
Number of Accumulation Shares outstanding at end of
   period .............................................       --       --       --       --       --       --        --       --

                                                           YEAR     YEAR     YEAR     YEAR      YEAR     YEAR     YEAR     YEAR
                                                          ENDED    ENDED    ENDED    ENDED     ENDED    ENDED    ENDED    ENDED
                                                         DEC. 31  DEC. 31  DEC. 31  DEC. 31   DEC. 31  DEC. 31  DEC. 31  DEC. 31
                                                           2004    2003     2002     2001       2000     1999    1998     1997
                                                         -------  -------  -------  -------   -------  -------  -------  -------
MONEY MARKET
Accumulation Share Value:
   Beginning of period (Note 2) .......................  $ 12.16  $ 12.17  $ 12.11  $ 10.00      --       --       --       --
   End of period ......................................  $ 12.17  $ 12.16  $ 12.17  $ 12.11      --       --       --       --
Number of Accumulation Shares outstanding at end of
   period .............................................   65,316   83,691   86,772   92,991      --       --       --       --

----------
(1)  Values shown for 1999 begin on May 3, 1999.

(2)  Values shown for 2001 begin on November 15, 2001.

(3)  Values shown for Financial Industries begin on April 30, 1997 and are based on Account holdings of the predecessor fund.

      ANNUITY SERVICE OFFICE                            MAILING ADDRESS
       601 Congress Street                           Post Office Box 55106
 Boston, Massachusetts 02210-2805              Boston, Massachusetts 02205- 5106
(617) 663-3000 or (800) 824-0335

                          Prospectus dated May 2, 2005
                                for interests in
                    John Hancock Variable Annuity Account JF

                       Interests are made available under

                        REVOLUTION EXTRA VARIABLE ANNUITY

   a flexible purchase payment deferred combination fixed and variable annuity contract issued by
                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

This contract enables you to earn fixed rates of interest that we guarantee for stated periods of time ("guarantee periods") and investment-based returns in the following variable investment options:

                Health Sciences                Mid Value
                Small Cap Growth               Growth & Income II
                Small Cap Index*               500 Index B
                Mid Cap Stock                  Equity-Income
                Financial Services             Managed
                International Equity Index B   High Yield
                Overseas Equity                Global Bond
                Mid Cap Index                  Total Return
                Large Cap Growth               Bond Index B
                Total Stock Market Index       Active Bond
                Blue Chip Growth               Short-Term Bond
                Real Estate Securities         Money Market B
                Small Cap Value

* Not available for contracts issued after April 30, 2003

THE REVOLUTION EXTRA VARIABLE ANNUITY PROVIDES AN EXTRA CREDIT FEATURE THAT IS
DESCRIBED ON PAGE 13. BECAUSE OF THIS FEATURE, THE WITHDRAWAL CHARGE APPLICABLE
TO CERTAIN WITHDRAWALS OF CONTRACT VALUE MAY BE HIGHER THAN THOSE IMPOSED UNDER
CONTRACTS WITHOUT AN "EXTRA CREDIT" OR "BONUS" FEATURE. THE AMOUNT OF THE EXTRA
CREDIT THAT WE ADD TO YOUR CONTRACT MAY BE MORE THAN OFFSET BY THE WITHDRAWAL
CHARGE THAT IS DESCRIBED ON PAGE 16 IF YOU PREMATURELY "SURRENDER" OR OTHERWISE
WITHDRAW MONEY IN EXCESS OF THE FREE WITHDRAWAL AMOUNTS (SEE PAGE 17) WHILE THIS
CHARGE IS IN EFFECT. CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR INSURED,
GUARANTEED OR ENDORSED BY ANY BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION,
THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY. PLEASE READ THIS PROSPECTUS
CAREFULLY AND KEEP IT FOR FUTURE REFERENCE. IT CONTAINS INFORMATION THAT THE
CONTRACT OWNER ("YOU") SHOULD KNOW BEFORE INVESTING. PLEASE NOTE THAT THE
SECURITIES AND EXCHANGE COMMISSION ("SEC") HAS NOT APPROVED OR DISAPPROVED THESE
SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Additional information about the contract and the Account is contained in a
Statement of Additional Information, dated the same date as this prospectus, which has been filed with the SEC and is incorporated herein by reference. The
Statement of Additional Information is available without charge upon request by writing us at the above address or by telephoning the number above. The SEC maintains a Web site (http://www.sec.gov) that contains the Statement of
Additional Information and other information about us, the contracts and the
Account. We list the Table of Contents of the Statement of Additional
Information on page 3.

In this Prospectus, we refer to John Hancock Variable Life Insurance Company as
"JHVLICO," "WE," "US," "OUR," or "THE COMPANY." In addition, John Hancock
Variable Annuity Account JF is referred to as the "ACCOUNT".


   To What Extent Can JHVLICO Vary the Terms and Conditions of its

   WHAT HAPPENS IF THE OWNER OR THE ANNUITANT DIES BEFORE MY CONTRACT'S

   WHAT ADDITIONAL GUARANTEE APPLIES TO THE GUARANTEE PERIODS UNDER


                                       2



                                        3

The Table of Contents of the Statement of Additional Information lists the following subjects that it covers:

                                     "SAI"

                            GUIDE TO THIS PROSPECTUS

This is the prospectus - it is not the contract. The prospectus simplifies many contract provisions to better communicate the contract's essential features.
Your rights and obligations under the contract will be determined by the language of the contract itself. On request, we will provide the form of contract for you to review. In any event, when you receive your contract, we suggest you read it promptly.

This prospectus contains information that you should know before you buy a contract or exercise any of your rights under the contract.

The variable investment options shown on page 1 are those available as of the date of this prospectus. We may add, modify or delete variable investment options in the future.

When you select one or more of these variable investment options, we invest your money in NAV shares of a corresponding portfolio of the John Hancock Trust (the
"Series Fund"). In this prospectus, the portfolios of the Series Fund may also be referred to as Funds.

The Series Fund is a so-called "series" type mutual fund registered with the
"SEC". The investment results of each variable investment option you select will depend on those of the corresponding fund of the Series Fund. Each of the funds is separately managed and has its own investment objective and strategies. The
Series Fund prospectus contains detailed information about each available fund.
Be sure to read that prospectus before selecting any of the variable investment options shown on page 1.

For amounts you don't wish to invest in a variable investment option, you currently can select a five year guarantee period. (We may make additional guarantee periods available in the future, each of which would have its own guaranteed interest rate and expiration date, and we may make one or more additional guarantee periods available for contracts issued before September 30,
2002. We cannot provide any assurance that we will make any additional guarantee periods available, however.)

If you remove money from any guarantee period prior to its expiration, however, we may increase or decrease your contract's value to compensate for changes in interest rates that may have occurred subsequent to the beginning of that guarantee period. This is known as a "market value adjustment."

The contracts are not available in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities in any state to any person to whom it is unlawful to make or solicit an offer in that state.

                                        2

                                   FEE TABLES

THE FOLLOWING TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU WILL PAY WHEN
BUYING, OWNING AND SURRENDERING A REVOLUTION EXTRA CONTRACT. THE FIRST TABLE
DESCRIBES THE CHARGES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE CONTRACT,
SURRENDER THE CONTRACT, OR TRANSFER ACCOUNT VALUE BETWEEN INVESTMENT OPTIONS.
STATE PREMIUM TAXES MAY ALSO BE DEDUCTED.

CONTRACTOWNER TRANSACTION EXPENSES                           REVOLUTION EXTRA
------------------------------------------------------   -----------------------
Maximum Withdrawal Charge (as % of amount withdrawn or     7% for the first year
surrendered) (1)                                          7% for the second year
                                                           7% for the third year
                                                          7% for the fourth year
                                                           6% for the fifth year
                                                           5% for the sixth year
                                                         4% for the seventh year
                                                              0% thereafter

Maximum transfer charge (2)                                        $25

(1) This charge is taken upon withdrawal or surrender within the specified period of years measured from the date of premium payment.

(2) This charge is not currently imposed, but we reserve the right to do so in the contract. If we do, it will be taken upon each transfer into or out of any investment option beyond an annual limit of not less than 12.

THE NEXT TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY PERIODICALLY
DURING THE TIME YOU OWN THE CONTRACT. THIS TABLE DOES NOT INCLUDE FEES AND
EXPENSES PAID AT THE FUND LEVEL.

                                                                REVOLUTION EXTRA
--------------------------------------------------------------------------------
Maximum Annual Contract Fee (3)                                       $50

Current Annual Contract Fee (4)                                       $30

Separate Account Annual Expenses (as a percentage of average
account value) (5)                                                    1.25%

                                                           OPTIONAL BENEFIT RIDER CHARGES (6)
--------------------------------------------------------------------------------------------------
Waiver of Withdrawal Charge ("CARESolutions") Rider   0.10% of that portion of your contract's
                                                      total value attributable to premiums
                                                      that are still subject to surrender charges.

Enhanced Death Benefit Rider (7)                      0.25% of your contract's total value

Earnings Enhancement ("Beneficiary Tax Relief")       0.25% of your contract's total value
Death Benefit Rider

Accumulated Value Enhancement                         0.35% of your initial premium payment
("CARESolutions Plus") Rider (8)

Guaranteed Retirement Income Benefit Rider (9)        0.30% of your contract's total value

(3) This charge is not currently imposed, and would only apply to contracts of less than $50,000.

(4) This charge applies only to contracts of less than $50,000. It is taken at the end of each contract year but, if you surrender a contract before then, it will be taken at the time of surrender.

(5) This charge only applies to that portion of account value held in the variable investment options. The charge does not apply to amounts in the guarantee periods or in the guarantee rate account under our dollar-cost averaging value program.

(6) Charges for optional benefit riders are assessed monthly. The monthly charge is 1/12th of the annual charge shown in the table.

(7) In certain states (and for riders issued prior to May 1, 2002), the rate for the Enhanced Death Benefit rider may be lower than the amount shown.

(8) This rider is available only if you purchase the Waiver of Withdrawal Charge rider as well. We reserve the right to increase the annual charge shown on a uniform basis for all Accumulated Value Enhancement riders issued in the same state.

(9) This rider is not available for contracts issued after April 30, 2004.

The next table describes the minimum and maximum total operating expenses charged by the portfolios that you may pay periodically during the time that you own the contract. More detail concerning each portfolio's fees and expenses is contained in the portfolio's prospectus.

TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES                         MINIMUM   MAXIMUM
---------------------------------------------------------------   -------   -------
Range of expenses that are deducted from fund assets, including
management fees, and other expenses                                0.50%     1.16%

THE FOLLOWING TABLE DESCRIBES THE OPERATING EXPENSES FOR EACH OF THE PORTFOLIOS,
AS A PERCENTAGE OF THE PORTFOLIO'S AVERAGE NET ASSETS FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2004. MORE DETAIL CONCERNING EACH PORTFOLIO'S FEES AND EXPENSES IS
CONTAINED IN THE PORTFOLIO'S PROSPECTUS AND IN THE NOTES FOLLOWING THE TABLE.

                                        3

ALL OF THE PORTFOLIOS SHOWN IN THE TABLE ARE NAV CLASS SHARES THAT ARE NOT
SUBJECT TO RULE 12b-1 FEES THESE NAV CLASS SHARES COMMENCED OPERATIONS ON APRIL
29, 2005. THESE NAV CLASS SHARES OF A PORTFOLIO ARE BASED UPON THE EXPENSE
RATIOS OF THE PORTFOLIO'S SERIES I SHARES FOR THE YEAR ENDED DECEMBER 31, 2004
(ADJUSTED TO REFLECT THE ABSENCE OF ANY RULE 12b-1 FEE APPLICABLE TO THE NAV
SHARES).

                                                                       TOTAL
                                             MANAGEMENT     OTHER     ANNUAL
PORTFOLIO                                       FEES      EXPENSES   EXPENSES
------------------------------------------   ----------   --------   --------
JOHN HANCOCK TRUST - NAV SHARES
Health Sciences Trust                         1.05%(B)      0.11%      1.16%
Small Cap Growth Trust(A)                     1.08%         0.07%      1.15%
Small Cap Index Trust                         0.49%         0.03%      0.52%
Mid Cap Stock Trust                           0.86%         0.05%      0.91%
Financial Services Trust                      0.88%(C)      0.08%      0.96%
International Equity Index Trust B(A + D)     0.55%         0.04%      0.59%
Overseas Equity Trust(A)                      1.05%         0.09%      1.14%
Mid Cap Index Trust                           0.49%         0.03%      0.52%
Large Cap Growth Trust                        0.85%         0.06%      0.91%
Total Stock Market Index Trust                0.49%         0.03%      0.52%
Blue Chip Growth Trust                        0.82%(B)      0.04%      0.86%
Real Estate Securities Trust                  0.70%         0.05%      0.75%
Small Cap Value Trust(A)                      1.08%         0.08%      1.16%
Mid Value Trust (A +)                         1.01%(B)      0.07%      1.08%
Growth & Income II Trust  (A +)               0.68%         0.03%      0.71%
500 Index Trust B(A + D)                      0.47%         0.03%      0.50%
Equity-Income Trust                           0.81%(B)      0.05%      0.86%
Managed Trust (A +)                           0.73%         0.04%      0.77%
High Yield Trust                              0.68%         0.07%      0.75%
Global Bond Trust                             0.70%         0.10%      0.80%
Total Return Trust                            0.70%         0.05%      0.75%
Bond Index Trust B (A + D)                    0.47%         0.03%      0.50%
Active Bond Trust (A +)                       0.61%         0.04%      0.65%
Short-Term Bond Trust (A + D)                 0.58%         0.05%      0.63%
Money Market Trust B (A +)                    0.49%         0.04%      0.53%

(+)  Commencement of operations -- April 29, 2005

(A)  Based on estimates for the current fiscal year

(B) The Adviser has voluntarily agreed to waive a portion of its advisory fee for the Science & Technology Trust, Health Sciences Trust, the Blue Chip Growth
Trust the Equity-Income Trust, the Mid Value Trust, and the Small Company Value
Trust. The waiver is based on the combined assets of these portfolios. Once these combined assets exceed specified amounts, the fee reduction is increased.

The fee reductions are applied to the advisory fees of each of the portfolios.
This voluntary fee waiver may be terminated at any time by the Adviser. If such advisory fee waiver were reflected, it is estimated that the "Management Fees"
and "Total Annual Expenses" for these portfolios would have been as follows:

                         MANAGEMENT   TOTAL ANNUAL
PORTFOLIO                   FEES        EXPENSES
----------------------   ----------   ------------
Health Sciences Trust       1.02%         1.13%
Blue Chip Growth Trust      0.79%         0.83%
Equity-Income Trust         0.78%         0.88%
Mid Value Trust             0.98%         1.30%

(C) Financial Services Trust. The Adviser has voluntarily agreed to reduce its advisory fee for the Financial Services Trust to the amounts shown below. These advisory fee waivers may be terminated at any time.

                                        4

                                        BETWEEN $50
                           FIRST $50    MILLION AND     EXCESS OVER
PORTFOLIO                   MILLION*   $500 MILLION*   $500 MILLION*
------------------------   ---------   -------------   -------------
Financial Services Trust     0.85%         0.80%           0.75%

* as a percentage of average annual net assets.

If such advisory fee waiver were reflected, it is estimated that the advisory fees ("Management Fees") and "Total Annual Expenses" would have been as follows:

                           MANAGEMENT   TOTAL ANNUAL
PORTFOLIO                     FEES        EXPENSES
------------------------   ----------   ------------
Financial Services Trust      0.83%         0.91%

(D) The Series Fund sells these portfolios only to certain variable life insurance and variable annuity separate accounts of JHLICO and its affiliates.
Each portfolio is subject to an expense cap pursuant to an agreement between the
Series Fund and the Advisor. The fees in the table reflect such expense cap. The expense cap is as follows: the Adviser has agreed to waive its advisory fee (or, if necessary, reimburse expenses of the portfolio) in an amount so that the rate of the portfolio's "Annual Operating Expenses" does not exceed the rate noted in the table above under "Total Annual Expenses." A portfolio's annual operating
Expenses including advisory fees, but excludes, taxes, brokerage commissions, interest, litigation and indemnification expenses and extraordinary expenses of the portfolio not incurred in the ordinary course of the portfolio's business.
Under the Agreement, the Adviser's obligation to provide the expense cap with respect to a particular portfolio terminates only if the Series Fund, without the prior written consent of the Adviser, sells shares of the portfolio to (or has shares of the portfolio held by) any person other than the variable life or variable annuity insurance separate accounts of JHLICO or any of its affiliates that are specified in the agreement.

EXAMPLES

The examples below are intended to help you compare the cost of investing in a
Revolution Extra contract with the cost of investing in other variable annuity contracts. These costs include contract owner expenses, contract fees, separate account annual expenses and Fund fees and expenses.

The following two examples are intended to help you compare the cost of investing in a Revolution Extra contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses and fund fees and expenses.

The first example assumes that you invest $10,000 in an "All Rider" contract with the following optional benefit riders: waiver of withdrawal charge rider, enhanced death benefit rider, earnings enhancement death benefit rider, accumulated value enhancement rider and guaranteed retirement income benefit rider. The first example also assumes that your investment has a 5% return each year and assumes the maximum annual contract fee and the maximum fees and expenses of any of the funds. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

Revolution Extra - maximum fund-level total operating expenses

                                                     1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                                     ------   -------   -------   --------
If you surrender the contract at the end of the
   applicable time period:                           $1,002    $1,758    $2,442    $3,928
If you annuitize, or do not surrender the contract
   at the end of the applicable time period:         $  372    $1,130    $1,906    $3,928

The next example assumes that you invest $10,000 in a "No Rider" contract with no optional benefit riders for the time periods indicated. This example also assumes that your investment has a 5% return each year and assumes the average annual contract fee we expect to receive for the contracts and the minimum fees and expenses of any of the funds. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

Revolution Extra - minimum fund-level total operating expenses

                                                     1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                                     ------   -------   -------   --------
If you surrender the contract at the end of the
   applicable time period:                            $810     $1,184    $1,493    $2,088
If you annuitize, or do not surrender the contract
   at the end of the applicable time period:          $180     $  558    $  961    $2,088

                                        5

                                BASIC INFORMATION

WHAT IS THE CONTRACT?

The contract is a deferred payment variable annuity contract. An "annuity contract" provides a person (known as the "annuitant" or "payee") with a series of periodic payments. Because this contract is also a "deferred payment"
contract, the "annuity payments" will begin on a future date, called the contract's "date of maturity." Under a "variable annuity" contract, the amount you have invested can increase or decrease in value daily based upon the value of the variable investment options chosen. If your annuity is provided under a master group contract, the term "contract" as used in this prospectus refers to the certificate you will be issued and not to the master group contract.

WHO OWNS THE CONTRACT?

That's up to you. Unless the contract provides otherwise, the owner of the contract is the person who can exercise the rights under the contract, such as the right to choose the investment options or the right to surrender the contract. In many cases, the person buying the contract will be the owner.
However, you are free to name another person or entity (such as a trust) as owner. In writing this prospectus, we've assumed that you, the reader, are the person or persons entitled to exercise the rights and obligations under discussion. If a contract has joint owners, both must join in any written notice or request.

IS THE OWNER ALSO THE ANNUITANT?

In many cases, the same person is both the annuitant and the owner of a contract. The annuitant is the person whose lifetime is used to measure the period of time when we make various forms of annuity payments. Also, the annuitant receives payments from us under any annuity option that commences during the annuitant's lifetime. We may permit you to name another person as annuitant or joint annuitant if that person meets our underwriting standards. We may also permit you to name as joint annuitants two persons other than yourself if those persons meet our underwriting standards.

HOW CAN I INVEST MONEY IN A CONTRACT?

PREMIUM PAYMENTS

We call the investments you make in your contract premiums or premium payments.
In general, you need at least a $10,000 initial premium payment to purchase a contract. If you plan to purchase your contract under any of the tax-qualified plans shown on page 34 or if you purchase your contract through the automatic investment program, different minimums may apply. If you choose to contribute more money into your contract, each subsequent premium payment must be at least
$200 ($100 for the annuity direct deposit program). If your contract's total value ever falls to zero, we may terminate it. Therefore, you may need to pay more premiums to keep the contract in force.

ALLOCATION OF PREMIUM PAYMENTS

An authorized representative of the broker-dealer or financial institution through whom you purchase your contract will assist you in (1) completing an application or placing an order for a contract and (2) transmitting it, along with your initial premium payment, to the Annuity Service Office.

Once we receive your initial premium payment and all necessary information, we will issue your contract and invest your initial premium payment within two business days. If the information is not in good order, we will contact you to get the necessary information. If for some reason, we are unable to complete this process within 5 business days, we will either send back your money or get your permission to keep it until we get all of the necessary information.

In certain situations, we will issue a contract upon receiving the order of your broker-dealer or financial institution but delay the effectiveness of the contract until we receive your signed application. (What we mean by "delaying effectiveness" is that we will not allow allocations to the variable investment options until we receive your signed application.) In those situations, if we do not receive your signed application within our required time period, we will deem the contract void from the beginning and return your premium payment. We will not issue a contract if any proposed owner or annuitant is older than age
84. We may also limit your ability to purchase multiple contracts on the same annuitants or owners. We may, however, waive either of these underwriting limits.

Once we have issued your contract and it becomes effective, we credit any additional premiums to your contract at the close of the business day in which we receive the payment. A business day is any date on which the New York Stock
Exchange is open for regular trading. Each business day ends at the close of regular trading for the day on that exchange. Usually this is 4:00 p.m., Eastern time. If we receive an additional premium payment after the close of a business day, we will credit it to your contract on the next business day.

                                        6

LIMITS ON PREMIUM PAYMENTS

You can make premium payments of up to $1,000,000 in any one contract year. We measure the years and anniversaries of your contract from its date of issue. We use the term contract year to refer to each period of time between anniversaries of your contract's date of issue.

The total of all new premium payments and transfers that you may allocate to any one variable investment option or guarantee period in any one contract year may not exceed $1,000,000.

While the annuitant is alive and the contract is in force, you can make premium payments at any time before the date of maturity.

However,

                                   YOU MAY NOT MAKE ANY PREMIUM PAYMENTS
IF YOUR CONTRACT IS USED TO FUND      AFTER THE ANNUITANT REACHES AGE
--------------------------------   -------------------------------------
a "tax qualified plan" (1)                      70 -1/2 (2)
a non-tax qualified plan                             85

(1)  as that term is used in "Tax Information," beginning on page 32.

(2)  except for a Roth IRA, which has no age limit.

WAYS TO MAKE PREMIUM PAYMENTS

Premium payments made by check or money order should be:

     .    Drawn on a U.S. bank,

     .    Drawn in U.S. dollars, and

     .    Made payable to "John Hancock" and sent to the Annuity Service Office.

We will not accept credit card checks. Nor will we accept starter or third party checks that fail to meet our administrative requirements.

We will accept your initial premium payment by exchange from another insurance company. You can find information about wire payments under "Premium payments by wire," below. You can find information about other methods of premium payment by contacting your broker-dealer or by contacting the Annuity Service Office.

PREMIUM PAYMENTS BY WIRE

If you purchase your contract through a broker-dealer firm or financial institution, you may transmit your initial premium payment by wire order. Your wire orders must include information necessary to allocate the premium payment among your selected investment options.

If your wire order is complete, we will invest the premium payment in your selected investment options as of the day we received the wire order. If the wire order is incomplete, we may hold your initial premium payment for up to 5 business days while attempting to obtain the missing information. If we can't obtain the information within 5 business days, we will immediately return your premium payment, unless you tell us to hold the premium payment for 5 more days pending completion of the application. Nevertheless, until we receive and accept a properly completed and signed application, we will not:

     .    issue a contract;

     .    accept premium payments; or

     .    allow other transactions.

After we issue your contract, subsequent premium payments may be transmitted by wire through your bank. Information about our bank, our account number, and the
ABA routing number may be obtained from the John Hancock Annuity Servicing
Office. Banks may charge a fee for wire services.

HOW WILL THE VALUE OF MY INVESTMENT IN THE CONTRACT CHANGE OVER TIME?

Prior to a contract's date of maturity, the amount you've invested in any variable investment option will increase or decrease based upon the investment experience of the corresponding Fund. Except for certain charges we deduct, your investment experience will be the same as if you had invested in the Fund directly and reinvested all fund dividends and distributions in additional shares.

                                        7

Like a regular mutual fund, each Fund deducts investment management fees and other operating expenses. These expenses are shown in the Fee Tables. However, unlike a mutual fund, we will also deduct charges relating to the annuity guarantees and other features provided by the contract. These charges reduce your investment performance and the amount we have credited to your contract in any variable investment option. We describe these charges under "What fees and charges will be deducted from my contract?" beginning on page 16.

The amount you've invested in a guarantee period will earn interest at the rate we have set for that period. The interest rate depends upon the length of the guarantee period you select. In states where approved, we currently make available guarantee periods with durations for five years, and we may make one or more additional guarantee periods available for contracts issued before
September 30, 2002. As long as you keep your money in a guarantee period until its expiration date, we bear all the investment risk on that money.

However, if you prematurely transfer, "surrender" or otherwise withdraw money from a guarantee period we will increase or reduce the remaining value in your contract by an amount that approximates the impact that any changes in interest rates would have had on the market value of a debt instrument with terms comparable to that guarantee period. This market value adjustment (or "MVA")
imposes investment risks on you. We describe how the market value adjustments work in "Calculation of market value adjustment ("MVA")" beginning on page 27.

At any time before the date of maturity, the total value of your contract equals

     .    the total amount you invested,

     .    plus the amount(s) credited to your contact under the "Extra Credit feature" described below,

     .    minus all charges we deduct,

     .    minus all withdrawals you have made,

     .    plus or minus any positive or negative MVAs that we have made at the time of any premature withdrawals or transfers you have made from a guarantee period,

     .    plus or minus each variable investment option's positive or negative investment return that we credit daily to any of your contract's value while it is in that option, and

     .    plus the interest we credit to any of your contract's value while it is in a guarantee period.

EXTRA CREDIT FEATURE

Each time you make a premium payment, we will credit an extra amount to the total value of your contract in addition to the amount of the premium payment.
If your premium payment is greater than $10,000 and less than $2.5 million, the extra amount will be equal to 3.5% of the premium payment. If your premium payment is $2.5 million or more, the extra amount will be equal to 5.0% of the premium payment. These extra amounts are referred to as extra credits. Each extra credit will be credited to your contract at the same time the premium payment is credited and will be allocated among the variable investment options and the guarantee periods in the same way that the premium payment is allocated
(see "Allocation of premium payments" on page 14). However, each extra credit will be treated for all purposes as "earnings" under your contract, not as a premium payment.

We expect to make a profit from the contracts and anticipate that a portion of the withdrawal charge, and any profits derived from other contract fees and charges, will be used to help recover our cost of providing the Extra Credit feature. (For a description of these fees and charges, see the response to the question "What fees and charges will be deducted from my contract?") Under certain circumstances (such as a withdrawal of money that is in excess of the
Free Withdrawal amounts, while a withdrawal charge is in effect) the cost associated with the Extra Credit feature may exceed the Extra Credit amount and any related earnings. You should consider this possibility before purchasing the contract.

WHAT ANNUITY BENEFITS DOES THE CONTRACT PROVIDE?

If your contract is still in effect on its date of maturity, it enters what is called the annuity period. During the annuity period, we make a series of fixed or variable payments to you as provided under one of our several annuity options. The form in which we will make the annuity payments, and the proportion of such payments that will be on a fixed basis and on a variable basis, depend on the elections that you have in effect on the date of maturity. Therefore, you should exercise care in selecting your date of maturity and your choices that are in effect on that date.

You should carefully review the discussion under "The annuity period," beginning on page 29, for information about all of these choices you can make.

TO WHAT EXTENT CAN JHVLICO VARY THE TERMS AND CONDITIONS OF ITS CONTRACTS?

                                        8

STATE LAW INSURANCE REQUIREMENTS

Insurance laws and regulations apply to us in every state in which our contracts are sold. As a result, various terms and conditions of your contract may vary from the terms and conditions described in this prospectus, depending upon where you reside. These variations will be reflected in your contract or in endorsements attached to your contract.

VARIATIONS IN CHARGES OR RATES

We may vary the charges, guarantee periods, rates and other terms of our contracts where special circumstances result in sales or administrative expenses, mortality risks or other risks that are different from those normally associated with the contracts. These include the types of variations discussed under "Certain changes" in the Additional Information section of this prospectus.

WHAT ARE THE TAX CONSEQUENCES OF OWNING A CONTRACT?

In most cases, no income tax will have to be paid on amounts you earn under a contract until these earnings are paid out. All or part of the following distributions from a contract may constitute a taxable payout of earnings:

     .    partial withdrawal (including systematic withdrawals)

     .    full withdrawal ("surrender")

     .    payment of any death benefit proceeds, and

     .    periodic payments under one of our annuity payment options.

In addition, if you elect the accumulated value enhancement rider, the Internal
Revenue Service might take the position that the annual charge for this rider is deemed a withdrawal from the contract which is subject to income tax and, if applicable, the special 10% penalty tax for withdrawals before the age of
59-1/2.

How much you will be taxed on a distribution is based upon complex tax rules and depends on matters such as

     .    the type of the distribution,

     .    when the distribution is made,

     .    the nature of any tax qualified retirement plan for which the contract is being used, if any, and

     .    the circumstances under which the payments are made.

If your contract is issued in connection with a tax-qualified retirement plan, all or part of your premium payments may be tax-deductible.

Special 10% tax penalties apply in many cases to the taxable portion of any distributions from a contract before you reach age 59-1/2. Also, most tax-qualified plans require that distributions from a contract commence and/or be completed by a certain period of time. This effectively limits the period of time during which you can continue to derive tax deferral benefits from any tax-deductible premiums you paid or on any earnings under the contract.

THE FAVORABLE TAX BENEFITS AVAILABLE FOR ANNUITY CONTRACTS ISSUED IN CONNECTION
WITH TAX-QUALIFIED PLANS ARE ALSO GENERALLY AVAILABLE FOR OTHER TYPES OF
INVESTMENTS OF TAX-QUALIFIED PLANS, SUCH AS INVESTMENTS IN MUTUAL FUNDS,
EQUITIES AND DEBT INSTRUMENTS. YOU SHOULD CAREFULLY CONSIDER WHETHER THE
EXPENSES UNDER AN ANNUITY CONTRACT ISSUED IN CONNECTION WITH A TAX-QUALIFIED
PLAN, AND THE INVESTMENT OPTIONS, DEATH BENEFITS AND LIFETIME ANNUITY INCOME
OPTIONS PROVIDED UNDER SUCH AN ANNUITY CONTRACT, ARE SUITABLE FOR YOUR NEEDS AND
OBJECTIVES.

HOW CAN I CHANGE MY CONTRACT'S INVESTMENT ALLOCATIONS?

ALLOCATION OF PREMIUM PAYMENTS

When you apply for your contract, you specify the variable investment options or guarantee periods (together, your investment options) in which your premium payments will be allocated. You may change this investment allocation for future premium payments at any time. Any change in allocation will be effective as of receipt of your request at the Annuity Service Office.

Currently, you may use a maximum of 18 investment options over the life of your contract. For purposes of this limit, each contribution or transfer of assets into a variable investment option or guarantee period that you are not then using or have not previously used counts as one "use" of an investment option.
Renewing a guarantee period upon its expiration does not count as a new use, however, if the new guarantee period has the same number of years as the expiring one.

TRANSFERS AMONG INVESTMENT OPTIONS

During the accumulation period, you may transfer amounts held in one investment option to any other investment option, up to the above-mentioned maximum of 18 investment options and subject to the restrictions set forth below. During the annuity period, you may make transfers to or from variable investment options that will result in no more than 4 investment options being used at once, up

                                        9

to the above-mentioned maximum of 18 variable investment options. You may not make any transfers during the annuity period, however, to or from a fixed annuity payment option.

To make a transfer, you must tell us how much to transfer, either as a whole number percentage or as a specific dollar amount. A confirmation of each transfer will be sent to you. Without our approval, the maximum amount you may transfer to or from any one variable investment option or guarantee period in any contract year is $1,000,000.

Currently, we do not impose a charge for transfer requests. The first twelve transfers in a contract year are free of any transfer charge. For each additional transfer in a contract year, we do not currently assess a charge but reserve the right (to the extent permitted by your contract) to impose a charge of up to $25 for any transfer beyond the annual limit (transfers out of a guarantee period may, however, incur a market value adjustment - either positive or negative).

We have adopted a policy and procedures to restrict frequent transfers of contract value among variable investment options. Variable investment options in variable annuity and variable life insurance products can be a prime target for abusive transfer activity because these products value their variable investment options on a daily basis and allow transfers among variable investment options without immediate tax consequences. As a result, some investors may seek to frequently transfer into and out of variable investment options in reaction to market news or to exploit some perceived pricing inefficiency. Whatever the reason, long-term investors in a variable investment option can be harmed by frequent transfer activity since such activity may expose the variable investment option's underlying Fund to increased portfolio transaction costs and/or disruption to the fund manager's ability to effectively manage the Fund's investment portfolio in accordance with the Fund's investment objective and policies, both of which may result in dilution with respect to interests held for long-term investment.

To discourage disruptive frequent trading activity, we have adopted a policy for the Account to restrict transfers to two per calendar month per contract, with certain exceptions, and procedures to count the number of transfers made under a contract. Under the current procedures of the Account, we count all transfers made during the period from the opening of trading each day the net asset value of the shares of a Fund are determined (usually 9 a.m.) to the close of trading that day (the close of day-time trading of the New York Stock Exchange (usually
4 p.m.) as a SINGLE transfer. We do NOT count: (a) scheduled transfers made pursuant to our Dollar Cost Averaging program or our Strategic Rebalancing
Program, (b) transfers from a fixed account option at the end of its guarantee period, (c) transfers made within a prescribed period before and after a substitution of underlying Funds and (d) transfers made during the annuity period (these transfers are subject to a 30 day notice requirement, however, as described in the "Transfers during the annuity period" section of this
Prospectus). Under the Account's policy and procedures, Contract owners may transfer to a Money Market investment option even if the two transfer per month limit has been reached if 100% of the contract value in all variable investment options is transferred to that Money Market investment option. If such a transfer to a Money Market investment option is made, for a 30 calendar day period after such transfer, no subsequent transfers from that Money Market investment option to another variable investment option may be made. We apply the Account's policy and procedures uniformly to all contract owners.

We reserve the right to take other actions at any time to restrict trading, including, but not limited to:

     .    restricting the number of transfers made during a defined period,

     .    restricting the dollar amount of transfers,

     .    restricting the method used to submit transfers (e.g., changing telephone and facsimile procedures to require that transfer requests be submitted in writing via U.S. mail), and

     .    restricting transfers into and out of certain subaccounts.

In addition, we reserve the right to defer a transfer at any time we are unable to purchase or redeem shares of the Funds. We also reserve the right to modify or terminate the transfer privilege at any time (to the extent permitted by applicable law), and to prohibit a transfer less than 30 days prior to the contract's date of maturity.

While we seek to identify and prevent disruptive frequent trading activity, it may not always be possible to do so. Therefore, no assurance can be given that the restrictions we impose will be successful in preventing disruptive frequent trading activity and avoid harm to long-term investors.

PROCEDURE FOR TRANSFERRING YOUR ASSETS

You may request a transfer in writing or, if you have authorized telephone transfers, by telephone or fax. All transfer requests should be directed to the
John Hancock Annuity Service Office. Your request should include:

     .    your name

     .    daytime telephone number,

     .    contract number,

     .    the names of the investment options to and from which assets are being transferred, and

     .    the amount of each transfer.

                                       10

The request becomes effective on the day we receive your request, in proper form, at the Annuity Service Office.

TELEPHONE AND FACSIMILE TRANSACTIONS

If you complete a special authorization form, you can request transfers among investment options and changes of allocation among investment options simply by telephoning or by faxing us at the Annuity Service Office. Any fax request should include your name, daytime telephone number, contract number and, in the case of transfers and changes of allocation, the names of the investment options involved. We will honor telephone instructions from anyone who provides the correct identifying information, so there is a risk of loss to you if this service is used by an unauthorized person. However, you will receive written confirmation of all telephone transactions. There is also a risk that you will be unable to place your request due to equipment malfunction or heavy phone line usage. If this occurs, you should submit your request in writing.

If you authorize telephone transactions, you will be liable for any loss, expense or cost arising out of any unauthorized or fraudulent telephone instructions which we reasonably believe to be genuine, unless such loss, expense or cost is the result of our mistake or negligence. We employ procedures which provide safeguards against the execution of unauthorized transactions, and which are reasonably designed to confirm that instructions received by telephone are genuine. These procedures include requiring personal identification, tape recording calls, and providing written confirmation to the owner. If we do not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, we may be liable for any loss due to unauthorized or fraudulent instructions.

As stated earlier in this prospectus, we have imposed restrictions on transfers including the right to change our telephone and facsimile transaction procedures at any time. We also reserve the right to suspend or terminate the privilege altogether with respect to any owners who we feel are abusing the privilege to the detriment of other owners.

DOLLAR-COST AVERAGING PROGRAM

You may elect, at no cost, to automatically transfer assets from any variable investment option to one or more other variable investment options on a monthly, quarterly, semiannual, or annual basis.

The following conditions apply to the dollar-cost averaging program:

     .    You may elect the program only if the total value of your contract equals $15,000 or more.

     .    The amount of each transfer must equal at least $250.

     .    You may change your variable investment allocation instructions at any time in writing or, if you have authorized telephone transfers, by telephone.

     .    You may discontinue the program at any time.

     .    The program automatically terminates when the variable investment option from which we are taking the transfers has-been exhausted.

     .    Automatic transfers to or from guarantee periods are not permitted.

     .    We reserve the right to suspend or terminate the program at any time.

STRATEGIC REBALANCING

This program automatically re-sets the percentage of your account value allocated to the variable investment options. Over time, the variations in the investment results for each variable investment option you've selected for this program will shift the percentage allocations among them. The strategic rebalancing program will periodically transfer your account value among these variable investment options to reestablish the preset percentages you have chosen. (You may, however, change your variable investment allocation instructions at any time in writing or, if you have authorized telephone transfers, by telephone.) Strategic rebalancing would usually result in transferring amounts from a variable investment option with relatively higher investment performance since the last rebalancing to one with relatively lower investment performance. However, rebalancing can also result in transferring amounts from a variable investment option with relatively lower current investment performance to one with relatively higher current investment performance.

This program can be elected by sending the appropriate form to our Annuity
Service Office. You must specify the frequency for rebalancing (monthly, quarterly, semi-annually or annually), the preset percentage for each variable investment option, and a future beginning date.

Once elected, strategic rebalancing will continue until we receive notice of cancellation of the option or notice of the death of the insured person.

The guarantee periods do not participate in and are not affected by strategic rebalancing. We reserve the right to modify, terminate or suspend the strategic rebalancing program at any time.

                                       11

WHAT FEES AND CHARGES WILL BE DEDUCTED FROM MY CONTRACT?

ANNUAL CONTRACT FEE

We deduct the annual contract fee shown in the Fee Tables at the beginning of each contract year after the first contract year. We also deduct it if you surrender your contract, unless your contract's total value is $50,000 or more at the time of surrender. We take the deduction proportionally from each variable investment option and each guarantee period you are then using. We reserve the right to increase the annual contract fee to up to $50.

ASSET-BASED CHARGE

We deduct Separate Account expenses daily, as an asset-based charge shown in the
Fee Tables, to compensate us primarily for our administrative expenses and for the mortality and expense risks that we assume under the contracts. This charge does not apply to assets you have in our guarantee periods. We take the deduction proportionally from each variable investment option you are then using.

In return for the mortality risk charge, we assume the risk that annuitants as a class will live longer than expected, requiring us to pay a greater number of annuity payments. In return for the expense risk charge, we assume the risk that our expenses relating to the contracts may be higher than we expected when we set the level of the contracts' other fees and charges, or that our revenues from such other sources will be less than expected.

PREMIUM TAXES

We make deductions for any applicable premium or similar taxes based on the amount of a premium payment. Currently, certain local jurisdictions assess a tax of up to 5% of each premium payment.

In most cases, we deduct a charge in the amount of the tax from the total value of the contract only at the time of annuitization, death, surrender, or withdrawal. We reserve the right, however, to deduct the charge from each premium payment at the time it is made. We compute the amount of the charge by multiplying the applicable premium tax percentage times the amount you are withdrawing, surrendering, annuitizing or applying to a death benefit.

WITHDRAWAL CHARGE

If you withdraw some of your premiums from your contract prior to the date of maturity ("partial withdrawal") or if you surrender (turn in) your contract, in its entirety, for cash prior to the date of maturity ("total withdrawal" or
"surrender"), we may assess a withdrawal charge. The amount of this charge will depend on the number of years that have passed since we received your premium payments, as shown in the Fee Tables. We use this charge to help defray expenses relating to the Extra Credit feature and to sales of the contracts, including commissions paid and other distribution costs.

Free withdrawal amounts: If you have any profit in your contract, you can always withdraw that profit without any withdrawal charge. By "profit," we mean the amount by which your contract's total value exceeds the premiums you have paid and have not (as discussed below) already withdrawn. If your contract doesn't have any profit (or you have withdrawn it all) you can still make chargefree withdrawals, unless and until all of your withdrawals during the same contract year exceed 10% of all of the premiums you have paid to date.

How we determine and deduct the charge: If the amount you withdraw or surrender totals more than the free withdrawal amount during the contract year, we will assess a withdrawal charge shown in the Fee Tables on any amount of the excess that we attribute to premium payments you made within a withdrawal charge period. Solely for purposes of determining the amount of the withdrawal charge, we assume that the amount of each withdrawal that exceeds the free withdrawal amount (together with any associated withdrawal charge) is a withdrawal first from the earliest premium payment, and then from the next earliest premium payment, and so forth until all payments have been exhausted. Once a premium payment has been considered to have been "withdrawn" under these procedures, that premium payment will not enter into any future withdrawal charge calculations.

We deduct the withdrawal charge proportionally from each variable investment option and each guarantee period being reduced by the surrender or withdrawal.
For example, if 60% of the withdrawal amount comes from a Growth option and 40%
from the Money Market option, then we will deduct 60% of the withdrawal charge from the Growth option and 40% from the Money Market option. If any such option has insufficient remaining value to cover the charge, we will deduct any shortfall from all of your other investment options, pro-rata based on the value in each. If your contract as a whole has insufficient surrender value to pay the entire charge, we will pay you no more than the surrender value.

You will find examples of how we compute the withdrawal charge in Appendix C to this prospectus.

When withdrawal charges don't apply: We don't assess a withdrawal charge in the following situations:

                                       12

     .    on amounts applied to an annuity option at the contract's date of maturity or to pay a death benefit;

     .    on certain withdrawals if you have elected the rider that waives the withdrawal charge; and

     .    on amounts withdrawn to satisfy the minimum distribution requirements for tax qualified plans. (Amounts above the minimum distribution requirements are subject to any applicable withdrawal charge, however.)

How an MVA affects the withdrawal charge: If you make a withdrawal from a guarantee period at a time when the related MVA results in an upward adjustment in your remaining value, we will calculate the withdrawal charge as if you had withdrawn that much more. Similarly, if the MVA results in a downward adjustment, we will compute any withdrawal charge as if you had withdrawn that much less.

OTHER CHARGES

We deduct the optional benefit rider charges shown in the Fee Tables proportionally from each of your investment options, including the guaranteed periods, based on your value in each.

HOW CAN I WITHDRAW MONEY FROM MY CONTRACT?

SURRENDERS AND PARTIAL WITHDRAWALS

Prior to your contract's date of maturity, if the annuitant is living, you may:

     .    surrender your contract for a cash payment of its "surrender value,"
          or

     .    make a partial withdrawal of the surrender value.

The surrender value of a contract is the total value of a contract, after any market value adjustment, minus the annual contract fee, any applicable premium tax, any withdrawal charges, and any applicable rider charges. We will determine the amount surrendered or withdrawn as of the date we receive your request in proper form at the Annuity Service Office.

Certain surrenders and withdrawals may result in taxable income to you or other tax consequences as described under "Tax information," beginning on page 32.
Among other things, if you make a full surrender or partial withdrawal from your contract before you reach age 59-1/2, an additional federal penalty of 10%
generally applies to any taxable portion of the withdrawal.

We will deduct any partial withdrawal proportionally from each of your investment options based on the value in each, unless you direct otherwise.

Without our prior approval, you may not make a partial withdrawal:

     .    for an amount less than $100, or

     .    if the remaining total value of your contract would be less than
          $1,000.

We reserve the right to terminate your contract if the value of your contract becomes zero.

You generally may not make any surrenders or partial withdrawals once we begin making payments under an annuity option.

WAIVER OF WITHDRAWAL CHARGE RIDER

You may purchase an optional waiver of withdrawal charge rider at the time of application. The "covered persons" under the rider are the owner and the owner's spouse, unless the owner is a trust. If the owner is a trust, the "covered persons" are the annuitant and the annuitant's spouse.

Under this rider, we will waive withdrawal charges on any withdrawals, if all the following conditions apply to a "covered person":

     .    a covered person becomes confined to a nursing home beginning at least
          30 days after we issue your contract;

     .    such covered person remains in the nursing home for at least 90 consecutive days receiving nursing care; and

     .    the covered person's confinement is prescribed by a doctor and medically necessary because of a covered physical or mental impairment.

In addition, depending on your state, the rider may also provide for a waiver of withdrawal charges if a covered person has been diagnosed with a chronic, critical or terminal illness to the extent so provided in the rider.

You may not purchase this rider: (1) if either of the covered persons is older than 74 years at application or (2) in most states, if either of the covered persons was confined to a nursing home within the past two years.

                                       13

There is a charge for this rider, as set forth in the Fee Tables. This rider
(and the related charges) will terminate on the contract's date of maturity, upon your surrendering the contract, or upon your written request that we terminate it.

For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.
In certain marketing materials, this rider may be referred to as
"CARESolutions".

If you purchase this rider:

     .    you and your immediate family will also have access to a national program designed to help the elderly maintain their independent living by providing advice about an array of eldercare services available to seniors, and

     .    you will have access to a list of long-term care providers in your area who provide special discounts to persons who belong to the national program.

You should carefully review the tax considerations for optional benefit riders on page 32 before selecting this optional benefit rider.

SYSTEMATIC WITHDRAWAL PLAN

Our optional systematic withdrawal plan enables you to preauthorize periodic withdrawals. If you elect this plan, we will withdraw a percentage or dollar amount from your contract on a monthly, quarterly, semiannual, or annual basis, based upon your instructions. Unless otherwise directed, we will deduct the requested amount from each applicable investment option in the ratio that the value of each bears to the total value of your contract. Each systematic withdrawal is subject to any withdrawal charge or market value adjustment that would apply to an otherwise comparable non-systematic withdrawal. See "How will the value of my investment in the contract change over time?" beginning on page
12, and "What fees and charges will be deducted from my contract?" beginning on page 16. The same tax consequences also generally will apply.

The following conditions apply to systematic withdrawal plans:

     .    You may elect the plan only if the total value of your contract equals
          $25,000 or more.

     .    The amount of each systematic withdrawal must equal at least $100.

     .    If the amount of each withdrawal drops below $100 or the total value of your contract becomes less that $5,000, we will suspend the plan and notify you.

     .    You may cancel the plan at any time.

We reserve the right to modify the terms or conditions of the plan at any time without prior notice.

Telephone Withdrawals

If you complete a separate authorization form, you may make requests to withdraw a portion of your contract value by telephone. We reserve the right to impose maximum withdrawal amount and procedural requirements regarding this privilege.
For additional information regarding telephone procedures, see "Telephone and
Facsimile Transactions" in this prospectus.

WHAT HAPPENS IF THE OWNER OR THE ANNUITANT DIES BEFORE MY CONTRACT'S DATE OF
MATURITY?

We will pay a death benefit to the contract's beneficiary, depending on the form of ownership and whether there is one annuitant or joint annuitants:

     .    If your contract is owned by a single natural person and has a single annuitant, the death benefit is payable on the earlier of the owner's death and the annuitant's death.

     .    If your contract is owned by a single natural person and has joint annuitants, the death benefit is payable on the earliest of the owner's death (whether or not the owner is also an annuitant) and the last annuitant's death.

     .    If your contract is owned by joint owners and has a single annuitant, the death benefit is payable on the earliest of the first owner's death (whether or not the owner is also an annuitant) and the annuitant's death.

     .    If your contract is owned by joint owners and has joint annuitants, the death benefit is payable on the earliest of the first owner's death (whether or not the owner is also an annuitant) and the last annuitant's death.

If your contract has joint owners, each owner will automatically be deemed to be the beneficiary of the other. This means that any death benefit payable upon the death of one owner will be paid to the other owner. In that case, any other beneficiary you have named would receive the death benefit only if neither joint owner remains alive at the time the death benefit becomes payable.

We calculate the death benefit value as of the day we receive, in proper order at the Annuity Service Office:

                                       14

     .    proof of death before the contract's date of maturity, and

     .    the required instructions as to method of settlement.

We will generally pay the death benefit in a single sum to the beneficiary you chose, unless

     .    the death benefit is payable because of the owner's death, the designated beneficiary is the owner's spouse, and he or she elects to continue the contract in force (we explain contract continuation by a spouse in the section entitled "Distributions following death of owner," on page 31); or

     .    an optional method of settlement is in effect. If you have not elected an optional method of settlement, the beneficiary may do so. However, if the death benefit is less than $5,000, we will pay it in a lump sum, regardless of any election. You can find more information about optional methods of settlement under "Annuity options" on page 30.

STANDARD DEATH BENEFIT

We will pay a "standard" death benefit, unless you have chosen one of our optional death benefit riders. (We describe these riders below. If you choose one of these riders, we calculate the death benefit under the terms of the rider.) The standard death benefit we pay is the greater of:

     .    the total value of your contract, adjusted by any then-applicable market value adjustment, on the date we receive notice of death in proper order, or

     .    the total amount of premium payments made (plus any extra credits), less any partial withdrawals.

OPTIONAL DEATH BENEFITS

You may elect a death benefit that differs from the standard death benefit by purchasing an optional death benefit rider:

     .    only if the rider is available in your state;

     .    only when you apply for the contract;

     .    if you elect the Enhanced Death Benefit rider, only if each owner and each annuitant is under age 80 at the time you apply for the contract;
          and

     .    if you elect the Earnings Enhancement Death Benefit rider, only if each owner and each annuitant is under age 75 at the time you apply for the contract.

We may waive either or both of the last two restrictions for contracts purchased prior to the date a rider was available in your state.

As long as an optional death benefit rider is in effect, you will pay the monthly charge shown in the Fee Tables for that benefit. The rider and its related charges terminates on:

     .    the contract's date of maturity, or

     .    upon your surrendering the contract, or

     .    a change of ownership, except where a spousal beneficiary continues the rider after an owner's death (we explain contract continuation by a spouse in "Distributions following death of owner" on page 31).

In addition, you may terminate the Enhanced Death Benefit rider at any time by providing written notification to us at the John Hancock Annuity Servicing
Office shown on page 2. If you purchase an Earnings Enhancement Death Benefit rider, however, you CANNOT request us to terminate the rider and its charges.

ENHANCED DEATH BENEFIT

Under this benefit, we will pay the greatest of:

     .    the standard death benefit,

     .    the amount of each premium you have paid (but not including any extra credits), accumulated at 5% effective annual interest during the rider's measuring period (less any partial withdrawals you have taken and not including any interest on such amounts after they are withdrawn); or

     .    the highest total value of your contract (adjusted by any market value adjustment) as of any anniversary of your contract during the rider's measuring period, plus any premium payments you have made since that anniversary, minus any withdrawals you have taken since that anniversary.

The benefit's "measuring period" includes only those contract anniversaries that occur (1) before we receive proof of death and (2) before the measuring life attains age 81. The rider's "measuring life" is:

                                       15

     .    the owner, if there is only one owner under your contract and the death benefit is payable because the owner dies before the Maturity
          Date,

     .    the oldest owner, if there are joint owners under your contract and the death benefit is payable because either owner dies before the
          Maturity Date,

     .    the annuitant, if there is only one annuitant under your contract and the death benefit is payable because the annuitant dies before the
          Maturity Date,

     .    the youngest annuitant, if there are joint annuitants under your contract and the death benefit is payable because the surviving annuitant dies during the owner(s) lifetime(s) but before the Maturity
          Date.

If an owner is also an annuitant, we will generally consider that person to be an "owner" instead of an "annuitant" for purposes of determining the rider's measuring life.

For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

You should carefully review the tax considerations for optional benefits on page
32 before selecting this optional benefit.

EARNINGS ENHANCEMENT DEATH BENEFIT

(not available for contracts issued to tax-qualified plans)

Under this benefit, the death benefit may be increased by an earnings enhancement amount that will vary based on the age of the owners and annuitants when you purchase the benefit. In certain marketing materials, this benefit may be referred to as the "Beneficiary Tax Relief" benefit because any amounts paid under this benefit can be used to cover taxes that may be due on death benefit proceeds under your contract. Amounts paid under this benefit, however, may also be subject to tax and may be greater than or less than the amount of taxes due on the death benefits.

The earnings enhancement amount is determined as follows:

     .    if all of the owners and the annuitant are under age 70 on the date your benefit is issued, the earnings enhancement amount will be 40% of the difference between the Standard Death Benefit (or Enhanced Death
          Benefit, if that benefit is in effect) and your "Net Premiums," up to a maximum benefit amount of 80% of your "Adjusted Net Premiums" prior to the date of the decedent's death;

     .    if any of the owners or the annuitant is age 70 or older on the date your benefit is issued, the earnings enhancement amount will be 25% of the difference between the Standard Death Benefit (or Enhanced Death
          Benefit, if that benefit is in effect) and your "Net Premiums," up to a maximum benefit amount of 50% of your "Adjusted Net Premiums" prior to the date of the decedent's death; but

     .    if there are joint annuitants under your contract, we will not count the age of the older annuitant for either of these purposes unless the older annuitant is also an owner.

"Net Premiums," for purposes of this benefit, means premiums you paid for the contract, less any withdrawals in excess of earnings from your contract
(including any surrender charges imposed on these withdrawals). For this purpose, we consider withdrawals to be taken first from earnings on your contract before they are taken from your purchase payments. "Adjusted Net
Premiums" means Net Premiums minus any premiums you paid in the 12 month period prior to the decedent's death (excluding the initial premium).

For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

YOU SHOULD CAREFULLY REVIEW THE TAX CONSIDERATIONS FOR OPTIONAL BENEFIT RIDERS
ON PAGE 32 BEFORE SELECTING ANY OF THESE OPTIONAL DEATH BENEFIT RIDERS. THE
DEATH BENEFITS UNDER THESE RIDERS WILL DECREASE IF YOU MAKE PARTIAL WITHDRAWALS
UNDER YOUR CONTRACT. THE ENHANCED EARNINGS DEATH BENEFIT RIDER MAY NOT BE
APPROPRIATE FOR YOU IF YOU EXPECT TO WITHDRAW EARNINGS.

WHAT OTHER OPTIONAL BENEFITS CAN I PURCHASE UNDER A CONTRACT?

In addition to the enhanced death benefit and waiver of withdrawal charge benefits discussed above, we currently make available one other optional benefit. You may elect this benefit:

     .    only if your state permits;

     .    only when you apply for a contract; and

     .    only if you are under age 75 when you apply for a contract.

                                       16

This optional benefit is provided under a rider that contains many terms and conditions not set forth below. Therefore, you should refer directly to the rider for more complete information. We will provide you with a copy on request.
We may make other riders available in the future.

ACCUMULATED VALUE ENHANCEMENT BENEFIT

Under this benefit, we will make a contribution to the total value of the contract on a monthly basis if the covered person (who must be an owner and the annuitant):

     .    is unable to perform at least 2 activities of daily living without human assistance or has a cognitive impairment, and

     .    is receiving certain qualified services described in the rider.

The amount of the contribution (called the "Monthly Benefit") is shown in the specifications page of the contract. However, the rider contains an inflation protection feature that will increase the Monthly Benefit by 5% each year after the 7th contract year. The specifications page of the contract also contains a limit on how much the total value of the contract can be increased by this rider
(the "benefit limit"). The rider must be in effect for 7 years before any increase will occur.

You may elect this rider only when you apply for the contract. Under our current administrative rules, the Monthly Benefit (without regard to the inflation protection feature) is equivalent to 1% of your initial premium, up to a maximum premium of $300,000. We may reduce this $300,000 limit further, however, if you own additional annuity contracts issued by JHVLICO and its affiliates that provide a similar benefit. The $300,000 limit applies only to the calculation of the Monthly Benefit under the accumulated value enhancement rider. (See "Limits on Premium Payments" on page 11 for a general description of other premium limits under the contract).

You cannot elect this rider unless you have also elected the waiver of withdrawal charge rider. There is a monthly charge for this rider as described in the Fee Tables.

The rider will terminate if the contract terminates, if the covered person dies, if the benefit limit is reached, if the owner is the covered person and the ownership of the contract changes, or if, before annuity payments start, the total value of the contract falls below an amount equal to 25% of your initial premium payment. You may cancel the rider by written notice at any time. The rider charge will terminate when the rider terminates.

If you choose to continue the rider after the contract's date of maturity, charges for the rider will be deducted from annuity payments and any Monthly
Benefit for which the covered person qualifies will be added to the next annuity payment.

In certain marketing materials, this rider may be referred to as "CARESolutions
Plus."

You should carefully review the tax considerations for optional benefit riders on page 32 before selecting this optional benefit rider.

CONTRACTS ISSUED BEFORE MAY 1, 2004 MAY HAVE BEEN ISSUED WITH THE FOLLOWING
OPTIONAL BENEFIT RIDER:

GUARANTEED RETIREMENT INCOME BENEFIT

Under this benefit, we will guarantee the amount of annuity payments you receive, if the following conditions are satisfied:

     .    The date of maturity must be within the 30 day period following a contract anniversary.

     .    If the annuitant was age 45 or older on the date of issue, the contract must have been in effect for at least 10 contract years on the date of maturity and the date of maturity must be on or after the annuitant's 60th birthday and on or before the annuitant's 90th birthday.

     .    If the annuitant was less than age 45 on the date of issue, the contract must have been in effect for at least 15 contract years on the date of maturity and the date of maturity must be on or before the annuitant's 90th birthday.

If your contract was issued with this rider, you need not choose to receive the guaranteed income benefit that it provides. Rather, unless and until such time as you exercise your option to receive a guaranteed income benefit under this rider, you will continue to have the option of exercising any other right or option that you would have under the contract (including withdrawal and annuity payment options) if the rider had not been added to it.

If you do decide to add this rider to your contract, and if you do ultimately decide to take advantage of the guaranteed income it provides, we will automatically provide that guaranteed income in the form of fixed payments under our "Option A: life annuity with payments for guaranteed period" described below under "Annuity options." The guaranteed period will automatically be a number of years that the rider specifies, based on the annuitant's age at the annuity date and whether your contract is purchased in connection with a tax-qualified plan.
(These specified periods range from 5 to 10 years.) You will have no discretion to vary this form of payment, if you choose the guaranteed income benefit under this rider.

                                       17

We guarantee that the amount you can apply to this annuity payment option will be at least equal to the amount of each premium you have paid, accumulated at the rate(s) specified in the contract, but adjusted for any partial withdrawals you have taken. The accumulation rates differ between (a) contract value allocated to a guaranteed period or Money Market investment option (currently
4%) and (b) contract value allocated to all other variable investment options
(currently 5%). Withdrawals reduce the accumulated amount in direct proportion to the percentage of contract value that was reduced by the withdrawal
(including any withdrawal charges). After a withdrawal, the accumulation rate(s)
will only be applied to the remaining accumulated amount. If your total contract value is higher than the amount we guarantee, we will apply the higher amount to the annuity payment option instead of the guaranteed amount.

There is a monthly charge for this rider as described in the Fee Tables. The rider (and the related charges) automatically terminate if your contract is surrendered or the annuitant dies. After you've held your contract for 10 years, you can terminate the rider by written request.

CAN I RETURN MY CONTRACT?

In most cases, you have the right to cancel your contract within 10 days (or longer in some states) after you receive it. To cancel your contract, simply deliver or mail it to:

     .    JHVLICO at the Annuity Service Office

     .    the JHVLICO representative who delivered the contract to you.

In most states, you will receive a refund equal to the total value of your contract on the date of cancellation, minus the extra credit deduction (as defined below), adjusted by any then-applicable market value adjustments and increased by any charges for premium taxes deducted by us to that date. The
"extra credit deduction" is equal to the lesser of (1) the portion of the total value of your contract that is attributable to any extra credits and (2) the amount of all extra credits. Thus, you receive any gain and we bear any loss on extra credits if you return your contract within the time period specified above. In some states, or if your contract was issued as an "IRA," you will receive a refund of any premiums you've paid. The date of cancellation will be the date we receive the contract.

WHAT ADDITIONAL GUARANTEE APPLIES TO THE GUARANTEE PERIODS UNDER MY CONTRACT?

John Hancock Financial Services, Inc. ("JHFS") guarantees JHVLICO's obligations with respect to any guarantee periods you have elected under the contract on the date of this prospectus. JHFS' guarantee will also apply to any new guarantee periods under your contract, unless and until we notify you otherwise. (If we give you such notice, however, the JHFS guarantee would remain in effect for all guarantee periods that had already started, and would be inapplicable only to guarantee periods starting after the date of such notice.) The JHFS guarantee does not relieve JHVLICO of any obligations under your contract - it is in addition to all of the rights and benefits that the contract provides. There is no charge or cost to you for the JHFS guarantee, nor are there any other disadvantages to you of having this additional guarantee.

Currently, JHVLICO's financial strength rating from A.M. Best Company, Inc. is
A++, the highest, based on the strength its direct parent, John Hancock Life
Insurance Company and the capital guarantee that JHFS (John Hancock Life
Insurance Company's direct parent) has provided to JHVLICO. Standard & Poor's
Corporation and Fitch Ratings have assigned financial strength ratings to
JHVLICO of AA, which place JHVLICO in the third highest rating assigned by these rating agencies. Moody's Investors Service, Inc. has assigned JHVLICO a financial strength rating of Aa3, which is its fourth highest rating.

The additional guarantee saves JHVLICO the considerable expense of being a company required to periodically file Form 10-K and Form 10-Q reports with the
Securities and Exchange Commission ("SEC"). JHFS is a publicly-reporting company and, as such, it also files Forms 10-K and 10-Q with the SEC. Under the SEC's rules, the JHFS guarantee will eliminate the need for JHVLICO also to file such reports. In addition, as discussed above, the additional guarantee has the advantage of making any amounts you have allocated to a guarantee period even more secure, without cost or other disadvantage to you.

WHAT ARE THE TERMS OF THE ADDITIONAL GUARANTEE?

JHFS guarantees your full interest in any guarantee period. This means that, if
JHVLICO fails to honor any valid request to surrender, transfer, or withdraw any amount from a guarantee period, or fails to allocate amounts from a guarantee period to an annuity option when it is obligated to do so, JHFS guarantees the full amount that you would have received, or value that you would have been credited with, had JHVLICO fully met its obligations under your contract. If a benefit becomes payable under the contract upon the death of an owner or annuitant, JHFS guarantees the lesser of (a) the amount of your contract value in any guarantee period on the date of death, increased by any upward market value adjustment (but not decreased by any negative market value adjustment) or
(b) the total amount that the contract obligates JHVLICO to pay by reason of such death. If JHVLICO fails to make payment when due of any amount that is guaranteed by JHFS, you could directly request JHFS to satisfy JHVLICO's obligation, and JHFS must do so. You would not have to make any other demands on
JHVLICO as a precondition to making a claim against JHFS under the guarantee.

                                       18


DESCRIPTION OF JHVLICO

We are JHVLICO, a stock life insurance company chartered in 1979 under
Massachusetts law, with its home office at 197 Clarendon Street, Boston,
Massachusetts 02117. We are authorized to transact a life insurance and annuity business in all states other than New York and in the District of Columbia.

We are regulated and supervised by the Massachusetts Commissioner of Insurance, who periodically examines our affairs. We also are subject to the applicable insurance laws and regulations of all jurisdictions in which we are authorized to do business. We are required to submit annual statements of our operations, including financial statements, to the insurance departments of the various jurisdictions in which we do business for purposes of determining solvency and compliance with local insurance laws and regulations. The regulation to which we are subject, however, does not provide a guarantee as to such matters.

We are a wholly-owned subsidiary of John Hancock Life Insurance Company
("JHLICO"), a Massachusetts stock life insurance company. On February 1, 2000,
John Hancock Mutual Life Insurance Company (which was chartered in Massachusetts in 1862) converted to a stock company by "demutualizing" and changed its name to
John Hancock Life Insurance Company. As part of the demutualization process,
JHLICO became a subsidiary of John Hancock Financial Services, Inc., a newly formed publicly-traded corporation. In April 2004, John Hancock Financial
Services, Inc. was merged with a subsidiary of Manulife Financial Corporation, a publicly-traded corporation organized under the laws of Canada. The merger was effected pursuant to an Agreement and Plan of Merger dated as of September 28,
2003. As a consequence of the merger, JHLICO's ultimate parent is now Manulife
Financial Corporation. JHLICO's home office is at John Hancock Place, Boston,
Massachusetts 02117. As of December 31, 2004, JHLICO's assets were approximately
$100 billion and it had invested approximately $1.9 billion in JHVLICO in connection with JHVLICO's organization and operation. It is anticipated that
John Hancock will from time to time make additional capital contributions to
JHVLICO to enable us to meet our reserve requirements and expenses in connection with our business. JHLICO is committed to make additional capital contributions if necessary to ensure that we maintain a positive net worth.

FINDING ADDITIONAL INFORMATION ABOUT JHVLICO AND JHFS

JHFS files numerous documents and reports with the SEC, under a law commonly known as the "Exchange Act." This includes annual reports on Form 10-K, quarterly reports on Form 10-Q, other reports on Form 8-K, and proxy statements.
JHVLICO and JHFS also file registration statements and other documents with the
SEC, in addition to any that they file under the Exchange Act.

You may read and copy all of the above documents, reports and registration statements at the SEC's public reference room, 450 Fifth Street, N.W.,
Washington, D.C. 20549. You may obtain information about how the public reference room works by calling 1-800-SEC-0330. Most of JHVLICO's and JHFS'
filings with the SEC are also available to the public at the SEC's "web" site:
http://www.sec.gov. Some of the reports and other documents that we file under the Exchange Act are deemed to be part of this prospectus, even though they are not physically included in this prospectus.

These are the following reports and documents, which we "incorporate by reference" into this prospectus:

     .    Form 10-K of JHFS for the year ended December 31, 2004;

     .    All other documents or reports that JHVLICO or JHFS subsequently files with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the
          Exchange Act (Prior to 2003, JHVLICO also filed reports on Forms 10-K and 10-Q. However, as discussed above under "What are the reasons for the additional guarantee?", JHVLICO no longer intends to file such reports.

We will provide to you, free of charge, a copy of any or all of the above documents or reports that are incorporated into this prospectus. To request such copies, please call or write the John Hancock Annuity Servicing Office using the phone number or address shown on page 2 of this prospectus.

HOW WE SUPPORT THE VARIABLE INVESTMENT OPTIONS

We hold the Fund shares that support our variable investment options in
Sub-Accounts of the John Hancock Variable Annuity Account JF (the "Account"), a
separate account established by JHVLICO under Massachusetts law. The Account is registered as a unit investment trust under the Investment Company Act of 1940
("1940 Act").

                                       19

The Account's assets, including the Funds' shares, belong to JHVLICO. Each contract provides that amounts we hold in the Account pursuant to the contracts cannot be reached by any other persons who may have claims against us.

All of JHVLICO's general assets also support JHVLICO's obligations under the contracts, as well as all of its other obligations and liabilities. These general assets consist of all JHVLICO's assets that are not held in the Account
(or in another separate account) under variable annuity or variable life insurance contracts that give their owners a preferred claim on those assets.

INFORMATION ABOUT THE FUNDS.

We may receive compensation from Funds or the investment advisers of the Funds for services related to the portfolios. Such compensation will be consistent with the services related to the portfolios. Such compensation will be consistent with the services rendered or the cost savings resulting from the arrangement.

We invest the assets of each Sub-Account in NAV shares of a corresponding Fund of the Series Fund. The Funds available under the contracts are as follows:

        PORTFOLIO            PORTFOLIO MANAGER                     INVESTMENT DESCRIPTION
------------------------  ----------------------  ----------------------------------------------------------
HEALTH SCIENCES TRUST     T. Rowe Price           seeks long-term capital appreciation by investing, under
                          Associates, Inc.        normal market conditions, at least 80% of its net assets
                                                  (plus any borrowings for investment purposes) in common
                                                  stocks of companies engaged in the research, development,
                                                  production, or distribution of products or services
                                                  related to health care, medicine, or the life sciences
                                                  (collectively termed "health sciences").

SMALL CAP GROWTH TRUST    Wellington Management   Seeks long-term capital appreciation by investing, under
                          Company, LLP            normal market conditions, primarily in small-cap companies that are believed to offer above average potential for
                                                  growth in revenues and earnings.

SMALL CAP INDEX TRUST     MFC Global Investment   seeks to approximate the aggregate total return of a small
                          Management (U.S.A.)     cap U.S. domestic equity market index by attempting to
                          Limited                 track the performance of the Russell 2000 Index.

MID CAP STOCK TRUST       Wellington Management   seeks long-term growth of capital by investing primarily
                          Company, LLP            in equity securities of mid-size companies with
                                                  significant capital appreciation potential.

FINANCIAL SERVICES TRUST  Davis Advisors          seeks growth of capital by investing primarily in common
                                                  stocks of financial companies. During normal market
                                                  conditions, at least 80% of the portfolio's net assets
                                                  (plus any borrowings for investment purposes) are invested in companies that are principally engaged in financial
                                                  services. A company is "principally engaged" in financial
                                                  services if it owns financial services-related assets
                                                  constituting at least 50% of the value of its total
                                                  assets, or if at least 50% of its revenues are derived
                                                  from its provision of financial services.

INTERNATIONAL EQUITY      SSgA Funds Management,  seeks to track the performance of a broad-based equity
INDEX TRUST B             Inc.                    index of foreign companies primarily in developed
                                                  countries and, to a lesser extent, in emerging market
                                                  countries by investing, under normal market conditions, at least 80% of its assets in securities listed in the Morgan
                                                  Stanley Capital International All Country World Excluding
                                                  U.S. Index

OVERSEAS EQUITY TRUST     Capital Guardian Trust  seeks long-term capital appreciation by investing, under
                          Company                 normal market conditions, at least 80% of its assets in
                                                  equity securities of companies outside the U.S. in a
                                                  diversified mix of large established and medium-sized
                                                  foreign companies located primarily in developed countries and, to a lesser extent, in emerging markets.

                                       20

        PORTFOLIO            PORTFOLIO MANAGER                     INVESTMENT DESCRIPTION
------------------------  ----------------------  ----------------------------------------------------------
MID CAP INDEX TRUST       MFC Global Investment   seeks to approximate the aggregate total return of a mid
                          Management (U.S.A.)     cap U.S. domestic equity market index by attempting to
                          Limited                 track the performance of the S&P Mid Cap 400 Index*.

LARGE CAP GROWTH TRUST    Fidelity Management &   seeks long-term growth of capital by investing, under
                          Research Company        normal market conditions, at least 80% of its net assets
                                                  (plus any borrowings for investment purposes) in equity
                                                  securities of companies with large market capitalizations.

TOTAL STOCK MARKET INDEX  MFC Global Investment   seeks to approximate the aggregate total return of a broad
TRUST                     Management (U.S.A.)     U.S. domestic equity market index by attempting to track
                          Limited                 the performance of the Wilshire 5000 Equity Index*

BLUE CHIP GROWTH TRUST    T. Rowe Price           seeks to achieve long-term growth of capital (current
                          Associates, Inc.        income is a secondary objective) by investing, under
                                                  normal market conditions, at least 80% of the portfolio's
                                                  total assets in the common stocks of large and
                                                  medium-sized blue chip growth companies. Many of the
                                                  stocks in the portfolio are expected to pay dividends.

REAL ESTATE SECURITIES    Deutsche Asset          seeks to achieve a combination of long-term capital
TRUST                     Management Inc.         appreciation and current income by investing, under normal market conditions, at least 80% of its net assets (plus
                                                  any borrowings for investment purposes) in equity
                                                  securities of real estate investment trusts ("REITS") and
                                                  real estate companies.

SMALL CAP VALUE TRUST     Wellington Management   seeks long-term capital appreciation by investing, under
                          Company, LLP            normal market conditions, at least 80% of its assets in
                                                  small-cap companies that are believed to be undervalued by various measures and offer good prospects for capital
                                                  appreciation.

MID VALUE TRUST           T. Rowe Price           seek long-term capital appreciation by investing, under
                          Associates, Inc.        normal market conditions, primarily in a diversified mix
                                                  of common stocks of mid size U.S. companies that are
                                                  believed to be undervalued by various measures and offer
                                                  good prospects for capital appreciation.

GROWTH & INCOME II TRUST  Independence            seeks income and long-term capital appreciation by
                          Investment LLC          investing, under normal market conditions, primarily in a
                                                  diversified mix of common stocks of large U.S. companies.

500 INDEX TRUST B         MFC Global Investment   seeks to approximate the aggregate total return of a broad
                          Management (U.S.A.)     U.S. domestic equity market index investing, under normal
                          Limited                 market conditions, at least 80% of its net assets (plus
                                                  any borrowings for investment purposes) in (a) the common
                                                  stocks that are included in the S & P 500 Index and (b)
                                                  securities (which may or may not be included in the S & P
                                                  500 Index) that MFC Global (U.S.A.) believes as a group
                                                  will behave in a manner similar to the index.

EQUITY-INCOME TRUST       T. Rowe Price           seeks to provide substantial dividend income and also
                          Associates, Inc.        long-term capital appreciation by investing primarily in
                                                  dividend-paying common stocks, particularly of established companies with favorable prospects for both increasing
                                                  dividends and capital appreciation.

                                       21

        PORTFOLIO            PORTFOLIO MANAGER                     INVESTMENT DESCRIPTION
------------------------  ----------------------  ----------------------------------------------------------
MANAGED TRUST             Independence            seeks income and long-term capital appreciation by
                          Investment LLC          investing primarily in a diversified mix of: (a) common
                                                  stocks of large and mid sized U.S. companies, and (b)
                          Capital Guardian        bonds with an overall intermediate term average maturity.
                          Trust Company

                          Declaration
                          Management & Research
                          LLC

HIGH YIELD TRUST          Saloman Brothers        seeks to realize an above-average total return over a
                          Asset Management Inc    market cycle of three to five years, consistent with
                                                  reasonable risk, by investing primarily in high yield debt securities, including corporate bonds and other
                                                  fixed-income securities.

GLOBAL BOND TRUST         Pacific Investment      seeks to realize maximum total return, consistent with
                          Management Company      preservation of capital and prudent investment management
                                                  by investing the portfolio's assets primarily in fixed
                                                  income securities denominated in major foreign currencies, baskets of foreign currencies (such as the ECU), and the
                                                  U.S. dollar.

TOTAL RETURN TRUST        Pacific Investment      seeks to realize maximum total return, consistent with
                          Management Company      preservation of capital and prudent investment management
                                                  by investing, under normal market conditions, at least 65%
                                                  of the portfolio's assets in a diversified portfolio of
                                                  fixed income securities of varying maturities. The average portfolio duration will normally vary within a three- to
                                                  six-year time frame based on the subadviser's forecast for interest rates.

BOND INDEX TRUST B        Declaration             seeks to track the performance of the Lehman Brothers
                          Management & Research   Aggregate Index (which represents the U.S. investment
                                                  grade bond market) by investing, under normal market
                                                  conditions, at least 80% of its assets in securities
                                                  listed in the Lehman Index.

ACTIVE BOND TRUST         Declaration             seek income and capital appreciation by investing at least
                          Management & Research   80% of its assets in a diversified mix of debt securities
                          LLC                     and instruments.

                          John Hancock
                          Advisers, LLC

SHORT-TERM BOND TRUST     Declaration             Seeks income and capital appreciation by investing at
                          Management & Research   least 80% of its assets in a diversified mix of debt
                          LLC                     securities and instruments.

MONEY MARKET TRUST B      MFC Global Investment   Seeks to obtain maximum current income consistent with
                          Management (U.S.A.)     preservation of principal and liquidity by investing in
                          Limited                 high quality, U.S. Dollar denominated money market
                                                  instruments.

*"Standard & Poor's(R)," "S&P 500(R)," "Standard and Poor's 500(R)" and "S&P Mid
Cap 400(R)" are trademarks of The McGraw-Hill Companies, Inc. "Russell 2000(R),"
"Russell 2000(R) Growth" and "Russell 3000(R)" are trademarks of Frank Russell
Company. "Wilshire 5000(R)" is a trademark of Wilshire Associates. "MSCI All
Country World ex USIndex" and "EAFE(R)" are trademarks of Morgan Stanley & Co.
Incorporated. None of the Index Trusts are sponsored, endorsed, managed, advised, sold or promoted by any of these companies, and none of these companies make any representation regarding the advisability of investing in the Trust.

DESCRIPTION OF CHARGES AT THE FUND LEVEL

The funds must pay investment management fees and other operating expenses.
These fees and expenses, as shown in the fund expense table in the Fee Tables, are different for each fund and reduce the investment return of each fund.
Therefore, they also indirectly reduce the return you will earn on any variable investment options you select. The Series Fund receives investment advisory services from John Hancock Investment Services, LLC ("JHIS") and pays it management fees. JHIS pays a portion of these fees to the Funds' managers. We may also receive payments from a fund or its affiliates at an annual rate of up to approximately 0.35% of

                                       22

the average net assets that holders of our variable life insurance policies and variable annuity contracts have invested in that fund. Any such payments do not, however, result in any charge to you in addition to what is shown in the table.

The figures for the funds shown in the fund expense table are based on historical fund expenses, as a percentage (rounded to two decimal places) of each fund's average daily net assets for 2004, except as indicated in the footnotes appearing at the end of the table. Expenses of the funds are not fixed or specified under the terms of the contract, and those expenses may vary from year to year.

HOW WE SUPPORT THE GUARANTEE PERIODS

All of JHVLICO's general assets (discussed above) support its obligations under the guarantee periods (as well as all of its other obligations and liabilities).
To hold the assets that support primarily the guarantee periods, we have established a "non-unitized" separate account. With a non-unitized separate account, you have no interest in or preferential claim on any of the assets held in the account. The investments we purchase with amounts you allocated to the guarantee periods belong to us; any favorable investment performance on the assets allocated to the guarantee periods belongs to us. Instead, you earn interest at the guaranteed interest rate you selected, provided that you don't surrender, transfer, or withdraw your assets prior to the end of your selected guarantee period.

HOW THE GUARANTEE PERIODS WORK

Amounts you allocate to the guarantee periods earn interest at a guaranteed rate commencing with the date of allocation. At the expiration of the guarantee period, we will automatically transfer its total value to the Money Market option under your contract, unless you elect to:

     .    withdraw all or a portion of any such amount from the contract,

     .    allocate all or a portion of such amount to a new guarantee period or periods of the same or different duration as the expiring guarantee period, or

     .    allocate all or a portion of such amount to one or more of the variable investment options.

You must notify us of any such election, by mailing a request to us at the
Annuity Service Office at least 30 days prior to the end of the expiring guarantee period. We will notify you of the end of the guarantee period at least
30 days prior to its expiration. The first day of the new guarantee period or other reallocation will begin the day after the end of the expiring guarantee period.

We currently make available guarantee periods with durations of five years. For contracts issued before September 30, 2002, however, we may permit you to select different durations.

If you select any guarantee period that extends beyond your contract's date of maturity, your maturity date will automatically be changed to the annuitant's
95th birthday (or a later date, if we approve). We reserve the right to add or delete guarantee periods for new allocations to or from those that are available at any time.

GUARANTEED INTEREST RATES

Each guarantee period has its own guaranteed rate. We may, at our discretion, change the guaranteed rate for future guarantee periods. These changes will not affect the guaranteed rates being paid on guarantee periods that have already commenced. Each time you allocate or transfer money to a guarantee period, a new guarantee period, with a new interest rate, begins to run with respect to that amount. The amount allocated or transferred earns a guaranteed rate that will continue unchanged until the end of that period.

We make the final determination of guaranteed rates and guarantee periods to be declared. We cannot predict or assure the level of any future guaranteed rates or the availability of any future guarantee periods.

You may obtain information concerning the guaranteed rates applicable to the various guarantee periods, and the durations of the guarantee periods offered at any time, by calling the Annuity Service Office.

CALCULATION OF MARKET VALUE ADJUSTMENT ("MVA")

If you withdraw, surrender, transfer, or otherwise remove money from a guarantee period prior to its expiration date, we will apply a market value adjustment. A market value adjustment also generally applies to:

     .    death benefits pursuant to your contract,

     .    amounts you apply to an annuity option, and

     .    amounts paid in a single sum in lieu of an annuity.

                                       23

The market value adjustment increases or decreases your remaining value in the guarantee period. If the value in that guarantee period is insufficient to pay any negative MVA, we will deduct any excess from the value in your other investment options pro-rata based on the value in each. If there is insufficient value in your other investment options, we will in no event pay out more than the surrender value of the contract.

Here is how the MVA works:

We compare:

     .    the guaranteed rate of the guarantee period from which the assets are being taken WITH

     .    the guaranteed rate we are currently offering for guarantee periods of the same duration as remains on the guarantee period from which the assets are being taken.

If the first rate exceeds the second by more than 1/2%, the market value adjustment produces an increase in your contract's value.

If the first rate does not exceed the second by at least 1/2%, the market value adjustment produces a decrease in your contract's value.

For this purpose, we consider that the amount withdrawn from the guarantee period includes the amount of any negative MVA and is reduced by the amount of any positive MVA.

The mathematical formula and sample calculations for the market value adjustment appear in Appendix B.

THE ACCUMULATION PERIOD

YOUR VALUE IN OUR VARIABLE INVESTMENT OPTIONS

Each premium payment or transfer that you allocate to a variable investment option purchases "accumulation units" of that variable investment option.
Similarly, each withdrawal or transfer that you take from a variable investment option (as well as certain charges that may be allocated to that option) result in a cancellation of such accumulation units.

VALUATION OF ACCUMULATION UNITS

To determine the number of accumulation units that a specific transaction will purchase or cancel, we use the following formula:

                          dollar amount of transaction
                                   DIVIDED BY
                value of one accumulation unit for the applicable
                 variable investment option at the time of such
                                   transaction

The value of each accumulation unit will change daily depending upon the investment performance of the fund that corresponds to that variable investment option and certain charges we deduct from such investment option. (See below under "Variable investment option valuation procedures.")

Therefore, at any time prior to the date of maturity, the total value of your contract in a variable investment option can be computed according to the following formula:

                  number of accumulation units in the variable
                               investment options
                                      TIMES
                value of one accumulation unit for the applicable
                     variable investment option at that time

YOUR VALUE IN THE GUARANTEE PERIODS

On any date, the total value of your contract in a guarantee period equals:

     .    the amount of premium payments or transferred amounts allocated to the guarantee period, MINUS

     .    the amount of any withdrawals or transfers paid out of the guarantee period, MINUS

     .    the amount of any negative market value adjustments resulting from such withdrawals or transfers, PLUS

     .    the amount of any positive market value adjustments resulting from such withdrawals and transfers, MINUS

     .    the amount of any charges and fees deducted from that guarantee period, PLUS

                                       24

     .    interest compounded daily on any amounts in the guarantee period from time to time at the effective annual rate of interest we have declared for that guarantee PERIOD.

THE ANNUITY PERIOD

Annuity payments are made to the annuitant, if still living. If more than one annuitant is living at the date of maturity, the payments are made to the younger of them.

DATE OF MATURITY

Your contract specifies the date of maturity, when payments from one of our annuity options are scheduled to begin. You initially choose a date of maturity when you complete your application for a contract.

Unless we otherwise permit, the date of maturity must be:

     .    at least 6 months after the date the first premium payment is applied to your contract, and

     .    no later than the maximum age specified in your contract (normally age
          95).

Subject always to these requirements, you may subsequently change the date of maturity. The Annuity Service Office must receive your new selection at least 31 days prior to the new date of maturity, however. Also, if you are selecting or changing your date of maturity for a contract issued under a tax qualified plan, special limits apply. (See "Contracts purchased for a tax qualified plan,"
beginning on page 34.)

CHOOSING FIXED OR VARIABLE ANNUITY PAYMENTS

During the annuity period, the total value of your contract must be allocated to no more than four investment options. During the annuity period, we do not offer the guarantee periods. Instead, we offer annuity payments on a fixed basis as one investment option, and annuity payments on a variable basis for each variable investment option.

We will generally apply (1) amounts allocated to the guarantee periods as of the date of maturity to provide annuity payments on a fixed basis and (2) amounts allocated to variable investment options to provide annuity payments on a variable basis. If you are using more than four investment options on the date of maturity, we will divide your contract's value among the four investment options with the largest values (considering all guarantee periods as a single option), pro-rata based on the amount of the total value of your contract that you have in each.

We will make a market value adjustment to any remaining guarantee period amounts on the date of maturity, before we apply such amounts to an annuity payment option. We will also deduct any premium tax charge.

Once annuity payments commence, you may not make transfers from fixed to variable or from variable to fixed.

SELECTING AN ANNUITY OPTION

Each contract provides, at the time of its issuance, for annuity payments to commence on the date of maturity pursuant to Option A: "life annuity with 10 years guaranteed" (discussed under "Annuity options" on page 30).

Prior to the date of maturity, you may select a different annuity option.
However, if the total value of your contract on the date of maturity is not at least $5,000, Option A: "life annuity with 10 years guaranteed" will apply, regardless of any other election that you have made. You may not change the form of annuity option once payments commence.

If the initial monthly payment under an annuity option would be less than $50, we may make a single sum payment equal to the total surrender value of your contract on the date the initial payment would be payable. Such single payment would replace all other benefits.

Subject to that $50 minimum limitation, your beneficiary may elect an annuity option if:

     .    you have not made an election prior to the annuitant's death;

     .    the beneficiary is entitled to payment of a death benefit of at least
          $5,000 in a single sum; and

     .    the beneficiary notifies us of the election prior to the date the proceeds become payable.

VARIABLE MONTHLY ANNUITY PAYMENTS

We determine the amount of the first variable monthly payment under any variable investment option by using the applicable annuity purchase rate for the annuity option under which the payment will be made. The contract sets forth these annuity purchase rates. In most cases they vary by the age and gender of the annuitant or other payee.

                                       25

The amount of each subsequent variable annuity payment under that variable investment option depends upon the investment performance of that variable investment option. Here's how it works:

     .    we calculate the actual net investment return of the variable investment option (after deducting all charges) during the period between the dates for determining the current and immediately previous monthly payments.

     .    if that actual net investment return exceeds the "assumed investment rate" (explained below), the current monthly payment will be larger than the previous one.

     .    if the actual net investment return is less than the assumed investment rate, the current monthly payment will be smaller than the previous one.


ASSUMED INVESTMENT RATE

The assumed investment rate for any variable portion of your annuity payments will be 3 1/2% per year, except as follows.

You may elect an assumed investment rate of 5% or 6%, provided such a rate is available in your state. If you elect a higher assumed investment rate, your initial variable annuity payment will also be higher. Eventually, however, the monthly variable annuity payments may be smaller than if you had elected a lower assumed investment rate.

Transfers during the annuity period Some transfers are permitted during the annuity period, but subject to different limitations than during the accumulation period. Once annuity payments on a variable basis have begun, you may transfer all or part of the investment upon which those payments are based from one sub-account to another. You must submit your transfer request to our annuity service office at least 30 days before the due date of the first annuity payment to which your transfer will apply. Transfers after the maturity date will be made by converting the number of annuity units being transferred to the number of annuity units of the sub-account to which the transfer is made, so that the next annuity payment if it were made at that time would be the same amount that it would have been without the transfer. Thereafter, annuity benefit payments will reflect changes in the value of the annuity units for the new sub-account selected. We limit the maximum number of transfers a contract owner may make per contract year, subject to a limit of 4 investment options being used at once. Once annuity benefit payments begin, no transfers may be made from payments on a fixed basis to payments on a variable basis or from payments on a variable basis to payments on a fixed basis. In addition, we reserve the right to defer the transfer privilege at any time that we are unable to purchase or redeem shares of a fund. We also reserve the right to modify or terminate the transfer privilege at any time in accordance with applicable law.

FIXED MONTHLY ANNUITY PAYMENTS

The dollar amount of each fixed monthly annuity payment is specified during the entire period of annuity payments, according to the provisions of the annuity option selected. To determine such dollar amount we first, in accordance with the procedures described above, calculate the amount to be applied to the fixed annuity option as of the date of maturity. We then divide the difference by
$1,000 and multiply the result by the greater of:

     .    the applicable fixed annuity purchase rate shown in the appropriate table in the contract; or

     .    the rate we currently offer at the time of annuitization. (This current rate may be based on the sex of the annuitant, unless prohibited by law.)

ANNUITY OPTIONS

Here are some of the annuity options that are available, subject to the terms and conditions described above. We reserve the right to make available optional methods of payment in addition to those annuity options listed here and in your contract.

OPTION A - LIFE ANNUITY WITH PAYMENTS FOR A GUARANTEED PERIOD - We will make monthly payments for a guaranteed period of 5, 10, or 20 years, as selected by you or your beneficiary, and after such period for as long as the payee lives.
If the payee dies prior to the end of such guaranteed period, we will continue payments for the remainder of the guarantee period to a contingent payee, subject to the terms of any supplemental agreement issued.

Federal income tax requirements currently applicable to contracts used with H.R.
10 plans and individual retirement annuities provide that the period of years guaranteed under Option A cannot be any greater than the joint life expectancies of the payee and his or her designated beneficiary.

OPTION B - LIFE ANNUITY WITHOUT FURTHER PAYMENT ON DEATH OF PAYEE - We will make monthly payments to the payee as long as he or she lives. We guarantee no minimum number of payments.

                                       26

OPTION C - JOINT AND LAST SURVIVOR - We will provide payments monthly, quarterly, semiannually, or annually, for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments to the surviving payee. All payments stop at the death of the surviving payee.

OPTION D - JOINT AND 1/2 SURVIVOR; OR JOINT AND 2/3 SURVIVOR - We will provide payments monthly, quarterly, semiannually, and annually for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments (reduced to 1/2 or 2/3 the full payment amount) to the surviving payee. All payments stop at the death of the surviving payee.

OPTION E - LIFE INCOME WITH CASH REFUND - We will provide payments monthly, quarterly, semiannually, or annually for the payee's life. Upon the payee's death, we will provide a contingent payee with a lump-sum payment, if the total payments to the payee were less than the accumulated value at the time of annuitization. The lump-sum payment, if any, will be for the balance.

OPTION F - INCOME FOR A FIXED PERIOD - We will provide payments monthly, quarterly, semiannually, or annually for a pre-determined period of time to a maximum of 30 years. If the payee dies before the end of the fixed period, payments will continue to a contingent payee until the end of the period.

OPTION G - INCOME OF A SPECIFIC AMOUNT - We will provide payments for a specific amount. Payments will stop only when the amount applied and earnings have been completely paid out. If the payee dies before receiving all the payments, we will continue payments to a contingent payee until the end of the contract.

With Options A, B, C, and D, we offer both fixed and/or variable annuity payments. With Options E, F, and G, we offer only fixed annuity payments.
Payments under Options F and G must continue for 10 years, unless your contract has been in force for 5 years or more.

If the payee is more than 85 years old on the date of maturity, the following two options are not available without our consent:

     .    Option A: "life annuity with 5 years guaranteed" and

     .    Option B: "life annuity without further payment on the death of payee."

VARIABLE INVESTMENT OPTION VALUATION PROCEDURES

We compute the net investment return and accumulation unit values for each variable investment option as of the end of each business day. On any date other than a business day, the accumulation unit value or annuity unit value will be the same as the value at the close of the next following business day.

DISTRIBUTIONS FOLLOWING DEATH OF OWNER

If you did not purchase your contract under a tax qualified plan (as that term is used below), the Code requires that the following distribution provisions apply if you die. We summarize these provisions and the effect of spousal continuation of the contract below:

IF DEATH BENEFITS ARE PAYABLE UPON YOUR DEATH BEFORE ANNUITY PAYMENTS HAVE
BEGUN:

     .    If the contract's designated beneficiary is your surviving spouse, your spouse may elect to continue the contract in force as the owner.
          In that case:

          (1)  we will not pay a death benefit, but the total value of your contract will equal the death benefit that would have been payable under your contract (including amounts payable under any optional death benefit riders). Any additional amount that we credit to your contract will be allocated to the investment options in the same ratio as the investment allocations held at the time of death and will not be subject to any future surrender or withdrawal charges; and

          (2)  your spouse may elect to add or continue any optional death benefit riders under his or her name, subject to our then current underwriting standards and the deduction of rider charges at our then current rates. For purposes of calculating the amount of your spouse's death benefit, we will treat the total value of your contract (including any step-up in value) as the initial premium and the date the rider is added or continued as the rider's date of issue.

     .    if the beneficiary is not your surviving spouse or if the beneficiary is your surviving spouse but chooses not to continue the contract, the
          "entire interest" (as discussed below) in the contract on the date of your death must be:

                                       27

          (1)  paid out in full within five years of your death or

          (2)  applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

     .    the "entire interest" in the contract on the date of your death equals the standard death benefit (or any enhanced death benefit) and, if an earnings enhancement benefit rider is then in force, any earnings enhancement death benefit amount, that may then be payable.

if you die on or after annuity payments have begun:

     .    any remaining amount that we owe must be paid out at least as rapidly as under the method of making annuity payments that is then in use.

The Code imposes very similar distribution requirements on contracts used to fund tax qualified plans. We provide the required provisions for tax qualified plans in separate disclosures and endorsements.

Notice of the death of an owner or annuitant should be furnished promptly to the
Annuity Service Office.

MISCELLANEOUS PROVISIONS

ASSIGNMENT; CHANGE OF OWNER OR BENEFICIARY

To qualify for favorable tax treatment, certain contracts can't be sold;
assigned; discounted; or pledged as collateral for a loan, as security for the performance of an obligation, or for any other purpose, unless the owner is a trustee under section 401(a) of the Internal Revenue Code.

Subject to these limits, while the annuitant is alive, you may designate someone else as the owner by written notice to the Annuity Service Office. You choose the beneficiary in the application for the contract. You may change the beneficiary by written notice no later than receipt of due proof of the death of the annuitant. Changes of owner or beneficiary will take effect when we receive them, whether or not you or the annuitant is then alive. However, these changes are subject to:

     .    the rights of any assignees of record and

     .    certain other conditions referenced in the contract.

An assignment, pledge, or other transfer may be a taxable event. See "Tax information" below. Therefore, you should consult a competent tax adviser before taking any such action.

Who Should Purchase A Contract?

We designed these contracts for individuals doing their own retirement planning, including purchases under plans and trusts that do not qualify for special tax treatment under the Internal Revenue Code of 1986 (the "Code"). We also offer the contracts for purchase under:

     .    traditional individual retirement annuity plans ("Traditional Iras")
          satisfying the requirements of Section 408 of the Code;

     .    non-deductible IRA plans ("Roth IRAs") satisfying the requirements of
          Section 408A of the Code;

     .    SIMPLE IRA plans adopted under Section 408(p) of the Code;

     .    Simplified Employee Pension plans ("SEPs") adopted under Section
          408(k) of the Code; and

     .    annuity purchase plans adopted under Section 403(b) of the Code by public school systems and certain other tax-exempt organizations.

We do not currently offer the contracts to every type of tax-qualified plan, and we may not offer the contracts for all types of tax-qualified plans in the future. In certain circumstances, we may make the contracts available for purchase under deferred compensation plans maintained by a state or political subdivision or tax exempt organization under Section 457 of the Code or by pension or profit-sharing plans qualified under section 401(a) of the code. We provide general federal income tax information for contracts purchased in connection with tax qualified retirement plans beginning on page 34.

When a contract forms part of a tax-qualified plan it becomes subject to special tax law requirements, as well as the terms of the plan documents themselves, if any. Additional requirements may apply to plans that cover a "self-employed individual" or

                                       28

AN "OWNER-EMPLOYEE". Also, in some cases, certain requirements under "ERISA"
(the Employee Retirement Income Security Act of 1974) may apply. Requirements from any of these sources may, in effect, take precedence over (and in that sense modify) the rights and privileges that an owner otherwise would have under a contract. Some such requirements may also apply to certain retirement plans that are not tax-qualified.

We may include certain requirements from the above sources in endorsements or riders to the affected contracts. In other cases, we do not. In no event, however, do we undertake to assure a contract's compliance with all plan, tax law, and ERISA requirements applicable to a tax-qualified or non tax-qualified retirement plan. Therefore, if you use or plan to use a contract in connection with such a plan, you must consult with competent legal and tax advisers to ensure that you know of (and comply with) all such requirements that apply in your circumstances.

To accommodate "employer-related" pension and profit-sharing plans, we provide
"unisex" purchase rates. That means the annuity purchase rates are the same for males and females. Any questions you have as to whether you are participating in an "employer-related" pension or profit-sharing plan should be directed to your employer. Any question you or your employer have about unisex rates may be directed to the Annuity Service Office.

TAX INFORMATION

OUR INCOME TAXES

We are taxed as a life insurance company under the Internal Revenue Code (the
"Code"). The Account is taxed as part of our operations and is not taxed separately.

The contracts permit us to deduct a charge for any taxes we incur that are attributable to the operation or existence of the contracts or the Account.
Currently, we do not anticipate making a charge for such taxes. If the level of the current taxes increases, however, or is expected to increase in the future, we reserve the right to make a charge in the future.

SPECIAL CONSIDERATIONS FOR OPTIONAL BENEFIT RIDERS

If you have elected an optional death benefit rider, it is our understanding that the charges relating to these riders are not subject to current taxation.
The Internal Revenue Service ("IRS") might take the position, however, that each charge associated with this rider is deemed a partial withdrawal from the contract subject to current income tax to the extent of any gains and, if applicable, the 10% penalty tax for premature distributions from annuities. We understand that you are not prevented from adding any of our optional death benefit riders to your contract if it is issued as an IRA. However, the law is unclear because IRAs generally may not invest in "life insurance contracts."
Therefore, it is possible that a contract may be disqualified as an IRA if it has an optional death benefit rider added to it. If so, you may be subject to increased taxes.

At present, the IRS has not provided guidance as to the tax effect of adding an optional Accumulated Value Enhancement rider or the optional waiver of withdrawal charge rider to an annuity contract. The IRS might take the position that each charge associated with this rider is deemed a withdrawal from the contract subject to current income tax to the extent of any gains and, if applicable, the 10% penalty tax for premature withdrawals. We do not currently report rider charges as partial withdrawals, but we may do so in the future if we believe that the IRS would require us to report them as such. You should consult a competent tax adviser before electing any of these optional benefit riders.

CONTRACTS NOT PURCHASED TO FUND A TAX QUALIFIED PLAN

UNDISTRIBUTED GAINS

We believe the contracts will be considered annuity contracts under Section 72 of the Code. This means that, ordinarily, you pay no federal income tax on any gains in your contract until we actually distribute assets to you. However, a contract owned other than by a natural person (e.g., corporations, partnerships, limited liability companies and other such entities) does not generally qualify as an annuity for tax purposes. Any increase in value therefore would constitute ordinary taxable income to such an owner in the year earned. In addition, any portion of your contract value that you borrow or pledge will be taxable to the extent of gain in the contract at that time.

ANNUITY PAYMENTS

When we make payments under a contract in the form of an annuity, each payment will result in taxable ordinary income to you, to the extent that each such payment exceeds an allocable portion of your "investment in the contract" (as defined in the Code). In general, your "investment in the contract" equals the aggregate amount of premium payments you have made over the life of the contract, reduced by any amounts previously distributed from the contract that were not subject to tax.

                                       29

The Code prescribes the allocable portion of each such annuity payment to be excluded from income according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. After the entire "investment in the contract"
has been distributed, any remaining payment is fully taxable.

SURRENDERS, WITHDRAWALS AND DEATH BENEFITS

If we pay the entire value of your contract in a lump sum when we make a single sum payment from a contract, you have ordinary taxable income, to the extent the payment exceeds your "investment in the contract" (discussed above). Such a lump sum payment can occur, for example, if you surrender your contract before the date of maturity or if no annuity payment option is selected for a death benefit payment.

When you take a partial withdrawal from a contract before the date of maturity, including a payment under a systematic withdrawal plan, all or part of the payment may constitute taxable ordinary income to you. If on the date of withdrawal, the total value of your contract exceeds the investment in the contract, the excess will be considered "gain" and the withdrawal will be taxable as ordinary income up to the amount of such "gain." Taxable withdrawals may also be subject to the special penalty tax for premature withdrawals as explained below. When only the investment in the contract remains, any subsequent withdrawal made before the date of maturity will be a tax-free return of investment. If you assign or pledge any part of your contract's value, the value so pledged or assigned is taxed the same way as if it were a partial withdrawal.

For purposes of determining the amount of taxable income resulting from a single sum payment or a partial withdrawal, all annuity contracts issued by John
Hancock or its affiliates to the owner within the same calendar year will be treated as if they were a single contract.

All or part of any death benefit proceeds may constitute a taxable payout of earnings. A death benefit payment generally results in taxable ordinary income to the extent such payment exceeds your "investment in the contract."

Under the Code, an annuity must provide for certain required distributions. For example, if the owner dies on or after the maturity date, and before the entire annuity value has been paid, the remaining value must be distributed at least as rapidly as under the method of distribution being used at the date of the owner's death. We discuss other distribution requirements in the preceding section entitled "Distribution following death of owner."

PENALTY FOR PREMATURE WITHDRAWALS

The taxable portion of any withdrawal, single sum payment and certain death benefit payments may also trigger an additional 10% penalty tax. The penalty tax does not apply to payments made to you after age 59 1/2, or on account of your death or disability. Nor will it apply to withdrawals in substantially equal periodic payments over the life of the payee (or over the joint lives of the payee and the payee's beneficiary).

SPECIAL CONSIDERATIONS FOR PUERTO RICO ANNUITY CONTRACTS

Distributions from Puerto Rico annuity contracts issued by us are subject to federal income taxation, withholding and reporting requirements as well as
Puerto Rico tax laws. Both jurisdictions impose a tax on distributions. Under federal requirements, distributions are deemed to be income first. Under the
Puerto Rico tax laws, however, distributions from a contract not purchased to fund a tax qualified plan ("Non-Qualified Contract") are treated as a non-taxable return of principal until the principal is fully recovered.
Thereafter, all distributions under a Non-Qualified Contact are fully taxable.
Puerto Rico does not currently impose an early withdrawal penalty tax. The
Internal Revenue Code, however, does impose such a penalty and bases it on the amount that is taxable under federal rules.

Distributions under a Non-Qualified Contract after annuitization are treated as part taxable income and part non-taxable return of principal. The amount excluded from gross income after annuitization under Puerto Rico tax law is equal to the amount of the distribution in excess of 3% of the total purchase payments paid, until an amount equal to the total purchase payments paid has been excluded. Thereafter, the entire distribution from a Non-Qualified Contract is included in gross income. For federal income tax purposes, however, the portion of each annuity payment that is subject to tax is computed on the basis of investment in the contract and the annuitant's life expectancy. Generally,
Puerto Rico does not require income tax to be withheld from distributions of income. Although Puerto Rico allows a credit against its income tax for taxes paid to the federal government, you may not be able to use the credit fully. If you are a resident of Puerto Rico, you should consult a competent tax adviser before purchasing an annuity contract.

DIVERSIFICATION REQUIREMENTS

Each of the funds of the Series Funds intends to qualify as a regulated investment company under Subchapter M of the Code and meet the investment diversification tests of Section 817(h) of the Code and the underlying regulations. Failure to do so could result in current taxation to you on gains in your contract for the year in which such failure occurred and thereafter.

                                       30

The Treasury Department or the Internal Revenue Service may, at some future time, issue a ruling or regulation presenting situations in which it will deem contract owners to exercise "investor control" over the fund shares that are attributable to their contracts. The Treasury Department has said informally that this could limit the number or frequency of transfers among variable investment options. This could cause you to be taxed as if you were the direct owner of your allocable portion of fund shares. We reserve the right to amend the contracts or the choice of investment options to avoid, if possible, current taxation to the owners.

CONTRACTS PURCHASED FOR A TAX QUALIFIED PLAN

We have no responsibility for determining whether a particular retirement plan or a particular contribution to the plan satisfies the applicable requirements of the Code, or whether a particular employee is eligible for inclusion under a plan. In general, the Code imposes limitations on the amount of annual compensation that can be contributed into a tax-qualified plan, and contains rules to limit the amount you can contribute to all of your tax-qualified plans.
Trustees and administrators of tax qualified plans may, however, generally invest and reinvest existing plan assets without regard to such Code imposed limitations on contributions. Certain distributions from tax qualified plans may be transferred directly to another plan, unless funds are added from other sources, without regard to such limitations.

The Code generally requires tax-qualified plans (other than Roth IRAs) to begin making annual distributions of at least a minimum amount each year after a specified point. For example, minimum distributions to an employee under an employer's pension and profit sharing plan qualified under Section 401(a) of the
Code must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires. On the other hand, distributions from a traditional IRA, SIMPLE IRA or SEP IRA must begin no later than April 1 of the year following the year in which the contract owner attains age 70 1/2. The minimum amount of a distribution and the time when distributions start will vary by plan.

TAX-FREE ROLLOVERS

If permitted under your plans, you may make a tax-free rollover from:

     .    a traditional IRA to another traditional IRA,

     .    a traditional IRA to another tax-qualified plan, including a Section
          403(b) plan

     .    any tax-qualified plan (other than a Section 457 deferred compensation plan maintained by a tax-exempt organization) to a traditional IRA,

     .    any tax-qualified plan (other than a Section 457 deferred compensation plan maintained by a tax exempt organization) to another tax-qualified plan, including a roll-over of amounts from your prior plan derived from your "after-tax" contributions from "involuntary" distributions,

     .    a Section 457 deferred compensation plan maintained by a tax-exempt organization to another Section 457 deferred compensation plan maintained by a tax-exempt organization and

     .    a traditional IRA to a Roth IRA, subject to special restrictions discussed below.

In addition, if your spouse survives you, he or she is permitted to rollover your tax-qualified retirement account to another tax-qualified retirement account in which your surviving spouse participates, to the extent permitted by your surviving spouse' plan.

TRADITIONAL IRAS

ANNUAL CONTRIBUTION LIMIT. traditional individual retirement annuity (as defined in Section 408 of the Code) generally permits an eligible purchaser to make annual contributions which cannot exceed the lesser of:

     .    100% of compensation includable in your gross income, or

     .    the IRA annual limit for that tax year. For tax years beginning in
          2002, 2003 and 2004, the annual limit is $3,000 per year. For tax years beginning in 2005, 2006 and 2007, the annual limit is $4,000 per year and, for the tax year beginning in 2008, the annual limit is
          $5,000. After that, the annual limit is indexed for inflation in $500 increments as provided in the Code.

CATCH-UP CONTRIBUTIONS. An IRA holder age 50 or older may increase contributions from compensation to an IRA by an amount up to $500 a year for tax years beginning in 2002, 2003, 2004 and 2005, and by an amount up to $1,000 for the tax year beginning in 2006.

SPOUSAL IRA. You may also purchase an IRA contract for the benefit of your spouse (regardless of whether your spouse has a paying job). You can generally contribute up to the annual limit for each of you and your spouse (or, if less, your combined compensation).

DEDUCTIBILITY OF CONTRIBUTIONS. You may be entitled to a full deduction, a partial deduction or no deduction for your traditional IRA contribution on your federal income tax return.

The amount of your deduction is based on the following factors:

                                       31

     .    whether you or your spouse is an active participant in an employer sponsored retirement plan,

     .    your federal income tax filing status, and

     .    your "Modified Adjusted Gross Income."

Your traditional IRA deduction is subject to phase out limits, based on your
Modified Adjusted Gross Income, which are applicable according to your filing status and whether you or your spouse are active participants in an employer sponsored retirement plan. You can still contribute to a traditional IRA even if your contributions are not deductible.

DISTRIBUTIONS. In general, all amounts paid out from a traditional IRA contract
(in the form of an annuity, a single sum, death benefits or partial withdrawal), are taxable to the payee as ordinary income. As in the case of a contract not purchased under a tax-qualified plan, you may incur additional adverse tax consequences if you make a surrender or withdrawal before you reach age 59 1/2
(unless certain exceptions apply as specified in Code section 72(t)). If you have made any non-deductible contributions to an IRA contract, all or part of any withdrawal or surrender proceeds, single sum death benefit or annuity payment, may be excluded from your taxable income when you receive the proceeds.

The tax law requires that annuity payments under a traditional IRA contract begin no later than April 1 of the year following the year in which the owner attains age 70 1/2.

ROTH IRAS

ANNUAL CONTRIBUTION LIMIT. A Roth IRA is a type of non-deductible IRA. In general, you may make purchase payments of up to the IRA annual limit ($3,000 per year for tax years beginning in 2002, 2003 and 2004; $4,000 per year for tax years beginning in 2005, 2006 and 2007, and $5,000 for the tax year beginning in
2008). After that, the annual limit is indexed for inflation in $500 increments as provided in the Code.

The IRA annual limit for contributions to a Roth IRA phases out (i.e., is reduced) for single taxpayers with adjusted gross incomes between $95,000 and
$110,000, for married taxpayers filing jointly with adjusted gross incomes between $150,000 and $160,000, and for a married taxpayer filing separately with adjusted gross income between $0 and $10,000.

CATCH-UP CONTRIBUTIONS. A Roth IRA holder age 50 or older may increase contributions from compensation to an IRA by an amount up to $500 a year for tax years beginning in 2002, 2003, 2004 and 2005, and by an amount up to $1,000 for the tax year beginning in 2006.

SPOUSAL IRA. You may also purchase a Roth IRA contract for the benefit of your spouse (regardless of whether your spouse has a paying job). You can generally contribute up to the annual limit for each of you and your spouse (or, if less, your combined compensation), subject to the phase-out rules discussed above.

DISTRIBUTIONS. If you hold your Roth IRA for at least five years the payee will not owe any federal income taxes or early withdrawal penalties on amounts paid out from the contract:

     .    after you reach age 59 1/2,

     .    on your death or disability, or

     .    to qualified first-time home buyers (not to exceed a lifetime limitation of $10,000) as specified in the Code.

The Code treats payments you receive from Roth IRAs that do not qualify for the above tax free treatment first as a tax-free return of the contributions you made. However, any amount of such non-qualifying payments or distributions that exceed the amount of your contributions is taxable to you as ordinary income and possibly subject to the 10% penalty tax (unless certain exceptions apply as specified in Code section 72(t).

CONVERSION TO A ROTH IRA. You can convert a traditional IRA to a Roth IRA, unless

     .    you have adjusted gross income over $100,000, or

     .    you are a married taxpayer filing a separate return.

The Roth IRA annual contribution limit does not apply to converted amounts.

You must, however, pay tax on any portion of the converted amount that would have been taxed if you had not converted to a Roth IRA. No similar limitations apply to rollovers from one Roth IRA to another Roth IRA.

                                       32

SIMPLE IRA PLANS

In general, a small business employer may establish a SIMPLE IRA retirement plan if the employer employed 100 or fewer employees earning at least $5,000 during the preceding year. As an eligible employee of the business, you may make pre-tax contributions to the SIMPLE IRA plan. You may specify the percentage of compensation that you want to contribute under a qualified salary reduction arrangement, provided the amount does not exceed the SIMPLE IRA annual contribution limit. The SIMPLE IRA annual limit is $7,000 for tax years beginning in 2002, $8,000 for 2003, $9,000 for 2004, and $10,000 for 2005. After
that, the annual limit is indexed for inflation in $500 increments as provided in the Code. Your employer must elect to make a matching contribution of up to
3% of your compensation or a non-elective contribution equal to 2% of your compensation.

CATCH-UP CONTRIBUTIONS. A SIMPLE IRA holder age 50 or older may increase contributions of compensation by an amount up to $500 for tax years beginning in
2002, $1,000 for 2003, $1,500 for 2004, $2,000 for 2005 and $2,500 for 2006.
After that, for tax years beginning in 2007, the SIMPLE IRA catch-up contribution limit is indexed annually for inflation in $500 increments as provided in the Code.

DISTRIBUTIONS. The requirements for minimum distributions from a SIMPLE IRA retirement plan, and rules on taxation of distributions from a SIMPLE retirement plan, are generally the same as those discussed above for distributions from a traditional IRA.

SIMPLIFIED EMPLOYEE PENSION PLANS (SEPS)

SEPs are employer sponsored plans that may accept an expanded rate of contributions from one or more employers. Employer contributions are flexible, subject to certain limits under the Code, and are made entirely by the business owner directly to a SEP-IRA owned by the employee. Contributions are tax-deductible by the business owner and are not includable in income by employees until withdrawn. The maximum deductible amount that may be contributed to a SEP is 25% of compensation, up to the SEP compensation limit specified in the Code for the year ($200,000 for the year 2002) with a cap of $40,000.

DISTRIBUTIONS. The requirements for minimum distributions from a SEP-IRA, and rules on taxation of distributions from a SEP-IRA, are generally the same as those discussed above for distributions from a traditional IRA.

SECTION 403(b) PLANS

Under these tax-sheltered annuity arrangements, public school systems and certain tax-exempt organizations can make premium payments into "403(b)
contracts" owned by their employees that are not taxable currently to the employee.

ANNUAL CONTRIBUTION LIMIT. In general, the amount of the non-taxable contributions made for a 403(b) contract each year may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed an annual "elective deferral limit" (see "Elective Deferral Limits," below). The annual contribution limit is subject to certain other limits described in
Section 415 of the Code and the regulations thereunder. Special rules apply for certain organizations that permit participants to increase their elective deferrals.

CATCH-UP CONTRIBUTIONS. A Section 403(b) plan participant age 50 or older may increase contributions to a 403(b) plan by an amount that, together with all other catch-up contributions made to other tax-qualified plans, does not exceed an annual "elective catch-up limit." (See "Elective Catch-Up Limits," below.)

DISTRIBUTIONS. When we make payments from a 403(b) contract on surrender of the contract, partial withdrawal, death of the annuitant, or commencement of an annuity option, the payee ordinarily must treat the entire payment as ordinary taxable income. Moreover, the Code prohibits distributions from a 403(b)
contract before the employee reaches age 59 1/2, except:

     .    on the employee's separation from service, death, or disability,

     .    with respect to distributions of assets held under a 403(b) contract as of December 31, 1988, and

     .    transfers and exchanges to other products that qualify under Section
          403(b).

Minimum distributions under a 403(b) contract must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires.

PENSION AND PROFIT SHARING PLANS QUALIFIED UNDER SECTION 401(a)

In general, an employer may deduct from its taxable income premium payments it makes under a qualified pension or profit-sharing plan described in Section
401(a) of the Code. Employees participating in the plan generally do not have to pay tax on such contributions when made. Special requirements apply if a 401(a)
plan covers an employee classified under the Code as a "self-employed individual" or as an "owner-employee."

Annuity payments (or other payments, such as upon withdrawal, death or surrender) generally constitute taxable income to the payee; and the payee must pay income tax on the amount by which a payment exceeds its allocable share of the employee's "investment in the contract" (as defined in the Code), if any. In general, an employee's "investment in the contract" equals the aggregate amount of premium payments made by the employee.

                                       33

The non-taxable portion of each annuity payment is determined, under the Code, according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. Favorable procedures may also be available to taxpayers who had attained age 50 prior to January 1, 1986.

Minimum distributions to the employee under an employer's pension and profit sharing plan qualified under Section 401(a) of the Code must begin no later than
April 1 of the year following the year in which the employee (except an employee who is a "5-percent owner" as defined in Code section 416) reaches age 70 1/2 or, if later, retires.

"TOP-HEAVY" PLANS

Certain plans may fall within the definition of "top-heavy plans" under Section
416 of the Code. This can happen if the plan holds a significant amount of its assets for the benefit of "key employees" (as defined in the Code). You should consider whether your plan meets the definition. If so, you should take care to consider the special limitations applicable to top-heavy plans and the potentially adverse tax consequences to key employees.

SECTION 457 DEFERRED COMPENSATION PLANS

Under the provisions of Section 457 of the Code, you can exclude a portion of your compensation from gross income if you participate in a deferred compensation plan maintained by:

          .    a state,

          .    a political subdivision of a state,

          .    an agency or instrumentality or a state or political subdivision of a state, or

          .    a tax-exempt organization.

As a "participant" in such a deferred compensation plan, any amounts you exclude
(and any income on such amounts) will be includible in gross income only for the taxable year in which such amounts are paid or otherwise made available to the annuitant or other payee.

The deferred compensation plan must satisfy several conditions, including the following:

          .    the plan must not permit distributions prior to your separation from service (except in the case of an unforeseen emergency), and

          .    all compensation deferred under the plan shall remain solely the employer's property and may be subject to the claims of its creditors.

ANNUAL CONTRIBUTION LIMIT. The amount of the non-taxable contributions made for a Section 457 plan each year may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed an annual "elective deferral limit," and is subject to certain other limits described in Section
402(g) of the Code. (See "Elective Deferral Limits," below.)

CATCH-UP CONTRIBUTIONS. A 457 plan participant age 50 or older may increase contributions to a 457 plan by an amount that, together with all other catch-up contributions made to other tax-qualified plans, does not exceed an annual
"elective catch-up limit." (See "Elective Catch-Up Limits," below.)

DISTRIBUTIONS. When we make payments under your contract in the form of an annuity, or in a single sum such as on surrender, withdrawal or death of the annuitant, the payment is taxed as ordinary income. Minimum distributions under a Section 457 plan must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires.

ELECTIVE DEFERRAL LIMITS

A participant in a Section 403(b) plan, a Section 457 Plan or in certain other types of tax-qualified pension and profit sharing plans that are commonly referred to as "401(k)" plans and "SARSEPS" may elect annually to defer current compensation so that it can be contributed to the applicable plan or plans. The annual elective deferral limit is $11,000 for tax years beginning in 2002,
$12,000 for 2003, $13,000 for 2004, $14,000 for 2005 and $15,000 for 2006. After
that, for the tax years beginning in 2007, 2008 and 2009, the annual elective deferral limit is indexed for inflation in $500 increments as provided in the
Code.

ELECTIVE CATCH-UP LIMITS

A participant in a Section 403(b) plan, a Section 457 Plan or in certain other types of tax-qualified pension and profit sharing plans that are commonly referred to as "401(k)" plans and "SARSEPS" who is age 50 or older may increase contributions by an amount up to $1,000 for tax years beginning in 2002, $2,000 for 2003, $3,000 for 2004, $4,000 for 2005 and $5,000 for 2006. After that, for the tax years beginning in 2007, the elective catch-up contribution limit is indexed for inflation in $500 increments as provided in the Code.

                                       34

WITHHOLDING ON ROLLOVER DISTRIBUTIONS

The tax law requires us to withhold 20% from certain distributions from tax qualified plans. We do not have to make the withholding, however, if you rollover your entire distribution to another plan and you request us to pay it directly to the successor plan. Otherwise, the 20% mandatory withholding will reduce the amount you can rollover to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before making such a distribution.

PUERTO RICO ANNUITY CONTRACTS PURCHASED TO FUND A TAX-QUALIFIED PLAN

The provisions of the tax laws of Puerto Rico vary significantly from those under the Internal Revenue Code of the United States with respect to the various
"tax qualified" plans described above. Although we may offer variable annuity contracts in Puerto Rico in connection with "tax qualified" plans, the text of the prospectus under the subsection "Contracts purchased for a tax qualified plan" is inapplicable in Puerto Rico and should be disregarded.

SEE YOUR OWN TAX ADVISER

The above description of Federal income tax consequences to owners of and payees under contracts, and of the different kinds of tax qualified plans which may be funded by the contracts, is only a brief summary and is not intended as tax advice. It does not include a discussion of federal estate tax and gift tax or state tax consequences. The rules under the Code governing tax qualified plans are extremely complex and often difficult to understand. Changes to the tax laws may be enforced retroactively. Anything less than full compliance with the applicable rules, all of which are subject to change from time to time, can have adverse tax consequences. The taxation of an annuitant or other payee has become so complex and confusing that great care must be taken to avoid pitfalls. For further information you should consult a qualified tax adviser.

PERFORMANCE INFORMATION

We may advertise total return information about investments made in the variable investment options. We refer to this information as "Account level" performance.
In our Account level advertisements, we usually calculate total return for 1, 5, and 10 year periods or since the beginning of the applicable variable investment option.

Total return at the Account level is the percentage change between:

          .    the value of a hypothetical investment in a variable investment option at the beginning of the relevant period, and

          .    the value at the end of such period.

At the Account level, total return reflects adjustments for:

          .    the mortality and expense risk charges,

          .    the annual contract fee, and

          .    any withdrawal charge payable if the owner surrenders his
               contract at the end of the relevant period.

Total return at the Account level does not, however, reflect any premium tax charges or any charges for optional benefit riders. Total return at the Account level will be lower than that at the Series Fund level where comparable charges are not deducted.

We may also advertise total return in a non-standard format in conjunction with the standard format described above. The non-standard format is generally the same as the standard format except that it will not reflect any contract fee or withdrawal charge and it may be for additional durations.

We may advertise "current yield" and "effective yield" for investments in the
Money Market investment option. Current yield refers to the income earned on your investment in the Money Market investment option over a 7-day period and then annualized. In other words, the income earned in the period is assumed to be earned every 7 days over a 52-week period and stated as a percentage of the investment.

Effective yield is calculated in a similar manner but, when annualized, the income earned by your investment is assumed to be reinvested and thus compounded over the 52-week period. Effective yield will be slightly higher than current yield because of this compounding effect of reinvestment.

Current yield and effective yield reflect all the recurring charges at the
Account level, but will not reflect any premium tax, any withdrawal charge, or any charge for optional benefit riders.

                                       35

REPORTS

At least annually, we will send you (1) a report showing the number and value of the accumulation units in your contract and (2) the financial statements of the
Series Fund.

VOTING PRIVILEGES

At meetings of the Series Fund's shareholders, we will generally vote all the shares of each Fund that we hold in the Account in accordance with instructions we receive from the owners of contracts that participate in the corresponding variable investment option.

CERTAIN CHANGES

CHANGES TO THE ACCOUNT

We reserve the right, subject to applicable law, including any required shareholder approval,

          .    to transfer assets that we determine to be your assets from the
               Account to another separate account or investment option by withdrawing the same percentage of each investment in the Account with proper adjustments to avoid odd lots and fractions,

          .    to add or delete variable investment options,

          .    to change the underlying investment vehicles,

          .    to operate the Account in any form permitted by law, and

          .    to terminate the Account's registration under the 1940 Act, if such registration should no longer be legally required.

Unless otherwise required under applicable laws and regulations, notice to or approval of owners will not be necessary for us to make such changes.

VARIATIONS IN CHARGES OR RATES FOR ELIGIBLE CLASSES

We may allow a reduction in or the elimination of any contract charges, or an increase in a credited interest rate for a guarantee period. The affected contracts would involve sales to groups or classes of individuals under special circumstances that we expect to result in a reduction in our expenses associated with the sale or maintenance of the contracts, or that we expect to result in mortality or other risks that are different from those normally associated with the contracts.

The entitlement to such variation in charges or rates will be determined by us based upon such factors as the following:

          .    the size of the initial premium payment,

          .    the size of the group or class,

          .    the total amount of premium payments expected to be received from the group or class and the manner in which the premium payments are remitted,

          .    the nature of the group or class for which the contracts are being purchased and the persistency expected from that group or class as well as the mortality or morbidity risks associated with that group or class;

          .    the purpose for which the contracts are being purchased and whether that purpose makes it likely that the costs and expenses will be reduced, or

          .    the level of commissions paid to selling broker-dealers or certain financial institutions with respect to contracts within the same group or class.

We will make any reduction in charges or increase in initial guarantee rates according to our rules in effect at the time an application for a contract is approved. We reserve the right to change these rules from time to time. Any variation in charges, rates, or fees will reflect differences in costs and services, will apply uniformly to all prospective contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any owner.

DISTRIBUTION OF CONTRACTS

Signator Investors, Inc. ("Signator") acts as principal distributor of the contracts sold through this prospectus. Signator is registered as a broker-dealer under the Securities Exchange Act of 1934, and a member of the
National Association of Securities Dealers, Inc. Signator's address is 197
Clarendon Street, Boston, Massachusetts 02116. Signator is a subsidiary of John
Hancock.

                                       36

You can purchase a contract through registered representatives of broker-dealers and certain financial institutions who have entered into selling agreements with
JHVLICO and Signator. We pay broker-dealers compensation for promoting, marketing and selling our variable insurance and variable annuity products. In turn, the broker-dealers pay a portion of the compensation to their registered representatives, under their own arrangements. Signator will also pay its own registered representatives for sales of the contracts to their customers. We do not expect the compensation we pay to such broker-dealers (including Signator)
and financial institutions to exceed 8.0% of premium payments (on a present value basis) for sales of the contracts described in this prospectus. For limited periods of time, we may pay additional compensation to broker-dealers as part of special sales promotions. We offer these contracts on a continuous basis, but neither JHVLICO nor Signator is obligated to sell any particular amount of contracts. We also reimburse Signator for direct and indirect expenses actually incurred in connection with the marketing of these contracts.

Signator representatives may receive additional cash or non-cash incentives
(including expenses for conference or seminar trips and certain gifts) in connection with the sale of contracts issued by JHVLICO. From time to time,
Signator, at its expense, may also provide significant additional amounts to broker dealers or other financial services firms which sell or arrange for the sale of the contracts. Such compensation may include, for example, financial assistance to financial services firms in connection with their conferences or seminars, sales or training programs for invited registered representatives and other employees, payment for travel expenses, including lodging, incurred by registered representatives and other employees for such seminars or training programs, seminars for the public, advertising and sales campaigns regarding the contracts and/or other events or activities sponsored by the financial services firms. As a consequence of such additional compensation, representatives and financial services firms, including but not limited to Signator and its representatives, may be motivated to sell our contracts instead of contracts issued by other insurance companies.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, have audited the consolidated financial statements and schedules of John Hancock Life
Insurance Company at December 31, 2004, and 2003 and for each of the three years in the period ended December 31, 2003, and the financial statements of the
Account at December 31, 2004 and for each of the periods indicated therein, as set forth in their reports. We've included these financial statements in the
Statement of Additional Information, which also is a part of the registration statement that contains this prospectus. These financial statements are included in the registration statement in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

                                       37

                        APPENDIX A: Index of Key Words

We define or explain each of the following key words used in this prospectus on the pages shown below:

KEY WORD                                                                    PAGE
--------                                                                   -----
Accumulation units......................................................     28
Annuitant...............................................................     10
Annuity payments........................................................     13
Annuity period..........................................................     13
Business day............................................................     10
Contract year...........................................................     11
Date of issue...........................................................     11
Date of maturity........................................................     29
Extra Credits...........................................................     13
Free withdrawal amount..................................................     17
Funds...................................................................      2
Guarantee period........................................................     12
Investment options......................................................     14
Market value adjustment.................................................     12
Premium payments........................................................     10
Surrender...............................................................     16
Surrender value.........................................................     17
Total value of your contract............................................     12
Variable investment options.............................................   cover
Withdrawal charge.......................................................     16
Withdrawal..............................................................     16

                                       38

                APPENDIX B: Details About Our Guarantee Periods

INVESTMENTS THAT SUPPORT OUR GUARANTEE PERIODS

We back our obligations under the guarantee periods with JHVLICO's general assets. Subject to applicable law, we have sole discretion over the investment of our general assets (including those held in our "non-unitized" separate account that primarily supports the guarantee periods). We invest these amounts in compliance with applicable state insurance laws and regulations concerning the nature and quality of our general investments.

We invest the non-unitized separate account assets, according to our detailed investment policies and guidelines, in fixed income obligations, including:

          .    corporate bonds,

          .    mortgages,

          .    mortgage-backed and asset-backed securities, and

          .    government and agency issues.

We invest primarily in domestic investment-grade securities. In addition, we use derivative contracts only for hedging purposes, to reduce ordinary business risks associated with changes in interest rates, and not for speculating on future changes in the financial markets. Notwithstanding the foregoing, we are not obligated to invest according to any particular strategy.

GUARANTEED INTEREST RATES

We declare the guaranteed rates from time to time as market conditions and other factors dictate. We advise you of the guaranteed rate for a selected guarantee period at the time we:

          .    receive your premium payment,

          .    effectuate your transfer, or

          .    renew your guarantee period

We have no specific formula for establishing the guaranteed rates for the guarantee periods. The rates may be influenced by interest rates generally available on the types of investments acquired with amounts allocated to the guarantee period. In determining guarantee rates, we may also consider, among other factors, the duration of the guarantee period, regulatory and tax requirements, sales and administrative expenses we bear, risks we assume, our profitability objectives, and general economic trends.

COMPUTATION OF MARKET VALUE ADJUSTMENT

We determine the amount of the market value adjustment by multiplying the amount being taken from the guarantee period (before any applicable withdrawal charge)
by a factor expressed by the following formula:

                          (1 + g/1 + c + 0.005)(n/12)-1

where,

          .    g is the guaranteed rate in effect for the current guarantee period.

          .    c is the current guaranteed rate in effect for new guarantee periods with duration equal to the number of years remaining in the current guarantee period (rounded to the nearest whole number of years). If we are not currently offering such a guarantee period, we will declare a guarantee rate, solely for this
               purpose, consistent with interest rates currently available.

          .    n is the number of complete months from the date of withdrawal to the end of the current guarantee period. (If less than one complete month remains, n equals one unless the withdrawal is made on the last day of the guarantee period, in which case no adjustment applies.)

SAMPLE CALCULATION 1: POSITIVE ADJUSTMENT

                                       39

Amount withdrawn or transferrd                 $10,000
Guarantee peried                               5 Years
Time of withdrawal or transfer                 begining of 3rd year of
                                               guaranteed period
Guaranteed rate*(g)                            4%
Guaranteed rate for new 3 year guarantee*(c)   3%
Remaining guarantee period(n)                  36 months

MARKET VALUE ADJUSTMENT:

            10,000x[(1 + 0.04/1 + 0.03 + 0.005)(36/12) - 1] = 145.63

Amount withdrawn or transferred (adjusted for market value adjustment): $10,000
+ $145.63 = $10,145.63

* All interest rates shown have been arbitrarily chosen for purposes of this example. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

SAMPLE CALCULATION 2: NEGATIVE ADJUSTMENT

Amount withdrawn or transferrd                 $10,000
Guarantee peried                               5 Years
Time of withdrawal or transfer                 begining of 3rd year of
                                               guaranteed period
Guaranteed rate*(g)                            4%
Guaranteed rate for new 3 year guarantee*(c)   3%
Remaining guarantee period(n)                  36 months

MARKET VALUE ADJUSTMENT:

10,000x[(1 + 0.04/1 + 0.05 + 0.005)(36/12) - 1] = -420.50

Amount withdrawn or transferred (adjusted for market value adjustment): $10,000
- $420.50 = $9,579.50

* All interest rates shown have been arbitrarily chosen for purposes of this example. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

                                       40

             APPENDIX C: Example of Withdrawal Charge Calculation

ASSUME THE FOLLOWING FACTS:

     On January 1, 2001, you make a $5,000 initial premium payment and we issue you a contract.

     On January 1, 2002, you make a $1,000 premium payment.

     On January 1, 2003, you make a $1,000 premium payment.

     On January 1, 2004, the total value of your contract is $7,500 because of the extra credits and favorable investment earnings.

Now assume you make a partial withdrawal of $7,000 (no tax withholding) on
January 2, 2004. In this case, assuming no prior withdrawals, we would deduct a
CDSL of $474.19. We withdraw a total of $7,474.19 from your contract.

          $7,000.00 -- withdrawal request payable to you
          +  474.19 -- withdrawal charge payable to us
          ---------
          $7,474.19 -- total amount withdrawn from your contract

HERE IS HOW WE DETERMINE THE WITHDRAWAL CHARGE:

(1)  We first distribute to you the $500 profit you have in your contract
     ($7,500 total contract value less $7,000 of premiums you have paid) under the free withdrawal provision.

(2)  Next we repay to you the $5,000 premium you paid in 2001 Under the free withdrawal provision, $200 of that premium is charge free ($7,000 total premiums paid x 10%; less the $500 free withdrawal in the same contract year described in paragraph 1 above). We assess a withdrawal charge on the remaining balance of $4,800 from your 2001 premium. Because you made that premium payment 3 years ago, the withdrawal charge percentage is 7%. We deduct the resulting $336 from your contract to cover the withdrawal charge on your 2001 premium payment. We pay the remainder of $4,464 to you as a part of your withdrawal request.

          $5,000
          -  200 -- free withdrawal amount (payable to you)
          ------
          $4,800
          x  .07
          ------
          $  336 -- withdrawal charge on 2001 premium payment (payable to us)

          $4,800
          -  336
          ------
          $4,464 -- part of withdrawal request payable to you

(3)  We NEXT deem the entire amount of your 2002 PREMIUM PAYMENT to be withdrawn and we assess a withdrawal charge on that $1,000 amount. Because you made this premium payment 2 years ago, the withdrawal charge percentage is 7%.
     We deduct the resulting $70 from your contract to cover the withdrawal charge on your 2002 premium payment. We pay the remainder of $930 to you as a part of your withdrawal request.

          $1,000
          x  .07
          ------
          $   70 -- withdrawal charge on 2002 premium payment (payable to us)

          $1,000
          -   70
          ------
          $  930 -- part of withdrawal request payable to you

(4)  We NEXT determine what additional amount we need to withdraw to provide you with the total $7,000 you requested, after the deduction of the withdrawal charge on that additional amount. We have already allocated $500 from profits under paragraph 1 above, $200 of additional free withdrawal amount under paragraph 2, $4,464 from your 2001 premium payment under paragraph 2, and $930 from your 2003 premium payment under paragraph 3. Therefore, $906 is needed to reach $7,000.

          $7,000 -- total withdrawal amount requested
          -  500 -- profit
          -  200 -- free withdrawal amount
          -4,464 -- payment deemed from initial premium payment

                                    41

          -  930 -- payment deemed from initial premium payment
          ------
          $  906 -- additional payment to you needed to reach $7,000

We know that the withdrawal charge percentage for this remaining amount is 7%, because you are already deemed to have withdrawn all premiums you paid prior to
2003. We use the following formula to determine how much more we need to withdraw:

Remainder due to you = Withdrawal needed - [applicable withdrawal charge percentage times withdrawal needed]

          $906     =  x - [.07x]
          $906     =  .93x
          $906/.93 =  x
          $974.19  =  x

          $974.19  --  deemed withdrawn from 2003 premium payment
          $906.00  --  part of withdrawal request payable to you
          -------
          $ 68.19  --  withdrawal charge on 2003 premium deemed withdrawn
                       (payable to us)

                                       42

     APPENDIX D: Examples of Earnings Enhancement Death Benefit Calculation

The following are examples of the optional earnings enhancement death benefit.
We have assumed that there are earnings under the contracts in each case. Actual investment performance may be greater or lower than the amounts shown.

EXAMPLE 1 - EARNINGS ENHANCEMENT DEATH BENEFIT WITH STANDARD DEATH BENEFIT, NO
ADJUSTMENTS FOR WITHDRAWALS OR ADDITIONAL PREMIUM PAYMENTS

Assume:

     .    You elect the earnings enhancement death benefit rider (but not the enhanced death benefit rider) when you purchase your contract,

     .    At the time of purchase, you and the annuitant are each under age 70 and you pay an initial premium of $100,000,

     .    You allocate the premium to a variable investment option, and make no transfers of contract value to other investment options,

     .    We determine the death benefit before the Maturity Date, in the fourth year of your contract on a day when the total value of your contract is $180,000.

CALCULATION OF STANDARD DEATH BENEFIT

We compare the total value of your contract ($180,000, with no market value adjustment) to the total amount of premiums you paid ($100,000, with no adjustment for withdrawals). The standard death benefit is the higher of the two, or $180,000.

CALCULATION OF EARNINGS ENHANCEMENT AMOUNT

Because you and the annuitant were both under age 70 when the rider was issued, the earnings enhancement amount is 40% of the difference between the standard death benefit and your "Net Premiums," up to a maximum benefit amount equal to
80% of your "Adjusted Net Premiums."

Calculation of Net Premiums and Adjusted Net Premiums - To determine "Net
Premiums," we reduce the premiums you paid ($100,000) by the amount of any withdrawals in excess of earnings ($0, with no adjustment for withdrawal charges). In this example, the Net Premiums is $100,000. To determine "Adjusted
Net Premiums," we reduce the Net Premiums ($100,000) by any premiums you made, other than the initial premium, during the 12 months before we calculated the death benefit ($0). In this example, the "Adjusted Net Premiums" is $100,000.

Calculation of Maximum Benefit Amount - The maximum benefit amount under the earnings enhancement death benefit rider in this example is 80% of the Adjusted
Net Premiums ($100,000), or $80,000.

The earnings enhancement amount is 40% of the difference between the standard death benefit ($180,000) and your Net Premiums ($100,000), up to the maximum benefit amount. In this example, 40% of the difference is $32,000, which is less than the maximum benefit amount ($80,000). The earnings enhancement amount is therefore $32,000.

The total Death Benefit in this example is the standard death benefit ($180,000)
plus the earnings enhancement amount ($32,000), or $212,000.

EXAMPLE 2 - EARNINGS ENHANCEMENT DEATH BENEFIT WITH ENHANCED DEATH BENEFIT,
ADJUSTED FOR WITHDRAWAL AND ADDITIONAL PREMIUM

Assume:

     .    You elect the earnings enhancement death benefit rider and the enhanced death benefit rider when you purchase your contract,

     .    At the time of purchase, you are over age 70 and you pay an initial premium of $100,000,

     .    You allocate the premium to a variable investment option, and make no transfers of contract value to other investment options,

     .    On the seventh anniversary of your contract, your total value in the contract is $175,000, which is the highest value on any anniversary date

     .    On the day after the seventh anniversary of your contract, you make a withdrawal of $80,000,

     .    On the eighth anniversary of your contract, the total value of your contract is $110,000, and you make an additional premium payment of
          $10,000 at the end of the eighth year of your contract

     .    We determine the death benefit before the Maturity Date in the middle of the ninth year of your contract, on a day when the total value of your contract is $120,000.

                                       43

CALCULATION OF ENHANCED DEATH BENEFIT

In this example, the enhanced death benefit is the highest of an accumulated premium "roll-up" amount, a "highest anniversary value" amount and the value of your contract on the date the death benefit is determined.

Calculation of Premium Roll-up - We calculate the amount of each premium you have paid, accumulated at a 5% effective annual rate, minus any withdrawals. In this example, the accumulated value of your initial premium, after adjustment for the $80,000 withdrawal, is $65,319.75, and the accumulated value of your second premium is $10,246.95. The total amount of the premium "roll-up" is
$75,566.70.

Calculation of Highest Anniversary Value - We determine the highest anniversary value of your contract on any anniversary date during the rider's measuring period ($175,000), plus any premiums since that date ($10,000), minus any withdrawals since that date ($80,000). In this example, the "highest anniversary value" is $105,000.

The total value of your contract on the date the death benefit is determined
($120,000, with no market value adjustment) is higher than the premium roll-up amount ($75,566.70) and higher than the "highest anniversary value" amount
($105,000). The enhanced death benefit is therefore $120,000.

CALCULATION OF EARNINGS ENHANCEMENT AMOUNT

Because you were over age 70 when the rider was issued, the earnings enhancement amount is 25% of the difference between the enhanced death benefit and your "Net
Premiums," up to a maximum benefit amount equal to 50% of your "Adjusted Net
Premiums."

Calculation of Net Premiums and Adjusted Net Premiums - To determine "Net
Premiums," we reduce the premiums you paid by the amount of any withdrawals in excess of earnings (including withdrawal charges). In this example, you withdrew
$80,000 at a time when your earnings were $75,000 and no withdrawal charges were imposed. The amount withdrawn in excess of earnings is therefore $5,000. Net
Premiums is the amount of premiums paid ($110,000) less amounts withdrawn in excess of earnings ($5,000), or $105,000. To determine "Adjusted Net Premiums,"
we reduce the Net Premiums ($105,000) by any premiums you made during the 12 months before we calculated the death benefit ($10,000). In this example, the
"Adjusted Net Premiums" is $95,000.

Calculation of Maximum Benefit Amount - The maximum benefit amount under the earnings enhancement death benefit rider in this example is 50% of your Adjusted
Net Premiums ($95,000), or $47,500.

The earnings enhancement amount is 25% of the difference between the enhanced death benefit ($120,000) and your Net Premiums ($105,000), up to the maximum benefit amount. In this example, 25% of the difference is $3,750, which is less than the maximum benefit amount ($47,500). The earnings enhancement amount is therefore $3,750.

The total Death Benefit in this example is the enhanced death benefit ($120,000)
plus the earnings enhancement amount ($3,750), or $123,750.

                                       44

                   APPENDIX U: ACCUMULATION UNIT VALUE TABLES

                                       45

                         CONDENSED FINANCIAL INFORMATION

                    JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF

The following table provides selected data for Revolution accumulation shares for each investment option that was available during the period shown.
Revolution commenced operations on August 10, 1999.

                                                              YEAR       YEAR       YEAR        YEAR         YEAR       AUG. 10
                                                              ENDED      ENDED      ENDED      ENDED         ENDED       1999
                                                             DEC. 31    DEC. 31    DEC. 31     DEC. 31      DEC. 31     DEC. 31
                                                              2004       2003       2002        2001         2000        1999
                                                            --------   --------   --------   ----------   ----------   --------
EQUITY INDEX
Accumulation Share Value:
   Beginning of period ..................................   $  17.10   $  13.49   $  17.58   $    20.22   $    22.54   $  10.00
   End of period ........................................   $  18.70   $  17.10   $  13.49   $    17.58   $    20.22   $  22.54
Number of Accumulation Shares outstanding at end of
   period ...............................................    171,065    164,996    154,223      804,600      507,320     76,098
LARGE CAP VALUE
Accumulation Share Value:
   Beginning of period (Note 3) .........................   $  12.08   $   9.75   $  11.38   $    10.00           --         --
   End of period ........................................   $  13.72   $  12.08   $   9.75   $    11.38           --         --
Number of Accumulation Shares outstanding at end of
   period ...............................................    209,987    155,358     97,450      334,667           --         --
FUNDAMENTAL VALUE B (formerly "Large Cap Value CORE(SM)")
(Effective November 1, 2004, merged into
   "Fundamental Value")
Accumulation Share Value:
   Beginning of period ..................................   $  10.35   $   8.13   $  10.07   $    10.71   $    10.31   $  10.00
   End of period ........................................   $  11.08   $  10.35   $   8.13   $    10.07   $    10.71   $  10.31
Number of Accumulation Shares outstanding at end of
   period ...............................................         --    204,107    195,857    1,056,790      520,128     92,493
LARGE CAP GROWTH
Accumulation Share Value:
   Beginning of period (Note 3) .........................   $   7.19   $   5.79   $   8.13   $    10.00           --         --
   End of period ........................................   $   7.41   $   7.19   $   5.79   $     8.13           --         --
Number of Accumulation Shares outstanding at end of
   period ...............................................    489,849    128,549     20,683       77,662           --         --
LARGE CAP GROWTH B (formerly "Large Cap Aggressive
   Growth")
(Effective November 1, 2004, merged into "Large Cap
   Growth")
Accumulation Share Value:
   Beginning of period ..................................   $   7.13   $   5.48   $   8.09   $     9.60   $    11.97   $  10.00
   End of period ........................................   $   6.81   $   7.13   $   5.48   $     8.09   $     9.60   $  11.97
Number of Accumulation Shares outstanding at end of
   period ...............................................         --    294,010    322,673    1,205,414    1,040,129    178,388
GROWTH & INCOME
Accumulation Share Value:
   Beginning of period (Note 2) .........................   $   6.95   $   5.66   $   7.36   $     8.82   $    10.00         --
   End of period ........................................   $   7.61   $   6.95   $   5.66   $     7.36   $     8.82         --
Number of Accumulation Shares outstanding at end of
   period ...............................................    747,950    802,120    416,961    1,817,947       12,749         --
FUNDAMENTAL VALUE
Accumulation Share Value:
   Beginning of period ..................................   $  11.12   $   8.75   $  10.73   $    11.68   $    10.43   $  10.00
   End of period ........................................   $  12.70   $  11.12   $   8.75   $    10.73   $    11.68   $  10.43
Number of Accumulation Shares outstanding at end of
   period ...............................................    371,180    210,263    177,846      802,605      347,760     64,904

                                                              YEAR       YEAR       YEAR        YEAR         YEAR       AUG. 10
                                                              ENDED      ENDED      ENDED       ENDED        ENDED       1999
                                                             DEC. 31    DEC. 31    DEC. 31     DEC. 31      DEC. 31     DEC. 31
                                                              2004       2003       2002        2001         2000        1999
                                                            --------   --------   --------   ----------   ----------   --------
EARNINGS GROWTH
Accumulation Share Value:
   Beginning of period (Note 1) .........................   $   3.65   $   2.96   $   4.43   $     7.11   $    10.00         --
   End of period ........................................   $   3.70   $   3.65   $   2.96   $     4.43   $     7.11         --
Number of Accumulation Shares outstanding at end of
   period ...............................................    174,391    227,056    239,167    1,636,323      629,910         --
FUNDAMENTAL GROWTH
(Effective November 1, 2004, merged into "Large Cap
   Growth")
Accumulation Share Value:
   Beginning of period ..................................   $   8.84   $   2.96   $   9.86   $    14.74   $    15.39   $  10.00
   End of period ........................................   $   4.43   $   8.84   $   2.96   $     9.86   $    14.74   $  15.39
Number of Accumulation Shares outstanding at end of
   period ...............................................         --    135,376    123,943      589,572      525,081     38,912
MID CAP VALUE B (formerly "Small/Mid Cap CORE(SM)")
Accumulation Share Value:
   Beginning of period ..................................   $  15.68   $  10.94   $  13.06   $    13.16   $    12.73   $  11.00
   End of period ........................................   $  18.39   $  15.68   $  10.94   $    13.06   $    13.16   $  12.73
Number of Accumulation Shares outstanding at end of
   period ...............................................    128,593     70,945     67,848      220,092      114,891      9,532
MID CAP GROWTH (Formerly "Small/Mid Cap Growth")
Accumulation Share Value:
   Beginning of period ..................................   $  23.49   $  16.19   $  20.79   $    20.47   $    18.98   $  18.07
   End of period ........................................   $  25.90   $  23.49   $  16.19   $    20.79   $    20.47   $  18.98
Number of Accumulation Shares outstanding at end of
   period ...............................................     65,986     67,961     57,788      242,085      136,439     14,779
SMALL CAP EMERGING GROWTH
Accumulation Share Value:
   Beginning of period (Note 2) .........................   $   8.23   $   5.60   $   7.90   $     8.30   $    10.00         --
   End of period ........................................   $   1.90   $   8.23   $   5.60   $     7.90   $     8.30         --
Number of Accumulation Shares outstanding at end of
   period ...............................................    200,297     28,761     30,007       79,406          535         --
SMALL CAP VALUE
Accumulation Share Value:
   Beginning of period ..................................   $  20.54   $  15.07   $  16.31   $    13.87   $    10.46   $  10.00
   End of period ........................................   $  25.43   $  20.54   $  15.07   $    16.31   $    13.87   $  10.46
Number of Accumulation Shares outstanding at end of
   period ...............................................    123,938    137,936    128,046      546,648      241,338         --
SMALL CAP GROWTH
(Effective November 1, 2004, merged into "Small Cap
   Emerging Growth")
Accumulation Share Value:
   Beginning of period ..................................   $  12.39   $   9.81   $  14.19   $    16.44   $    21.19   $  14.27
   End of period ........................................   $  12.27   $  12.39   $   9.81   $    14.19   $    16.44   $  21.19
Number of Accumulation Shares outstanding at end of
   period ...............................................         --    143,040    134,266      715,728      608,753     59,529
AIM V.I. PREMIER EQUITY
Accumulation Share Value:
   Beginning of period ..................................   $   7.29   $   5.90   $   8.57   $     9.92   $    11.77   $  10.00
   End of period ........................................   $   7.62   $   7.29   $   5.90   $     8.57   $     9.92   $  11.77
Number of Accumulation Shares outstanding at end of
   period ...............................................    675,995    791,576    646,051    3,090,645    2,548,369    302,772
AIM V.I. CAPITAL DEVELOPMENT - SERIES II CLASS
Accumulation Share Value:
   Beginning of period (Note 4) .........................   $   9.93   $   7.45   $  10.00           --           --         --
   End of period ........................................   $  11.31   $   9.93   $   7.45           --           --         --

                                                              YEAR       YEAR       YEAR        YEAR         YEAR       AUG. 10
                                                              ENDED      ENDED      ENDED       ENDED        ENDED       1999
                                                             DEC. 31    DEC. 31    DEC. 31     DEC. 31      DEC. 31     DEC. 31
                                                              2004       2003       2002       2001          2000        1999
                                                            --------   --------   --------   ----------   ----------   --------
Number of Accumulation Shares outstanding at end of
   period................................................     4,632     4,066        --          --           --          --

                                                              YEAR       YEAR       YEAR        YEAR         YEAR       AUG. 10
                                                              ENDED      ENDED      ENDED       ENDED        ENDED       1999
                                                             DEC. 31    DEC. 31    DEC. 31     DEC. 31      DEC. 31     DEC. 31
                                                              2004       2003       2002        2001         2000        1999
                                                            --------   --------   --------   ----------   ----------   --------
FIDELITY VIP CONTRAFUND(R) - SERVICE CLASS
Accumulation Share Value:
   Beginning of period ..................................   $  10.49   $   8.28   $   9.25   $    10.69   $    11.61   $  10.00
   End of period ........................................   $  11.95   $  10.49   $   8.28   $     9.25   $    10.69   $  11.61
Number of Accumulation Shares outstanding at end of
   period ...............................................    371,068    386,807    377,519    1,645,859    1,447,471    237,990
FIDELITY VIP GROWTH
Accumulation Share Value:
   Beginning of period ..................................   $   7.76   $   5.92   $   8.59   $    10.57   $    12.04   $  10.00
   End of period ........................................   $   7.92   $   7.76   $   5.92   $     8.59   $    10.57   $  12.04
Number of Accumulation Shares outstanding at end of
   period ...............................................    400,455    480,716    507,521    2,501,361    1,875,307    205,097
MFS INVESTORS GROWTH STOCK - INITIAL CLASS
Accumulation Share Value:
   Beginning of period ..................................   $   7.46   $   6.14   $   8.58   $    11.45   $    12.36   $  10.00
   End of period ........................................   $   8.05   $   7.46   $   6.14   $     8.58   $    11.45   $  12.36
Number of Accumulation Shares outstanding at end of
   period ...............................................    253,985    281,892    331,636    1,280,675      971,077    158,192
MFS RESEARCH - INITIAL CLASS
Accumulation Share Value:
   Beginning of period ..................................   $   7.95   $   6.46   $   8.67   $    11.14   $    11.86   $  10.00
   End of period ........................................   $   9.10   $   7.95   $   6.46   $     8.67   $    11.14   $  11.86
Number of Accumulation Shares outstanding at end of
   period ...............................................    160,507    183,241    177,806      970,571      672,010     73,452
INTERNATIONAL EQUITY INDEX
Accumulation Share Value:
   Beginning of period (Note 4) .........................   $   9.49   $   6.77   $  10.00           --           --         --
   End of period ........................................   $  11.27   $   9.49   $   6.77           --           --         --
Number of Accumulation Shares outstanding at end of
   period ...............................................    100,560    101,328      4,383           --           --         --
OVERSEAS EQUITY B (formerly "International
   Opportunities")
Accumulation Share Value:
   Beginning of period (Note 3) .........................   $   8.79   $   6.72   $   8.33   $    10.00           --         --
   End of period ........................................   $   9.64   $   8.79   $   6.72   $     8.33           --         --
Number of Accumulation Shares outstanding at end of
   period ...............................................    262,113    137,661     75,514       20,457           --         --
OVERSEAS EQUITY
(Effective November 1, 2004, merged into "Overseas
   Equity B (formerly "International Opportunities")")
Accumulation Share Value:
   Beginning of period ..................................   $  13.75   $   9.96   $  10.76   $    11.65   $    12.98   $  12.24
   End of period ........................................   $  14.08   $  13.75   $   9.96   $    10.76   $    11.65   $  12.98
Number of Accumulation Shares outstanding at end of
   period ...............................................         --     41,367     28,672      128,318       63,735      5,361
FIDELITY VIP OVERSEAS - SERVICE CLASS
Accumulation Share Value:
   Beginning of period ..................................   $   8.62   $   6.10   $   7.73   $     9.97   $    12.48   $  10.00
   End of period ........................................   $   9.66   $   8.62   $   6.10   $     7.73   $     9.97   $  12.48
Number of Accumulation Shares outstanding at end of
   period ...............................................    165,213    170,854    193,599      960,931    1,107,608     30,517

                                                                   YEAR       YEAR       YEAR        YEAR        YEAR      AUG. 10
                                                                   ENDED      ENDED      ENDED       ENDED       ENDED      1999
                                                                  DEC. 31    DEC. 31    DEC. 31     DEC. 31     DEC. 31    DEC. 31
                                                                   2004       2003       2002        2001        2000       1999
                                                                 --------   --------   --------   ----------   --------   --------
OVERSEAS EQUITY C (formerly "Emerging Markets Equity")
   (Effective November 1, 2004, merged into "Overseas Equity B
   (formerly "International Opportunities")")
Accumulation Share Value:
   Beginning of period (Note 3)...............................   $  14.06   $   9.07   $   9.85   $    10.00         --         --
   End of period..............................................   $  15.37   $  14.06   $   9.07   $     9.85         --         --
Number of Accumulation Shares outstanding at end of period....         --     20,573      7,320        7,941         --         --
JANUS ASPEN WORLDWIDE GROWTH - SERVICE SHARES CLASS
Accumulation Share Value:
   Beginning of period (Note 2)...............................   $   6.19   $   5.07   $   6.90   $     9.03   $  10.00         --
   End of period..............................................   $   6.39   $   6.19   $   5.07   $     6.90   $   9.03         --
Number of Accumulation Shares outstanding at end of period....     52,533     53,367     51,239      322,018    128,709         --
REAL ESTATE EQUITY
Accumulation Share Value:
   Beginning of period (Note 2)...............................   $  15.47   $  11.44   $  11.43   $    10.95   $  10.00         --
   End of period..............................................   $  20.85   $  15.47   $  11.44   $    11.43   $  10.95         --
Number of Accumulation Shares outstanding at end of period....     88,926     86,358     68,106      138,332      1,766         --
HEALTH SCIENCES
Accumulation Share Value:
   Beginning of period (Note 3)...............................   $  10.00   $   7.69   $   9.73   $    10.00         --         --
   End of period..............................................   $  10.98   $  10.00   $   7.69   $     9.73         --         --
Number of Accumulation Shares outstanding at end of period....     65,016     60,627     33,411      100,786         --         --
FINANCIAL INDUSTRIES (NOTE 5)
Accumulation Share Value:
   Beginning of period........................................   $  14.43   $  11.60   $  14.58   $    17.90   $  14.25   $  10.00
   End of period..............................................   $  15.49   $  14.43   $  11.60   $    14.58   $  17.90   $  14.25
Number of Accumulation Shares outstanding at end of period....    126,349    132,174    145,392      855,100    642,376    113,876
MANAGED
Accumulation Share Value:
   Beginning of period (Note 2)...............................   $   9.41   $   8.00   $   9.34   $     9.73   $  10.00         --
   End of period..............................................   $  10.05   $   9.41   $   8.00   $     9.34   $   9.73         --
Number of Accumulation Shares outstanding at end of period....    166,993    185,973    154,757      868,814         89         --
SHORT TERM BOND
Accumulation Share Value:
   Beginning of period........................................   $  15.04   $  14.82   $  14.20   $    13.30   $  12.48   $  12.34
   End of period..............................................   $  15.07   $  15.04   $  14.82   $    14.20   $  13.30   $  12.48
Number of Accumulation Shares outstanding at end of period....    162,310    185,025    158,441      440,240    126,421     15,433
BOND INDEX
Accumulation Share Value:
   Beginning of period........................................   $  12.57   $  12.28   $  11.31   $    10.63   $   9.63   $   9.65
   End of period..............................................   $  12.91   $  12.57   $  12.28   $    11.31   $  10.63   $   9.63
Number of Accumulation Shares outstanding at end of period....    176,431    215,193    232,070      833,929    327,502     47,232
ACTIVE BOND
Accumulation Share Value:
   Beginning of period (Note 3)...............................   $  11.57   $  11.00   $  10.39   $    10.00         --         --
   End of period..............................................   $  11.97   $  11.57   $  11.00   $    10.39         --         --
Number of Accumulation Shares outstanding at end of period....    508,142    561,305    391,520    1,154,989         --         --

                                                                   YEAR       YEAR        YEAR         YEAR        YEAR     AUG. 10
                                                                   ENDED      ENDED       ENDED        ENDED       ENDED      1999
                                                                  DEC. 31    DEC. 31     DEC. 31      DEC. 31     DEC. 31   DEC. 31
                                                                   2004       2003        2002         2001        2000       1999
                                                                 --------   --------   ----------   ----------   --------   -------
HIGH YIELD BOND
Accumulation Share Value:
   Beginning of period.......................................    $   9.90   $   8.60   $     9.12   $     9.04   $  10.27   $ 10.00
   End of period.............................................    $  10.57   $   9.90   $     8.60   $     9.12   $   9.04   $ 10.27
Number of Accumulation Shares outstanding at end of period...     238,160    234,126      149,911      644,021    333,028    48,898
GLOBAL BOND
Accumulation Share Value:
   Beginning of period (Note 2)..............................    $  13.85   $  12.10   $    10.31   $    10.60   $  10.00        --
   End of period.............................................    $  15.13   $  13.85   $    12.10   $    10.31   $  10.60        --
Number of Accumulation Shares outstanding at end of period...      76,355     87,529       39,131       71,857         --        --
MONEY MARKET
Accumulation Share Value:
   Beginning of period (Note 3)..............................    $  10.12   $  10.15   $    10.12   $    10.00         --        --
   End of period.............................................    $  10.10   $  10.12   $    10.15   $    10.12         --        --
Number of Accumulation Shares outstanding at end of period...     549,370    837,553    1,371,649    4,289,180         --        --
MID CAP VALUE
(Effective November 1, 2004, merged into "Mid Cap Value B
   (formerly "Small/Mid Cap CORE(SM)")")
Accumulation Share Value:
   Beginning of period (Note 3)..............................    $  13.56   $  10.00           --           --         --        --
   End of period.............................................    $  14.77   $  13.56           --           --         --        --
Number of Accumulation Shares outstanding at end of period...          --     32,051           --           --         --        --
TOTAL RETURN
Accumulation Share Value:
   Beginning of period (Note 3)..............................    $  10.11   $  10.00           --           --         --        --
   End of period.............................................    $  10.46   $  10.11           --           --         --        --
Number of Accumulation Shares outstanding at end of period...      44,923     61,613           --           --         --        --
MFS NEW DISCOVERY SERIES
Accumulation Share Value:
   Beginning of period (Note 3)..............................    $  12.35   $   9.35   $    13.85   $    14.77   $  15.26   $ 10.00
   End of period.............................................    $  12.99   $  12.35   $     9.35   $    13.85   $  14.77   $ 15.26
Number of Accumulation Shares outstanding at end of period...     103,634    117,145      144,140      533,377    431,090    36,557
JANUS ASPEN GLOBAL TECHNOLOGY
Accumulation Share Value:
   Beginning of period (Note 3)..............................    $  13.67   $  10.00           --           --         --        --
   End of period.............................................    $  13.58   $  13.67           --           --         --        --
Number of Accumulation Shares outstanding at end of period...       4,092      2,704           --           --         --        --

----------
1) Values shown for 2000 begin on May 1, 2000.

2) Values shown for 2000 begin on November 1, 2000.

3) Values shown for 2001 begin on May 1, 2001.

4) Values shown for 2002 begin on May 1, 2002.

5) Values shown for Financial Industries are based on Account holdings of the predecessor fund.

                         SUPPLEMENT DATED APRIL 29, 2005
                                       TO
                        PROSPECTUSES DATED APRIL 29, 2005

This Supplement is intended to be distributed with prospectuses dated April 29,
2005 for certain variable annuity contracts issued by John Hancock Life
Insurance Company or John Hancock Variable Life Insurance Company. The
prospectuses involved bear the title "REVOLUTION EXTRA VARIABLE ANNUITY,"
"REVOLUTION VALUE VARIABLE ANNUITY," "REVOLUTION ACCESS VARIABLE ANNUITY," or
WEALTH BUILDER VARIABLE ANNUITY." We refer to these prospectuses as the "Product
Prospectuses."

As stated in the Product Prospectuses, various terms and conditions of your contract may vary from the terms and conditions described in the prospectus, depending upon where you reside. This Supplement provides examples of variations for contracts delivered, or issued for delivery, in some of the states in which we do business: Florida ("FL"), Illinois ("IL"), Minnesota ("MN"), North Dakota
("ND"), Oregon ("OR"), Washington ("WA") and, with respect to John Hancock Life
Insurance Company, New York ("NY"). This Supplement is not intended, however, to list all variations in all states. YOU SHOULD REVIEW YOUR CONTRACT, OR CONTACT
THE JOHN HANCOCK ANNUITY SERVICING OFFICE, FOR ADDITIONAL INFORMATION.

NO GUARANTEE PERIODS OR MARKET VALUE ADJUSTMENTS IN OR AND WA CONTRACTS

The "guarantee periods" described in the Product Prospectuses are NOT available as investment options in OR and WA. Owners of affected contracts may allocate premiums and transfer contract value only to the variable investment options. We will not apply a "market value adjustment" or "MVA" to proceeds of such contracts. Owners of such contracts should disregard all references to these terms in the Product Prospectuses.

MODIFIED MARKET VALUE ADJUSTMENT IN FL AND NY CONTRACTS

Contracts issued in NY and FL are subject to a "market value adjustment" or
"MVA" that differs from that described in the Product Prospectuses. We describe these differences beginning on page 4 of this Supplement.

MODIFIED OPTIONAL BENEFIT RIDERS AND REVISED OPTIONAL BENEFIT RIDER CHARGES

The ENHANCED DEATH BENEFIT RIDER that is available in IL, MN, NY and WA differs from that described in the Product Prospectuses, and the charge assessed under your contract for this rider may differ from the current optional benefit rider charge shown in the Fee Tables section of the Product Prospectuses. Under the rider available NY and WA, we will pay an enhanced death benefit (in lieu of the standard death benefit) that is the greater of (i) the highest total value of your contract as of any anniversary of your contract during the rider's measuring period, plus any premium payments you have made since that anniversary, minus any withdrawals you have taken since that anniversary or (ii)
the total value of your contract as of the date we receive proof of death. In IL and MN, the benefit is based on the life of the annuitant.

In IL, MN, NY, ND, OR and WA, the annual charge for the ENHANCED DEATH BENEFIT
RIDER is 0.15% of your contract's total value. We assess 1/12th of this charge monthly. For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request. This rider (and related charges) will terminate on the contract's date of maturity, upon your surrendering the contract, or upon your written request that we terminate it.

The WAIVER OF WITHDRAWAL CHARGE RIDER that is available in your state may differ from that described in the Product Prospectuses for Revolution Extra Variable
Annuity, Revolution Value Variable Annuity and Wealth Builder Variable Annuity
contracts. Although this rider is available only at the time you initially purchase a contract, in NY you may not purchase the rider if either of the covered persons is (1) older than 79 years at application or (2) was confined to a nursing home within the past two years. In FL, the rider does NOT provide a waiver of withdrawal charges if a "covered person" has been diagnosed with a critical illness. The waiver of withdrawal charge rider in FL does provide benefits if a "covered person" satisfies the three conditions listed in the prospectuses, subject to the terms and conditions of this benefit.

UNAVAILABLE OPTIONAL BENEFIT RIDERS

     .    The Earnings Enhancement ("Beneficiary Tax Relief") Death Benefit
          Rider is unavailable in IL, MN, ND, OR, NY and WA.

     .    The Accumulated Value Enhancement ("CARESolutions Plus") Rider is
          unavailable in FL, ND, NY and OR.

You should disregard all references in the prospectus to optional benefit riders that are not available in your state.

DATE OF MATURITY

                                       46

The date of maturity for NY contracts must be, unless we otherwise permit:

     .    at least 12 months after the date the first premium is applied to your contract, and

     .    no later than the age specified in your contract (normally the LATER
          OF AGE 90 OR 10 YEARS AFTER THE DATE WE ISSUE YOUR CONTRACT).

(Subject to these requirements, you may subsequently change the date of maturity as described in the prospectus.)

MODIFIED DEATH BENEFITS - IL AND MN

In IL and MN, the death benefit is based on the life of the annuitant. The following response replaces the response to the question "What happens if the owner or the annuitant dies before my contract's date of maturity?" in the
Product Prospectuses:

For IL and MN contracts, If the annuitant dies before your contract's date of maturity, we will pay a death benefit to the contract's beneficiary. If you have named more than one annuitant, the death benefit will be payable upon the death of the surviving annuitant prior to the date of maturity. If any such contract has joint owners, each owner will automatically be deemed to be the beneficiary of the other. This means that any death benefit payable upon the death of one owner who is the annuitant will be paid to the other owner. In that case, any other beneficiary you have named would receive the death benefit only if neither joint owner remains alive at the time the death benefit becomes payable. (For a description of what happens upon the death of an owner who is not the annuitant, see "Distribution requirements following death of owner," on the following page of this Supplement.)

We will pay a "standard" death benefit, unless you have chosen an "Enhanced
Death Benefit rider."

STANDARD DEATH BENEFIT

The standard death benefit for IL and MN contracts is the greater of:

     .    the total value of your contract, adjusted by any then-applicable market value adjustment, or

     .    the total amount of premium payments made, minus any partial withdrawals and related withdrawal charges.

We calculate the death benefit value as of the day we receive, in proper order at the John Hancock Annuity Servicing Office:

     .    proof of the annuitant's death, and

     .    any required instructions as to method of settlement.

Unless you have elected an optional method of settlement, we will pay the death benefit in a single sum to the beneficiary you chose prior to the annuitant's death. If you have not elected an optional method of settlement, the beneficiary may do so. However, if the death benefit is less than $5,000, we will pay it in a lump sum, regardless of any election.

DISTRIBUTION REQUIREMENTS FOLLOWING DEATH OF OWNER - IL AND MN

In IL and MN, the following information replaces the first two paragraphs in the section of the Product Prospectuses entitled "Distributions following death of owner":

If an IL or MN contract is not purchased under a tax qualified plan (as that term is used in the "Tax Information" section of the prospectus), the Code requires that the following distribution provisions apply if you die. We summarize these provisions in the box below. (If your contract has joint owners, these provisions apply upon the death of the first to die.)

In most cases, these provisions do not cause a problem if the owner is also the annuitant under the contract. If you have designated someone other than yourself as the annuitant, however, your heirs will have less discretion than you would have had in determining when and how the contract's value would be paid out.

IF YOU DIE BEFORE ANNUITY PAYMENTS HAVE BEGUN:

     .    if the contract's designated beneficiary is your surviving spouse, your spouse may continue the contract in force as the owner.

     .    if the beneficiary is not your surviving spouse OR if the beneficiary is your surviving spouse but chooses not to continue the contract, the
          "entire interest" (as discussed below) in the contract on the date of your death must be:

          (1)  paid out in full within five years of your death or

          (2)  applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

                                       47

If you are the last surviving annuitant, as well as the owner, the entire interest in the contract on the date of your death equals the death benefit that then becomes payable.

If you are the owner but not the last surviving annuitant, the entire interest equals:

          .    the surrender value if paid out in full within five years of your death, or

          .    the total value of your contract applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

IF YOU DIE ON OR AFTER ANNUITY PAYMENTS HAVE BEGUN:

     .    any remaining amount that we owe must be paid out at least as rapidly as under the method of making annuity payments that is then in use.

REVISED GUARANTEE PERIODS AND MARKET VALUE ADJUSTMENTS IN NY AND FL

NOTIFICATION AND ADJUSTMENT OF GUARANTEE PERIODS

In NY, John Hancock Life Insurance Company will notify you of the end of a guarantee period under a Revolution Access, Revolution Extra, Revolution Value
or Wealth Builder Variable Annuity contract at least 45 days prior to its expiration. If you select a guarantee period that extends beyond your contract's date of maturity, your maturity date will automatically be changed to the annuitant's 90th birthday.

REVISED MARKET VALUE ADJUSTMENT

In FL and NY, The following information replaces the formula in the box in the
Calculation of Market Value Adjustment ("MVA")" section of the Product
Prospectuses:

Here is how the revised Market Value Adjustment works:

We compare:

     .    the guaranteed rate of the guarantee period from which the assets are being taken WITH

     .    the guaranteed rate we are currently offering for guarantee periods of the same duration as remains on the guarantee period from which the assets are being taken.

If the first rate exceeds the second by more than 1/4%, the market value adjustment produces an increase in your contract's value.

If the first rate does not exceed the second by at least 1/4%, the market value adjustment produces a decrease in your contract's value.

In NY, the market value adjustment described in the Product Prospectuses will
NOT apply to death benefits.

REVISIONS TO APPENDIX A TO THE PROSPECTUSES - FL AND NY

REVISED MVA FORMULA

The following factor replaces the factor shown in Appendix A that we will use to compute the Market Value Adjustment:

                         (1 + g/1 + c + 0.0025)(n/12)-1

REVISED SAMPLE CALCULATIONS

The following equation replaces the equation in Sample Calculation 1: Positive
Adjustment in Appendix A to determine the MARKET VALUE ADJUSTMENT AND USES A
3.50% ASSUMPTION FOR "g":

          10,712 X [(1 + 0.035/1 + 0.03 + 0.0025)(36/12) - 1] = $78.00

The amount withdrawn or transferred (adjusted for market value adjustment) is
$10,712 + $78 = $10,790

                                       48

The following equation replaces the equation in Sample Calculation 2: Negative
Adjustment in Appendix A to determine the MARKET VALUE ADJUSTMENT:

         11,025 X [(1 + 0.05/1 + 0.055 + 0.0025)(36/12) - 1] = -$232.92

The amount withdrawn or transferred (adjusted for market value adjustment) is
$11,025 - $232.92 = $10,792.08

The following equation replaces the equation in Sample Calculation 3: Positive
Adjustment Limited by Amount of Excess Interest in Appendix A to determine the
MARKET VALUE ADJUSTMENT:

          11,025 X [(1 + 0.05/1 + .0.03 + 0.0025)(36/12) - 1] = $570.15

Since the market value adjustment exceeds the amount of excess interest of $416, the actual market value adjustment is $416.

The following equation replaces the equation in Sample Calculation 4: Negative
Adjustment Limited by Amount of Excess Interest in Appendix A to determine the
MARKET VALUE ADJUSTMENT:

         10.816 X [(1 + 0.04/1 + .0.07 + 0.0025)(36/12) - 1] = -$953.78

Since the market value adjustment exceeds the amount of excess interest of $207, the actual market value adjustment is -$207.

REVISUPP (05/04)

                                       49

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Manulife Financial Corporation

Under the Insurance Companies Act (Canada), a company may not, by contract, resolution or by-law, limit the liability of its directors for breeches of their fiduciary duties. However, the company may indemnify a director or officer, a former director or officer or a person who acts or acted at the company’s request as a director or officer of an entity of which the company is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the company or the entity, if:

(1)	that person acted honestly and in good faith with a view to the best interests of the company; and

(2)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, that person has reasonable grounds for believing that his or her impugned conduct was lawful.

These individuals are entitled to indemnity from the company if the person was substantially successful on the merits of his or her defense of the action or proceeding and fulfilled the conditions set out in (1) and (2) above. A company may, with the approval of a court, also indemnify that person regarding an action by or on behalf of the company or entity to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or officer of the company or entity, if he or she fulfills the conditions set out in (1) and (2) above.

The by-laws of Manulife Financial Corporation (“MFC”) provide that the board of directors of MFC shall make provisions, by resolution, for the indemnification of directors, officers, employees and such other persons as the directors shall decide on such terms and conditions as they establish. MFC’s administrative resolutions provide that MFC shall indemnify a director, officer or employee, a former director, officer or employee, or a person who acts or acted at MFC’s request as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust or other enterprise against any liability and costs arising out of any action or suit against them from the execution of their duties, subject to the limitations described in the administrative resolutions.

MFC’s administrative resolutions provide that MFC will have no obligation to indemnify any person for:

•	any acts committed with actual dishonest, fraudulent, criminal or malicious intent;

•	any act of gross negligence or willful neglect;

•	any claims relating to liabilities of other persons assumed by any person entitled to indemnification;

•	any claims relating to enterprises owned, operated, managed or controlled by any person entitled to indemnification;

•	any claims relating to pension plans sponsored by any person entitled to indemnification;

•	bodily injury, sickness or disease of any person;

•	injury to or destruction of any tangible property; and

•	any actions which were in breach of compliance with MFC policy.

MFC maintains a directors’ and officers’ liability insurance policy with a policy limit of U.S. $150,000,000. The policy is renewed annually. The policy provides protection to directors and officers against liability incurred by them in their capacities as directors and officers of MFC and its subsidiaries. The policy also provides protection to MFC for claims made against directors and officers for which MFC has granted directors and officers indemnity, as required or permitted under applicable statutory or by-law provisions.

John Hancock Variable Life Insurance Company

Pursuant to Article X of the By-Laws of John Hancock Variable Life Insurance Company (“JHVLICO”) and Section 67 of the Massachusetts Business Corporation Law, JHVLICO indemnifies each director, former director, officer, and former officer, and his or her heirs and legal representatives from liability incurred or imposed in connection with any legal action in which he or she may be involved or threatened by reason of any alleged act or omission as an officer or a director of JHVLICO. No indemnification shall be paid if a director or officer is finally adjudicated not to have acted in good faith in the reasonable belief that his or her action was in the best interest of JHVLICO. JHVLICO may pay expenses incurred in defending an action or claim in advance of its final disposition, but only upon receipt of an undertaking by the person indemnified to repay such amounts if he or she should be determined not to be entitled to indemnification.

As stated above, MFC maintains a directors’ and officers’ liability insurance policy with a policy limit of U.S. $150,000,000. The policy provides protection to directors and officers against liability incurred by them in their capacities as directors and officers of MFC and its subsidiaries, including JHVLICO.

ITEM 9. EXHIBITS

Exhibit		Description
1	(a)	Form of Distribution Agreement by and among Signator Investors Inc. (previously known as “John Hancock Distributors, Inc.”), John Hancock Life Insurance Company (formerly known as “John Hancock Mutual Life Insurance Company”), and John Hancock Variable Life Insurance Company, incorporated by reference from Exhibit 1.A(3)(a) to Pre-Effective Amendment No. 2 to Form S-6 Registration Statement of John Hancock Variable Life Account S (File No. 333-15075), filed April 22, 1997.

1	(b)	Specimen Variable Contracts Selling Agreement between Signator Investors, Inc., and selling broker-dealers, incorporated by reference from Exhibit 1.A(3)(b) to Pre-Effective Amendment No. 2 to Form S-6 Registration Statement of John Hancock Variable Life Account S (File No. 333-15075), filed April 22, 1997.

4	(a)	Form of group deferred combination fixed and variable annuity contract, incorporated by reference from Exhibit 4(a) to Form N-4 Registration Statement of John Hancock Variable Annuity Account JF (File No. 333-84769), filed August 9, 1999.

4	(b)	Form of group deferred combination fixed and variable annuity certificate, incorporated by reference from Exhibit 4(b) to Form N-4 Registration Statement of John Hancock Variable Annuity Account JF (File No. 333-84769), filed August 9, 1999.

4	(c)	Form of Waiver of Withdrawal Charge Rider, incorporated by reference from Exhibit 4(d) to Pre-Effective Amendment No. 1 to Form N-4 Registration Statement of John Hancock Variable Annuity Account JF (File No. 333-81127), filed August 9, 1999.

4	(d)	Form of Guaranteed Retirement Income Benefit Rider, incorporated by reference from Exhibit 4(e) to Pre-Effective Amendment No. 1 to Form N-4 Registration Statement of John Hancock Variable Annuity Account JF (File No. 333-81127), filed August 9, 1999.

4	(e)	Form of Accumulated Value Enhancement Rider, incorporated by reference from Exhibit 4(g) to Pre-Effective Amendment No. 1 to Form N-4 Registration Statement of John Hancock Variable Annuity Account JF (File No. 333-81127), filed August 9, 1999.

4	(f)	Form of Death Benefit Enhancement Rider, incorporated by reference from Exhibit 4(f) to Post-Effective Amendment No. 6 to Form S-1 Registration Statement of John Hancock Variable Life Insurance Company (File No. 33-64945), filed April 16, 2002.

4	(g)	Form of Earnings Enhanced Death Benefit Rider, incorporated by reference from Exhibit 4(g) to Post-Effective Amendment No. 6 to Form S-1 Registration Statement of John Hancock Variable Life Insurance Company (File No. 33-64945), filed April 16, 2002.

4	(h)	Form of contract application, incorporated by reference from Exhibit 5 to Form N-4 Registration Statement of John Hancock Variable Annuity Account JF (File No. 333-84769), filed August 9, 1999.

4	(i)	Form of Guarantee Agreement dated as of December 30, 2002, between John Hancock Financial Services, Inc. and John Hancock Variable Life Insurance Company, incorporated by reference from Form S-3 Registration Statement of John Hancock Variable Life Insurance Company and John Hancock Financial Services, Inc. (File No. 333-102743), filed January 27, 2003.

4	(j)	Form of Subordinated Guarantee by Manulife Financial Corporation in favor of certain holders of market value adjustment interests under deferred annuity contracts issued by John Hancock Variable Life Insurance Company.

4	(k)	Form of nursing home waiver of CDSL rider, incorporated by reference from Exhibit 4(d) of Form N-4 Registration Statement of John Hancock Variable Annuity Account JF (File No. 33-64947), filed December 12, 1995.

Exhibit		Description

4	(l)	Form of one year stepped-up death benefit rider, incorporated by reference from Exhibit 4(e) of Form N-4 Registration Statement of John Hancock Variable Annuity Account JF (File No. 33-64947), filed December 12, 1995.

4	(m)	Form of accidental death benefit rider, incorporated by reference from Exhibit 4(f) of Form N-4 Registration Statement of John Hancock Variable Annuity Account JF (File No. 33-64947), filed December 12, 1995.

5	(a)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding legality of the market value adjustment interests under deferred annuity contracts being registered.

5	(b)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding validity of the subordinated guarantee.

5	(c)	Opinion of Torys LLP regarding validity under Canadian law of the subordinated guarantee and enforceability of judgments.

23	(a)	Consent of independent auditors for Manulife Financial Corporation, filed herewith.

23	(b)	Consent of independent auditors for John Hancock Financial Services, Inc., John Hancock Variable Life Insurance Company and John Hancock Variable Annuity Account JF, filed herewith.

23	(c)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included as part of its opinion filed as Exhibit 5(a) and incorporated herein by reference).

23	(d)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included as part of its opinion filed as Exhibit 5(b) and incorporated herein by reference).

23	(e)	Consent of Torys LLP (included as part of its opinion filed as Exhibit 5(c) and incorporated herein by reference).

24	(a)*	Powers of Attorney (included on the signature pages and incorporated herein by reference).

*	Previously filed

ITEM 10. UNDERTAKINGS

(a) Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Manulife Financial Corporation hereby undertakes to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that such registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (b) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8 of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(c) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Manulife Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on June 29, 2005.

MANULIFE FINANCIAL CORPORATION

By:	/S/ DOMINIC D’ALESSANDRO
Name:	Dominic D’Alessandro
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2005.

Signature	Title

/S/ DOMINIC D’ALESSANDRO Dominic D’Alessandro	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ PETER H. RUBENOVITCH Peter H. Rubenovitch	Senior Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Arthur R. Sawchuk	Chairman

Thomas P. d’Aquino	Director

* Kevin E. Benson	Director

* Gail C.A. Cook-Bennett	Director

* John M. Cassaday	Director

* Richard B. deWolfe	Director

* Lino J. Celeste	Director

* Robert E. Dineen, Jr.	Director

* Pierre Y. Ducros	Director

Signature	Title

* Allister P. Graham	Director

* Thomas E. Kierans	Director

* Lorna R. Marsden	Director

* Hugh W. Sloan, Jr.	Director

* Gordon G. Thiessen	Director

* Michael H. Wilson	Director

By the signature set forth below, the undersigned, pursuant to the duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this Pre-Effective Amendment No. 2 to the Registration Statement on behalf of the person indicated.

*By:	/S/ PETER H. RUBENOVITCH
Peter H. Rubenovitch Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, John Hancock Variable Life Insurance Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on June 29, 2005.

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

By:	/S/ JAMES M. BENSON
Name: James M. Benson Title: Chairman

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2005.

Signature	Title

/S/ JAMES M. BENSON James M. Benson	Chairman and Director (Principal Executive Officer)

/S/ PETER COPESTAKE Peter Copestake	Treasurer (Principal Financial and Principal Accounting Officer)

/S/ JONATHAN CHIEL Jonathan Chiel	Director

* Robert A. Cook	Director

* Donald A. Guloien	Director

* Steven Finch	Director

* Beverly Margolian	Director

* Dec Mullarkey	Director

* Mark Newton	Director

* Daniel L. Ouellette	Director

* Peter Rubenovitch	Director

By the signature set forth below, the undersigned, pursuant to the duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this Pre-Effective Amendment No. 2 to the Registration Statement on behalf of the person indicated.

*By:	/S/ PETER COPESTAKE
Peter Copestake Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of Manulife Financial Corporation in the United States, has signed this Pre-Effective Amendment No. 2 to the Registration Statement, on June 29, 2005.

JOHN HANCOCK FINANCIAL SERVICES, INC.

By:	/S/ JONATHAN CHIEL
Name:	Jonathan Chiel
Title:	Executive Vice President and General Counsel—John Hancock

EXHIBIT INDEX

Exhibit		Description

1	(a)	Form of Distribution Agreement by and among Signator Investors Inc. (previously known as “John Hancock Distributors, Inc.”), John Hancock Life Insurance Company (formerly known as “John Hancock Mutual Life Insurance Company”), and John Hancock Variable Life Insurance Company, incorporated by reference from Exhibit 1.A(3)(a) to Pre-Effective Amendment No. 2 to Form S-6 Registration Statement of John Hancock Variable Life Account S (File No. 333-15075), filed April 22, 1997.

1	(b)	Specimen Variable Contracts Selling Agreement between Signator Investors, Inc., and selling broker-dealers, incorporated by reference from Exhibit 1.A(3)(b) to Pre-Effective Amendment No. 2 to Form S-6 Registration Statement of John Hancock Variable Life Account S (File No. 333-15075), filed April 22, 1997.

4	(a)	Form of group deferred combination fixed and variable annuity contract, incorporated by reference from Exhibit 4(a) to Form N-4 Registration Statement of John Hancock Variable Annuity Account JF (File No. 333-84769), filed August 9, 1999.

4	(b)	Form of group deferred combination fixed and variable annuity certificate, incorporated by reference from Exhibit 4(b) to Form N-4 Registration Statement of John Hancock Variable Annuity Account JF (File No. 333-84769), filed August 9, 1999.

4	(c)	Form of Waiver of Withdrawal Charge Rider, incorporated by reference from Exhibit 4(d) to Pre-Effective Amendment No. 1 to Form N-4 Registration Statement of John Hancock Variable Annuity Account JF (File No. 333-81127), filed August 9, 1999.

4	(d)	Form of Guaranteed Retirement Income Benefit Rider, incorporated by reference from Exhibit 4(e) to Pre-Effective Amendment No. 1 to Form N-4 Registration Statement of John Hancock Variable Annuity Account JF (File No. 333-81127), filed August 9, 1999.

4	(e)	Form of Accumulated Value Enhancement Rider, incorporated by reference from Exhibit 4(g) to Pre-Effective Amendment No. 1 to Form N-4 Registration Statement of John Hancock Variable Annuity Account JF (File No. 333-81127), filed August 9, 1999.

4	(f)	Form of Death Benefit Enhancement Rider, incorporated by reference from Exhibit 4(f) to Post-Effective Amendment No. 6 to Form S-1 Registration Statement of John Hancock Variable Life Insurance Company (File No. 33-64945), filed April 16, 2002.

4	(g)	Form of Earnings Enhanced Death Benefit Rider, incorporated by reference from Exhibit 4(g) to Post-Effective Amendment No. 6 to Form S-1 Registration Statement of John Hancock Variable Life Insurance Company (File No. 33-64945), filed April 16, 2002.

4	(h)	Form of contract application, incorporated by reference from Exhibit 5 to Form N-4 Registration Statement of John Hancock Variable Annuity Account JF (File No. 333-84769), filed August 9, 1999.

4	(i)	Form of Guarantee Agreement dated as of December 30, 2002, between John Hancock Financial Services, Inc. and John Hancock Variable Life Insurance Company, incorporated by reference from Form S-3 Registration Statement of John Hancock Variable Life Insurance Company and John Hancock Financial Services, Inc. (File No. 333-102743) filed January 27, 2003.

4	(j)	Form of Subordinated Guarantee by Manulife Financial Corporation in favor of certain holders of market value adjustment interests under deferred annuity contracts issued by John Hancock Variable Life Insurance Company.

4	(k)	Form of nursing home waiver of CDSL rider, incorporated by reference from Exhibit 4(d) of Form N-4 Registration Statement of John Hancock Variable Annuity Account JF (File No. 33-64947), filed December 12, 1995.

Exhibit		Description

4	(l)	Form of one year stepped-up death benefit rider, incorporated by reference from Exhibit 4(e) of Form N-4 Registration Statement of John Hancock Variable Annuity Account JF (File No. 33-64947), filed December 12, 1995.

4	(m)	Form of accidental death benefit rider, incorporated by reference from Exhibit 4(f) of Form N-4 Registration Statement of John Hancock Variable Annuity Account JF (File No. 33-64947), filed December 12, 1995.

5	(a)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding legality of the market value adjustment interests under deferred annuity contracts being registered.

5	(b)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding validity of the subordinated guarantee.

5	(c)	Opinion of Torys LLP regarding validity under Canadian law of the subordinated guarantee and enforceability of judgments.

23	(a)	Consent of independent auditors for Manulife Financial Corporation, filed herewith.

23	(b)	Consent of independent auditors for John Hancock Financial Services, Inc., John Hancock Variable Life Insurance Company and John Hancock Variable Annuity Account JF, filed herewith.

23	(c)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included as part of its opinion filed as Exhibit 5(a) and incorporated herein by reference).

23	(d)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included as part of its opinion filed as Exhibit 5(b) and incorporated herein by reference).

23	(e)	Consent of Torys LLP (included as part of its opinion filed as Exhibit 5(c) and incorporated herein by reference).

24	(a)*	Powers of Attorney (included on the signature pages and incorporated herein by reference).

*	Previously filed